FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-227784-03

March 20, 2019 FREE WRITING PROSPECTUS STRUCTURAL AND COLLATERAL TERM SHEET $682,672,051 (Approximate Total Mortgage Pool Balance) $605,864,000 (Approximate Offered Certificates) UBS 2019-C16 UBS Commercial Mortgage Securitization Corp. Depositor UBS AG Morgan Stanley Mortgage Capital Holdings LLC Rialto Mortgage Finance, LLC Ladder Capital Finance LLC Sponsors and Mortgage Loan Sellers UBS Securities LLC Morgan Stanley Co-Lead Managers and Joint Bookrunners Drexel Hamilton Academy Securities Brean Capital Co-Managers The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-227784) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-877-713-1030 (8 a.m. – 5 p.m. EST). The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale and ultimately by the final prospectus relating to the offered certificates. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward- looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the offered certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the offered certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of UBS Securities LLC, Morgan Stanley & Co. LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or Brean Capital, LLC, any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the offered certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates described herein are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such class of certificates. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of such certificates. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the certificates. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered certificates described in this free writing prospectus.

This free writing prospectus is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this free writing prospectus may not pertain to any securities that will actually be sold. The information contained in this free writing prospectus may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this free writing prospectus should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this free writing prospectus may, from time to time, have long or short positions in, and buy or sell, the offered certificates mentioned in this free writing prospectus or derivatives thereof (including options). Information contained in this free writing prospectus is current as of the date appearing on this free writing prospectus only. None of UBS Securities LLC, Morgan Stanley & Co. LLC, Drexel Hamilton, LLC, Academy Securities, Inc. or Brean Capital, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus). See also “Legal Investment” in the Preliminary Prospectus.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBS 2019-C16

Capitalized terms used but not defined herein have the meanings assigned to them in the preliminary prospectus expected to be dated March 20, 2019 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	UBS Securities LLC Morgan Stanley & Co. LLC
Co-Managers:	Drexel Hamilton, LLC Brean Capital, LLC Academy Securities, Inc.
Mortgage Loan Sellers:	UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (61.5%), Rialto Mortgage Finance, LLC (“RMF”) (15.5%), Ladder Capital Finance LLC (“LCF”) (12.7%), and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) (10.3%)
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or a majority owned affiliate) as a third party purchaser (as defined in the credit risk retention rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”. The aggregate estimated fair value of the “eligible horizontal residual interest” will equal at least 5% of the estimated fair value of all of the certificates (other than the Class R certificates) issued by the issuing entity.

The pooling and servicing agreement will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” below.

For further discussion on the manner in which the U.S. credit risk retention requirements will be satisfied see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no person undertakes to take any action which may be required by any investor for the purposes of their compliance with such regulations or similar requirements.
Determination Date:	The 11th day of each month, or if such 11th day is not a business day, the succeeding business day, commencing in May 2019.
Distribution Date:	The 4th business day following the Determination Date in each month, commencing in May 2019.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in April 2019 (or, in the case of any mortgage loan that has its first due date after April 2019, the date that would have been its due date in April 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date:	On or about April 16, 2019
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the offered certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	April 2052
Minimum Denominations:	$10,000 (or $1,000,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1.0%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)
UBS AG	29	456	$419,904,949	61.5%
Rialto Mortgage Finance, LLC	10	16	$105,664,530	15.5%
Ladder Capital Finance LLC	10	10	$86,712,453	12.7%
Morgan Stanley Mortgage Capital Holdings LLC	5	6	$70,390,120	10.3%
Total	54	488	$682,672,051	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$682,672,051
Number of Mortgage Loans:	54
Number of Mortgaged Properties:	488
Number of Crossed Loans(3):	2
Crossed Loans as a % of Pool Balance(3):	1.7%
Average Mortgage Loan Cut-off Date Balance:	$12,642,075
Average Mortgaged Property Cut-off Date Balance:	$1,398,918
Weighted Average Mortgage Rate:	5.038%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months)(2):	113
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months)(2):	111
Weighted Average Mortgage Loan Seasoning (months):	2
% of Mortgage Loans Secured by a Property or a Portfolio of Mortgaged Properties Leased to a Single Tenant:	6.7%

Credit Statistics
Weighted Average Mortgage Loan U/W NCF DSCR(3):	2.08x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	57.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(2)(3)(4):	52.3%
Weighted Average U/W NOI Debt Yield(3)(4):	12.3%

Amortization Overview
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date(2):	41.4%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD(2):	36.3%
% Mortgage Loans with Amortization through Maturity Date(2):	22.2%
Weighted Average Remaining Amortization Term (months)(5):	357

Loan Structural Features
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	91.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	90.1%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	77.4%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	86.0%
% Mortgage Loans with Upfront Engineering Reserves:	54.0%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	46.0%
% Mortgage Loans with In Place Hard Lockboxes:	52.7%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	90.1%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	75.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	20.8%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Lockout Period and Prior to an Open Period:	3.4%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance After a Prepayment with a Yield Maintenance Charge Period and Prior to an Open Period:	0.4%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

TRANSACTION HIGHLIGHTS

(1)	Unless otherwise indicated, all references to “% of Outstanding Pool Balance” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to April 2019.

(2)	For any mortgage loan with an anticipated repayment date, calculated to or as of, as applicable, that anticipated repayment date.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable LTV, DSCR and Debt Yield calculations for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property securing such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher LTV, lower DSCR and/or lower Debt Yield than is presented herein. See “Description of Mortgage Pool-Mortgage Pool Characteristic” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(4)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the following mortgage loans are based on an Appraised Value for one or more mortgaged properties that is not an “As-Is” Appraised Value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Southern Motion Industrial Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $63,575,000 as of January 8, 2019, which reflects an approximate 3.6% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Mortgaged Properties on an individual basis. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $61,390,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Whole Loan and the aggregate standalone “As-Is” Appraised Value of $61,390,000 are 67.9% and 58.5%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as FIGO Multi-State MF Portfolio II, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “As-Portfolio” Appraised Value of $40,400,000 , which reflects an approximate 5.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the mortgaged properties on an individual basis. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $38,380,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate standalone “As-Is” Appraised Value of $38,380,000 are 73.5% and 64.1%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as The Block Northway, an achievement reserve in the amount of $2,200,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the debt yield is not less than 9.0%. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the whole loan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD net of the achievement reserve are 66.8% and 61.1% respectively. The U/W NOI Debt Yield with respect to the Whole Loan is calculated net of such $2,200,000 achievement reserve. The U/W NOI Debt Yield based on the full Cut-off Date Balance is 8.8%.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Prime UT Self Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “Bulk” Appraised Value of $28,060,000 as of January 17, 2019, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $25,750,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate standalone “As-Is” Appraised Value of $25,750,000 are 74.6% and 65.3%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Prime Cinnaminson & Longtown Self-Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “Bulk” Appraised Value of $15,730,000 as of January 14, 2019 for the Longtown mortgaged property and January 18, 2019 for the Cinnaminson mortgaged property, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $14,610,000 as of January 14, 2019 for the Longtown mortgaged property and January 18, 2019 for the Cinnaminson mortgaged property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Whole Loan and the aggregate standalone “As-Is” Appraised Value of $14,610,000 are 61.6% and 54.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn – Battle Creek, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “As-Complete” Appraised Value of $11,630,000 as of December 30, 2018, which assumes a completion of $670,483 in renovation, in which the lender reserved $838,104 at closing. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $11,100,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate standalone “As-Is” Appraised Value of $11,100,000 are 69.8% and 59.0%, respectively.

(5)	Excludes mortgage loans that are interest-only for the full loan term to maturity or anticipated repayment date.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated aggregate principal balance of the mortgage pool as of the Cut-off Date of the office, retail, industrial, mixed use and the Prime Cinnaminson & Longtown Self-Storage Portfolio properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)		Initial Subordination Levels		Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	AAAsf / AAA(sf) / Aaa(sf)	$18,368,000		30.000	%(7)	2.83	1 - 55	40.5%	17.6%
Class A-2	AAAsf / AAA(sf) / Aaa(sf)	$78,496,000		30.000	%(7)	4.77	55 - 58	40.5%	17.6%
Class A-SB	AAAsf / AAA(sf) / Aaa(sf)	$36,080,000		30.000	%(7)	7.30	58 - 114	40.5%	17.6%
Class A-3	AAAsf / AAA(sf) / Aaa(sf)	(8)		30.000	%(7)	(8)	(8)	40.5%	17.6%
Class A-4	AAAsf / AAA(sf) / Aaa(sf)	(8)		30.000	%(7)	(8)	(8)	40.5%	17.6%
Class X-A(9)	AAAsf / AAA(sf) / Aaa(sf)	$477,870,000	(10)	N/A		N/A	N/A	N/A	N/A
Class X-B(9)	AA-sf / AAA(sf) / NR	$105,814,000	(10)	N/A		N/A	N/A	N/A	N/A
Class A-S	AAAsf / AAA(sf) / Aa2(sf)	$75,094,000		19.000%		9.91	119 - 119	46.9%	15.2%
Class B	AA-sf / AA(sf) / NR	$30,720,000		14.500%		9.91	119 - 119	49.5%	14.4%
Class C	A-sf / A(sf) / NR	$22,180,000	(12)	11.251%		9.91	119 - 119	51.4%	13.9%

NON-OFFERED CERTIFICATES(11)

Class(1)	Ratings(2) (Fitch/KBRA/Moody’s)	Approx. Initial Certificate Balance or Notional Amount(3)		Initial Subordination Levels	Expected Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-C(9)	BBB+sf / AAA(sf) / NR	$32,420,000	(10)(12)	N/A	N/A	N/A	N/A	N/A
Class D	BBB+sf / A-(sf) / NR	$10,240,000	(10)	9.751%	9.91	119 - 119	52.2%	13.7%
Class D-RR	BBBsf / BBB+(sf) / NR	$11,954,000	(12)	8.000%	9.91	119 - 119	53.2%	13.4%
Class E-RR	BBB-sf / BBB(sf) / NR	$10,240,000		6.500%	9.91	119 - 119	54.1%	13.2%
Class F-RR	BB+sf / BBB-(sf) / NR	$6,827,000		5.500%	9.91	119 - 119	54.7%	13.1%
Class G-RR	BB-sf / BB(sf) / NR	$8,533,000		4.250%	9.97	119 - 120	55.4%	12.9%
Class H-RR	B-sf / B(sf) / NR	$6,827,000		3.250%	10.00	120 - 120	56.0%	12.7%
Class NR-RR	NR / NR / NR	$22,187,051		0.000%	10.00	120 - 120	57.9%	12.3%

Please see footnotes on the following page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

(1)	The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates (collectively, the “principal balance certificates”) will equal one of: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date adjusted as necessary to a 30/360 basis (the “WAC Rate”), (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate or (iv) a variable rate per annum equal to the WAC Rate minus a specified percentage.

(2)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(3)	Approximate; subject to a permitted variance of plus or minus 5% on the Closing Date, and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X Certificates may vary depending upon the final pricing of all classes of principal balance certificates and whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X Certificates, as applicable, would be equal to zero, such class of certificates may not be issued on the Closing Date of this securitization.

(4)	The principal window is expressed in months following the Closing Date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or anticipated repayment date. See the structuring assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	“Certificate Principal to Value Ratio” for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	“Underwritten NOI Debt Yield” for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of such class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for those classes in the aggregate.

(8)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $344,926,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$95,000,000 – $140,000,000	January 2029 – January 2029	9.70 – 9.72	114 - 117 / 114 - 117
Class A-4	$204,926,000 - $249,926,000	March 2029 – March 2029	9.85 – 9.87	117 - 119 / 117 - 119

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate, over (b) weighted average of the pass-through rates on the Class C and Class D certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date.

(10)	The Class X-A, Class X-B and Class X-C certificates (collectively, the “Class X Certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-C certificate will be equal to the aggregate certificate balance of the Class C and Class D certificates.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The non-offered certificates also include the Class Z and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class Z certificates represent the entitlement to distributions of excess interest accrued on the mortgage loans with an anticipated repayment date, as further described in the Preliminary Prospectus. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	The approximate initial Certificate Balances of the Class C and Class D-RR Certificates are estimated based in part on the estimated ranges of Certificate Balances and estimated fair values described in “Credit Risk Retention” in the Preliminary Prospectus. The Class C Certificate Balances are expected to fall within a range of $19,798,000 and $23,211,000, with the ultimate Certificate Balance determined, such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity. The Class D-RR Certificate Balances are expected to fall within a range of $10,923,000 and $14,336,000, with the ultimate Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all the classes of certificates (other than the Class Z and Class R Certificates) issued by the issuing entity. Any variation in the initial certificate balance of the Class C certificates would affect the initial notional amount of the Class X-C certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

Class A-2 Principal Paydown(1)
Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio(2)	U/W NCF DSCR(2)	U/W NOI Debt Yield(2)
A-2	UBS AG	The Colonnade Office Complex	Office	$47,000,000	58	30.2%	3.87x	19.1%
A-2	UBS AG	Great Value Storage Portfolio	Self Storage	$30,000,000	56	29.3%	4.69x	20.1%
(1)	This table reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments (prior to maturity or anticipated repayment date, as applicable), defaults or losses, (ii) there are no extensions of maturity dates or anticipated repayment date, as applicable and (iii) each mortgage loan is paid in full on its stated maturity date or anticipated repayment date. See “Yield and Maturity Considerations—Yield Considerations” in the Preliminary Prospectus.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield includes any related pari passu companion loans and excludes any subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

Principal Distributions:

Payments in respect of principal of the certificates will be distributed, to the extent funds allocated to principal and available for distribution, first, to the Class A-SB Certificates, until the certificate balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex E to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates, in that order, until the certificate balance of each such class is reduced to zero. Notwithstanding the foregoing, if the aggregate certificate balances of the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, distributions in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, on a pro rata basis, based on the certificate principal balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates, in that order, in each case until the certificate balance of each such class is reduced to zero (or until previously allocated realized losses have been fully reimbursed).

The Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class A-S and Class B Certificates and (iii) the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions and realized losses, if any, allocated to the Class C and Class D Certificates.

Interest Distributions:

On each Distribution Date, interest accrued for each class of the certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates, in that order, in each case until the interest payable to each such class is paid in full.

The per annum pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates for each Distribution Date will equal one of: (i) a fixed rate, (ii) the WAC Rate, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the WAC Rate, or (iv) a variable rate equal to the WAC Rate less a specified percentage.

As further described in the Preliminary Prospectus, the per annum pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class A-S and Class B Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus. The per annum pass-through rate on the Class X-C Certificates will generally be equal to the excess, if any, of (a) the WAC Rate, over (b) the weighted average of the pass-through rates of the Class C and Class D Certificates, weighted on the basis of their respective certificate balances outstanding immediately prior to that Distribution Date as described in the Preliminary Prospectus.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.
Realized Loss Allocation:	On each distribution date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that distribution date. Such amount will be applied to the Class NR-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related Certificate Balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.
Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium, net of any liquidation fees or workout fees payable therefrom, in the following manner: (a) to the holders of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates, the product of (x) such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to such classes of Principal Balance Certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described above, and (c) to the holders of the Class X-B and Class X-C certificates on a pro rata basis in accordance with their respective reductions in their notional amounts on such Distribution Date, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class NR-RR, Class Z or Class R Certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-C Certificates and the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be disbursed to holders of the Class X-C Certificates, regardless of whether the notional amount of the Class X-C Certificates has been reduced to zero.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, however, that: under no circumstances will the Base Interest Fraction be greater than one; if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the applicable discount rate is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will equal one.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate - Discount Rate)
(Mortgage Rate - Discount Rate)

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as The Colonnade Office Complex, Dominion Tower, SkyLoft Austin, Southern Motion Industrial Portfolio, Great Value Storage Portfolio, Heartland Dental Medical Office Portfolio, ILPT Hawaii Portfolio, The Block Northway and 16300 Roscoe Blvd each secure both a mortgage loan to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

be included in the trust and one or more other mortgage loans that will not be included in the trust, each of which will be pari passu or subordinate in right of payment with the related mortgage loan included in the trust. We refer to each such group of mortgage loans as a “whole loan”. The Colonnade Office Complex whole loan, the Dominion Tower whole loan, the SkyLoft Austin whole loan, the Southern Motion Industrial Portfolio whole loan and the Great Value Storage Portfolio whole loan will be principally serviced under the PSA for the UBS 2019-C16 securitization (each, a “Serviced Whole Loan”). The Heartland Dental Medical Office Portfolio whole loan is expected to be serviced under the pooling and servicing agreement for the UBS 2018-C14 securitization until the date of securitization of the related controlling pari passu note, after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note. The ILPT Hawaii Portfolio whole loan is serviced under the trust and servicing agreement for the ILPT Trust 2019-SURF securitization. The 16300 Roscoe Blvd whole loan is serviced under the pooling and servicing agreement for the UBS 2018-C15 securitization. The Block Northway whole loan (the “Servicing Shift Whole Loan”) is expected to initially be serviced under the UBS 2019-C16 PSA until the date of securitization of the related controlling pari passu note (the “Servicing Shift Securitization Date”), after which the related whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu note (the “Servicing Shift PSA”). The master servicer and special servicer under the related Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2019-C16 certificates after the securitization of the related controlling pari passu note.

As of the Closing Date, the pari passu companion loans in the whole loans are expected to be held by the party identified below under “Overview of Mortgage Pool Characteristics—Pari Passu Companion Loan Summary”.

Control Rights and Directing Certificateholder:

The “Directing Certificateholder” (i) with respect to the Servicing Shift Mortgage Loan, will be the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loan), will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, further, however, that (for the purposes of clause (ii) above in this definition) (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that (i) in the case of clause (3) of the preceding proviso, in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Certificateholder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan (other than the Servicing Shift Mortgage Loan) and any related Serviced Companion Loans.

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P., or its majority owned affiliate, will be the initial Directing Certificateholder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

With respect to The Colonnade Office Complex mortgage loan and the SkyLoft Austin mortgage loan, the rights of the Directing Certificateholder will be subject to the rights of the holder of the related subordinate companion loan. For a description of the rights of the holder of each Subordinate Companion Loan with respect to the related Serviced AB Whole Loan, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Colonnade Office Complex Whole Loan” and “—The SkyLoft Austin Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

With respect to the Servicing Shift Whole Loan, prior to the Servicing Shift Securitization Date, the rights of the Directing Certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan as described below.

Notwithstanding any contrary description set forth above, with respect to The Colonnade Office Complex mortgage loan, the Dominion Tower mortgage loan, the SkyLoft Austin mortgage loan, the Southern Motion Industrial Portfolio mortgage loan and the Great Value Storage Portfolio mortgage loan, the holders of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Heartland Dental Medical Office Portfolio mortgage loan, the ILPT Hawaii Portfolio mortgage loan and the 16300 Roscoe Blvd mortgage loan, in general the related whole loan will be serviced under the pooling and servicing agreement or trust and servicing agreement as indicated in the “Pari Passu Companion Loan Summary” table below, which grants the related directing certificateholder (or, in the case of the Servicing Shift Whole Loan prior to the securitization of the related controlling pari passu note, the related controlling noteholder) under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the related whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the related securitization.

Notwithstanding any contrary description set forth above, with respect to The Block Northway whole loan, in general, the related whole loan will be serviced (i) prior to the Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder or its representative control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The Directing Certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the controlling noteholder, and the securitization of the related controlling pari passu companion loan will not limit the consultation rights of the Directing Certificateholder under this securitization.

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder—Rights of the Directing Certificateholder appointed by the Controlling Class with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loan” in the Preliminary Prospectus.

Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates.
Controlling Class:	The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW
Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of the constituent classes. No Appraised-Out Class may exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Remedies Available to Holders of an Appraised-Out Class:	The holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at its sole expense, to require the Special Servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the Master Servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the Master Servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the Special Servicer. Upon receipt of such supplemental appraisal, the Master Servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable intercreditor agreement) and the Special Servicer (for any mortgage loan other than any Non-Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of the Special Servicer) receipt of information from the Master Servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The Certificate Administrator, the Operating Advisor and the Special Servicer will be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.
Control Rights:

Subject to the rights of the holder of the related controlling pari passu companion loan with respect to the Servicing Shift Whole Loan, prior to a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will have certain consent and consultation rights under the PSA with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class D-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of such class; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent rights, but such Directing Certificateholder will have certain non-binding consultation rights under the PSA with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class D-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class D-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder); provided that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the PSA.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class, except in the case of the Servicing Shift Mortgage Loan or the Servicing Shift Whole Loan, is a Borrower Party. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the consent and/or consultation rights of a Controlling Class Certificateholder with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each Non-Serviced Whole Loan, the Directing Certificateholder will only have certain consultation rights with respect to certain “major decisions” and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the controlling noteholder (or its representative) will be entitled to similar consent and/or consultation rights with respect to such whole loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW
Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder generally may replace the Special Servicer with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder appointed by the Controlling Class Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible classes of certificates as described in “Replacement of Special Servicer by Vote of Certificateholders” below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” below.

Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the related Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (c) delivery by such holders to the Certificate Administrator and the Trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of the holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the Certificate Administrator will be required to post such notice on the Certificate Administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will be required to immediately terminate all of the rights and obligations of the Special Servicer under the PSA and replace the Special Servicer with a qualified replacement special servicer designated by such holders of certificates, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each Serviced Whole Loan, any holder of a related pari passu companion loan, following a Servicer Termination Event with respect to the related Special Servicer that remains unremedied and affects such holder, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided that any successor special servicer appointed to replace the Special Servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan, without the prior written consent of such holder of the related Serviced Companion Loan.

With respect to any Non-Serviced Whole Loan, the UBS Commercial Mortgage Trust 2019-C16, as holder of the related mortgage loan, has the right to terminate the Special Servicer under the related pooling and servicing agreement if a servicer termination event occurs, with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event. The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Cap on Workout and Liquidation Fees:	The Special Servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a Specially Serviced Loan and REO Property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers (less any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Serviced Companion Loan) or REO Property and received by the Special Servicer within the prior 12 months); and (ii) workout fees generally equal to 1.0% (or, with respect to interest and principal payments made in respect of a rehabilitated mortgage loan (and any related Serviced Companion Loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO Property, subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.
Special Servicer Compensation:

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each Serviced Mortgage Loan that is a Specially Serviced Loan (and any related Serviced Companion Loan) or as to which the related mortgaged property has become an REO Property at the special servicing fee rate, which will be a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related Specially Serviced Loan or REO Property and, then, from general collections on all the mortgage loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

With respect to any Non-Serviced Mortgage Loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such Non-Serviced Mortgage Loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan or a Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan to the extent described in the Preliminary Prospectus and required under the PSA;

●     reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

      Mortgage Loan or a Servicing Shift Mortgage Loan after the related Servicing Shift Securitization Date) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if the Operating Advisor was entitled to consult with the Special Servicer with respect to any major decision during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any material deviations from the Special Servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the PSA that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports; and

●     to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator, with a copy to the Special Servicer (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of the report being posted to the Certificate Administrator’s website by an affirmative vote of holders of Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of Certificateholders vote to direct a review as described below. The Asset Representations Reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

The Certificate Administrator will be required to notify Certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

If Certificateholders evidencing not less than 5.0% of the Voting Rights request a vote to commence an Asset Review, and if subsequently (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an Asset Review within 150 days of the request for a vote, the Asset Representations Reviewer will be required to conduct an Asset Review of delinquent loans.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights represented by all certificates that have Voting Rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the Enforcing Servicer will be required to send a notice to the first Certificateholder (or beneficial owner) to deliver a Certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the Certificate Administrator (which will be required to make such notice available to Certificateholders via the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or certificate owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or certificate owner may deliver a written notice to the Enforcing Servicer within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW

related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Credit Risk Retention:

UBS AG is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its majority owned affiliate) as a third party purchaser (as defined in the credit risk retention rules), from the initial purchasers, on the Closing Date, of an “eligible horizontal residual interest”, which will be comprised of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates. The aggregate estimated fair value of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class NR-RR Certificates will equal at least 5% of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

KKR Real Estate Credit Opportunity Partners Aggregator I L.P., in its capacity as the “third party purchaser” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “third party purchaser” under the credit risk retention rules, which generally prohibit the transfer of the applicable Certificates, other than to a majority owned affiliate of KKR Real Estate Credit Opportunity Partners Aggregator I L.P., until April 16, 2024. After that date, transfers are permitted under certain circumstances, in accordance with the credit risk retention rules, to another “third party purchaser”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

The PSA will include the required provisions applicable to an operating advisor necessary for the securitization to comply with the credit risk retention rules utilizing the “third party purchaser” option. See “Operating Advisor” above.

Notwithstanding any references in this Term Sheet to the credit risk retention rules, the Retaining Sponsor, the third party purchaser and other risk retention related matters, in the event the credit risk retention rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the third party purchaser or any other party will be required to comply with or act in accordance with the credit risk retention rules (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (other than any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

STRUCTURE OVERVIEW
Investor Communications:	The Certificate Administrator is required to include on any Form 10-D any written request received from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owner related to Certificateholders or Certificate Owner exercising their rights under the terms of the PSA. Any Certificateholder wishing to communicate with other Certificateholders or Certificate Owner regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of Final Asset Status Reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances
						Weighted Averages(1)
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
$822,500	-	$4,000,000	9	$24,251,756	3.6%	5.517%	119	1.62x	60.5%	51.1%
$4,000,001	-	$9,000,000	22	$147,767,511	21.6%	5.270%	118	1.60x	63.9%	55.1%
$9,000,001	-	$14,000,000	7	$83,926,784	12.3%	5.170%	118	1.84x	62.6%	55.3%
$14,000,001	-	$19,000,000	4	$73,100,000	10.7%	5.190%	118	1.70x	63.1%	59.7%
$19,000,001	-	$24,000,000	5	$109,865,000	16.1%	4.854%	119	1.82x	60.9%	58.2%
$24,000,001	-	$29,000,000	2	$53,071,001	7.8%	5.490%	117	1.46x	63.0%	54.2%
$29,000,001	-	$34,000,000	2	$61,690,000	9.0%	4.479%	89	3.17x	47.9%	43.3%
$34,000,001	-	$44,000,000	1	$36,000,000	5.3%	4.283%	119	3.87x	30.1%	30.1%
$44,000,001	-	$47,000,000	2	$93,000,000	13.6%	4.925%	87	2.71x	50.1%	46.3%
Total/Weighted Average			54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Distribution of Mortgage Rates
						Weighted Averages(1)
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
4.1398%	-	4.5000%	4	$108,000,000	15.8%	4.260%	101	3.47x	38.5%	38.5%
4.5001%	-	4.7000%	4	$86,412,054	12.7%	4.603%	86	2.88x	45.0%	41.6%
4.7001%	-	4.9000%	7	$90,215,068	13.2%	4.805%	119	1.86x	62.5%	56.7%
4.9001%	-	5.1000%	5	$29,652,845	4.3%	5.029%	118	1.57x	71.2%	59.6%
5.1001%	-	5.3000%	10	$125,687,639	18.4%	5.231%	118	1.69x	67.7%	60.5%
5.3001%	-	5.5000%	12	$136,584,535	20.0%	5.381%	118	1.48x	63.9%	58.1%
5.5001%	-	5.7000%	5	$71,425,852	10.5%	5.617%	117	1.45x	63.0%	54.3%
5.7001%	-	6.3500%	7	$34,694,057	5.1%	5.910%	119	1.77x	57.3%	48.2%
Total/Weighted Average			54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Property Type Distribution
					Weighted Averages(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Outstanding Pool Balance(1)	Number of Units/Rooms/ NRA/Beds	Cut-off Date Balance per Unit/Room/ Bed NRA(2)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	Occupancy	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Retail	23	$202,354,897	29.6%	2,101,909	$161	5.120%	118	93.2%	1.69x	62.1%	56.7%
Anchored	12	$158,285,988	23.2%	1,858,484	$124	5.069%	118	92.6%	1.73x	62.3%	57.1%
Unanchored	6	$31,757,995	4.7%	176,637	$324	5.254%	119	94.2%	1.47x	61.9%	54.7%
Single Tenant	4	$9,014,500	1.3%	48,227	$232	5.610%	118	100.0%	1.83x	58.6%	58.6%
Shadow Anchored	1	$3,296,414	0.5%	18,561	$178	4.905%	119	92.5%	1.78x	62.8%	51.5%
Office	152	$157,829,371	23.1%	2,763,430	$135	5.057%	99	90.1%	2.34x	55.7%	50.8%
Suburban	4	$69,227,640	10.1%	1,373,779	$109	4.693%	77	91.2%	3.17x	43.1%	39.6%
CBD	2	$68,165,000	10.0%	568,875	$146	5.233%	117	86.7%	1.73x	68.7%	63.5%
Medical	146	$20,436,731	3.0%	820,776	$187	5.700%	115	97.5%	1.59x	55.2%	46.6%
Multifamily	20	$129,581,594	19.0%	2,609	$59,203	5.004%	119	96.3%	2.10x	58.1%	51.9%
Garden	18	$89,386,488	13.1%	1,712	$63,431	5.313%	119	95.0%	1.40x	68.9%	60.5%
Student Housing	1	$36,000,000	5.3%	674	$53,412	4.283%	119	100.0%	3.87x	30.1%	30.1%
Mid Rise	1	$4,195,106	0.6%	223	$18,812	4.600%	119	91.0%	1.88x	67.7%	55.0%
Self Storage	68	$58,200,000	8.5%	4,403,384	$60	4.773%	86	85.9%	3.03x	46.5%	42.8%
Hospitality	7	$47,511,919	7.0%	784	$69,907	5.721%	119	72.6%	1.84x	59.6%	48.7%
Full Service	3	$28,109,320	4.1%	511	$67,725	5.827%	119	69.9%	1.84x	55.4%	46.0%
Limited Service	4	$19,402,600	2.8%	273	$73,069	5.566%	119	76.5%	1.85x	65.7%	52.7%
Industrial	16	$41,966,643	6.1%	2,087,796	$44	4.889%	120	100.0%	1.69x	64.3%	55.9%
Manufacturing	6	$31,690,000	4.6%	1,710,330	$24	4.800%	120	100.0%	1.73x	65.6%	56.5%
Flex	3	$5,596,033	0.8%	125,490	$103	5.167%	119	99.9%	1.58x	60.6%	56.3%
Warehouse	1	$3,800,000	0.6%	32,098	$118	5.361%	120	100.0%	1.34x	63.3%	52.7%
Warehouse/Distribution	6	$880,609	0.1%	219,878	$68	4.310%	118	100.0%	2.40x	45.2%	45.2%
Mixed Use	24	$23,434,269	3.4%	151,725	$1,576	4.601%	118	92.7%	1.98x	59.7%	58.0%
Multifamily/Retail	1	$19,000,000	2.8%	10,000	$1,900	4.345%	119	92.0%	2.07x	60.7%	60.7%
Medical/Retail	23	$4,434,269	0.6%	141,725	$187	5.700%	115	95.5%	1.59x	55.2%	46.6%
Other	178	$21,793,357	3.2%	9,296,124	$68	4.310%	118	100.0%	2.40x	45.2%	45.2%
Leased Fee	177	$21,712,201	3.2%	9,266,124	$68	4.310%	118	100.0%	2.40x	45.2%	45.2%
Parking	1	$81,157	0.0%	30,000	$68	4.310%	118	100.0%	2.40x	45.2%	45.2%
Total/Weighted Average	488	$682,672,051	100.0%			5.038%	111	91.6%	2.08x	57.9%	52.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution
				Weighted Averages(1)
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Texas	53	$157,145,535	23.0%	4.730%	94	3.26x	41.4%	39.6%
Virginia	5	$59,397,586	8.7%	5.271%	117	1.59x	69.7%	61.2%
Florida	44	$51,098,730	7.5%	5.291%	118	1.84x	61.3%	56.1%
California	4	$49,087,519	7.2%	5.358%	117	1.41x	65.3%	57.3%
California - Northern(4)	3	$40,875,000	6.0%	5.396%	117	1.38x	63.4%	56.3%
California - Southern(4)	1	$8,212,519	1.2%	5.169%	116	1.55x	74.7%	62.0%
Pennsylvania	2	$35,216,949	5.2%	4.650%	119	1.69x	62.0%	55.1%
New York	5	$34,673,913	5.1%	4.800%	117	1.95x	58.1%	58.1%
New York City(4)	2	$27,325,000	4.0%	4.682%	119	1.85x	59.9%	59.9%
Other	375	$296,051,820	43.4%	5.131%	116	1.76x	61.9%	54.8%
Total/Weighted Average	488	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Distribution of Cut-off Date LTV Ratios(2)(3)
						Weighted Averages(1)
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
29.3%	-	45.0%	4	$120,277,715	17.6%	4.464%	79	3.96x	30.7%	30.1%
45.1%	-	50.0%	3	$38,533,257	5.6%	4.460%	118	2.33x	46.8%	43.1%
50.1%	-	55.0%	1	$6,425,000	0.9%	5.400%	117	1.99x	54.4%	54.4%
55.1%	-	60.0%	9	$100,543,821	14.7%	5.365%	118	1.63x	57.1%	51.2%
60.1%	-	65.0%	14	$136,175,143	19.9%	5.133%	118	1.84x	62.4%	58.2%
65.1%	-	70.0%	15	$181,739,476	26.6%	5.185%	119	1.52x	67.8%	59.3%
70.1%	-	74.8%	8	$98,977,640	14.5%	5.203%	118	1.49x	71.8%	62.8%
Total/Weighted Average			54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Distribution of Maturity Date or ARD LTV Ratios(2)(3)(5)
						Weighted Averages(1)
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
29.3%	-	40.0%	5	$123,594,023	18.1%	4.473%	80	3.91x	31.1%	30.3%
40.1%	-	50.0%	9	$99,391,889	14.6%	5.189%	118	1.91x	53.5%	46.1%
50.1%	-	55.0%	9	$60,704,129	8.9%	5.305%	118	1.51x	60.3%	52.9%
55.1%	-	60.0%	14	$165,064,991	24.2%	5.133%	119	1.63x	65.2%	57.8%
60.1%	-	65.0%	13	$218,327,519	32.0%	5.112%	118	1.67x	67.8%	62.3%
65.1%	-	70.0%	4	$15,589,500	2.3%	5.455%	119	1.30x	71.3%	67.0%
Total/Weighted Average			54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios(2)
						Weighted Averages(1)
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
1.23x	-	1.30x	3	$39,200,000	5.7%	5.418%	119	1.26x	69.6%	62.2%
1.31x	-	1.40x	11	$139,200,000	20.4%	5.251%	118	1.36x	66.7%	59.5%
1.41x	-	1.50x	9	$34,299,826	5.0%	5.170%	118	1.46x	62.5%	53.9%
1.51x	-	1.60x	6	$97,348,758	14.3%	5.425%	117	1.55x	65.6%	57.2%
1.61x	-	1.70x	1	$3,887,609	0.6%	5.700%	117	1.61x	62.7%	52.9%
1.71x	-	1.80x	5	$61,485,261	9.0%	5.209%	120	1.75x	63.2%	53.4%
1.81x	-	1.90x	5	$52,516,657	7.7%	4.868%	118	1.85x	64.6%	57.9%
1.91x	-	2.00x	4	$39,295,564	5.8%	5.554%	118	1.98x	56.4%	52.8%
2.01x	-	2.20x	3	$50,905,120	7.5%	4.844%	119	2.10x	64.1%	61.8%
2.21x	-	2.40x	3	$38,533,257	5.6%	4.460%	118	2.33x	46.8%	43.1%
2.41x	-	4.69x	4	$126,000,000	18.5%	4.408%	81	3.92x	33.1%	33.1%
Total/Weighted Average			54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Original Terms to Maturity or ARD(5)
				Weighted Averages(1)
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
60	2	$77,000,000	11.3%	4.401%	57	4.19x	29.8%	29.8%
120	52	$605,672,051	88.7%	5.119%	118	1.81x	61.4%	55.2%
Total/Weighted Average	54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Distribution of Remaining Terms to Maturity or ARD(5)
						Weighted Averages(1)
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
56	-	60	2	$77,000,000	11.3%	4.401%	57	4.19x	29.8%	29.8%
115	-	120	52	$605,672,051	88.7%	5.119%	118	1.81x	61.4%	55.2%
Total/Weighted Average			54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Distribution of Underwritten NOI Debt Yields(2)(3)
						Weighted Averages(1)
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
7.7%	-	9.0%	8	$77,943,500	11.4%	5.199%	119	1.32x	68.3%	62.2%
9.1%	-	9.5%	10	$126,746,000	18.6%	5.090%	118	1.54x	64.0%	58.6%
9.6%	-	10.0%	2	$10,793,639	1.6%	4.818%	119	1.49x	61.2%	53.0%
10.1%	-	10.5%	6	$46,929,206	6.9%	5.357%	118	1.44x	66.8%	57.4%
10.6%	-	11.0%	4	$84,425,000	12.4%	5.032%	117	1.80x	61.8%	56.7%
11.1%	-	11.5%	1	$5,270,000	0.8%	5.220%	119	1.53x	61.6%	57.0%
11.6%	-	12.0%	4	$77,957,415	11.4%	5.246%	118	1.75x	61.4%	54.4%
12.1%	-	12.5%	2	$26,052,609	3.8%	5.203%	118	2.08x	64.7%	63.2%
12.6%	-	13.0%	3	$20,810,226	3.0%	4.892%	118	1.87x	69.0%	57.6%
13.1%	-	13.5%	2	$22,206,430	3.3%	4.875%	118	2.20x	64.2%	59.2%
13.6%	-	14.0%	2	$11,488,086	1.7%	5.763%	119	1.79x	59.6%	48.7%
14.1%	-	20.1%	10	$172,049,938	25.2%	4.721%	91	3.36x	39.1%	35.6%
Total/Weighted Average			54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Amortization Types
				Weighted Averages(1)
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Partial IO	20	$282,935,000	41.4%	5.215%	118	1.44x	67.3%	59.6%
Full IO	11	$245,515,000	36.0%	4.633%	99	3.00x	45.1%	45.1%
Amortizing	20	$151,632,551	22.2%	5.343%	118	1.78x	60.7%	50.1%
Full IO, ARD	3	$2,589,500	0.4%	6.130%	119	1.43x	69.0%	69.0%
Total/Weighted Average	54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Loan Purposes
				Weighted Averages(1)
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance(1)	Mortgage Rate	Stated Remaining Term (Mos.)(5)	U/W NCF DSCR(2)	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV Ratio(2)(3)(5)
Refinance	36	$438,468,243	64.2%	5.126%	108	2.04x	57.4%	51.4%
Acquisition	15	$181,301,289	26.6%	4.952%	118	2.22x	58.5%	54.3%
Recapitalization	3	$62,902,519	9.2%	4.669%	119	1.95x	59.3%	53.1%
Total/Weighted Average	54	$682,672,051	100.0%	5.038%	111	2.08x	57.9%	52.3%

Please see footnotes on page 25.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total/Weighted Average” due to rounding.

(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, Balance per Unit/Room/Bed/NRA, LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, Balance per Unit/Room/Bed/NRA, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable LTV, DSCR and Debt Yield calculations for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property securing such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher LTV, lower DSCR and/or lower Debt Yield than is presented herein. See “Description of Mortgage Pool-Mortgage Pool Characteristic” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(3)	The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD for the following mortgage loans are based on an Appraised Value for one or more mortgaged properties that is not an “As-Is” Appraised Value.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Southern Motion Industrial Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $63,575,000 as of January 8, 2019, which reflects an approximate 3.6% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the mortgaged properties on an individual basis. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $61,390,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Whole Loan and the aggregate standalone “As-Is” Appraised Value of $61,390,000 are 67.9% and 58.5%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as FIGO Multi-State MF Portfolio II, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “As-Portfolio” Appraised Value of $40,400,000 , which reflects an approximate 5.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the mortgaged properties on an individual basis. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $38,380,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate standalone “As-Is” Appraised Value of $38,380,000 are 73.5% and 64.1%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as The Block Northway, an achievement reserve in the amount of $2,200,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the debt yield is not less than 9.0%. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the whole loan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD net of the achievement reserve are 66.8% and 61.1% respectively. The U/W NOI Debt Yield with respect to the Whole Loan is calculated net of such $2,200,000 achievement reserve. The U/W NOI Debt Yield based on the full Cut-off Date Balance is 8.8%.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Prime UT Self Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “Bulk” Appraised Value of $28,060,000 as of January 17, 2019, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $25,750,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate standalone “As-Is” Appraised Value of $25,750,000 are 74.6% and 65.3%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Prime Cinnaminson & Longtown Self-Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “Bulk” Appraised Value of $15,730,000 as of January 14, 2019 for the Longtown mortgaged property and January 18, 2019 for the Cinnaminson mortgaged property, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $14,610,000 as of January 14, 2019 for the Longtown mortgaged property and January 18, 2019 for the Cinnaminson mortgaged property. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Whole Loan and the aggregate standalone “As-Is” Appraised Value of $14,610,000 are 61.6% and 54.9%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Holiday Inn – Battle Creek, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “As-Complete” Appraised Value of $11,630,000 as of December 30, 2018, which assumes a completion of $670,483 in renovation, in which the lender reserved $838,104 at closing. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $11,100,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate standalone “As-Is” Appraised Value of $11,100,000 are 69.8% and 59.0%, respectively.

(4)	“New York City” includes zip codes at 10001 through 11697. “California—Northern” includes zip codes above 93600, and “California—Southern” includes zip codes at or below 93600.

(5)	With respect to an ARD loan, refers to the term through the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Unit/Room/ Bed/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)(2)
The Colonnade Office Complex	UBS AG	Addison, TX	Office	$47,000,000	6.9%	$97	30.2%	3.87x	19.1%
Dominion Tower	LCF	Norfolk, VA	Office	$46,000,000	6.7%	$152	70.5%	1.53x	10.9%
SkyLoft Austin	UBS AG	Austin, TX	Multifamily	$36,000,000	5.3%	$53,412	30.1%	3.87x	17.1%
Southern Motion Industrial Portfolio(2)	UBS AG	Various, MS	Industrial	$31,690,000	4.6%	$24	65.6%	1.73x	11.8%
Great Value Storage Portfolio(2)	UBS AG	Various, Various	Self Storage	$30,000,000	4.4%	$27	29.3%	4.69x	20.1%
FIGO Multi-State MF Portfolio II(2)	UBS AG	Various, Various	Multifamily	$28,200,000	4.1%	$49,735	69.8%	1.35x	9.5%
Heartland Dental Medical Office Portfolio	UBS AG	Various, Various	Various	$24,871,001	3.6%	$187	55.2%	1.59x	11.8%
ILPT Hawaii Portfolio	UBS AG	Honolulu, HI	Various	$23,000,000	3.4%	$68	45.2%	2.40x	10.6%
The Block Northway(2)	MSMCH	Pittsburgh, PA	Retail	$23,000,000	3.4%	$237	68.6%	1.40x	9.0%
Golden Acres Shopping Center	RMF	South Plainfield, NJ	Retail	$22,500,000	3.3%	$102	58.6%	1.82x	9.4%
Total/Weighted Average				$312,261,001	45.7%		51.2%	2.54x	13.5%
(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Bed/NRA calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV Ratio, U/W NCF DSCR, Debt Yield and Balance per Unit/Room/Bed/NRA figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

(2)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Southern Motion Industrial Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $63,575,000 as of January 8, 2019, which reflects an approximate 3.6% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the mortgaged properties on an individual basis. On a standalone basis, the mortgaged properties have an aggregate “As-Is” Appraised Value of $61,390,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Whole Loan and the aggregate standalone “As-Is” Appraised Value of $61,390,000 are 67.9% and 58.5%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as FIGO Multi-State MF Portfolio II, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value are based on the “As-Portfolio” Appraised Value of $40,400,000 , which reflects an approximate 5.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Mortgaged Properties on an individual basis. On a standalone basis, the Mortgaged Properties have an aggregate “As-Is” Appraised Value of $38,380,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the aggregate standalone “As-Is” Appraised Value of $38,380,000 are 73.5% and 64.1%, respectively.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as The Block Northway, an achievement reserve in the amount of $2,200,000 was escrowed at origination. The lender will release the funds in the achievement reserve upon borrower request, provided that, at such time, among other things, the debt yield is not less than 9.0%. The Cut-off Date LTV Ratio and LTV Ratio at maturity or ARD are calculated based on the whole loan. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD net of the achievement reserve are 66.8% and 61.1% respectively. The U/W NOI Debt Yield with respect to the Whole Loan is calculated net of such $2,200,000 achievement reserve. The U/W NOI Debt Yield based on the full Cut-off Date Balance is 8.8%.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR(1)	Total Debt U/W NCF DSCR(2)	Trust Cut-off Date LTV Ratio(1)(3)	Total Debt Cut-off Date LTV Ratio(2)(3)	Trust U/W NOI Debt Yield(1)	Total Debt U/W NOI Debt Yield(2)
The Colonnade Office Complex	$47,000,000	$17,000,000	3.87x	1.35x	30.2%	69.0%	19.1%	8.4%
Great Value Storage Portfolio(3)	$30,000,000	$185,000,000	4.69x	1.23x	29.3%	78.5%	20.1%	7.5%
(1)	With respect to any mortgage loan that is part of a whole loan, the Trust U/W NCF DSCR, Trust Cut-off Date LTV Ratio and Trust U/W NOI Debt Yield include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and the related mezzanine loan(s).

(2)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

(3)	With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Great Value Storage Portfolio, the Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Appraised Value with respect to the whole loan are based on the “As-Portfolio” Appraised Value of $376,000,000 as of October 10, 2018, which reflects a 15.3% premium attributed to the aggregate sum of the “As-Is” Appraised Values, as applicable, for each of the Great Value Storage Portfolio mortgaged properties on an individual basis. On a portfolio basis, the Great Value Storage Portfolio mortgaged properties have an “As Stabilized” Appraised Value of $392,000,000 as of October 10, 2019. On a standalone basis, the Great Value Storage Portfolio mortgaged properties have an aggregate “As-Is” Appraised Value of $326,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the aggregate standalone “As-Is” Appraised Value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the whole loan and the portfolio basis “As Stabilized” Appraised Value of $392,000,000 are 28.1% and 28.1%, respectively.

Subordinate Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Mortgage Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield(1)
The Colonnade Office Complex	$47,000,000	$58,000,000	$118,000,000	3.87x	1.58x	30.2%	64.2%	19.1%	9.0%
SkyLoft Austin	$36,000,000	N/A	$30,125,000	3.87x	2.03x	30.1%	55.2%	17.1%	9.3%
(1)	Total Mortgage Debt U/W NCF DSCR, Total Mortgage Debt Cut-off Date LTV Ratio and Total Mortgage Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), and related subordinate companion loan(s) and excludes related mezzanine loan(s), if any.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary

Mortgage Loan	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
The Colonnade Office Complex	A-1 (controlling)(2), A-2-3, A-4, A-7	$47,000,000	UBS 2019-C16	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-2-1, A-2-2, A-3, A-5, A-6, A-8	$58,000,000	UBS AG	No
	Total	$105,000,000
Dominion Tower	A-1 (controlling), A-2-A	$46,000,000	UBS 2019-C16	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-3-A	$15,350,000	WFCM 2019-C49	No
	Total	$61,350,000
Southern Motion Industrial Portfolio	A-1, A-2, A-3, A-6 (controlling)	$31,690,000	UBS 2019-C16	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-4, A-5	$10,000,000	UBS AG	No
	Total	$41,690,000
Great Value Storage Portfolio	A-2-1 (controlling)	$30,000,000	UBS 2019-C16	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1, A-3	$55,000,000	UBS 2018-C15	No

	A-2-2, A-4, A-5, A-6	$25,000,000	UBS AG	No

	Total	$110,000,000
Heartland Dental Medical Office Portfolio	A-7, A-8	$25,000,000	UBS 2019-C16	No	Midland Loan Services, a Division of PNC Bank, National Association(3)	Rialto Capital Advisors, LLC(3)
	A-4, A-5, A-6	$55,000,000	UBS 2018-C15	No
	A-1, A-10	$44,000,000	UBS 2018-C14	No
	A-2 (controlling), A-3, A-9	$56,500,000	UBS AG	Yes
	Total	$180,500,000
ILPT Hawaii Portfolio	A-7-2	$23,000,000	UBS 2019-C16	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	A-1 (controlling)(2), A-2, A-3, A-4, A-5-1, A-6-1, A-7-1, A-8-1, A-9	$390,000,000	ILPT 2019-SURF	Yes
	A-5-2, A-5-3, A-5-4	$130,000,000	Morgan Stanley Bank N.A.	No
	A-6-2, A-6-3	$52,000,000	Citi Real Estate Funding Inc.	No
	A-10, A-11	$29,000,000	UBS AG	No
	A-8-2	$26,000,000	JPMorgan Chase Bank, National Association	No
	Total	$650,000,000
The Block Northway	A-2, A-7-2	$23,000,000	UBS 2019-C16	No	Midland Loan Services, a Division of PNC Bank, National Association(4)	Midland Loan Services, a Division of PNC Bank, National Association(4)
	A-1, A-3, A-6 (controlling), A-7-1	$42,000,000	UBS AG	Yes
	A-4, A-5, A-8	$19,000,000	MSMCH	No
	Total	$84,000,000
16300 Roscoe Blvd	A-2	$8,250,000	UBS 2019-C16	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	A-1 (controlling)	$18,000,000	UBS 2018-C15	Yes
	Total	$26,250,000

(1)	Identifies the expected holder as of the Closing Date.

(2)	The related whole loan will be serviced pursuant to the indicated pooling and servicing agreement or trust and servicing agreement, as applicable. However, so long as no “control appraisal period” (or similar term) has occurred and is continuing, the holder of the related subordinate companion loan will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to the related whole loan. If a control appraisal period has occurred and is continuing, the holder of the note indicated as the “controlling” note will be the controlling noteholder.

(3)	The Heartland Dental Medical Office Portfolio Whole Loan is currently serviced under the UBS 2018-C14 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-2, after which the Heartland Dental Medical Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-2 (the “Heartland Dental Medical Office Portfolio Servicing Shift PSA”). The master servicer and special servicer under the Heartland Dental Medical Office Portfolio Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2019-C16 certificates after the securitization of the related controlling pari passu Note A-2.

(4)	The Block Northway Whole Loan is expected to initially be serviced under the UBS 2019-C16 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-6, after which The Block Northway Whole Loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-6 (the “The Block Northway Servicing Shift PSA”). The master servicer and special servicer under The Block Northway Servicing Shift PSA will be identified in a notice, report or statement to holders of the UBS 2019-C16 certificates after the securitization of the related controlling pari passu Note A-6.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)
Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(s)
GVS - 1223, 1235, 1431, 1441, 1451, 1491, 1527, 1543 & 1559 North Nellis Boulevard(2)	UBS AG	Las Vegas, NV	Self Storage	$934,786	0.1%	WFRBS 2014-C21
GVS - 4901 South Freeway(2)	UBS AG	Fort Worth, TX	Self Storage	$565,216	0.1%	COMM 2013-CR9
GVS - 613 North Freeway(2)	UBS AG	Fort Worth, TX	Self Storage	$402,175	0.1%	COMM 2013-CR9
1515 N. Flagler Drive	UBS AG	West Palm Beach, FL	Office	$22,165,000	3.2%	CWCI 2007-C2
Prime UT Self Storage Portfolio	RMF	Various, UT	Self Storage	$19,200,000	2.8%	ARCLO 2018-FL1
Hampden Center	UBS AG	Mechanicsburg, PA	Retail	$12,216,949	1.8%	COMM 2014-CR16
La Quinta Houston Columbus(3)	MSMCH	Columbus, TX	Hospitality	$4,938,652	0.7%	COMM 2014-UBS2
The Crossings Shopping Center	UBS AG	Hopewell, VA	Retail	$9,206,430	1.3%	MSC 2006-IQ12
75-79 8th Avenue	LCF	New York, NY	Retail	$8,325,000	1.2%	LMREC 2015-CRE1
Village Shoppes at Creekside	UBS AG	Lawrenceville, GA	Retail	$7,700,000	1.1%	WBCMT 2007-C33
Radisson Fort Worth North	LCF	Fort Worth, TX	Hospitality	$7,277,715	1.1%	CSMC 2007-C1
Country Inn - Smithfield	UBS AG	Smithfield, NC	Hospitality	$5,667,242	0.8%	COMM 2014-UBS4
Smoky Hill Shopping Center	RMF	Centennial, CO	Retail	$3,366,687	0.5%	LBUBS 2005-C2
Louetta Shopping Center	RMF	Cypress, TX	Retail	$3,316,308	0.5%	LBUBS 2004-C8
Garrison Ridge Crossing	RMF	Marietta, GA	Retail	$3,296,414	0.5%	LBUBS 2004-C7

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in one or more conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers.
(2)	Part of collateral for the Great Value Storage Portfolio.
(3)	Part of collateral for the La Quinta Houston Portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

The Colonnade Office Complex
Not Part of Collateral
ARAPAHO ROAD
PORTE COCHERE
GARAGE ACCESS
COLONNADE III 16-STORY, CLASS AA OFFICE TOWER
COLONNADE II 14-STORY, CLASS AA OFFICE TOWER
THREE-STORY ATRIUM
COLONNADE I 12-STORY, CLASS AA OFFICE TOWER
8-STORY PARKING GARAGE
Frost Bank
GARAGE ACCESS
SPECTRUM DRIVE
DALLAS PARKWAY
DALLAS NORTH TOLLWAY
DALLAS PARKWAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

President George Bush Tpke.
Baylor Reg. Med. Center at Plano
PLANO
Katie Jackson Park
COLLIN COUNTY
The Arbors
Frankford Rd
Far North Dallas
Dallas North Tollway
Campbell Rd
Preston Rd
Hillcrest Rd
McCallum Blvd
Preston Trail Golf Club
Bent Tree Country Club
Knoll Trail Dr
Addison Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Quorum Dr
Keller Springs Rd
Carrollton
Addison Airport
Addison Circle
Columbian Country Club of Dallas
Prestonwood Country Club
Arapaho Rd
Millennium Tower
Spectrum Centre
Belt Line Rd
DALLAS COUNTY
Spring Creek Village
Pepper Square
Addison Town Center
Addison
Addison Walk
Village on the Parkway
North Dallas
Fretz Park
Oakbrook Pkwy
Inwood Rd
Noel Rd
Montfort Dr
Bert Fields Park
Alfred J. Loos Stadium and Sports Complex
Midway Rd
Marsh Ln
International Plaza
Brookhaven Country Club
Spring Valley Rd
The Colonnade Office Complex
15301-15305 North Dallas Parkway
Addison, TX 75001
Brookhaven Club Dr
Farmers Branch
Centura Tower
Galleria North
Alpha Rd
Dallas Towers
Northwood Country Club
Webb Chapel Rd
Brookhaven College
Galleria Dallas
Pinnacle Tower
Dallas Midtown (Under Construction)
LBJ Frwy
Valley View Ln
Lincoln Centre
Preston Valley Shopping Ctr.
Anderson Bonner Park
DALLAS
Dallas Medical Center
Dallas-Ft. Worth Intl. Airport 12 miles
Preston Forest Square
Market at Preston Forest
Medical City Dallas Hospital
Forest Ln
Preston Forest Village
Preston Forest Shopping Ctr.
Central Expwy
Northaven Rd
Preston Hollow
Preston Royal Village
Royal Ln
Downtown Dallas 8 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB/A3			Location:	Addison, TX 75001
				General Property Type:	Office
Original Balance(1):	$47,000,000			Detailed Property Type:	Suburban
Cut-off Date Balance(1):	$47,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.9%			Year Built/Renovated:	1983/2015-2017
Loan Purpose:	Refinance			Size:	1,080,180 SF
Borrower Sponsor:	Fortis Property Group, LLC			Cut-off Date Balance per SF(1):	$97
Mortgage Rate:	4.5680%			Maturity Date Balance per SF(1):	$97
Note Date:	1/18/2019			Property Manager:	FPG Texas Management, LP (borrower-related)
First Payment Date:	3/6/2019
Maturity Date:	2/6/2024
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months
Seasoning:	2 months
Prepayment Provisions:	LO (26); DEF (29); O (5)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$20,069,449
Additional Debt Type(2):	Pari Passu/Subordinate Debt/Mezzanine			UW NOI Debt Yield(1):	19.1%
Additional Debt Balance(2):	$58,000,000/$118,000,000/$17,000,000			UW NOI Debt Yield at Maturity(1):	19.1%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	3.87x
Reserves(3)				Most Recent NOI:	$20,063,363 (9/30/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$19,976,818 (12/31/2017)
RE Tax:	$502,948	$502,948	N/A	3rd Most Recent NOI:	$18,017,169 (12/31/2016)
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	91.2% (9/30/2018)
Replacements:	$0	$17,987	N/A	2nd Most Recent Occupancy:	97.1% (12/31/2017)
TI/LC:	$4,000,000	$89,933	$6,000,000	3rd Most Recent Occupancy:	94.2% (12/31/2016)
Immediate Repairs:	$69,163	$0	N/A	Appraised Value (as of):	$347,590,000 (10/31/2018)
Landlord Obligations:	$1,127,202	$0	N/A	Cut-off Date LTV Ratio(1):	30.2%
Tenant Free Rent Funds:	$631,755	$0	N/A	Maturity Date LTV Ratio(1):	30.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$105,000,000	43.8%	Loan Payoff(4):	$213,024,497	88.8%
B-Note:	$55,000,000	22.9%	Reserves:	$6,331,067	2.6%
C-Note:	$63,000,000	26.3%	Closing Costs:	$8,726,941	3.6%
Mezzanine Loan:	$17,000,000	7.1%	Return of Equity:	$11,917,495	5.0%
Total Sources:	$240,000,000	100.0%	Total Uses:	$240,000,000	100.0%

(1)	The Colonnade Office Complex Mortgage Loan (as defined below) is part of The Colonnade Office Complex Senior Loan (as defined below), which is comprised of 10 pari passu promissory notes with an aggregate original principal balance of $105,000,000. The Colonnade Office Complex Senior Loan was originated concurrently with The Colonnade Office Complex Subordinate Notes (as defined below) and The Colonnade Office Complex Mezzanine Loan (as defined below) with aggregate original principal balances of $118,000,000 and $17,000,000, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising The Colonnade Office Complex Senior Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on The Colonnade Office Complex Whole Loan (as defined below) are $206, $206, 9.0%, 9.0%, 1.58x, 64.2% and 64.2%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on The Colonnade Office Complex Whole Loan and The Colonnade Office Complex Mezzanine Loan are $222, $222, 8.4%, 8.4%, 1.35x, 69.0% and 69.0%, respectively.

(2)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loans and Preferred Equity” below for further discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Includes (i) costs to defease in the amount of approximately $163,162,316 and (ii) the payoff of ten member loans totaling $49,862,182.

The Mortgage Loan. The largest mortgage loan (“The Colonnade Office Complex Mortgage Loan”) is part of a whole loan evidenced by (i) 10 pari passu senior notes with an aggregate original principal balance of $105,000,000 (“The Colonnade Office Complex Senior Loan”), (ii) six B-notes with an aggregate original principal balance of $55,000,000 (“The Colonnade Office Complex B-Note”), which are subordinate to The Colonnade Office Complex Senior Loan, and (iii) a C-note with an original principal balance of $63,000,000 (“The Colonnade Office Complex C-Note”), which is subordinate to both The Colonnade Office Complex Senior Loan and The Colonnade Office Complex B-Note (The Colonnade Office Complex B-Note and The Colonnade Office Complex C-Note, collectively, “The Colonnade Office Complex Subordinate Notes”, and together with The Colonnade Office Complex Senior Loan, “The Colonnade Office Complex Whole Loan”). The Colonnade Office Complex Whole Loan is secured by a first priority fee mortgage encumbering a 1,080,180 SF office complex located in Addison, Texas (“The Colonnade Office Complex Property”). Promissory Notes A-1, A-2-3, A-4 and A-7, with an aggregate original principal balance of $47,000,000, represent The Colonnade Office Complex Mortgage Loan and will be included in the UBS 2019-C16 Trust. The below table summarizes The Colonnade Office Complex Whole Loan, including the remaining pari passu promissory

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

notes comprising The Colonnade Office Complex Senior Loan, which are currently held by the entities listed below and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Colonnade Office Complex Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C16 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Colonnade Office Complex Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$5,000,000	$5,000,000	UBS 2019-C16	No
Note A-2-1	$15,000,000	$15,000,000	UBS AG	No
Note A-2-2	$3,000,000	$3,000,000	UBS AG	No
Note A-2-3	$2,000,000	$2,000,000	UBS 2019-C16	No
Note A-3	$15,000,000	$15,000,000	UBS AG	No
Note A-4	$10,000,000	$10,000,000	UBS 2019-C16	No
Note A-5	$10,000,000	$10,000,000	UBS AG	No
Note A-6	$10,000,000	$10,000,000	UBS AG	No
Note A-7	$30,000,000	$30,000,000	UBS 2019-C16	No
Note A-8	$5,000,000	$5,000,000	UBS AG	No
Note B-1	$30,000,000	$30,000,000	The Lincoln National Life Insurance Company	No
Note B-2	$5,000,000	$5,000,000	Athene Annuity & Life Assurance Company	No
Note B-3	$5,000,000	$5,000,000	Athene Annuity and Life Company	No
Note B-4	$5,000,000	$5,000,000	American Equity Investment Life Insurance Company	No
Note B-5	$5,000,000	$5,000,000	Athene Annuity & Life Assurance Company	No
Note B-6	$5,000,000	$5,000,000	Athene Annuity & Life Assurance Company	No
Note C	$63,000,000	$63,000,000	Nonghyup Bank as Trustee for Up Global Private Real Estate Fund V	Yes
Total	$223,000,000	$223,000,000

(1)	Cumulative Loan Per SF is calculated based on 1,080,180 SF.

(2)	Based on the “as-is” appraised value of $347.59 million ($322 per SF), as of October 31, 2018.

(3)	Based on UW NOI of $20,069,449.

(4)	Based on UW NCF of $18,841,320 and the coupon of 4.5680% on The Colonnade Office Complex Senior Loan, 5.2500% on The Colonnade Office Complex B-Note, 6.4700% on The Colonnade Office Complex C-Note, and 12.0000% on The Colonnade Office Complex Mezzanine Loan. See “Mezzanine Loans and Preferred Equity” below for further discussion of The Colonnade Office Complex Mezzanine Loan.

(5)	Implied Equity is based on the “as-is” appraised value of $347.59 million, less total debt of $240.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

The proceeds of The Colonnade Office Complex Whole Loan, together with the proceeds of a mezzanine loan (“The Colonnade Office Complex Mezzanine Loan”) of $17.0 million, were used to pay off existing debt on The Colonnade Office Complex Property, to pay off member loans, fund reserves, pay closing costs and defeasance costs, and return equity to the borrower sponsor.

The Borrower and Borrower Sponsor. The borrower is FPG Colonnade, LP (“The Colonnade Office Complex Borrower”), a single purpose Delaware limited partnership structured to be bankruptcy remote. The Colonnade Office Complex Borrower is managed and 0.5% owned by FPG Colonnade GP, LLC (“GP”), a single purpose Delaware limited liability company structured with two independent directors. The Colonnade Office Complex Borrower is indirectly owned by The Phoenix Colonnade RH LP (49.0%), Colonnade Investors, LLC (12.451%), Hadas Colonnade RH, LLC (12.303%), FPG Lakestar Manager, LLC (9.84%), Bluelake Colonnade USA Corp. (7.751%), and Lansing Colonnade Corp. (8.653%). FPG Lakestar Manager, LLC is 50% owned and managed by Fortis Property Group, LLC (“Fortis”), who is the borrower sponsor of The Colonnade Office Complex Whole Loan, and 50% owned by Colonnade Lakestar Manager, LLC. Legal counsel to The Colonnade Office Complex Borrower delivered a non-consolidation opinion in connection with the origination of The Colonnade Office Complex Whole Loan.

Fortis is a private U.S. real estate investment, operating and development company based in Brooklyn, New York. Founded in 2005, Fortis has acquired and/or developed approximately 8.0 million SF throughout the United States, with an emphasis on the Northeast and Dallas, Texas markets. Fortis’ portfolio of developments and properties under management are primarily Class A office and multi-family rental and condominium properties, along with other assets such as retail and industrial.

The Property. The Colonnade Office Complex Property is comprised of three 14-story Class A office buildings totaling 1,080,180 SF located in Addison, Texas. Situated on an approximately 12.4-acre site, The Colonnade Office Complex Property was constructed in 1983, and renovated between 2015 and 2017. The three buildings are connected by a three-story 70-foot high barrel vaulted glass atrium and eight-level parking garage with 2,563 parking spaces and 137 surface parking spaces, resulting in a parking ratio of 2.5 spaces per 1,000 SF. Amenities at The Colonnade Office Complex Property include a fitness facility, a business center, a full service bank, a 6,897 SF food court, a coffee kiosk, a sundries shop, a conference center, storage spaces, and 24/7 security. The Colonnade Office Complex Property is LEED® Certified, Gold for Existing Buildings Operations and Maintenance (LEED-EB O+M), and in 2004 and 2013, The Colonnade Office Complex Property was recognized as Building Owners and Managers Association’s “Building of the Year.” Since the borrower sponsor’s acquisition of The Colonnade Office Complex Property in 2013, the borrower sponsor has spent approximately $32.5 million in capital improvements, tenant improvements, leasing commissions, and soft costs at The Colonnade Office Complex Property.

The Colonnade Office Complex Property was 91.2% leased as of September 30, 2018 to 59 office and telecommunications tenants, with approximately 19.6% of NRA and 21.4% of underwritten base rent leased to investment grade tenants. The borrower sponsor acquired The Colonnade Office Complex Property in 2014 with occupancy of 88.8% and subsequent to the capital improvements that the borrower sponsor has implemented, The Colonnade Office Complex Property has averaged occupancy of 95.1% over the past five years. The top three tenants at The Colonnade Office Complex Property are Hilton Domestic Operating Company (14.4% of NRA), USP Texas, L.P. (11.8% of NRA) and HQ Global Workplaces, LLC (5.0% of NRA). No other tenant at The Colonnade Office Complex Property represents more than 4.7% of NRA or 4.9% of underwritten base rent.

Major Tenants.

Hilton Domestic Operating Company (155,572 SF, 14.4% of NRA, 16.7% of underwritten base rent). Hilton Domestic Operating Company is a subsidiary of Hilton Worldwide Holdings (“Hilton”) (NYSE: HIL). Founded in 1919, Hilton is a leading global hospitality company with a portfolio of more than 5,500 properties with nearly 895,000 rooms, in 109 countries and territories. Hilton’s portfolio of 16 brands include Waldorf Astoria Hotels & Resorts, Conrad Hotel & Suites, Hilton Hotels and Resorts, Curio, DoubleTree, Hilton Garden Inn, Hampton, and Hilton Grand Vacations. Hilton manages a customer loyalty program, Hilton Honors, which has over 85 million members as of year-end 2018. Hilton Domestic Operating Company currently occupies 155,572 SF across nine suites at The Colonnade Office Complex Property. Seven suites totaling 106,860 SF (9.9% of NRA, 10.6% of underwritten base rent) have a current expiration date of January 31, 2021 and provide for one five-year renewal option. Two suites totaling 48,712 SF (4.5% of NRA, 5.9% of underwritten base rent) have a current expiration date of November 30, 2023 and provides for one, two-year renewal option. Underwritten base rents for Hilton Domestic Operating Company’s nine suites range from $26.00 to $33.00 PSF with a weighted average underwritten base rent of $28.96 PSF. The tenant does not have any termination options.

USP Texas, L.P. (127,613 SF, 11.8% of NRA, 12.7% of underwritten base rent). United Surgical Partners Texas, L.P. (“USP”) is an ambulatory services provider and a subsidiary of Tenet Healthcare (NYSE: THC), a diversified healthcare services company. USP currently owns and operates over 400 ambulatory facilities, serving more than 9,000 physicians and over 2.5 million patients each year. With a team of approximately 17,000 employees, USP also maintains strategic joint-venture partnerships with more than 4,000 physicians and over 50 health systems nationwide. A tenant at The Colonnade Office Complex Property since January 2003, USP currently occupies six office suites totaling 123,249 SF and two storage units totaling 4,364 SF at The Colonnade Office Complex Property. USP pays current underwritten base rent of $27.37 PSF for its office spaces and $12.00 PSF for its storage spaces. USP’s lease has a current expiration date of October 31, 2025 and provides for one, five-year renewal option and no termination options.

HQ Global Workplaces, LLC (54,482 SF, 5.0% of NRA, 5.2% of underwritten base rent). HQ Global Workplaces, LLC (“HQ Global”) is a subsidiary of International Workplace Group (LSE: IWG) (“IWG”), one of the world’s largest providers of flexible workspace solutions for companies of any size. As of year-end 2017, IWG had approximately 3,125 business centers in more than 1,000 cities across over 110 countries. IWG owns and operates internationally renowned brands including HQ, Regus, Spaces, Signature, No 18, Basepoint, and Open Office with office outsourcing services in the Americas, Europe, Middle East, Africa, Asia Pacific, and the United Kingdom. HQ Global currently occupies 52,831 SF of office space and 1,651 SF of storage space at The Colonnade Office Complex Property with a lease that commenced on July 1, 2001 and expires on April 30, 2020. HQ Global currently pays underwritten base rent of $23.50 PSF for 26,356 SF of office space, $29.00 PSF for 26,475 SF of office space, and $12.00 PSF for its storage space. HQ Global’s lease provides for one, five-year renewal option for its office spaces and no termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Hilton Domestic Operating Company(2)	NR/Ba2/NR	155,572	14.4%	$4,505,134	16.7%	$28.96	1/31/2021
USP Texas, L.P.	B/Caa1/NR	127,613	11.8%	$3,425,416	12.7%	$26.84	10/31/2025
HQ Global Workplaces, LLC	NR/NR/NR	54,482	5.0%	$1,406,953	5.2%	$25.82	4/30/2020
Google, Inc.(3)	NR/Aa2/NR	51,260	4.7%	$1,296,846	4.8%	$25.30	2/28/2026
Systemware(4)	NR/NR/NR	48,125	4.5%	$1,323,438	4.9%	$27.50	5/31/2022
Willis Towers Watson	BBB/Baa3/NR	46,266	4.3%	$1,266,534	4.7%	$27.38	12/31/2019
Zurich American Insurance Company(5)	A-/A1/NR	43,711	4.0%	$1,097,946	4.1%	$25.12	4/30/2027
GenCorp Technologies, Inc.	NR/NR/NR	41,082	3.8%	$1,091,892	4.1%	$26.58	2/28/2029
RMG Enterprise Solutions, Inc.(6)	NR/NR/NR	31,255	2.9%	$906,395	3.4%	$29.00	3/31/2025
Dillon Gage Incorporated of Dallas	NR/NR/NR	28,874	2.7%	$781,509	2.9%	$27.07	5/31/2025
Subtotal		628,240	58.2%	$17,102,061	63.6%	$27.22
Other Tenants		356,626	33.0%	$9,807,281	36.4%	$27.50
Vacant		95,314	8.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,080,180	100.0%	$26,909,342	100.0%	$27.32

(1)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(2)	Seven suites totaling 106,860 SF have a current expiration date of January 31, 2021 and two suites totaling 48,712 SF have a current expiration date of November 30, 2023.

(3)	Three suites totaling 38,180 SF have a current expiration date of February 28, 2026 and one suite totaling 13,080 SF has a current expiration date of May 31, 2020.

(4)	Systemware has a one-time option to terminate its lease effective May 31, 2020 with at least 12-months’ written notice of such cancellation and payment of a termination fee equal to two months of then applicable base rent and the outstanding balance of leasing costs amortized over a 60-month term at 8%; provided, however, that such termination option will terminate if Systemware leases more than 5,000 SF of additional space at The Colonnade Office Complex.

(5)	Two suites totaling 38,540 SF have a current expiration date of April 30, 2027 and one suite totaling 5,171 SF has a current expiration date of September 30, 2022.

(6)	RMG Enterprise Solutions, Inc. has a one-time option to terminate its lease effective December 31, 2021 with written notice, no earlier than 12 months prior and no later than nine months prior, of such cancellation and payment of a termination fee equal to five months of then applicable base rent and the outstanding balance of leasing costs amortized over its lease term at 8%; provided, however, that such termination option will terminate if RMG Enterprise Solutions, Inc. leases additional space at The Colonnade Office Complex.

The following table presents certain information relating to the lease rollover schedule at The Colonnade Office Complex Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	265	0.0%	0.0%	$19.32	$5,120	0.0%	0.0%
2019	11	75,469	7.0%	7.0%	$25.34	$1,912,030	7.1%	7.1%
2020	16	117,650	10.9%	17.9%	$26.18	$3,079,500	11.4%	18.6%
2021	18	192,308	17.8%	35.7%	$28.23	$5,429,641	20.2%	38.7%
2022	21	134,351	12.4%	48.1%	$29.30	$3,936,641	14.6%	53.4%
2023	9	109,232	10.1%	58.3%	$28.21	$3,081,821	11.5%	64.8%
2024	1	8,558	0.8%	59.0%	$23.00	$196,811	0.7%	65.6%
2025	18	229,231	21.2%	80.3%	$27.19	$6,232,731	23.2%	88.7%
2026	3	38,180	3.5%	83.8%	$25.66	$979,656	3.6%	92.4%
2027	2	38,540	3.6%	87.4%	$25.00	$963,500	3.6%	95.9%
2028	0	0	0.0%	87.4%	$0.00	$0	0.0%	95.9%
2029	8	41,082	3.8%	91.2%	$26.58	$1,091,892	4.1%	100.0%
2030 & Beyond	0	0	0.0%	91.2%	$0.00	$0	0.0%	100.0%
Vacant	0	95,314	8.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	109	1,080,180	100.0%		$27.32	$26,909,342	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The Colonnade Office Complex Property is located along Dallas North Tollway in Addison, Dallas County, Texas. The Colonnade Office Complex Property is approximately 15.0 miles north of downtown Dallas, approximately 14.0 miles southwest of Plano, and approximately 29.9 miles northeast of Arlington. The neighborhood surrounding The Colonnade Office Complex Property consists primarily of retail and office development. Immediate access to The Colonnade Office Complex Property is provided by the Dallas North Tollway and Arapaho Road. Regional access to The Colonnade Office Complex Property is provided by Interstate 635 (2.9 miles south) and President George Bush Turnpike (SH 190) (4.9 miles south). Public transportation in the area is provided by Dallas Area Rapid Transit, which services Dallas and 12 surrounding cities. The Colonnade Office Complex Property is located two blocks east of the Addison Transit Center, which is expected to become a future station along with the Cotton Belt Rail Line, according to the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

The Colonnade Office Complex Property is located in the Dallas-Fort Worth-Arlington metropolitan statistical area (“Dallas MSA”). The Dallas MSA has a population of approximately 7.4 million, making it the fourth largest metropolitan statistical area in the United States. Major industries in the Dallas MSA economy include banking, commerce, telecommunications, technology, energy, healthcare and medical research, and transportation and logistics. In 2017, the Dallas MSA was home to 22 Fortune 500 companies, the third largest concentration of Fortune 500 companies in the nation, behind New York City and Chicago. Major employers in the Dallas MSA include Bank of America Corp., Texas Health Resources, Inc., Baylor Health Care System, AT&T, and JP Morgan & Chase Co. According to the appraisal, corporate relocations to the Dallas MSA in recent years include Toyota, Liberty Mutual, and State Farm.

Additional national retailers and restaurants within close proximity of The Colonnade Office Complex Property include Whole Foods Market, Walgreens, In-N-Out Burger, Whataburger, Outback Steakhouse, BJ’s Restaurants and Brewhouse, Chipotle, and McDonald’s. Nearby retail centers include Prestonwood Town Center (0.5 miles east), which is anchored by Walmart Supercenter, Michael’s, Best Buy, and DSW, as well as Addison Town Center (2.2 miles west), which is anchored by Target, Kroger, and PetSmart. The Galleria Mall, located approximately 2.4 miles south of The Colonnade Office Complex Property off North Dallas Parkway, is a regional mall anchored by Nordstrom, Macy’s, and Saks Fifth Avenue. Other retailers at the Galleria Mall include Tiffany, Gucci, Rolex, Bachendorf’s, Versace, and Louis Vuitton. The Galleria Mall has over 200 stores and restaurants and features an indoor ice skating rink. Nationally flagged hospitality properties are concentrated southwest of The Colonnade Office Complex Property, including Marriott, Renaissance, Courtyard by Marriott, Radisson Hotel, Hyatt House, and Residence Inn.

According to a third party market research report, The Colonnade Office Complex Property is located in the Dallas/Fort Worth office market and the Far North Dallas office submarket cluster. The Dallas/Fort Worth office market contains approximately 381.7 million SF of office space with a vacancy rate of 14.9% and average asking rental rate of $25.51 PSF NNN as of the third quarter of 2018. The Dallas/Fort Worth office market experienced positive year to date net absorption of 4.2 million SF at the end of the third quarter of 2018. The Far North Dallas office submarket cluster contains approximately 64.7 million SF of office space with a vacancy rate of 15.1% and an average asking rental rate of $28.66 PSF NNN as of the third quarter of 2018. The Far North Dallas office submarket cluster experienced positive year to date net absorption of 666,235 SF at the end of the third quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of The Colonnade Office Complex Property was 10,587, 143,954 and 373,092, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $95,316, $97,719 and $101,781, respectively.

The appraisal identified five competitive properties built between 1982 and 2018 ranging in size from approximately 240,000 SF to 549,170 SF. The appraisal’s competitive set reported rent from $23.00 PSF to $32.00 PSF, with a weighted average rent of $25.93 PSF. The appraisal concluded a market rent of $24.00 PSF for office space.

The following table presents recent leasing data at competitive office buildings with respect to The Colonnade Office Complex Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Occupancy (%)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (mos.)	Rent/SF	Lease Type
The Colonnade Office Complex 15301, 15303, 15305 North Dallas Parkway Addison, Texas	1983/ 2015-2017	1,080,180(1)	91.2%(1)	Aliera Healthcare, Inc. (1)	3,297(1)	May 2017(1)	65(1)	$23.00(1)	NNN(1)
North Park Central 8750 North Central Expressway Dallas, Texas	1984/1994	508,102	92.0%	Undisclosed	6,938	Sept 2017	60	$24.25	NNN
One Galleria Tower 13355 Noel Road Dallas, Texas	1982/1991	477,790	88.0%	Undisclosed	9,936	Nov 2018	60	$28.50	NNN
Pinnacle Tower 5005 LBJ Freeway Dallas, Texas	1986/N/A	549,170	91.0%	Crown Labs	8,509	Dec 2018	120	$24.50	NNN
Millennium Tower 15455 Dallas Parkway Addison, Texas	1999/N/A	357,102	80.0%	Undisclosed	9,633	Aug 2018	60	$23.00	NNN
Fourteen 555 North Building 14555 North Dallas Parkway Dallas, Texas	2018/N/A	240,000	85.0%	Occidental Petroleum	120,000	Oct 2018	60	$32.00	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Colonnade Office Complex Property:

Cash Flow Analysis
	2015	2016	2017	9/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$25,083,835	$25,712,275	$27,530,368	$27,615,394	$29,231,113	$27.06
Total Recoveries	$2,897,988	$3,417,382	$3,850,829	$3,521,436	$6,118,569	$5.66
Other Income	$1,257,497	$906,483	$1,087,285	$1,050,028	$1,075,323	$1.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($3,164,483)	($2.93)
Effective Gross Income	$29,239,321	$30,036,140	$32,468,482	$32,186,858	$33,260,523	$30.79
Total Operating Expenses	$12,290,256	$12,018,971	$12,491,663	$12,123,495	$13,191,074	$12.21
Net Operating Income	$16,949,065	$18,017,169	$19,976,818	$20,063,363	$20,069,449	$18.58
Capital Expenditures	$0	$0	$0	$0	$86,414	$0.08
TI/LC	$0	$0	$0	$0	$1,141,715	$1.06
Net Cash Flow	$16,949,065	$18,017,169	$19,976,818	$20,063,363	$18,841,320	$17.44

Occupancy %(2)	94.6%	94.2%	97.1%	91.2%	91.0%
NOI DSCR(3)	3.49x	3.70x	4.11x	4.13x	4.13x
NCF DSCR(3)	3.49x	3.70x	4.11x	4.13x	3.87x
NOI Debt Yield(3)	16.1%	17.2%	19.0%	19.1%	19.1%
NCF Debt Yield(3)	16.1%	17.2%	19.0%	19.1%	17.9%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of September 30, 2018 and includes (i) contractual rent steps through March 2020 totaling $318,819, (ii) straight line rent for investment grade tenants totaling $91,392, and (iii) vacant gross up of $2,230,380.

(2)	UW Occupancy % is based on underwritten economic vacancy of 9.0%. The Colonnade Office Complex Property was 91.2% physically occupied as of September 30, 2018.

(3)	Debt service coverage ratios and debt yields are based on The Colonnade Office Complex Senior Loan.

Escrows and Reserves. The Colonnade Office Complex Borrower deposited in escrow at origination (i) $502,948 for real estate taxes, (ii) $69,163 for immediate repairs, (iii) $4,000,000 for tenant improvements and leasing commissions, (iv) $1,127,202 for outstanding landlord obligations with respect to four tenants, and (v) $631,755 for free rent with respect to eight tenants. The Colonnade Office Complex Borrower is required to escrow monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual insurance premiums, provided, however, that such monthly insurance premium escrows are waived if The Colonnade Office Complex Property is insured under an acceptable blanket insurance policy and evidence satisfactory to the lender is provided, (iii) $17,987 for replacement reserves and (iv) $89,933 for tenant improvements and leasing commissions, subject to a cap of $6,000,000.

Lockbox and Cash Management. The Colonnade Office Complex Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to The Colonnade Office Complex Whole Loan documents, during the continuance of a Cash Management Trigger Event, all funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (i) if no event of default is continuing under The Colonnade Office Complex Whole Loan, to the debt service payment of The Colonnade Office Complex Mezzanine Loan, (ii) if a Cash Sweep Trigger Event (as defined below) is continuing, to an excess cash reserve (provided, however, that if a Cash Sweep Trigger Event has occurred solely as a result of a Material Tenant Trigger Event (as defined below), then such amount will be applied to a Material Tenant (as defined below) reserve account) or (iii) if no Cash Sweep Trigger Event is continuing, to The Colonnade Office Complex Borrower.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default under The Colonnade Office Complex Whole Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of The Colonnade Office Complex Borrower, the guarantor, or the property manager and continue until any such bankruptcy action is dismissed within 120 days of such involuntary filing, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement property management agreement or the bankruptcy action is dismissed within 120 days of such involuntary filing, (iii) the date on which the debt service coverage ratio for the immediately preceding 12-month period, based on The Colonnade Office Complex Whole Loan and The Colonnade Office Complex Mezzanine Loan (“Cumulative DSCR”) is less than 1.15x for two consecutive calendar quarters and continue until such time as the Cumulative DSCR is at least 1.20x for two consecutive calendar quarters, (iv) an indictment for fraud or misappropriation of funds by The Colonnade Office Complex Borrower, the guarantor, Louis Kestenbaum, Joel Kestenbaum or the property manager (provided that in the case of a third party property manager, such indictment is related to The Colonnade Office Complex Property), or any director or officer of The Colonnade Office Complex Borrower, the guarantor or the property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) the property manager is replaced with a qualified manager under a replacement property management agreement, (v) a Material Tenant Trigger Event until such event is cured, or (vi) the occurrence of an event of default under The Colonnade Office Complex Mezzanine Loan documents until such event of default is cured or waived.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default under The Colonnade Office Complex Whole Loan documents and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of The Colonnade Office Complex Borrower, the guarantor, or the property manager and continue until any such bankruptcy action is dismissed within 120 days of such filing, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement property management agreement or the bankruptcy action is dismissed within 120 days of such filing, (iii) the date on which the Cumulative DSCR for the immediately preceding 12-month period is less than 1.10x for two consecutive calendar quarters and continue until such time as the Cumulative DSCR for the immediately preceding 12-month period is at least 1.15x for two consecutive calendar quarters, (iv) a Material Tenant Trigger Event until such event is cured, or (v) the occurrence of an event of default under The Colonnade Office Complex Mezzanine Loan documents until such event of default is cured or waived.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15301-15305 North Dallas Parkway Addison, TX 75001	Collateral Asset Summary – Loan No. 1 The Colonnade Office Complex	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$47,000,000 30.2% 3.87x 19.1%

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant giving written notice to The Colonnade Office Complex Borrower of its intent to terminate or not to extend or renew its lease; (ii) on or prior to twelve months prior to the expiration date of a Material Tenant’s lease, the related Material Tenant failing to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to provide notification of its election to renew its lease, such Material Tenant failing to give such notice; (iv) a monetary or a material non-monetary event of default under a Material Tenant lease that continues beyond any applicable notice and cure period; (v) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action; (vi) a Material Tenant lease being terminated, in whole or in part, or being no longer in full force and effect; provided that a partial termination related to Material Tenant space that (a) makes up 10% or more of the total net rentable square footage or (b) is responsible for 10% or more of the total base rent of The Colonnade Office Complex Property; or (vii) any Material Tenant “going dark”, vacating or ceasing to occupy or conduct business at its space or a portion thereof constituting 10% or more of the total net rentable area at The Colonnade Office Complex Property. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, (a) the revocation or rescission by the applicable Material Tenant of all termination or cancellation notices with respect to such Material Tenant lease, (b) an acceptable Material Tenant lease extension with respect to the applicable Material Tenant space, or (c) all of the applicable Material Tenant space is leased to a replacement tenant; in regard to clauses (ii) and (iii) above, (x) an acceptable Material Tenant lease extension with respect to such Material Tenant space or (y) all of the applicable Material Tenant space is leased to a replacement tenant; in regard to clause (iv) above, a cure of the applicable event of default under the applicable Material Tenant lease; in regard to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts due under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding (provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty); in regard to clause (vi) above, all of the applicable Material Tenant space is leased to a replacement tenant; or in regard to clause (vii) above, the applicable Material Tenant has re-opened for business or the applicable Material Tenant space is leased to an acceptable replacement tenant. Notwithstanding the above, if the DSCR excluding the rent paid or payable by such Material Tenant is at least 1.30x, no event relating to clause (i), (ii), or (iii) of this definition constitutes as a Material Tenant Trigger Event.

A “Material Tenant” is (i) Hilton Domestic Operating Company, (ii) USP, or (iii) any tenant whose leases, either individually or when taken together with any other lease with the same tenant or affiliate tenant, (x) cover no less than 10% of the net rentable area at The Colonnade Office Complex Property or (y) require the payment of base rent that is no less than 10% of the total in-place base rent at The Colonnade Office Complex Property.

Additional Secured Indebtedness (not including trade debts). The Colonnade Office Complex B-Note, which has an original principal value of $55.0 million, is subordinate to The Colonnade Office Complex Senior Loan and accrues interest at a rate of 5.2500% per annum. The Colonnade Office Complex C-Note, which has an original principal value of $63.0 million, is subordinate to The Colonnade Office Complex B-Note and accrues interest at a rate of 6.4700% per annum. The Colonnade Office Complex Subordinate Notes are coterminous with The Colonnade Office Complex Senior Loan. The holders of The Colonnade Office Complex Senior Loan and The Colonnade Office Complex Subordinate Notes have entered into a co-lender agreement that sets forth the allocation of collections on The Colonnade Office Complex Whole Loan. Based on The Colonnade Office Complex Whole Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 64.2%, 1.58x and 9.0%, respectively.

Mezzanine Loan and Preferred Equity. The Colonnade Office Complex Mezzanine Loan is comprised of a mezzanine loan in the original principal amount of $17.0 million, which is secured by the direct equity ownership in The Colonnade Office Complex Borrower. The Colonnade Office Complex Mezzanine Loan accrues interest at a rate of 12.0000% per annum and is coterminous with The Colonnade Office Complex Whole Loan. Including The Colonnade Office Complex Whole Loan and The Colonnade Office Complex Mezzanine Loan, the total Cut-off Date LTV Ratio, total UW NCF DSCR and total UW NOI Debt Yield are 69.0%, 1.35x and 8.4%, respectively. The lenders of The Colonnade Office Complex Whole Loan and The Colonnade Office Complex Mezzanine Loan have entered into an intercreditor agreement.

Release of Property. Not permitted.

Terrorism Insurance. The Colonnade Office Complex Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a subsequent statute is not in effect, The Colonnade Office Complex Borrower will not be required to pay annual premiums in excess of two times the premium in an amount equal to the property and business interruption insurance required under The Colonnade Office Complex Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

NORFOLK
Lambert's Point Golf Course
Old Dominion University
Ted Constant Convocation Center
Bud Metheny Baseball Facility
Powhatan Ave
Colley Ave
Llewellyn Ave
W. 38th St
W. 35th St
W. 27th St
W. 26th St
NORFOLK SOUTHERN RAILROAD YARD
Jeff Robinson Park
Hampton Blvd
Claremont Ave
Redgate Ave
Brambleton Ave
WILLIAMSTON-WOODLAND HISTORIC DISTRICT
Colonial Ave
Monticello Ave
Church St
Ghent
Ghent Square
Sentara Norfolk Gen. Hospital
Eastern Virginia Medical School
Olney Rd
EVMC
FT. NORFOLK
Midtown Tunnel
TIDE LIGHT RAIL
PORTSMOUTH MARINE TERMINALS
Fort Norfolk
Chrysler Museum of Art
Harrison Opera House
ELMWOOD CEMETERY
Princess Anne Rd
Tidewater Dr
NEON DISTRICT
Boush St
Granby St
Scope Arena
YORK ST/ FREEMASON
Chrysler Hall
Virginia Beach Blvd
Granby Theater
Roper Performing Arts Ctr.
MONTICELLO
The NorVa
Wells Theatre
MacArthur Center
Fenchurch St
Brambleton Ave
Corprew Ave
Park Ave
Norfolk State University
Elizabeth River
USS Wisconsin
Nauticus
MACARTHUR SQ
City Hall Ave
Town Point Park
Downtown
CIVIC PLAZA
NSU
TIDE LIGHT RAIL
Waterside Dr
City Hall
Waterside District
Naval Medical Center Portsmouth
HARBOR PARK
NORFOLK AMTRAK
Harbor Park Stadium
Norfolk Intl. Airport 10 miles
Dominion Tower
999 Waterside Drive
Norfolk, VA 23502
Berkley Bridge
AMTRAK
Elizabeth River
Campostella Rd
Renaissance Portsmouth-Norfolk Waterfront Hotel
Olde Towne
High St
Children's Museum of Virginia
Berkley
RIVERSIDE MEMORIAL PARK
Berkley Ave
Portsmouth
Downtown Tunnel
South St
Portsmouth Pavilion
BAE Systems Norfolk Ship Repair
S. Main St
Wilson Rd
Elm Ave
Effingham St
Norfolk Naval Shipyard
Chesapeake
337
58
460
168
166
264
141
464
Poquoson
Chesapeake Bay
Hampton
Newport News
Atlantic Ocean
NORFOLK
Suffolk
Portsmouth
VIRGINIA BEACH
Chesapeake
GREAT DISMAL SWAMP NATIONAL WILDLIFE REFUGE
Pungo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Norfolk, VA 23502
				General Property Type:	Office
Original Balance(1):	$46,000,000			Detailed Property Type:	CBD
Cut-off Date Balance(1):	$46,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	6.7%			Year Built/Renovated:	1988/2018
Loan Purpose:	Acquisition			Size:	403,276 SF
Borrower Sponsors:	Isaac Hertz; William Zev Hertz; Sarah Hertz Gordon			Cut-off Date Balance per SF(1):	$152
				Maturity Date Balance per SF(1):	$136
Mortgage Rate:	5.2900%			Property Manager:	Hertz Norfolk 999 Waterside, LLC (borrower-related)
Note Date:	12/20/2018
First Payment Date:	2/6/2019
Maturity Date:	1/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$6,717,263
Prepayment Provisions(2):	LO (27); DEF (89); O (4)			UW NOI Debt Yield(1):	10.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.90x (IO)	1.53x (P&I)
Additional Debt Balance(1):	$15,350,000			Most Recent NOI(4):	$6,918,001 (10/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	$6,086,949 (12/31/2017)
Reserves(3)				3rd Most Recent NOI:	$6,001,052 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.3% (10/31/2018)
RE Tax:	$0	$62,980	N/A	2nd Most Recent Occupancy:	81.8% (12/31/2017)
Insurance:	$70,075	$7,786	N/A	3rd Most Recent Occupancy:	82.4% (12/31/2016)
Replacements:	$0	$5,041	N/A	Appraised Value (as of):	$87,000,000 (11/8/2018)
TI/LC:	$62,020	$33,773	N/A	Cut-off Date LTV Ratio(1):	70.5%
Deferred Maintenance:	$900,015	$0	N/A	Maturity Date LTV Ratio(1):	62.8%
Outstanding Landlord Obligations:	$3,788,683	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$61,350,000	71.4%	Purchase Price:	$79,000,000	91.9%
Borrower Equity:	$21,036,981	24.5%	Reserves:	$4,820,793	5.6%
Seller Credits:	$3,558,500	4.1%	Closing Costs:	$2,124,688	2.5%
Total Sources:	$85,945,481	100.0%	Total Uses:	$85,945,481	100.0%

(1)	The Dominion Tower Mortgage Loan (as defined below) is part of the Dominion Tower Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $61,350,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Dominion Tower Whole Loan.

(2)	After the lockout period, defeasance is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of UBS 2019-C16 and (ii) December 20, 2021. Open prepayment is permitted on or after Oct 6, 2028.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Net operating income increased from 2017 to 10/31/2018 TTM due to second largest tenant, Trader Interactive LLC (approximately 9.7% of NRSF and 11.0% of annual U/W base rent) signing a lease in March 2018 through December 2025.

The Mortgage Loan. The second largest mortgage loan (the “Dominion Tower Mortgage Loan”) is part of a whole loan (the “Dominion Tower Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal balance of $61,350,000. The Dominion Tower Whole Loan is secured by a first priority fee mortgage encumbering a 26-story Class A office building totaling 403,276 SF located in Norfolk, Virginia (the “Dominion Tower Property”). The controlling Promissory Note A-1 and non-controlling Promissory Note A-2-A, with an aggregate original principal balance of $46,000,000, represent the Dominion Tower Mortgage Loan and will be included in the UBS 2019-C16 Trust. The non-controlling Promissory Note A-3-A was contributed to the WFCM 2019-C49 Trust. The Dominion Tower Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C16 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

Dominion Tower Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,350,000	$30,350,000	UBS 2019-C16	Yes
Note A-2-A	$15,650,000	$15,650,000	UBS 2019-C16	No
Note A-3-A	$15,350,000	$15,350,000	WFCM 2019-C49	No
Total	$61,350,000	$61,350,000

The proceeds of the Dominion Tower Whole Loan, along with the borrower sponsors’ contribution of approximately $21.0 million and seller credits of approximately $3.6 million, were used to acquire the Dominion Tower Property for $79.0 million, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Hertz Norfolk 999 Waterside, LLC (the “Dominion Tower Borrower”), a single purpose Delaware limited partnership with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Dominion Tower Whole Loan. The borrower sponsors and the non-recourse carveouts guarantors of the Dominion Tower Whole Loan are Sarah Hertz Gordon, Isaac Hertz and William Z. Hertz. The borrower sponsors are children of Judah Hertz, the founder of Hertz Investment Group (“Hertz”).

Founded in 1977 by Judah Hertz, Hertz is a fully integrated national real estate investment firm specializing in the acquisition, management and marketing of properties throughout the U.S. Its investment model is to acquire top-level high-rise office buildings in the central business district of mid-sized cities throughout the U.S. Currently, Hertz owns 65 buildings consisting of a total of approximately 21.0 million SF across 25 cities in 17 states, along with six parking facilities containing a total of 5,518 spaces.

The Property. The Dominion Tower Property is a Class A office tower, which was built in 1988 and renovated in 2018 and totaling 403,276 SF located in Norfolk, VA. The Dominion Tower Property is 26 stories high, located on a 2.6-acre site with a 1,224 space parking garage, which equates to a parking ratio of 3.0 spaces per 1,000 SF. The parking garage is one of the only privately-owned garages in the City of Norfolk and represented approximately 11.5% of the TTM (10/31/2018) effective gross income. The Dominion Tower Property amenities include a café, a full service restaurant, a wine shop, a fitness center, and a packing and shipping office. The Dominion Tower Property is located approximately 1,000 feet from Norfolk’s light rail and is adjacent to the Elizabeth River with access to Norfolk’s redeveloped Waterside District and Town Point Park. As of October 31, 2018, the Dominion Tower Property was 88.3% occupied by 39 tenants. No tenant made up more than 12.4% of NRA or 14.8% of underwritten base rent as of October 31, 2018.

Major Tenants.

CACI Enterprise Solutions, Inc. (49,910 SF, 12.4% of NRA, 14.8% of underwritten base rent). CACI Enterprise Solutions Inc. was founded in 1962 as a simulation technology company and has since grown into an international information solutions and services provider. The company operates both domestically and internationally and has approximately 12 lines of business. CACI Enterprise Solutions Inc. offers a substantial amount of its solutions, services and proprietary products to defense, intelligence, and civilian agencies of the US government. In fiscal year 2018, 93.5% of its revenue came from the US government prime contracts or subcontracts, specifically, out of which 66.6% was generated from U.S. Department of Defense contracts and 26.9% from the US government civilian agency customers. In fiscal year 2018, CACI Enterprise Solutions Inc. generated $4.47 billion in revenue, up 2.6% year over year from $4.35 billion in revenues in fiscal year 2017 and up 19.3% from $3.74 billion in revenues in fiscal year 2016.

Trader Interactive LLC (39,081 SF, 9.7% of NRA, 11.0% of underwritten base rent). Trader Interactive LLC is the leading provider of digital offerings including online advertising and marketing services products serving the power sports, recreational vehicle, commercial truck and equipment segments. The company’s brand portfolio includes business-to-consumer websites, including Cycle Trader, RV Trader, ATV Trader, PWC Trader, Snowmobile Trader and Aero Trader, as well as business-to-business brands Commercial Truck Trader, Commercial Web Services, Equipment Trader, and RV Web Services. Trader Interactive LLC attracts over seven million visitors monthly and serves over 6,700 customers directly. Trader Interactive LLC has 10 businesses and approximately 350 employees and is headquartered at the Dominion Tower Property.

Harbor Group International (26,037 SF, 6.5% of NRA, 6.6% of underwritten base rent). Harbor Group International is a leading global real estate investment and management firm with more than $8.2 billion in real estate investment properties. Harbor Group International invests in and manages diversified property portfolios including office, retail, and multifamily properties. Harbor Group International owns and manages more than 181 assets, 30,400 multifamily units, and 3.7 million SF of commercial real estate with an aggregate gross asset value of approximately $8.2 billion as of the second quarter of 2018. Harbor Group International employs over 760 people in various roles including acquisitions, dispositions, asset management, construction, leasing and property management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

The following table presents certain information relating to the leases at the Dominion Tower Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(2)	Lease Expiration
CACI Enterprise Solutions, Inc.	NR/Ba2/BB+	49,910	12.4%	$1,342,080	14.8%	$26.89	8/31/2023(3)
Trader Interactive LLC(4)	NR/NR/NR	39,081	9.7%	$996,566	11.0%	$25.50	12/31/2025
Harbor Group International	NR/NR/NR	26,037	6.5%	$599,372	6.6%	$23.02	3/31/2026
New York Life Insurance	AA+/Aaa/AA+	24,813	6.2%	$657,545	7.3%	$26.50	7/31/2024(5)
Williams Mullen	NR/NR/NR	22,145	5.5%	$644,862	7.1%	$29.12	6/30/2021
Union Bank(6)	NR/NR/NR	18,943	4.7%	$492,518	5.4%	$26.00	9/30/2026
Harvey Lindsay	NR/NR/NR	18,574	4.6%	$439,089	4.8%	$23.64	2/29/2020
Merrill Lynch	A/A3/NR	17,790	4.4%	$439,235	4.8%	$24.69	3/31/2024
Wells Fargo Advisors	A+/A2/A-	15,811	3.9%	$398,674	4.4%	$25.21	7/31/2022(7)
Bank of America, National Association	NR/Aa3/A+	15,389	3.8%	$379,954	4.2%	$24.69	3/31/2024

Subtotal/Wtd. Avg.		248,493	61.6%	$6,389,895	70.5%	$25.71
Other Tenants		107,699	26.7%	$2,679,545	29.5%	$24.88
Vacant		47,084	11.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		403,276	100.0%	$9,069,440	100.0%	$25.46

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(3)	CACI Enterprise Solutions, Inc. has the option to reduce its lease by 10,000 SF, exercisable with 180 days prior notice and payment of a termination fee equal to 8% of the aggregate unamortized amount of all TI/LC owed by the landlord.

(4)	Trader Interactive LLC is in a free rent period through June 2019. $267,391 has been reserved with the lender in respect of free rent for this tenant.

(5)	New York Life Insurance has the option to terminate all of its relocation premises (20,860 SF) at any time after May 2021 with nine months’ notice and payment of a termination fee, among other conditions.

(6)	Xenith Bank went dark in 20,842 SF after it was acquired by Union Bank in January 2018. Union Bank continues to make rental payments in accordance with the current Xenith Bank Lease. Union Bank signed a new lease for 18,943 SF through September 2026. Only the newly leased 18,943 SF is included in Annual UW Base Rent.

(7)	Wells Fargo has the option to terminate its lease prior to 7/31/2020 with six months’ notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Dominion Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	6	5,581	1.4%	1.4%	$20.34	$113,493	1.3%	1.3%
2019	2	4,106	1.0%	2.4%	$26.74	$109,808	1.2%	2.5%
2020	4	29,473	7.3%	9.7%	$23.02	$678,526	7.5%	9.9%
2021	11	64,870	16.1%	25.8%	$26.30	$1,705,976	18.8%	28.8%
2022	6	43,955	10.9%	36.7%	$25.29	$1,111,839	12.3%	41.0%
2023	4	52,530	13.0%	49.7%	$26.61	$1,397,688	15.4%	56.4%
2024	4	71,616	17.8%	67.5%	$26.02	$1,863,656	20.5%	77.0%
2025	1	39,081	9.7%	77.2%	$25.50	$996,566	11.0%	88.0%
2026	2	44,980	11.2%	88.3%	$24.28	$1,091,890	12.0%	100.0%
2027	0	0	0.0%	88.3%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	88.3%	$0.00	$0	0.0%	100.0%
2029	0	0	0.0%	88.3%	$0.00	$0	0.0%	100.0%
2030 & Beyond	0	0	0.0%	88.3%	$0.00	$0	0.0%	100.0%
Vacant(3)	0	47,084	11.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	40	403,276	100.0%		$25.46	$9,069,440	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

The Market. The Dominion Tower Property is situated within downtown Norfolk approximately 0.1 miles west of Interstate 264, 5.0 miles south of Interstate 64 and 6.4 miles southwest of the Norfolk International Airport. The Norfolk economy is largely driven by the US military. The Dominion Tower Property is located approximately 7.1 miles from Naval Station Norfolk, which according to a third party market research company, is the largest single U.S. military installation and currently houses 149,000 personnel including active duty, family members and dependents, reservists, Department of Defense civilians and joint forces. Aside from the military, Norfolk also has a strong healthcare and education presence. Sentara Norfolk General Hospital, located 1.6 miles northwest of the Dominion Tower Property, is a 525-bed medical center and the Children’s Hospital of the King’s Daughters, located 1.5 miles northwest of the Dominion Tower property, features 206 beds and a staff of almost 300 pediatricians, specialists, and surgeons. Additionally, the Norfolk area is home to Old Dominion University, located 3.4 miles north of the Dominion Tower Property, which has a student population of roughly 24,375 for the 2017-2018 academic year.

According to a third party market research report, Norfolk is ranked the ninth most popular city that millennials were moving to in 2018. According to the US Census bureau, Norfolk saw a net migration of approximately 5,000 millennials in 2016. According to the appraisal, between 2018 and 2023, the population within the one-, three- and five- mile radius of the Dominion Tower Property is expected to grow at rates of 0.8%, 0.3%, and 0.4%, respectively; while the 2018 estimated median household income within the same radii was approximately $44,043, $39,627, and $45,501 respectively.

According to the appraisal, as of the third quarter of 2018, the downtown Norfolk central business district office submarket reported a total inventory of 28 buildings, comprising approximately 5.1 million SF of office space with a 9.6% vacancy rate and submarket rents of $20.69. The appraisal concluded to market rents of $25.62 PSF and market vacancy of 8.3%.

The following table presents recent leasing data at competitive office buildings with respect to the Dominion Tower Property:

Comparable Office Leases
Property Name/Address	Year Built	Size (SF)	Occupancy	Tenant Name	Lease Size (SF)	Lease Term (Yrs.)	Rent/SF	Lease Type
Dominion Tower Property 999 Waterside Drive Norfolk, VA	1988	403,276(1)	88.3%(1)	CACI Enterprise Solutions(1)	49,910(1)	5.1(1)(2)	$26.89(1)(2)	Full Service
101 West Main Street 101 W. Maine St. Norfolk, VA	1983	367,000	90.5%	Towne Bank	14,177	10.0	$26.00	Full Service
500 East Main Street 500 E. Main St. Norfolk, VA	1972	230,316	81.6%	Confidential	3,894	5.0	$24.00	Full Service
150 Boush Street 150 Boush St. Norfolk, VA	1986	131,259	99.3%	Confidential	3,500	5.0	$24.00	Full Service
440 Monticello Avenue 440 Monticello Ave. Norfolk, VA	2010	299,887	90.6%	UBS Financial	12,896	10.5	$27.50	Full Service

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	CACI Enterprise Solutions Lease Term (Yrs.) is based on its original lease commencement date and the current lease expiration date and Rent/SF is based on its lease agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Dominion Tower Property:

Cash Flow Analysis
	2015	2016	2017	10/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$7,883,180	$8,234,518	$8,255,102	$9,162,979	$10,389,945	$25.76
Total Recoveries	$27,444	$115,114	$221,588	$177,877	$102,932	$0.26
Other Income(2)	$1,130,569	$1,280,824	$1,336,037	$1,393,686	$1,393,686	$3.46
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,320,505)	($3.27)
Effective Gross Income	$9,041,193	$9,630,456	$9,812,727	$10,734,542	$10,566,058	$26.20
Total Operating Expenses	$3,505,013	$3,629,404	$3,725,778	$3,816,541	$3,848,795	$9.54
Net Operating Income(3)	$5,536,180	$6,001,052	$6,086,949	$6,918,001	$6,717,263	$16.66
Capital Expenditures	$0	$0	$0	$0	$60,491	$0.15
TI/LC	$0	$0	$0	$0	$405,295	$1.01
Net Cash Flow	$5,536,180	$6,001,052	$6,086,949	$6,918,001	$6,251,477	$15.50

Occupancy %(4)	79.5%	82.4%	81.8%	92.1%	87.4%
NOI DSCR (P&I)(5)	1.36x	1.47x	1.49x	1.69x	1.64x
NCF DSCR (P&I)(5)	1.36x	1.47x	1.49x	1.69x	1.53x
NOI Debt Yield(5)	9.0%	9.8%	9.9%	11.3%	10.9%
NCF Debt Yield(5)	9.0%	9.8%	9.9%	11.3%	10.2%

(1)	UW Gross Potential Rent includes contractual rent steps through July 2019 totaling $78,493.

(2)	Other Income consists of parking, storage, antenna and miscellaneous income.

(3)	Net Operating Income increased from 2017 to 10/31/2018 TTM due to second largest tenant, Trader Interactive LLC (approximately 9.7% of NRSF and 11.0% of annual U/W base rent) signing a lease in March 2018 through December 2025.

(4)	UW Occupancy % is based on underwritten economic vacancy of 12.6%. The Dominion Tower Property was 88.3% occupied based on the underwritten rent roll dated October 31, 2018.

(5)	The debt service coverage ratios and debt yields are based on the Dominion Tower Whole Loan.

Escrows and Reserves. The Dominion Tower Borrower deposited in escrow at origination (i) $70,075 for insurance premiums, (ii) $62,020 for tenant improvements and leasing commissions, (iii) $900,015 in deferred maintenance (which was allocated into a required repairs account ($159,712) and an upfront capital expenditure reserve ($740,303)) and (iv) $3,788,683 in outstanding landlord obligations (which was allocated into an upfront rollover reserve ($3,165,469) and an rent abatement reserve ($623,214)). The Dominion Tower Borrower is required to escrow monthly (i) 1/12 of the real estate taxes, currently $62,980 (ii) 1/12 of the insurance premiums, currently $7,786, (iii) $5,041 for replacement reserves and (iv) $33,773 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Dominion Tower Whole Loan is structured with a hard lockbox and springing cash management. The Dominion Tower Borrower is required to cause all rents from all tenants to be deposited in the lockbox account, or if received by the Dominion Tower Borrower or property manager, the rents are required to be deposited into the lockbox account within one business days after receipt. Amounts on deposit in the lockbox account will be: (i) if a Cash Management Trigger Event (as defined below) does not exist, released to the Dominion Tower Borrower on a monthly basis; and (ii) upon the occurrence and continuance of a Cash Management Trigger Event, transferred to the cash management account.

A “Cash Management Trigger Event” will commence (i) upon the occurrence of an event of default under the Dominion Tower Mortgage Loan documents, (ii) upon the occurrence of an event of default under the management agreement, (iii) if the debt service coverage ratio as calculated under the Dominion Tower Mortgage Loan documents (the “DSCR”) is less than 1.15x, (iv) if any tenant occupying more than 10% of the Dominion Tower Property (either physical or economic occupancy) (each, a “Significant Tenant”) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises including by subleasing substantially all of its leased premises, (v) if any Significant Tenant notifies the Dominion Tower Borrower, manager, or any affiliate thereof that it intends to vacate, sublease, surrender or cease to conduct its normal business operations at substantially all of its demised premises prior to the expiration of such Significant Tenant’s lease, (vi) if any Significant Tenant (or such tenant’s parent, if applicable) becomes insolvent or files for bankruptcy and/or (vii) if any Significant Tenant’s lease is in the last 12 months of its stated term and such Significant Tenant has failed to renew its lease in accordance with its terms or otherwise on terms actually approved by the lender or enter into a new lease subject to and in compliance with the terms of the Dominion Tower Mortgage Loan documents. A Cash Management Trigger Event will end if: in the case of clause (i) the default is cured and the cure is accepted by lender in its reasonable discretion, in the case of clause (ii) a replacement manager acceptable to the lender is put in place, in the case of clause (iii) the DSCR is above 1.15x for one calendar quarter, in the case of clause (iv) either (1) the applicable Significant Tenant has (x) reopened for business and conducted normal business operations at substantially all of its demised premises and (y) commenced paying full, unabated rent under its lease (unless the lender is holding in escrow funds to cover the free rent or abated rent), and the Dominion Tower Borrower has delivered an acceptable tenant estoppel certificate certifying, the foregoing and reaffirming the lease as being in full force and effect, or (2) a Re-tenanting Event (as defined below) has occurred, in the case of clause (v) either (1) the applicable Significant Tenant has (x) irrevocably revoked or rescinded any such notice, (y) been open for business and conducted normal business operations at substantially all of its demised premises and (z) commenced paying full, unabated rent under its lease (unless the lender is holding in escrow funds to cover the free rent or abated rent) following such revocation or rescission, and the Dominion Tower Borrower has delivered an acceptable tenant estoppel certificate certifying the foregoing and reaffirming the lease as being in full force and effect, or (2) a Re-tenanting Event has occurred, in the case of clause (vi), either (1) the applicable Significant Tenant or such Significant Tenant’s parent company, as applicable, becomes solvent to the lender’s reasonable satisfaction for two consecutive quarters or is no longer a debtor in any bankruptcy action and has affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction or (2) a Re-tenanting Event has occurred, or in the case of clause (vii), either (1) the applicable Significant Tenant has (x) renewed its lease (in accordance with its terms or otherwise subject to the terms of the related loan agreement and approved by the lender, in its reasonable discretion) or entered into a new lease subject to and in compliance with the terms of the related loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

999 Waterside Drive Norfolk, VA 23502	Collateral Asset Summary – Loan No. 2 Dominion Tower	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$46,000,000 70.5% 1.53x 10.9%

documents and (y) paid full, unabated rent under its lease (unless the lender is holding in escrow funds to cover the free rent or abated rent), and Dominion Tower Borrower has delivered an acceptable tenant estoppel certificate certifying the foregoing and reaffirming the lease as being in full force and effect, or (2) a Re-tenanting Event has occurred.

“Re-tenanting Event” will occur, if: (a) the DSCR is equal to or greater than 1.40x (provided that in calculating DSCR, all rents from the demised premises of the applicable Significant Tenant giving rise to the Cash Management Trigger Event is excluded from the underwritten net cash flow); (b)(i) not less than 80% of the applicable Significant Tenant’s space is demised pursuant to a new lease or leases that have been approved by the lender, as determined by the lender in its reasonable discretion, and (ii) the DSCR is not less than 1.25x, (c)(i) the DSCR is not less than 1.25x (provided that in calculating the DSCR, all rents from the demised premises of the applicable Significant Tenant giving rise to the Cash Management Trigger Event is excluded from underwritten net cash flow) and (ii) not less than 80% of the leasable space at the Dominion Tower Property is being occupied by a tenant pursuant to leases that comply in all respects with the terms and conditions of the Dominion Tower Mortgage Loan documents (provided that in calculating such occupancy percentage, the demised premises of the applicable Significant Tenant giving rise to the Cash Management Trigger Event included in the total available leasable SF at the Dominion Tower Property are deemed to be not occupied); or (d) (i) the DSCR is not less than 1.25x (provided that in calculating the DSCR, all rents from the demised premises of the applicable Significant Tenant giving rise to the Cash Management Trigger Event are excluded from underwritten net cash flow) and (ii) the applicable re-tenanting funds ($45.00 per SF for eighty percent (80%) of the demised premises) have been deposited with the lender into the excess cash flow account. In the cases of (b) and (c), the Dominion Tower Borrower must also have delivered an acceptable tenant estoppel certificate from the tenants under new leases occupying the applicable Significant Tenant’s premises.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Dominion Tower Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

507 West 23rd Street Austin, TX 78705	Collateral Asset Summary – Loan No. 3 SkyLoft Austin	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 30.1% 3.87x 17.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

507 West 23rd Street Austin, TX 78705	Collateral Asset Summary – Loan No. 3 SkyLoft Austin	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 30.1% 3.87x 17.1%

SkyLoft Austin
507 West 23rd Street
Austin, TX 78705
AUSTIN
Downtown
West Campus
The Drag
University of Texas
Heritage
Central Austin
Old West Austin
Windsor Road
Arts District
Medical District
Central East Austin
TRAVIS COUNTY
Shoal Creek Greenbelt
Adams Park
Eastwoods Park
Pease District Park
House Park/ Austin Recr. Center
Duncan Park
Waterloo Park
Swede Hill Park
Wooldridge Square Park
OAKWOOD CEMETERY
Texas Memorial Stadium
Mike A. Myers Stadium
UFCU Disch-Falk Field
Frank Erwin Center
Texas State Capitol
Governor's Mansion
Caswell Tennis Center
Neill-Cochran House Museum
Tap 24
Little Sheep Mongolian Hot Pot
Sushi Niichi
Pluckers
Caffe Medici
Cabo Bob's
CVS
Spider House Ballroom
Torchy's Tacos
The Local Pub and Patio
The Hole in the Wall
Austin Presbyterian Theological Seminary
Moody College of Communication
McKetta Dept. of Chemical Engineering
Jesse H. Jones Communication Center
Department of Electrical and Computer Engineering
School of Law
Joe C. Thompson Conference Center
Performing Arts Center
Archer M. Huntington Art Gallery
Oscar G. Brockett Theatre
Texas Union
College of Natural Sciences
School of Architecture
Harry Ransom Center
Littlefield Fountain
McCombs School of Business
College of Liberal Arts
LBJ Library and Museum
The Perry-Castañeda Library
Caven Lacrosse and Sports Ctr. at Clark Field
Blanton Museum of Art
Lee and Joe Jamail Texas Swimming Ctr.
Bob Bullock Texas State History Museum
St David's Rehabilitation Center
Nursing School
University Medical Ctr. Brackenridge
Austin Community College
Whole Foods Market Regional Office
John Reagan State Office Building
TX State Library and Archives
TX Capitol Visitor's Ctr.
Travis County Courthouse
Travis County Law Library
Old Bakery & Emporium
Faulk Central Library
Austin-Bergstrom Intl. Airport 7 miles
N. Lamar Blvd
Guadalupe St
Speedway
E. Dean Keeton St
MLK Jr. Blvd
Interregional Hwy
Red River St
Robert Dedman Dr
San Jacinto Blvd
Congress Ave
Lavaca St
Colorado St
Trinity St
San Antonio St
Nueces St
West Ave
Rio Grande St
San Gabriel St
San Pedro St
Leon St
Longview St
Oakhurst Ave
Belmont Pkwy
Wooldridge Dr
Gaston Ave
Harris Park Ave
Sparks Ave
Medical Arts St
Comal St
Frontage Rd
Sabine St
Henderson St
Navasota St
San Bernard St
Laurel Ln
Catalpa St
Olive St
W. 32nd St
W. 31st St
W. 30th St
W. 29th St
W. 28th 1/2 St
W. 28th St
W. 27th St
W. 26th St
W. 25th St
W. 24th St
W. 23rd St
W. 22nd St
W. 21st St
W. 18th St
W. 17th St
W. 16th St
W. 15th St
W. 14th St
W. 13th St
W. 12th St
W. 11th St
W. 10th St
W. 9th St
W. 8th St
E. 35th St
E. 34th St
E. 33rd St
E. 32nd St
E. 31st St
E. 30th St
E. 24th St
E. 23rd St
E. 21st St
E. 15th St
E. 14th St
E. 13th St
E. 12th St
E. 11th St
E. 10th St
290
35
Georgetown
ROUND ROCK
Cedar Park
Leander
Hutto
Pflugerville
Brushy Creek
Jollyville
Anderson Mill
Wells Branch
Windemere
Lakeway
Bee Cave
West Lake Hills
Rollingwood
Barton Creek
Manor
Garfield
Bear Creek
Shady Hollow
Onion Creek
Wyldwood
SE Austin
WILLIAMSON COUNTY
TRAVIS COUNTY
HAYS COUNTY
BASTROP COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

507 West 23rd Street Austin, TX 78705	Collateral Asset Summary – Loan No. 3 SkyLoft Austin	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 30.1% 3.87x 17.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/A/Aa3			Location:	Austin, TX 78705
				General Property Type:	Multifamily
Original Balance(1):	$36,000,000			Detailed Property Type:	Student Housing
Cut-off Date Balance(1):	$36,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	5.3%			Year Built/Renovated:	2018/N/A
Loan Purpose:	Acquisition			Size(2):	674 Beds
Borrower Sponsor:	Patrick Nelson			Cut-off Date Balance per Bed(1):	$53,412
Mortgage Rate(3):	4.28263%			Maturity Date Balance per Bed(1):	$53,412
Note Date:	2/26/2019			Property Manager:	Nelson Partners Property Management, Inc. (borrower-related)
First Payment Date:	4/6/2019
Maturity Date:	3/6/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI(4):	$6,173,919
IO Period:	120 months			UW NOI Debt Yield(1):	17.1%
Seasoning:	1 month			UW NOI Debt Yield at Maturity(1):	17.1%
Prepayment Provisions:	LO (6); YM3 (110); O (4)			UW NCF DSCR(1):	3.87x
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI(4):	$5,772,006 (11/30/2018 T-4 Ann.)
Additional Debt Type(1)(5):	Subordinate Debt/Preferred Equity			2nd Most Recent NOI(4):	N/A
Additional Debt Balance(1)(5):	$30,125,000/$35,000,000			3rd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	100.0% (1/18/2019)
Reserves(6)				2nd Most Recent Occupancy(4):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	N/A
RE Tax:	$455,295	$151,765	N/A	Appraised Value (as of):	$119,800,000 (11/2/2018)
Insurance:	$68,004	$5,862	N/A	Cut-off Date LTV Ratio(1):	30.1%
Replacements:	$0	$5,617	N/A	Maturity Date LTV Ratio(1):	30.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$66,125,000	53.2%	Purchase Price:	$119,550,000	96.1%
Borrower Equity(5):	$58,241,118	46.8%	Reserves:	$523,299	0.4%
			Closing Costs:	$4,292,820	3.5%
Total Sources:	$124,366,118	100.0%	Total Uses:	$124,366,118	100.0%

(1)	The SkyLoft Austin Mortgage Loan (as defined below) is part of the SkyLoft Austin Whole Loan (as defined below), which is comprised of three senior pari passu promissory notes with an aggregate original principal balance of $36,000,000 and a subordinate companion note with an original principal balance of $30,125,000. The Cut-off Date Balance per Bed, Maturity Date Balance per Bed, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the original principal balance of the SkyLoft Austin Mortgage Loan, without regard to the SkyLoft Austin Subordinate Loan (as defined below). The Cut-off Date Balance per Bed, Maturity Date Balance per Bed, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the SkyLoft Austin Whole Loan (including the SkyLoft Austin Subordinate Loan) are $98,108, $98,108, 9.3%, 9.3%, 2.03x, 55.2% and 55.2%, respectively.

(2)	The SkyLoft Austin Property (as defined below) has 212 units totaling 674 beds.

(3)	The SkyLoft Austin Mortgage Loan accrues interest at 4.28263% per annum and the SkyLoft Austin Subordinate Loan accrues interest at 4.6500% per annum.

(4)	The SkyLoft Austin Property was constructed in 2018; as such, historical operating performance information prior to August 2018 is unavailable. Most Recent NOI represents the SkyLoft Austin Property’s operating performance while in ramp up. UW NOI is based on the underwritten rent roll dated January 18, 2019.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt. The ownership includes $35.0 million of short term preferred equity investment. See “The Borrower and Borrower Sponsor” and “Mezzanine Loan and Preferred Equity” below for further discussion of such preferred equity.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “SkyLoft Austin Mortgage Loan”) is part of a whole loan (the “SkyLoft Austin Whole Loan”), evidenced by three senior pari passu promissory notes with an aggregate original principal balance of $36,000,000 and one subordinate companion note with an original principal balance of $30,125,000 (the “SkyLoft Austin Subordinate Loan”). The SkyLoft Austin Whole Loan is secured by a first priority fee mortgage encumbering a newly-constructed 18-story, Class A+, 674-bed student housing property located at 507 West 23rd Street in Austin, Texas (the “SkyLoft Austin Property”). Promissory Notes A-1, A-2, and A-3, in the aggregate original balance of $36,000,000, represent the SkyLoft Austin Mortgage Loan, and will be contributed to the UBS 2019-C16 Trust. The below table summarizes the SkyLoft Austin Whole Loan, including the remaining promissory note comprising the SkyLoft Austin Subordinate Loan, which is currently held by a third party investor and may otherwise be transferred at any time. The SkyLoft Austin Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C16 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

507 West 23rd Street Austin, TX 78705	Collateral Asset Summary – Loan No. 3 SkyLoft Austin	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 30.1% 3.87x 17.1%

SkyLoft Austin Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$20,000,000	$20,000,000	UBS 2019-C16	No
Note A-2	$10,000,000	$10,000,000	UBS 2019-C16	No
Note A-3	$6,000,000	$6,000,000	UBS 2019-C16	No
SkyLoft Austin Subordinate Loan	$30,125,000	$30,125,000	Third Party Investor	Yes
Total	$66,125,000	$66,125,000

The proceeds of the SkyLoft Austin Whole Loan, together with approximately $58.2 million in borrower sponsor equity (which includes preferred equity), were used to acquire the SkyLoft Austin Property, fund reserves, and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is NP Skyloft, DST (the “SkyLoft Austin Borrower”), a single-purpose Delaware statutory trust (“DST”) structured to be bankruptcy remote with two independent trustees. The Borrower is managed and controlled by NP Skyloft ST, LLC (“Signatory Trustee”) and owned by NP Skyloft IB, LLC (82.68%) (“Initial Beneficiary”) and other beneficial interest holders in the Borrower (none of which owns in excess of 20% of the SkyLoft Austin Borrower). Each of Initial Beneficiary and Signatory Trustee is wholly owned by NP Skyloft JV, LLC (“NBPC”). The ownership includes $35.0 million of short term preferred equity investment (the “Preferred Equity”). See “Mezzanine Loan and Preferred Equity” below for further discussion of the Preferred Equity. A non-consolidation opinion was delivered in connection with the origination of the SkyLoft Austin Whole Loan. The borrower sponsor and non-recourse carve-out guarantor is Patrick Nelson.

Mr. Patrick Nelson is the CEO and President of Nelson Partners Student Housing LLC (“NPSH”), a real estate development firm headquartered in Aliso Viejo, California, specialized in the acquisition, construction, rehabilitation, and management of student housing assets. NPSH’s portfolio includes 18 properties across 11 states comprising over 4,000 apartment units, and for the 2018-2019 academic school year, was 99.6% pre-leased. NPSH has over $400 million under management and over 180 employees. Prior to founding NPSH, Mr. Patrick Nelson and his brother, Brian Nelson, founded Nelson Brothers Professional Real Estate, LLC (“NBPRE”), a real estate development firm specializing in student housing and assisted living real estate investments. During its years of operation, NBPRE was involved in 37 syndicated real estate programs, which raised approximately $250 million from over 1,000 investors, purchasing roughly $645 million in real property, including four assisted-living and 31 university student-housing properties.

The Property. The SkyLoft Austin Property is a 212-unit, 18-story Class A+ multifamily building, comprising 674 student housing beds. The SkyLoft Austin Property is situated on a 0.58-acre site on the northern block of West 23rd Street and Nueces Street in the West Campus neighborhood, two blocks west of the University of Texas - Austin’s (“UT Austin”) main campus and within walking and biking distance to all university classroom and athletic facilities.

Completed in 2018, the SkyLoft Austin Property is brand new construction and its units are designed with an open plan kitchen/living room area, along with separate bedrooms and one to three separate or en-suite bathrooms. Each unit offers fully furnished units with modern pieces, 50” smart TVs, granite counter tops, wood cabinetry, private bedrooms with full size beds, desks, stainless steel fixtures, in-unit washer and dryer, couch, coffee table, and entertainment center. Other amenities at the SkyLoft Austin Property include a rooftop resort-style pool with a lounge deck and jumbo-size screen, study rooms, a 24/7 fitness center, a coffee bar, a grocery market, a business center, an on-site parking garage, controlled locker package delivery, bike storage, and a roommate matching program.

The SkyLoft Austin Property’s unit mix includes seven studio units, nine one-bedroom units, 22 two-bedroom units, 87 three-bedroom units, 82 four-bedroom units, and five five-bedroom units, each of which include one to three separate or en-suite bathrooms. Leases at the SkyLoft Austin Property are signed based on 12-month lease terms, and nearly ten months in advance of the 2018-2019 academic year, the SkyLoft Austin Property was pre-leased to almost 100% occupancy. The SkyLoft Austin Property was 100.0% leased as of the underwritten rent roll dated January 18, 2019.

The SkyLoft Austin Borrower has entered into a master lease, as landlord, with NP Skyloft Leaseco, LLC, as tenant (the “Master Tenant”), which is wholly owned by NBPC. The master lease has an expiration date in May 2029, with three successive five-year renewal options that are automatically exercised under the related lease documents, provided that the Master Tenant is not in default thereunder. The Master Tenant is a single-purpose Delaware limited liability company structured to be bankruptcy remote with one independent manager. The Master Tenant is a joinder party (or, in the case of the SkyLoft Austin Whole Loan cash management documents and subordination of property management agreement, a direct party) to the SkyLoft Austin Whole Loan documents. Under the master lease, the Master Tenant is required to pay rent on a monthly basis according to a fixed rent schedule over the lease term, ranging between $4.6 million per annum and $5.2 million per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

507 West 23rd Street Austin, TX 78705	Collateral Asset Summary – Loan No. 3 SkyLoft Austin	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 30.1% 3.87x 17.1%

The table below shows the unit mix at the SkyLoft Austin Property:

SkyLoft Austin Property Unit Mix Summary(1)
Unit Type	No. of Beds	% of Total Beds	Total Occupied Beds	Occ. (%)	Avg. Unit Size per Bed (SF)	Total Size (SF)	Avg. Monthly Rental Rate Per Bed	Avg. Monthly Market Rental Rate Per Bed(2)	Avg. Monthly Market Rental Rate PSF(2)
Studio	7	1.0%	7	100.0%	350	2,450	$1,449	$1,423	$4.07
1 BD / 1 BA	9	1.3%	9	100.0%	600	5,400	$1,673	$1,677	$2.80
2 BD / 1 BA	2	0.3%	2	100.0%	338	675	$1,289	$1,249	$3.70
2 BD / 2 BA	42	6.2%	42	100.0%	373	15,645	$1,353	$1,372	$3.68
3 BD / 2 BA	60	8.9%	60	100.0%	337	20,240	$1,120	$1,175	$3.48
3 BD / 3 BA	201	29.8%	201	100.0%	326	65,526	$1,233	$1,248	$3.83
4 BD / 2 BA	48	7.1%	48	100.0%	300	14,400	$992	$898	$2.99
4 BD / 3 BA	280	41.5%	280	100.0%	304	85,120	$1,001	$980	$3.22
5 BD / 3 BA	25	3.7%	25	100.0%	299	7,475	$1,111	$1,111	$3.72
Total/Wtd. Avg.	674	100.0%	674	100.0%	322	216,931	$1,121	$1,115	$3.47

(1)	Information is based on the underwritten rent roll.

(2)	Avg. Monthly Market Rental Rate Per Bed and Avg. Monthly Market Rental Rate PSF are based on the appraisal.

The Market. The SkyLoft Austin Property is located in Austin, Texas, two blocks west of the UT Austin main campus, 1.4 miles northwest of UT Austin’s Dell Seton Medical Campus, and approximately 1.6 miles north of Austin’s central business district. The SkyLoft Austin Property is located in West Campus of the UT Austin submarket. According to the appraisal, West Campus is located in the student oriented submarket in this community since it is within walking distance of the western side of the campus and historically, the limited number of properties that have been built have experienced good market acceptance and have quickly leased to a stabilized occupancy level.

Based on 2017-2018 enrollment, UT Austin is the tenth largest university in the United States with 51,832 enrolled students. Founded in 1883, UT Austin offers 156 undergraduate and 237 graduate and doctoral programs through its 18 schools. UT Austin’s main campus stretches 431 acres, including many university facilities such as the eighth largest stadium in the United States with seating capacity over 100,000, a multipurpose entertainment and sports arena, aquatic complex and athletic facilities, exhibition and research spaces, 17 libraries, and four museums. UT Austin is in the process of developing a new medical district in downtown Austin and is currently anchored by the Dell Medical School at UT Austin, which opened in 2016 and according to a third party market information provider, is the first medical school to be built at a tier 1 Association of American Universities research institution in over 50 years.

Between 2007 and 2017, the average annual enrollment at UT Austin was 51,165, with average annual fluctuation at 0.3%. According to the appraisal, the enrollment “soft-cap” is due to a university-mandated enrollment management plan to maintain a consistent and quality program. According to the appraisal, UT Austin has approximately 6,900 dorm beds (13.3% of the total student body), which was reported at 100% occupancy, and sorority and fraternity housing provides approximately 1,000 beds (1.9% of the total student body), leaving approximately 44,000 UT Austin students to rely on off-campus housing.

According to a third party market research report, the estimated 2018 population within a one-, three-, and five-mile radius of the SkyLoft Austin Property was 35,316, 152,446, and 346,357, respectively. According to a third party market research report, the estimated 2018 average household income within a one-, three-, and five-mile radius of the SkyLoft Austin Property was $60,586, $112,674, and $101,565, respectively.

According to the appraisal, there are four new projects currently under construction in the UT Austin submarket that are scheduled to be completed for the 2019-2020 academic year, and one project currently under construction scheduled to be completed for the 2020-2021 academic year. The identified new supply will add an additional 2,394 beds to the existing supply. Between 2012 and 2018, 6,579 beds have been added to the UT Austin submarket and monthly rent per bed has increased from $867 to $1,128.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

507 West 23rd Street Austin, TX 78705	Collateral Asset Summary – Loan No. 3 SkyLoft Austin	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 30.1% 3.87x 17.1%

Comparable rental properties to the SkyLoft Austin Property are shown in the table below:

SkyLoft Austin Property Comparable Rentals Summary
Property Name/Location	Year Built	Occupancy	Distance to Subject	Unit Type	Number of Beds(1)	Unit Size per Bed (SF) (1)	Monthly Rent per Bed(1)
SkyLoft Austin Property	2018	100.0%(1)	–	Studio	7	350	$1,449
507 West 23rd Street				1 Bedroom	9	600	$1,673
Austin, TX				2 Bedroom	44	371	$1,350
				3 Bedroom	261	329	$1,207
				4 Bedroom	328	303	$999
				5 Bedroom	25	299	$1,111
2400 Nueces	2013	100.0%	0.1 mi	Studio	36	386	$1,030
2400 Nueces Street				1 Bedroom	56	527	$1,488
Austin, TX				2 Bedroom	172	320	$957
				3 Bedroom	150	382	$1,147
				4 Bedroom	252	359	$1,220
University House Austin	2016	100.0%	0.2 mi	Studio	16	461	$1,379
2100 San Antonio Street				1 Bedroom	16	531	$1,619
Austin, TX				2 Bedroom	92	414	$1,229
				3 Bedroom	180	349	$1,075
				4 Bedroom	200	339	$1,126
The Ruckus	2017	100.0%	0.2 mi	1 Bedroom	6	400	$1,025
2502 Nueces Street				2 Bedroom	4	435	$1,358
Austin, TX				3 Bedroom	6	404	$1,365
				4 Bedroom	116	352	$1,151
				5 Bedroom	35	322	$1,146
21 Rio	2009	99.0%	0.2 mi	1 Bedroom	26	798	$1,879
2101 Rio Grande				2 Bedroom	234	557	$1,141
Austin, TX				3 Bedroom	33	537	$984
Aspen Heights	2018	100.0%	0.3 mi	Studio	3	504	$1,475
1909 Rio Grande Street				1 Bedroom	41	572	$1,587
Austin, TX				2 Bedroom	68	371	$1,257
				3 Bedroom	24	371	$1,200
				4 Bedroom	320	333	$1,037
Villas at San Gabriel	2017	100.0%	0.4 mi	1 Bedroom	8	668	$986
2414 San Gabriel Street				3 Bedroom	36	501	$1,125
Austin, TX				4 Bedroom	96	427	$1,038
				5 Bedroom	110	416	$1,082
				6 Bedroom	144	437	$1,156

Source: Appraisal

(1)	Information for the SkyLoft Austin Property is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating performance and the Underwritten Net Cash Flow at the SkyLoft Austin Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	11/30/2018 T-4 Annualized(1)	UW	UW Per Bed
Gross Potential Rent(2)	N/A	N/A	N/A	$9,007,794	$9,062,628	$13,446
Total Other Income(3)	N/A	N/A	N/A	$666,657	$732,312	$1,087
Less Vacancy & Concessions	N/A	N/A	N/A	($274,722)	($453,131)	($672)
Effective Gross Income	N/A	N/A	N/A	$9,399,729	$9,341,809	$13,860
Total Operating Expenses	N/A	N/A	N/A	$3,627,723	$3,167,890	$4,700
Net Operating Income	N/A	N/A	N/A	$5,772,006	$6,173,919	$9,160
Capital Expenditures	N/A	N/A	N/A	$0	$128,734	$191
Net Cash Flow	N/A	N/A	N/A	$5,772,006	$6,045,185	$8,969

Occupancy %(4)	N/A	N/A	N/A	97.0%	95.0%
NOI DSCR(5)	N/A	N/A	N/A	3.69x	3.95x
NCF DSCR(5)	N/A	N/A	N/A	3.69x	3.87x
NOI Debt Yield(5)	N/A	N/A	N/A	16.0%	17.1%
NCF Debt Yield(5)	N/A	N/A	N/A	16.0%	16.8%

(1)	The SkyLoft Austin Property was constructed in 2018; as such, historical operating performance information prior to August 2018 is unavailable.

(2)	UW Gross Potential Rent is based on the underwritten rent roll.

(3)	Total Other Income includes other non-rental income such as application fees, late fees, administrative fees, and pet fees.

(4)	UW Occupancy % is based on the underwritten economic vacancy of 5.0%. The SkyLoft Austin Property was 100.0% leased as of January 18, 2019.

(5)	Debt service coverage ratios and debt yields are based on the SkyLoft Austin Mortgage Loan (excluding the SkyLoft Austin Subordinate Loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

507 West 23rd Street Austin, TX 78705	Collateral Asset Summary – Loan No. 3 SkyLoft Austin	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$36,000,000 30.1% 3.87x 17.1%

Escrows and Reserves. The SkyLoft Austin Borrower deposited in escrow at origination (i) $455,295 for annual real estate taxes and (ii) $68,004 for annual insurance premiums. The SkyLoft Austin Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $151,765, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $5,862 and (iii) $5,617 for replacement reserves.

Lockbox and Cash Management. The SkyLoft Austin Whole Loan has a springing lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below).

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the SkyLoft Austin Borrower, the guarantor, the Master Tenant, or the property manager, (iii) the debt service coverage ratio for the trailing 12-month period, based on actual debt service due and payable during such period, falling below 1.65x, or (iv) any indictment for fraud or misappropriation of funds by the SkyLoft Austin Borrower, the guarantor, any trustee of the DST, any Class A member of NBPC, the Master Tenant, or the property manager, provided that in the case of a third party property manager, such indictment is related to the SkyLoft Austin Property, or any director or officer of such parties. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the SkyLoft Austin Borrower or guarantor, or 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the SkyLoft Austin Borrower, guarantor, or property manager under the applicable the SkyLoft Austin Whole Loan documents or management agreement, as applicable, in regard to clause (iii) above, the debt service coverage for the trailing 12-month period, based on actual debt service due and payable during such period, being at least 1.65x for two consecutive calendar quarters, or in regard to clause (iv) above, (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) as to the property manager, such property manager is replaced with a qualified manager under a replacement property management agreement.

Additional Secured Indebtedness (not including trade debts). The SkyLoft Austin Subordinate Loan, which has an original principal value of $30.125 million, is subordinate to the SkyLoft Austin Mortgage Loan and accrues interest at a rate of 4.6500% per annum. The SkyLoft Austin Subordinate Loan is coterminous with the SkyLoft Austin Mortgage Loan. The holders of the SkyLoft Austin Mortgage Loan and the SkyLoft Austin Subordinate Loan have entered into a co-lender agreement which sets forth the allocation of collections on the SkyLoft Austin Whole Loan. Based on the SkyLoft Austin Whole Loan, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 55.2%, 2.03x and 9.3%, respectively.

Mezzanine Loan and Preferred Equity. The organizational structure of NPBC, the managing entity of the SkyLoft Austin Borrower, includes Class A members and a Class B member. Contemporaneously with the origination of the SkyLoft Austin Whole Loan, the Class A members made a preferred equity investment in NBPC in an amount equal to $35.0 million (the "Preferred Equity"). The Preferred Equity has a term of 12 months with no extension options and a preferred return of 14.0000% per annum, with a current pay rate of 8.0000% per annum and the remainder accruing and payable at maturity, and can be prepaid prior to maturity, subject to payment of a “minimum interest” premium by the borrower sponsor to the Preferred Equity Investor (as herein defined), if the Preferred Equity is prepaid prior to six months following origination. The holder of the Preferred Equity (the “Preferred Equity Investor”) consists of one or more funds or other entities, each of which is managed by an investment advisor registered under the Investment Advisers Act of 1940. At origination of the SkyLoft Austin Whole Loan, the lender entered into a Recognition Agreement (the “Recognition Agreement”) with the Preferred Equity Investor, pursuant to which the Preferred Equity Investor has the right, among other things, (a) to force the change of control of the SkyLoft Austin Borrower upon the occurrence of certain events (including defaults under the documents evidencing the Preferred Equity (the “Preferred Equity Documents”)), (b) to modify the Preferred Equity Documents solely to extend the term of the Preferred Equity for up to 12 additional months (all other modifications to the Preferred Equity Documents require lender consent), (c) to “force” the sale of the SkyLoft Austin Property, provided that all conditions set forth in the SkyLoft Austin Whole Loan documents relating to a transfer of the property and assumption or prepayment of the SkyLoft Austin Whole Loan are satisfied, and (d) following an event of default and the commencement of an enforcement action under the SkyLoft Austin Whole Loan documents, to purchase the SkyLoft Austin Whole Loan for an amount equal to the outstanding principal balance of the SkyLoft Austin Whole Loan on the purchase date, together with all accrued interest, late charges or default interest, prepayment fees or premiums, unreimbursed required advances (pursuant to the UBS 2019-C16 Pooling and Servicing Agreement) and/or protective advances and any interest charged thereon, and all costs and expenses actually incurred by the lender in connection with enforcing the terms of the SkyLoft Austin Whole Loan documents or selling the SkyLoft Austin Whole Loan to the Preferred Equity Investor; provided, that certain fees will not exceed the amounts set forth in the Recognition Agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

Release of Property. Not permitted.

Terrorism Insurance. The SkyLoft Austin Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

Memphis, TN
85 miles
Albany Industries
Metal Impact Corporation
Baptist Mem. Hospital Union County
New Albany
UNION COUNTY
PRENTISS COUNTY
Baldwyn
Seneca Industrial
Innor Inc.
Guntown
LEE COUNTY
MMC Materials Inc.
Natchez Trace Pkwy
Saltillo
Sherman
Ecru
Ashley Furniture Ind. Inc.
The Mall at Barnes Crossing
Indian Hills
Big Oaks Crossing
Elvis Presley Lake
PONTOTOC COUNTY
Belden
Tupelo Buffalo Park & Zoo
Oxford
31 miles
Pontotoc Pkwy
Tupelo
Delta Furniture Manufacturing
Pontotoc
Encore Furniture
Mississippi Metal Mfg.
Trace State Park
Bissell
Tupelo Regional Airport
DOWNTOWN TUPELO
BancorpSouth Arena
Lifecore Gloster Creek Village
Tupelo Natl. Fish Hatchery
Ballard Park Baseball Complex
North Mississippi Medical Ctr.
Itawamba Community College
Plantersville
Verona
Natchez Trace Pkwy
Natchez Trace Parkway
Jackson
181 miles
Shannon City Hall
Shannon
Nettleton
MONROE COUNTY
United Furniture Industries
Southern Motion Industrial Portfolio
1 1 Fashion Way Baldwyn, MS
2 298 Henry Southern Drive Pontotoc, MS
3 957 Pontotoc County Ind Pkwy Ecru, MS
4 195 Henry Southern Drive Pontotoc, MS
5 370 Henry Southern Drive Pontotoc, MS
6 161 Prestige Drive Pontotoc, MS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	UBS AG	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Location:	Various, MS
General Property Type:	Industrial
Original Balance(1):	$31,690,000	Detailed Property Type:	Manufacturing
Cut-off Date Balance(1):	$31,690,000	Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.6%	Year Built/Renovated:	Various/Various
Loan Purpose:	Recapitalization	Size:	1,710,330 SF
Borrower Sponsor:	STORE Capital Corporation	Cut-off Date Balance per SF(1):	$24
Mortgage Rate:	4.8000%	Maturity Date Balance per SF(1):	$21
Note Date:	3/7/2019	Property Manager:	Self-managed
First Payment Date:	5/6/2019
Maturity Date:	4/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months	Underwriting and Financial Information
IO Period:	24 months	UW NOI:	$4,902,200
Seasoning:	0 months	UW NOI Debt Yield(1):	11.8%
Prepayment Provisions:	LO (24); DEF (91); O (5)	UW NOI Debt Yield at Maturity(1):	13.7%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR(1):	2.24x (IO)	1.73x (P&I)
Additional Debt Type(1):	Pari Passu	Most Recent NOI(2):	N/A
Additional Debt Balance(1):	$10,000,000	2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)	3rd Most Recent NOI(2):	N/A
Reserves(3)	Most Recent Occupancy(2):	100.0% (4/1/2019)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	100.0% (12/31/2018)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(2):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$63,575,000 (1/8/2019)
Replacements:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(4):	65.6%
TI/LC:	$0	Springing	(3)	Maturity Date LTV Ratio(1)(4):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$41,690,000	64.7%	Purchase Price:	$64,137,375	99.5%
Borrower Equity:	$22,790,340	35.3%	Closing Costs:	$342,965	0.5%
Total Sources:	$64,480,340	100.0%	Total Uses:	$64,480,340	100.0%

(1)	The Southern Motion Industrial Portfolio Mortgage Loan (as defined below) is part of the Southern Motion Industrial Portfolio Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate original principal balance of $41,690,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Southern Motion Industrial Portfolio Whole Loan.

(2)	The Southern Motion Industrial Portfolio Borrower (as defined below) acquired the Southern Motion Industrial Portfolio (as defined below) in December 2018 as part of a sale-leaseback with the tenant. As such, prior historical operating performance information is not available.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	On a portfolio basis, the Southern Motion Industrial Portfolio have an “as-is” appraised value of $63,575,000 as of January 8, 2019. On a stand-alone basis, the six Southern Motion Industrial Portfolio Properties (as defined below) have an aggregate “as-is” appraised value and hypothetical “go dark” value of $61,390,000 and $41,555,000, respectively. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Southern Motion Industrial Portfolio Whole Loan and the aggregate stand-alone “as-is” appraised value of $61,390,000 are 67.9% and 58.5%, respectively. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Southern Motion Industrial Portfolio Whole Loan and the aggregate “go dark” appraised value of $41,555,000 are 100.3% and 86.4%, respectively. The “as is” and “go dark” valuations of the mortgaged property identified on Annex A-1 as 1 Fashion Way include excess land of approximately 11.11 acres, valued at $215,000. No income attributed to the excess land has been underwritten.

The Mortgage Loan. The fourth largest mortgage loan (the “Southern Motion Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Southern Motion Industrial Portfolio Whole Loan”) evidenced by six pari passu promissory notes with an aggregate original principal balance of $41,690,000. The Southern Motion Industrial Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 1,710,330 SF portfolio of six industrial properties located in Mississippi (each a “Southern Motion Industrial Portfolio Property”, and collectively, the “Southern Motion Industrial Portfolio Properties” or “Southern Motion Industrial Portfolio”). Promissory Notes A-1, A-2, A-3 and A-6, with an aggregate original principal balance of $31,690,000, represent the Southern Motion Industrial Portfolio Mortgage Loan and will be included in the UBS 2019-C16 Trust. The below table summarizes the Southern Motion Industrial Portfolio Whole Loan, including the remaining pari passu promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Southern Motion Industrial Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C16 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

Southern Motion Industrial Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$10,000,000	$10,000,000	UBS 2019-C16	No
Note A-2	$10,000,000	$10,000,000	UBS 2019-C16	No
Note A-3	$10,000,000	$10,000,000	UBS 2019-C16	No
Note A-4	$5,000,000	$5,000,000	UBS AG	No
Note A-5	$5,000,000	$5,000,000	UBS AG	No
Note A-6	$1,690,000	$1,690,000	UBS 2019-C16	Yes
Total	$41,690,000	$41,690,000

The proceeds of the Southern Motion Industrial Portfolio Whole Loan, together with borrower sponsor equity of $22.8 million, were used to acquire the Southern Motion Industrial Portfolio Properties as part of a sale-leaseback with the tenant at a purchase price of approximately $64.1 million and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is STORE SPE Southern Motion 2018-1, LLC (the “Southern Motion Industrial Portfolio Borrower”), a Delaware limited liability company structured to be bankruptcy remote with one independent director. The Southern Motion Industrial Portfolio Borrower is owned and managed by STORE Capital Acquisitions, LLC, a Delaware limited liability company, which is owned and managed by STORE Capital Corporation (NYSE: STOR), a Maryland corporation. Legal counsel to the Southern Motion Industrial Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Southern Motion Industrial Portfolio Whole Loan. The borrower sponsor and non-recourse guarantor of the Southern Motion Industrial Portfolio Whole Loan is STORE Capital Corporation (the “Southern Motion Industrial Portfolio Borrower Sponsor”).

STORE Capital Corporation (Fitch/Moody’s/S&P: BBB/Baa2/BBB) is an internally managed net-lease REIT, that acquires, invests in and manages single tenant operational real estate. STORE Capital Corporation owns a diversified portfolio that consists of investments in 2,255 properties operated by 434 customers across 49 states as of December 31, 2018. STORE Capital Corporation’s customers operate across a variety of industries within the service, retail and manufacturing sectors of the U.S. economy, with restaurants, furniture stores, early childhood education centers, movie theaters and health clubs representing the top industries in its portfolio. As of December 31, 2018, STORE Capital Corporation had revenue and net income of $540.8 million and $217.0 million, respectively, which represents a 19.4% and 33.9% increase, respectively, over the prior year.

The Properties. The Southern Motion Industrial Portfolio Whole Loan is secured by six manufacturing properties totaling 1,710,330 SF located in Mississippi. In December 2018, the Southern Motion Industrial Portfolio Borrower Sponsor acquired the Southern Motion Industrial Portfolio for a purchase price of approximately $64.1 million as part of a sale-leaseback between the Southern Motion Industrial Portfolio Borrower Sponsor and Southern Motion, Inc. (“Southern Motion”, the “Master Tenant”). The Southern Motion Industrial Portfolio Properties are 100.0% leased to Southern Motion under a 20-year unitary lease with a current expiration date of December 31, 2038 (the “Unitary Lease”). The Unitary Lease requires initial base rent of approximately $5.1 million, with annual rent steps of the lesser of 1.25x the percentage change in the CPI or 2.0% of the then-current base rental amount. The Unitary Lease provides for four, five-year renewal options and no termination options.

Founded in 1996, Southern Motion is a domestic manufacturer of upholstered motion furniture and employs over 1,500 workers. In June 2018, Southern Motion acquired Fusion Furniture, Inc. (“Fusion Furniture”), a domestic manufacturer of upholstered stationary furniture that employed over 500 workers. Combined, Southern Motion and Fusion Furniture (together, the “Company”) have nine Mississippi-based facilities totaling approximately 2.0 million SF of manufacturing facilities. Both Southern Motion and Fusion Furniture have grown organically since 2010, with combined revenue and EBITDA of approximately $91 million and $6.6 million, respectively, in 2010 to approximately $289.5 million and $21.5 million, respectively, as of the trailing 12-month period ending August 31, 2018. This represents a compounded annual growth rate of 15.6% and 16.1%, respectively. The top 25 customer accounts of the Company, which include national furniture retail chains such as Art Van, Rooms-To-Go, and Raymour & Flanigan, make up approximately 44.0% of the Company’s sales, with no single customer account making up more than 8% of the Company’s sales.

Five of the Southern Motion Industrial Portfolio Properties (84.5% of allocated whole loan amount (“ALA”)) are occupied by Southern Motion. The remaining Southern Motion Industrial Portfolio Property (15.5% of ALA) is occupied by Fusion Furniture. The four Southern Motion Industrial Portfolio Properties located in Pontotoc, Mississippi are within 1 mile of each other. The greatest distance between the Southern Motion Industrial Portfolio Properties is approximately 40 miles. The proximity of the Southern Motion Industrial Portfolio Properties provides for cost savings and flexible utilization of all the production lines at the six facilities between Southern Motion and Fusion Furniture. The Southern Motion Industrial Portfolio Properties currently operate in a manufacturing, warehouse storage, office headquarters, and showroom capacity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

The following table presents certain information relating to the Southern Motion Industrial Portfolio Properties:

Portfolio Summary(1)
Property	City, State	Net Rentable Area (SF)	Year Built	Acreage	Allocated Cut-off Date Balance(2)	% of Allocated Cut-off Date Balance(2)	Appraisal Value(3)	LTV(2)	Ceiling Heights (ft.)	Loading Bays
1 Fashion Way	Baldwyn, MS	758,250	1996	64.36	$18,617,549	44.7%	$27,415,000	67.9%	28.0 - 35.5	59
298 Henry Southern Drive	Pontotoc, MS	360,000	2001	26.75	$8,760,401	21.0%	$12,900,000	67.9%	17.0 - 27.5	56
957 Pontotoc County Ind Pkwy	Ecru, MS	265,080	2000	46.90	$6,451,458	15.5%	$9,500,000	67.9%	14.0 - 18.0	46
195 Henry Southern Drive	Pontotoc, MS	180,000	2011	25.41	$4,380,200	10.5%	$6,450,000	67.9%	17.0 - 27.5	34
370 Henry Southern Drive	Pontotoc, MS	78,000	2004	6.81	$1,850,550	4.4%	$2,725,000	67.9%	12.5 - 22.0	19
161 Prestige Drive	Pontotoc, MS	69,000	1989	7.72	$1,629,842	3.9%	$2,400,000	67.9%	11.0 - 16.0	10
Total/Wtd. Avg.		1,710,330		177.95	$41,690,000	100.0%	$63,575,000	65.6%		224

(1)	Information is based on the appraisal.

(2)	Based on the Southern Motion Industrial Portfolio Whole Loan.

(3)	The Appraised Value for each Southern Motion Industrial Portfolio Property represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and Wtd Avg. LTV are based on the portfolio “as-is” appraised value of $63,575,000 as of January 8, 2019. Wtd. Avg. LTV based on the aggregate stand-alone “as-is” appraised value of $61,390,000 is 67.9%.

The Markets. The Southern Motion Industrial Portfolio Properties are located in northern Mississippi within the Tupelo statistical metropolitan area (“Tupelo SMA”). The Tupelo SMA is comprised of Pontotoc County, Lee County and Itawamba County. Tupelo, is located approximately 19.2 miles south of Baldwyn, approximately 19.6 miles east of Pontotoc, approximately 22.8 miles southeast of Ecru and approximately 116 miles southeast of Memphis, Tennessee. Southern Motion utilizes its close proximity to Memphis for much of its logistics, including the river port and rail center for receiving its raw materials from China and other markets, and shipping its goods via interstate and rail to its many customers. The Port of Memphis is the second largest inland port on the shallow draft portion of the Mississippi River, and the fifth largest inland port in the United States according to the International Port of Memphis. A large volume of railroad freight also moves through Memphis due to its many east-west and north-south railroad lines connecting with major cities such as Chicago, St. Louis, Indianapolis, Louisville, New Orleans, Dallas, Houston, Birmingham, and Mobile. According to the appraisal, the market occupancy for the Tupelo SMA was 96.4% as of the fourth quarter of 2018 and the market occupancy for the Pontotoc County submarket was 100.0% as of the fourth quarter of 2018, whereas the Ecru/Baldwyn submarket reported a market occupancy of 95.5% as of the fourth quarter of 2018.

Baldwyn, Mississippi (44.7% of ALA): The 1 Fashion Way property is located immediately adjacent U.S. 45 in Baldwyn, Mississippi, approximately 3.2 miles southwest of downtown Baldwyn, 16.6 miles north of Tupelo, 189 miles northeast of Jackson, the state capital, 147 miles northwest of Birmingham, Alabama, and 114.0 miles southeast of Memphis, Tennessee. The 1 Fashion Way property is situated within the master planned Harry A. Martin North Lee industrial complex, in northern Lee County. The park is home to over seven industrial and commercial tenants, employing nearly 1,900 people. Some of the region’s largest employers, such as H.M. Richards, an upholstery manufacturer and APMMS, a Toyota supplier, call the park home. In addition, Sutter Street Manufacturing, a subsidiary of specialty home furnishings retailer Williams-Sonoma, Inc., is expanding its upholstered furniture manufacturing operations by opening a facility in the industrial park. Sutter Street Manufacturing employees will produce handcrafted upholstered furniture for Williams-Sonoma, Inc. brands including Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home. The plant, which was scheduled to begin production in January 2019, is estimated to result in the creation of 350 jobs over the next five years.

Pontotoc, Mississippi (39.9% of ALA): Four of the Properties are located in Pontotoc, Mississippi, which is approximately 19.5 miles east of Tupelo, 32.2 miles west of Oxford, 18.7 miles north of New Albany, and 25.1 miles north of Houston. The Pontotoc properties are located within 3.0 miles north of the commercial district of Pontotoc and approximately 3.2 miles northeast of the Pontotoc County Airport. The Pontotoc properties’ immediate area is mostly industrial. The neighborhood is home to companies such as Brazil Furniture, ABC Supply Co., Inc. and Pride Mobility Products Corp., all located just northwest of the Pontotoc properties. Nearby retail developments include Walmart Supercenter, north of the Pontotoc properties, and several national retailers, including Piggly Wiggly, CVS, Dollar General, and national fast food chain restaurants near the commercial district of downtown Pontotoc.

Ecru, Mississippi (15.5% of ALA): The 957 Pontotoc County Ind Pkwy property is located in Ecru, Mississippi, a town in Pontotoc County, within 4.2 miles northwest of the Pontotoc, Mississippi properties. Ecru is home to the largest upholstered furniture plant in the world, which manufactures furniture for Ashley Furniture Industries, Inc. The Ashley Furniture Industries, Inc. manufacturing facility is located approximately 3.4 miles north of the 957 Pontotoc County Ind Pkwy property and is the county’s second largest employer with 3,000 employees. Other companies include ITW Paslode, a tools and fasteners manufacturer for residential and industrial construction and Pontotoc Spring Co., which manufactures aftermarket coil springs and metal stampings for industrial, consumer, and automotive applications.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

The following table presents recent leasing data at competitive industrial properties with respect to the Southern Motion Industrial Portfolio Properties:

Comparable Industrial Leases
Property Name/Address	Year Built/ Renovated	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent/SF	Lease Type
Southern Motion Industrial Portfolio Properties	Various/ Various	100.0%(1)	1,710,330(1)	Southern Motion, Inc. (1)	69,000- 758,250(1)	Dec 2018(1)	20.0(1)	$2.96	NNN
Stateline J 1620 Stateline Road Southaven, MS	2016/N/A	100.0%	275,400	Priority Fulfillment Service	275,400	May 2016	10.1	$3.48	NNN
10455 Marina Drive 10455 Marina Drive Olive Branch, MS	1983/N/A	100.0%	161,200	DMC Power	161,200	Sept 2018	10.4	$3.00	NNN
Chromcraft Revington Douglas 5000 Industrial Park Road Sardis, MS	1982/N/A	50.0%	332,800	Quoted	--	--	--	$2.35	NNN
Baldwyn Business Center 469 County Road 2878 Baldwyn, MS	1994/N/A	100.0%	296,989	Innocor, Inc.	296,989	Jan 2016	7.7	$1.90	NNN
Sutter Street Manufacturing 315 County Road 911 Baldwyn, MS	1997/2010	100.0%	60,120	Sutter Street Manufacturing Innocor	60,120 60,120	Jan 2019 Jun 2010	1.0 10.0	$2.15 $5.27	NNN NNN
WestPark Industrial 3406B W Main Street Tupelo, MS	1976/2018	97.0%	310,240	Zenith Global Logistics Foundation Building Materials Williams Logistics Quoted	103,000 33,240 164,000 --	Oct 2018 Apr 2018 Dec 2017 --	3.0 7.0 3.0 --	$1.70 $2.92 $1.98 $3.00	NNN NNN NNN NNN
Martinrea Automotive Structures 323 CDF Boulevard Shannon, MS	2003/N/A	100.0%	160,000	Martinrea Fabco	160,000	May 2019	5.0	$3.20	NNN
Transformers Gaskets & Components 491 Bowling Green Road Lexington, MS	1997/N/A	100.0%	115,681	Transformer Gasket and Components, LLC	115,681	May 2017	10.0	$2.85	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southern Motion Industrial Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	2018(1)	UW(2)	UW PSF
Gross Potential Rent	N/A	N/A	N/A	N/A	$5,319,804	$3.11
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss(3)	N/A	N/A	N/A	N/A	($265,990)	($0.16)
Effective Gross Income	N/A	N/A	N/A	N/A	$5,053,814	$2.95
Total Operating Expenses	N/A	N/A	N/A	N/A	$151,614	$0.09
Net Operating Income	N/A	N/A	N/A	N/A	$4,902,200	$2.87
TI/LC	N/A	N/A	N/A	N/A	$241,798	$0.14
Capital Expenditures	N/A	N/A	N/A	N/A	$119,723	$0.07
Net Cash Flow	N/A	N/A	N/A	N/A	$4,540,678	$2.65

Occupancy %(3)	N/A	N/A	N/A	N/A	95.0%
NOI DSCR (P&I)(4)	N/A	N/A	N/A	N/A	1.87x
NCF DSCR (P&I)(4)	N/A	N/A	N/A	N/A	1.73x
NOI Debt Yield(4)	N/A	N/A	N/A	N/A	11.8%
NCF Debt Yield(4)	N/A	N/A	N/A	N/A	10.9%

(1)	The Southern Motion Industrial Portfolio Borrower acquired the Southern Motion Industrial Portfolio in December 2018 as part of a sale-leaseback with the tenant. As such, prior historical operating performance information is not available.

(2)	UW is based on the terms of the Unitary Lease.

(3)	UW Occupancy % is based on the economic vacancy of 5.0%. The Southern Motion Industrial Portfolio is 100.0% leased as of April 6, 2019.

(4)	Debt service coverage ratios and debt yields are based on the Southern Motion Industrial Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

Escrows and Reserves. The Southern Motion Industrial Portfolio Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) $14,253 for replacement reserves, subject to a cap of $625,350 and (iv) $142,528 for tenant allowances, tenant improvement costs and leasing commissions, subject to a cap in an amount equal to the aggregate base monthly rent under the then-applicable Unitary Lease or other lease(s) of the Southern Motion Industrial Portfolio for the calendar month in which such date of determination occurs and the immediately succeeding 17 calendar months (as such base rent may be adjusted, or deemed to be adjusted, during such period). Notwithstanding the foregoing, for so long as the Unitary Lease Reserve Conditions (as defined below) are satisfied, the Southern Motion Industrial Portfolio Borrower will not be required to make monthly payments under clauses (i) through (iii) above, and for so long as the conditions described in clauses (i) and (ii) of the definition of “Unitary Lease Reserve Conditions” below are satisfied, the Southern Motion Industrial Portfolio Borrower will not be required to make monthly payments under clause (iv) above.

“Unitary Lease Reserve Conditions” will be satisfied upon (i) the Unitary Lease remaining in full force and effect, (ii) no Material Tenant Trigger Event (as defined below) pursuant to clauses (i) through (viii) of the definition thereof having occurred and being continuing, (iii) the Master Tenant being obligated pursuant to the Unitary Lease (A) to pay all taxes (with respect to clause (i) in the paragraph above), insurance premiums (with respect to clause (ii) in the paragraph above), and capital expenditures (with respect to clause (iii) in the paragraph above) in which the Southern Motion Industrial Portfolio Borrower is required to make deposits into the applicable reserve funds, and (B) to maintain all related policies (with respect to the obligation to deposit insurance premiums in clause (ii) in the paragraph above only) and perform all related capital expenditure work (with respect to the obligation to deposit capital expenditures in clause (iii) in the paragraph above) otherwise intended to be funded out of the applicable reserve funds, and (iv) the Master Tenant paying and performing all obligations described in the foregoing clause (iii) with respect to the applicable reserve fund only as and when the same are required to be paid and performed under the Unitary Lease and the Southern Motion Industrial Portfolio Whole Loan documents, and the Southern Motion Industrial Portfolio Borrower providing evidence satisfactory to the lender of such applicable payment and performance in a timely manner.

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant (as defined below) gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to six months prior to the expiration date of a Material Tenant’s lease, if the related Material Tenant fails to extend or renew its lease on terms and conditions reasonably acceptable to the lender to the extent the Southern Motion Industrial Portfolio Borrower has any approval right with respect thereto, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify the Southern Motion Industrial Portfolio Borrower of its election to renew its lease, if such Material Tenant fails to give such notice, (iv) if a monetary event of default with respect to payment of monthly rent or a material non-monetary event of default that is reasonably expected to result in a material adverse effect on the applicable Material Tenant under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the Southern Motion Industrial Portfolio or (y) the total in-place base rent at the Southern Motion Industrial Portfolio, (vii) if a Material Tenant (other than the Master Tenant) “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Southern Motion Industrial Portfolio or a portion thereof constituting no less than 20% of the total net rentable square footage or at least 20% of the total in-place base rent at the Southern Motion Industrial Portfolio (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises), (viii) if a Master Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at the Southern Motion Industrial Portfolio (other than temporary cessation of operations in connection with remodeling, renovation or restoration of their leased premises), or (ix) if the Corporate Health Condition (as defined below) is not satisfied for any Material Tenant. A Material Tenant Trigger Event will end (a) with respect to clause (i) above, on the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Southern Motion Industrial Portfolio Whole Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the Southern Motion Industrial Portfolio Whole Loan documents, (b) with respect to clauses (ii) and (iii) above, on the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Southern Motion Industrial Portfolio Whole Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the Southern Motion Industrial Portfolio Whole Loan documents, (c) with respect to clause (iv) above, after a cure of the applicable event of default, (d) with respect to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, and such replacement tenant and its lease satisfy the requirements of the Southern Motion Industrial Portfolio Whole Loan documents, (f) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at the Southern Motion Industrial Portfolio or a portion thereof constituting more than 20% of the total net rentable square footage at the Southern Motion Industrial Portfolio, (g) with respect to clause (viii) above, the Master Tenant re-commences its normal business operations at the Southern Motion Industrial Portfolio or (h) with respect to clause (ix) above, the cure of such Corporate Health Condition.

A “Material Tenant” means (i) the tenant under the Unitary Lease or (ii) any other tenant at the Southern Motion Industrial Portfolio Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage at the Southern Motion Industrial Portfolio Properties or (b) accounts for no less than 20% of the total in-place base rent at the Southern Motion Industrial Portfolio Properties.

A “Corporate Health Condition” is satisfied as of any monthly payment date if (i) the fixed charge coverage ratio is greater than 1.20x for two consecutive calendar quarters and (ii) the Post OH FCCR (as defined below) is greater than 1.50x for two consecutive calendar quarters. A Corporate Health Condition will be cured as of any monthly payment date on which the fixed charge coverage ratio is greater than 1.20x for the immediately preceding calendar quarter and the post OH FCCR is greater than 1.50x for the immediately preceding calendar quarter.

“Post OH FCCR” means as of any date, the ratio calculated by the lender of (i) the Master Tenant’s EBITDAR at property level for the 12-month period ending on the date of determination to (ii) the sum of (x) interest expense on all debt obligations (including short term credit facilities) of the Master Tenant with respect to the entire Southern Motion Industrial Portfolio only and (y) any rent payable under or with respect to any lease obligation of the Master Tenant with respect to the Southern Motion Industrial Portfolio only, in each case, on a trailing 12 month basis, as reasonably determined by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various, MS	Collateral Asset Summary – Loan No. 4 Southern Motion Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$31,690,000 65.6% 1.73x 11.8%

Lockbox and Cash Management. The Southern Motion Industrial Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the Southern Motion Industrial Portfolio Whole Loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve and (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the Southern Motion Industrial Portfolio Borrower.

A “Cash Management Trigger Event” will occur upon (i) a monetary event of default or a material non-monetary event of default, (ii) any bankruptcy action involving the Southern Motion Industrial Portfolio Borrower, the guarantor, or the property manager, (iii) for any date a Unitary Lease is not in effect, the trailing 12-month period debt service coverage ratio, based on the Southern Motion Industrial Portfolio Whole Loan, falling below 1.55x, (iv) any indictment for fraud or misappropriation of funds by the Southern Motion Industrial Portfolio Borrower, the guarantor, or the property manager, or any officer of the aforementioned, or (v) a Material Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 90 days for the Southern Motion Industrial Portfolio Borrower or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Southern Motion Industrial Portfolio Borrower, the guarantor, or the property manager under the applicable the Southern Motion Industrial Portfolio Whole Loan documents or management agreement, as applicable, in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.60x for two consecutive calendar quarters, in regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the Southern Motion Industrial Portfolio Whole Loan documents, or in regard to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” will occur upon (i) a monetary event of default or a material non-monetary event of default, (ii) any bankruptcy action involving the Southern Motion Industrial Portfolio Borrower, the guarantor, or the property manager or (iii) for any date a Unitary Lease is not in effect, the trailing 12-month period debt service coverage ratio, based on the Southern Motion Industrial Portfolio Whole Loan, falling below 1.50x. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing is discharged, stayed or dismissed within 90 days for the Southern Motion Industrial Portfolio Borrower or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Southern Motion Industrial Portfolio Borrower, the guarantor, or the property manager under the applicable the Southern Motion Industrial Portfolio Whole Loan documents or management agreement, as applicable, or in regard to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loans and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Southern Motion Industrial Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

Lake Superior
ONTARIO
Duluth
MINNESOTA
Marquette
Sault Ste. Marie
Escanaba
MINNEAPOLIS
ST. PAUL
WISCONSIN
Wausau
Green Bay
Traverse City
Lake Huron
Mankato
Rochester
MICHIGAN
Saginaw
Port Huron
Grand Rapids
Flint
MILWAUKEE
Lansing
Cedar Falls
Madison
Lake Michigan
DETROIT
IOWA
Cedar Rapids
Rockford
Lake Erie
CHICAGO
Toledo
CLEVELAND
Des Moines
Iowa City
Davenport
Ft. Wayne
OHIO
Mansfield
Peoria
INDIANA
ILLINOIS
Champaign
Dayton
MISSOURI
Springfield
COLUMBUS
KANSAS CITY
INDIANAPOLIS
Columbia
CINCINNATI
Charleston
ST. LOUIS
Jefferson City
LOUISVILLE
Frankfort
Lexington
WV
Evansville
KENTUCKY
Springfield
VA
Joplin
Paducah
Bowling Green
Johnson City

Amsterdam
Saratoga Springs
VERMONT
Bennington
Brattleboro
Schenectady
Troy
Albany Intl. Airport
Albany
Rensselaer
North Adams
Greenfield
Oneonta
Pittsfield
MASSACHUSETTS
NEW YORK
Northampton
CATSKILL MOUNTAINS
Holyoke
Hudson
SPRINGFIELD
CATSKILL STATE PARK
Hudson River
Kingston
Torrington
Hyde Park
HARTFORD
Liberty
New Paltz
Poughkeepsie
CONN.
Monticello
Highland
Waterbury
Middletown
Newburgh
Beacon
Naugatuck
Middletown
Carmel
NEW HAVEN
West Point
Danbury
PENN.
Peekskill
Warwick
BRIDGEPORT
NEW JERSEY
Spring Valley
White Plains
East Stroudsburg
Stamford
Long Island Sound
YONKERS
Glen Cove
Riverhead
Morristown
NEW YORK

1	GVS - 6250 Westward Lane	Houston, TX
2	GVS - 9530 Skillman Street	Dallas, TX
3	GVS - 10640 Hempstead Rd	Houston, TX
4	GVS - 2202 N Market St	Champaign, IL
5	GVS - 4311 Samuell Blvd	Dallas, TX
6	GVS - 3380 N. Post Rd	Indianapolis, IN
7	GVS - 1441 N Nellis Blvd	Las Vegas, NV
8	GVS - 4901 South Fwy	Fort Worth, TX
9	GVS - 15300 Kuykendahl	Houston, TX
10	GVS - 111 N Layfair Dr	Flowood, MS
11	GVS - 1710 N Cunningham Ave	Urbana, IL
12	GVS - 9984 Old State Rd	Lewis Center, OH
13	GVS - 5550 Antoine Dr	Houston, TX
14	GVS - 11702 Beechnut St.	Houston, TX
15	GVS - 435 Congress Park Dr	Dayton, OH
16	GVS - 7200 Tussing Rd	Reynoldsburg, OH
17	GVS - 9951 Harwin Rd	Houston, TX
18	GVS - 1330 Georgesville Rd	Columbus, OH
19	GVS - 2033 Oak Grove Rd	Hattiesburg, MS
20	GVS - 920 Highway 80 East	Mesquite, TX
21	GVS - 1661 W Government Street	Brandon, MS
22	GVS - 123 S Meridian Rd	Youngstown, OH
23	GVS - 613 North Fwy	Fort Worth, TX
24	GVS - 5199 Westerville Road	Columbus, OH
25	GVS - 14318 Highway 249	Houston, TX
26	GVS - 410 Gulf Freeway	Texas City, TX
27	GVS - 7986 Southern Blvd	Boardman, OH
28	GVS - 8450 Cook Rd	Houston, TX
29	GVS - 765 South Street	Newburgh, NY
30	GVS - 9600 Marion Ridge	Kansas City, MO
31	GVS - 580 East Dublin Granville Rd	Worthington, OH
32	GVS - 3951 Highway 78	Memphis, TN
33	GVS - 10013 FM 620 N	Austin, TX
34	GVS - 9010 E.F. Lowry Expressway	Texas City, TX
35	GVS - 5301 E Tamarack Circle	Columbus, OH
36	GVS - 7821 Taylor Road SW	Reynoldsburg, OH
37	GVS - 10601 W. Fairmont Parkway	La Porte, TX
38	GVS - 1910 25th Ave N	Texas City, TX
39	GVS - 8501 North Springboro Pike	Miamisburg, OH
40	GVS - 443 Laredo St	Aurora, CO
41	GVS - 13825 FM 306	Canyon Lake, TX
42	GVS - 2502 Bay Street	Texas City, TX
43	GVS - 1151 E Expressway 83	San Benito, TX
44	GVS - 3785 Shiloh Springs Rd	Dayton, OH
45	GVS - 1585 Lexington Avenue	Mansfield, OH
46	GVS - 8801 Boone Rd.	Houston, TX
47	GVS - 2150 Wirt Rd.	Houston, TX
48	GVS - 426 N Smithville Rd.	Dayton, OH
49	GVS - 3412 Garth	Baytown, TX
50	GVS - 8320 Alabonson Rd.	Houston, TX
51	GVS - 2407 U.S. Highway 183	Leander, TX
52	GVS - 7273 Kearney St and 6345 East 78th Ave	Commerce City, CO
53	GVS - 4145 State Route 741	Mason, OH
54	GVS - 1961 Covington Pike	Memphis, TN
55	GVS - 941 Fairmont Parkway	Pasadena, TX
56	GVS - 60 Westpark Road	Dayton, OH
57	GVS - 16530 West Hardy Street	Houston, TX
58	GVS - 1594 Route 9G	Hyde Park, NY
59	GVS - 5811 North Houston Rosslyn Road	Houston, TX
60	GVS - 632 Timkin Road	Tomball, TX
61	GVS - 4806 Marie Lane	Deer Park, TX
62	GVS - 16905 Indian Chief Drive	Cedar Park, TX
63	GVS - 7116 S IH-35 Frontage Road	Austin, TX
64	GVS - 4641 Production Dr	Dallas, TX

Great Value Storage Portfolio

Nampa
Boise
IDAHO
Idaho Falls
OREGON
Riverton
Casper
Pocatello
WYOMING
Rock Springs
Cheyenne
Great Salt Lake
Ogden
Elko
Salt Lake City
Spring Creek
Commerce City
Reno
NEVADA
Provo
DENVER
Carson City
AURORA
Ely
UTAH
Grand Junction
COLORADO SPRINGS
COLORADO
Cedar City
Durango
St. George
LAS VEGAS
Farmington
CALIFORNIA
Henderson
Santa Fe
Bakersfield
ARIZONA
Flagstaff
ALBUQUERQUE
San Bernardino
LOS ANGELES
NEW MEXICO
PHOENIX
MESA
SAN DIEGO
TIJUANA
Yuma
Las Cruces
Pacific Ocean
MEXICO
TUCSON
EL PASO
TX
Nogales

OKLAHOMA CITY
Muskogee
Jonesboro
Jackson
Fort Smith
ARKANSAS
MEMPHIS
TN
Norman
OKLAHOMA
Lawton
Little Rock
Ardmore
Hot Springs
Pine Bluff
Tupelo
Wichita Falls
Sherman
MISSISSIPPI
FORT WORTH
Plano
Texarkana
Greenville
DALLAS
Arlington
Shreveport
Monroe
Jackson
Tyler
Meridian
TEXAS
Corsicana
LOUISIANA
Waco
Nacogdoches
Killeen
Temple
Lufkin
Alexandria
Hattiesburg
College Station
Baton Rouge
Gulfport
AUSTIN
HOUSTON
Lake Charles
Beaumont
Lafayette
NEW ORLEANS
SAN ANTONIO
Port Arthur
Houma
Galveston
Victoria
Corpus Christi
Laredo
Gulf of Mexico
McAllen
MEXICO
Brownsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/AAA/Aa1			Location:	Various
				General Property Type:	Self Storage
Original Balance(1):	$30,000,000			Detailed Property Type:	Self Storage
Cut-off Date Balance(1):	$30,000,000			Title Vesting(2):	Fee Simple
% of Initial Pool Balance:	4.4%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size(3):	4,103,764 SF
Borrower Sponsor:	Natin Paul			Cut-off Date Balance per SF(1):	$27
Mortgage Rate:	4.13977%			Maturity Date Balance per SF(1):	$27
Note Date:	11/30/2018			Property Manager:	Great Value Storage, LLC (borrower-related)
First Payment Date:	1/6/2019
Maturity Date:	12/6/2023
Original Term to Maturity:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$22,105,016
Seasoning:	4 months			UW NOI Debt Yield(1):	20.1%
Prepayment Provisions:	LO (28); DEF (25); O (7)			UW NOI Debt Yield at Maturity(1):	20.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.69x
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			Most Recent NOI(5):	$20,930,541 (9/30/2018 TTM)
Additional Debt Balance(1)(4):	$80,000,000/$185,000,000			2nd Most Recent NOI(5):	$19,633,132 (12/31/2017)
Future Debt Permitted (Type)(4):	No (N/A)			3rd Most Recent NOI(5):	$17,914,420 (12/31/2016)
Reserves(6)				Most Recent Occupancy(5):	87.0% (9/16/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	83.7% (12/31/2017)
RE Tax:	$525,978	$328,736	N/A	3rd Most Recent Occupancy(5):	85.7% (12/31/2016)
Insurance:	$807,323	$93,875	N/A	Appraised Value (as of)(7):	$376,000,000 (10/10/2018)
Replacements:	$0	$34,198	N/A	Cut-off Date LTV Ratio(1)(7):	29.3%
Deferred Maintenance:	$536,017	$0	N/A	Maturity Date LTV Ratio(1)(7):	29.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$110,000,000	39.9%	Loan Payoff(8):	$253,809,659	92.0%
Mezzanine Loans(4):	$166,000,000	60.1%	Reserves:	$1,869,318	0.7%
			Closing Costs:	$6,019,566	2.2%
			Return of Equity(4):	$14,301,457	5.2%
Total Sources:	$276,000,000	100.0%	Total Uses:	$276,000,000	100.0%

(1)	The Great Value Storage Portfolio Mortgage Loan (as defined below) is part of the Great Value Storage Portfolio Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $110,000,000. The equity interest in the Great Value Storage Portfolio Borrowers (as defined below) has been pledged to secure mezzanine indebtedness with an aggregate outstanding principal balance of $185,000,000 (the “Great Value Storage Portfolio Mezzanine Loans”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Great Value Storage Portfolio Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans are $72, $72, 7.5%, 7.5%, 1.23x, 78.5% and 78.5%, respectively.

(2)	A strip of land bisecting the GVS - 4901 South Freeway property is owned by a utility company and is not collateral for the Great Value Store Portfolio Whole Loan. As of May 2011, the utility company, as licensor, has granted a license to the Great Value Storage Portfolio Borrower for use of the strip of land for parking. The strip of land has several power lines and electrical transmission towers, but is not improved by any other buildings, and the two portions of the GVS - 4901 South Freeway property have separate access. All income and expenses attributed to the strip of land have been excluded from the valuation and underwriting.

(3)	The Great Value Storage Portfolio (as defined below) has 30,811 units totaling 4,103,764 SF.

(4)	The Great Value Storage Portfolio Whole Loan was originated concurrently with two mezzanine loans with an aggregate original principal balance of $166,000,000. As of January 7, 2019, the subordinate mezzanine loan, which had an original principal balance of $63,000,000, was amended to increase the outstanding principal balance to $82,000,000 in accordance with the loan documents. See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loans and Preferred Equity” below for further discussion of additional debt.

(5)	The Great Value Storage Portfolio Borrowers acquired two properties, GVS - 2502 Bay Street and GVS - 410 Gulf Freeway, in 2016 and two additional properties, GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue, in 2017. As such, 2016 historical performance does not include GVS - 2502 Bay Street and GVS - 410 Gulf Freeway and 2017 historical performance does not include GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue. The increase in NOI is primarily due to the inclusion of the acquired additions. UW NOI is based on the underwritten unit mix.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	On a portfolio basis, the Great Value Storage Portfolio has an “as-is” appraised value of $376,000,000 as of October 10, 2018 and an “as stabilized” appraised value of $392,000,000 as of October 10, 2019. On a stand-alone basis, the 64 Great Value Storage Portfolio Properties (as defined below) have an aggregate “as-is” appraised value of $326,000,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Great Value Storage Portfolio Whole Loan and the aggregate stand-alone “as-is” appraised value of $326,000,000 are 33.7% and 33.7%, respectively. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Great Value Storage Portfolio Whole Loan and the portfolio “as stabilized” appraised value of $392,000,000 are 28.1% and 28.1%, respectively.

(8)	Payoff includes defeasance costs of approximately $527,879.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

The Mortgage Loan. The fifth largest mortgage loan (the “Great Value Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Great Value Storage Portfolio Whole Loan”) evidenced by seven promissory notes with an aggregate original principal balance of $110,000,000. The Great Value Storage Portfolio Whole Loan is secured by a first priority fee mortgage encumbering a 4,103,764 SF, 30,811-unit portfolio of 64 self storage properties located across 10 states (each a “Great Value Storage Portfolio Property”, and collectively, the “Great Value Storage Portfolio Properties” or “Great Value Storage Portfolio”). Promissory Note A-2-1, with an original principal balance of $30,000,000, represents the Great Value Storage Portfolio Mortgage Loan and will be included in the UBS 2019-C16 Trust. The below table summarizes the Great Value Storage Portfolio Whole Loan, including the remaining pari passu promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Great Value Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C16 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Great Value Storage Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	UBS 2018-C15	No
Note A-2-1	$30,000,000	$30,000,000	UBS 2019-C16	Yes
Note A-2-2	$5,000,000	$5,000,000	UBS AG	No
Note A-3	$20,000,000	$20,000,000	UBS 2018-C15	No
Note A-4	$10,000,000	$10,000,000	UBS AG	No
Note A-5	$5,000,000	$5,000,000	UBS AG	No
Note A-6	$5,000,000	$5,000,000	UBS AG	No
Total	$110,000,000	$110,000,000

The proceeds of the Great Value Storage Portfolio Whole Loan, together with the proceeds of two mezzanine loans of $166.0 million, were used to pay off existing debt on the Great Value Storage Portfolio Properties, fund reserves, pay closing costs, and return equity to the borrower sponsor. As of January 7, 2019, the subordinate mezzanine loan, which had an original principal balance of $63.0 million, was amended to increase the outstanding principal balance to $82.0 million in accordance with the Great Value Storage Portfolio Whole Loan documents.

The Borrowers and the Borrower Sponsor. The borrowers are 12 Delaware special purpose entities (each individually, a “Great Value Storage Portfolio Borrower”, and collectively, the “Great Value Storage Portfolio Borrowers”), which are controlled and owned, directly and indirectly by World Class Holding Company, LLC. Each borrowing entity is structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the Great Value Storage Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Great Value Storage Portfolio Whole Loan. The borrower sponsor and non-recourse guarantor of the Great Value Storage Portfolio Whole Loan is Natin Paul (the “Great Value Storage Portfolio Sponsor”), who is the sole owner of 100% of the common units in World Class Holding Company, LLC.

The Great Value Storage Portfolio Sponsor is the Founder, President, and CEO of World Class, a holding company that owns a diverse portfolio of real estate assets and operating companies, including real estate investment platforms, World Class Property Company, World Class Equity, and Great Value Storage. World Class Property Company, headquartered in Austin, Texas, owns and operates a portfolio of over 150 properties across 16 states, in addition to a portfolio of development sites entitled for over 50 million SF of potential development. The existing portfolio includes office buildings, retail properties, apartment communities, mixed-use assets, industrial warehouses, parking facilities, hospitality properties, marina, and land located throughout the nation. Founded in 2008, Great Value Storage (“GVS”) owns and operates 83 self storage facilities comprising approximately 6.5 million SF of rentable space across 11 states.

The Properties. The Great Value Storage Portfolio Whole Loan is secured by 64 self storage properties located across ten states with an aggregate of 30,811 units totaling 4,103,764 SF. The Great Value Storage Portfolio Sponsor acquired the Great Value Storage Portfolio Properties over the past ten years at a total cost basis of approximately $310.0 million. Since August 2016, the Great Value Storage Portfolio Sponsor has invested approximately $4.4 million in non-reoccurring capital improvements, which included uniformity in branding across the properties, full repainting of the exteriors and interiors of properties, new awnings, new signage, new unit doors, access improvements, office construction, and LED light installation.

Excluding four properties not owned prior to January 2016, the Great Value Storage Portfolio’s net operating income has increased 4.5% from 2016 to 2017 and 4.8% from 2017 to the trailing twelve-months ending in September 30, 2018. The Great Value Storage Portfolio has average quarterly portfolio occupancy between 83.0% and 87.9% since the first quarter of 2015 and as of the underwritten unit mix dated September 16, 2018, the portfolio occupancy based on SF and units was 87.0% and 85.7%, respectively.

The Great Value Storage Portfolio includes 3,758 climate-controlled units totaling 403,764 SF, 25,560 non-climate-controlled units totaling 3,537,581 SF and 87 other office/warehouse/retail storage units totaling 125,562 SF. The non-climate-controlled units average 138 SF and range in unit size from 9 SF to 4,428 SF. The climate-controlled units average 107 SF and range in unit size from 13 SF to 375 SF. The office/warehouse/retail storage units average 1,443 SF and range in unit size from 160 SF to 7,020 SF. The storage units account for 99.1% of net rentable square footage and 95.9% of UW base rent.

In addition to conventional storage units, the Great Value Storage Portfolio includes 1,380 covered and uncovered vehicle parking units, 13 office/warehouse/retail commercial spaces, four campsites, seven billboard and two cell tower leases. Five of the Great Value Storage Portfolio Properties lease 34,457 SF to 11 commercial tenants, accounting for UW base rent of $291,303 (0.9% of annual UW base rent). The commercial tenants include Jack Williams Tire Company (16,065 SF, 32.6% of commercial UW base rent), which utilizes its space as a tire repair shop, JJ Auto Sales (4,800 SF, 12.8% of commercial UW base rent), which utilizes its space as a used car dealership, and West Licking Joint Fire Department (2,404, SF, 6.6% of commercial UW base rent), which utilizes its space as the city fire department. Six of the Great Value Storage Portfolio Properties lease seven billboards and two of the Great Value Storage Portfolio Properties lease two cell towers, accounting for UW base rent of $37,854 (0.2% of annual UW base rent) in the aggregate. Additionally, the GVS - 10013 FM 620 property leases four open area campsites totaling 2,400 SF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

The following table presents certain information relating to the Great Value Storage Portfolio Properties:

Portfolio Summary
State	Average Year Built	Average Year Renovated	No. of Properties	Net Rentable Area (SF)(1)	Net Rentable Area (Units)(1)	Occupancy(1)(2)	Allocated Cut-off Date Balance(3)	% of Allocated Cut-off Date Balance	Appraised Value(4)	LTV(3)(4)	UW NCF
Texas	1981	1998	34	2,186,173	15,947	86.5%	$56,634,060	51.5%	$174,135,000	32.5%	$10,861,717
Ohio	1985	1991	16	939,677	7,567	90.4%	$26,304,340	23.9%	$72,930,000	36.1%	$5,449,419
Mississippi	1988	NAP	3	236,355	1,801	83.6%	$5,858,700	5.3%	$17,550,000	33.4%	$1,113,642
Illinois	2001	2004	2	163,944	1,387	63.3%	$4,543,470	4.1%	$12,900,000	35.2%	$892,530
Colorado	1984	NAP	2	103,520	717	90.8%	$4,025,360	3.7%	$11,700,000	34.4%	$869,445
Nevada	1954	NAP	1	131,744	694	99.5%	$3,427,550	3.1%	$9,200,000	37.3%	$660,453
New York	1966	NAP	2	90,862	736	89.9%	$3,387,680	3.1%	$9,100,000	37.2%	$712,156
Missouri	1997	NAP	1	70,000	480	87.7%	$2,072,460	1.9%	$6,700,000	30.9%	$397,172
Tennessee	1979	NAP	2	108,575	766	91.2%	$2,032,610	1.8%	$6,275,000	32.4%	$389,694
Indiana	1985	NAP	1	72,914	716	81.0%	$1,713,770	1.6%	$5,510,000	31.1%	$324,771
Total/Wtd. Avg.			64	4,103,764	30,811	87.0%	$110,000,000	100.0%	$376,000,000	29.3%	$21,671,000

(1)	Information is based on the underwritten unit mix.

(2)	Occupancy is based on the net rentable square footage at each Great Value Storage Portfolio Property. The weighted average occupancy of the Great Value Storage Portfolio, based on net rentable units, is 85.7%.

(3)	Allocated Cut-off Date Balance and LTV are based on the Great Value Storage Portfolio Whole Loan.

(4)	The aggregate Appraised Value for each state represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and Wtd Avg. LTV are based on the portfolio “as-is” appraised value of $376,000,000 as of October 10, 2018. Wtd. Avg. LTV based on the aggregate stand-alone “as-is” appraised value of $326,000,000 is 33.7%.

The following table presents certain information relating to the unit mix at the Great Value Storage Portfolio Properties:

Portfolio Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of Net Rentable Area (SF)	Net Rentable Area (Units)	% of Net Rentable Area (Units)	Occupancy (%)(2)	Annual UW Base Rent	% of Annual UW Base Rent
Storage Units (Conventional)(3)	4,066,907	99.1%	29,405	95.4%	85.5%	$31,736,047	95.9%
Parking Spaces (Covered)	N/A	N/A	97	0.3%	95.9%	$128,282	0.4%
Parking Spaces (Uncovered)	N/A	N/A	249	0.8%	90.8%	$177,023	0.5%
Parking Spaces (Other)	N/A	N/A	1,034	3.4%	87.6%	$708,962	2.1%
Commercial Units	34,457	0.8%	13	0.0%	100.0%	$291,303	0.9%
Campsite	2,400	0.1%	4	0.0%	75.0%	$16,800	0.1%
Billboard	N/A	N/A	7	0.0%	100.0%	$20,745	0.1%
Cell Tower	N/A	N/A	2	0.0%	100.0%	$17,109	0.1%
Total	4,103,764	100.0%	30,811	100.0%	85.7%	$33,096,271	100.0%

(1)	Information is based on the underwritten unit mix.

(2)	Occupancy is based on the net rentable units at each Great Value Storage Portfolio Property. The weighted average occupancy of the Great Value Storage Portfolio, based on net rentable square footage, is 87.0%.

(3)	Includes non-climate-controlled, climate-controlled, and office/warehouse/retail storage space.

The Market. The Great Value Storage Portfolio benefits from geographical diversity with properties located across ten states and 38 cities. Of these, 34 properties are located across five statistical metropolitan areas (“SMAs”) in Texas (53.3% of net rental square footage, 51.5% of the allocated cut-off date balance). Additionally, 16 properties are located across five SMAs in Ohio (22.9% of net rentable square footage, 23.9% of the allocated cut-off date balance). No individual property represents more than 3.5% of net rentable square footage or 3.9% of the allocated cut-off date balance.

The weighted average estimated 2018 population and average household income within a three-mile radius and five-mile radius of the Great Value Storage Portfolio Properties is 102,474 and $71,294 and 237,731 and $75,872, respectively. The Great Value Storage Portfolio Properties are primarily located in accessible urban and suburban areas along commercial roadways, in which the weighted average traffic count, based on the nearest major intersection to the Great Value Storage Portfolio Properties, is 18,875.

According to a third party research report, there are approximately 52,747 self storage facilities across the United States, which represents an increase of 1.1% over 2017. National occupancy rates have continued to improve from 82.8% in 2011 to 88.5% as of 2018. Within the Great Value Storage Portfolio, 34 properties are located within the Southwest division of the self storage market, which exhibited a national average occupancy rate of 87.3% for 2018. Additionally, 19 properties are located within the East North Central division of the self storage market, which exhibited a national average occupancy rate of 88.2% for 2018. According to the appraisal, 2018 nationwide non-climate-controlled storage units and climate-controlled storage units have an average rental rate of $15.42 PSF and $19.11 PSF, respectively. Non-climate-controlled storage units and climate-controlled storage units at the Great Value Storage Portfolio Properties have an average rental rate of $7.58 PSF and $11.32 PSF, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

Distribution by SMA
SMA	# of Properties	Net Rentable Area (SF)(1)	UW NCF	% of UW NCF	Traffic Count(2)	2018 Population - 5-Mile Radius(3)	Allocated Cut-off Date Balance(4)	Appraised Value(5)	LTV(4)(5)
Houston-The Woodlands-Sugar Land, TX	22	1,385,596	$6,865,943	31.7%	11,308	302,438	$36,467,390	$114,440,000	31.9%
Dallas-Fort Worth-Arlington, TX	6	582,612	$2,789,948	12.9%	43,739	334,063	$14,547,100	$42,900,000	33.9%
Columbus, OH	7	456,336	$2,788,848	12.9%	15,829	240,262	$13,510,870	$38,000,000	35.6%
Dayton, OH	5	276,069	$1,375,388	6.3%	13,286	144,025	$6,934,780	$19,060,000	36.4%
Other, OH(6)	4	207,272	$1,285,183	5.9%	12,168	97,731	$5,858,690	$15,870,000	36.9%
Champaign-Urbana, IL	2	163,944	$892,530	4.1%	38,100	129,539	$4,543,470	$12,900,000	35.2%
Denver-Aurora-Lakewood, CO	2	103,520	$869,445	4.0%	9,597	264,542	$4,025,360	$11,700,000	34.4%
Jackson, MS	2	159,600	$743,406	3.4%	29,765	75,818	$3,905,800	$11,900,000	32.8%
Las Vegas-Henderson-Paradise, NV	1	131,744	$660,453	3.0%	38,000	415,102	$3,427,550	$9,200,000	37.3%
Austin-Round Rock, TX	4	113,270	$734,845	3.4%	2,929	173,371	$3,188,410	$8,770,000	36.4%
Other, TX(7)	2	104,695	$470,982	2.2%	3,035	31,574	$2,431,160	$8,025,000	30.3%
Orange-Rockland-Westchester, NY	1	63,137	$472,277	2.2%	18,300	108,334	$2,271,740	$6,100,000	37.2%
Kansas City, MO-KS	1	70,000	$397,172	1.8%	2,824	154,766	$2,072,460	$6,700,000	30.9%
Memphis, TN-AR-MS	2	108,575	$389,694	1.8%	31,612	196,642	$2,032,610	$6,275,000	32.4%
Hattiesburg, MS	1	76,755	$370,236	1.7%	10,000	66,649	$1,952,900	$5,650,000	34.6%
Indianapolis-Carmel-Anderson, IN	1	72,914	$324,771	1.5%	19,774	187,001	$1,713,770	$5,510,000	31.1%
Poughkeepsie-Newburgh-Middletown NY	1	27,725	$239,879	1.1%	9,180	22,489	$1,115,940	$3,000,000	37.2%
Total/Wtd. Avg.	64	4,103,764	$21,671,000	100.0%	18,875	237,731	$110,000,000	$376,000,000	29.3%

(1)	Information is based on the underwritten unit mix.

(2)	Information is based on third party market research reports.

(3)	Information is based on the appraisals.

(4)	Allocated Cut-off Date Balance and LTV are based on the Great Value Storage Portfolio Whole Loan.

(5)	The aggregate Appraised Value for each SMA represents the “as-is” appraised value on a stand-alone basis. Total Appraised Value and Wtd Avg. LTV are based on the portfolio “as-is” appraised value of $376,000,000 as of October 10, 2018. Wtd. Avg. LTV based on the aggregate stand-alone “as-is” appraised value of $326,000,000 is 33.7%.

(6)	Includes two properties in the Youngstown-Warren-Boardman, OH-PA SMA, one property in the Mansfield, OH SMA and one property in the Cincinnati, OH-KY-IN SMA.

(7)	Includes one property in the Brownsville-Harlingen, TX SMA and one property in the San Antonio-New Braunfels, TX SMA.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Great Value Storage Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	9/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$21,899,319	$32,785,852	$34,642,967	$35,352,553	$36,811,708	$8.97
Other Income(2)	$1,517,842	$3,982,911	$4,227,152	$4,573,337	$4,573,337	$1.11
Less Vacancy & Credit Loss	($4,423,818)	($6,701,017)	($6,575,081)	($5,484,505)	($5,679,034)	($1.38)
Effective Gross Income	$18,993,343	$30,067,746	$32,295,038	$34,441,385	$35,706,011	$8.70
Total Operating Expenses	$8,683,039	$12,153,326	$12,661,906	$13,510,843	$13,600,995	$3.31
Net Operating Income	$10,310,304	$17,914,420	$19,633,132	$20,930,541	$22,105,016	$5.39
Capital Expenditures	$0	$0	$0	$0	$434,016	$0.11
Net Cash Flow	$10,310,304	$17,914,420	$19,633,132	$20,930,541	$21,671,000	$5.28

Occupancy %(3)	86.1%	85.7%	83.7%	85.5%	84.6%
NOI DSCR(4)	2.23x	3.88x	4.25x	4.53x	4.79x
NCF DSCR(4)	2.23x	3.88x	4.25x	4.53x	4.69x
NOI Debt Yield(4)	9.4%	16.3%	17.8%	19.0%	20.1%
NCF Debt Yield(4)	9.4%	16.3%	17.8%	19.0%	19.7%

(1)	The Great Value Storage Portfolio Borrowers acquired two properties, GVS - 2502 Bay Street and GVS - 410 Gulf Freeway, in 2016 and two additional properties, GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue, in 2017. As such, the 2016 historical performance does not include GVS - 2502 Bay Street and GVS - 410 Gulf Freeway and the 2017 historical performance does not include GVS - 443 Laredo Street and GVS - 7273 Kearney Street and 6345 East 78th Avenue. The increase in Gross Potential Rent is primarily due to the inclusion of the acquired properties. UW Gross Potential Rent is based on the underwritten unit mix and includes base rental revenue from conventional self storage units, vehicle parking spaces, commercial units, campsites, billboards, and cell towers.

(2)	Other Income includes personal property protection reimbursement, late fees, lien fees, admin fees, merchandise sales, miscellaneous income and other fees.

(3)	UW Occupancy % is based on the economic vacancy of 15.4%. As of September 16, 2018, the Great Value Storage Portfolio had physical occupancy of 87.0%, based on net rentable square footage, and 85.7%, based on net rentable units.

(4)	Debt service coverage ratios and debt yields are based on the Great Value Storage Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

Escrows and Reserves. The Great Value Storage Portfolio Borrowers deposited in escrow at origination (i) $525,978 for annual real estate taxes, (ii) $807,323 for annual insurance premiums, and (iii) $536,017 for immediate repairs. The Great Value Storage Portfolio Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments, currently equal to $328,736, (ii) 1/12 of the annual estimated insurance premiums, currently equal to $93,875 and (iii) $34,198 for replacement reserves.

Lockbox and Cash Management. The Great Value Storage Portfolio Whole Loan has a hard lockbox with springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Pursuant to the Great Value Storage Portfolio Whole Loan documents, during the continuance of a Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (i) to the debt service payment of the Great Value Storage Portfolio Mezzanine A Loan (as defined below), (ii) if no event of default is continuing under the Great Value Storage Portfolio Mezzanine A Loan, to the debt service payment of the Great Value Storage Portfolio Mezzanine B Loan (as defined below), (iii) if a Cash Sweep Trigger Event (as defined below) is continuing, to an excess cash reserve, or (a) if a Cash Sweep Trigger Event has occurred as a result of an event of default under the Great Value Storage Portfolio Mezzanine A Loan, to the lender of the Great Value Storage Portfolio Mezzanine A Loan, or (b) if no event of default is continuing under the Great Value Storage Portfolio Mezzanine A Loan, but an event of default is continuing under the Great Value Storage Portfolio Mezzanine B Loan, to the lender of the Great Value Storage Portfolio Mezzanine B Loan, and (iv) if a Cash Sweep Trigger Event is not continuing, to the Great Value Storage Portfolio Borrowers.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Great Value Storage Portfolio Borrowers, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager, (iii) the trailing 12-month period debt service coverage ratio, based on the Great Value Storage Portfolio Whole Loan and Great Value Storage Portfolio Mezzanine Loans (the “Cumulative DSCR”), falling below 1.16x, (iv) any indictment for fraud or misappropriation of funds by the Great Value Storage Portfolio Borrowers, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager, or any officer of the aforementioned, or (v) notice of an event of default under any of the Great Value Storage Portfolio Mezzanine Loans. A Cash Management Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Great Value Storage Portfolio Borrowers, the Great Value Storage Portfolio Sponsor, or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Great Value Storage Portfolio Borrowers, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager under the applicable the Great Value Storage Portfolio Whole Loan documents or management agreement, as applicable, in regard to clause (iii) above, either (a) the Cumulative DSCR is at least 1.21x for two consecutive calendar quarters, or (b) the Great Value Storage Portfolio Borrowers deposit with the lender, either in cash or letter of credit, an amount that if applied to the reduction of the outstanding principal balances of the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, would result in a Cumulative DSCR of at least 1.16x, in regard to clause (iv) above, the dismissal of the applicable indictment with prejudice or the acquittal of the applicable person with respect to the related charge or the replacement of the property manager with a qualified manager pursuant to the Great Value Storage Portfolio Whole Loan documents, or in regard to clause (v) above, the lender receives notice of the cure of such event of default and acceptance of such cure by the applicable lender of the Great Value Storage Portfolio Mezzanine Loan.

A “Cash Sweep Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action involving the Great Value Storage Portfolio Borrowers, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager, (iii) the Cumulative DSCR falling below 1.16x, or (iv) notice of an event of default under any of the Great Value Storage Portfolio Mezzanine Loans. A Cash Sweep Trigger Event will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the Great Value Storage Portfolio Borrowers, the Great Value Storage Portfolio Sponsor, or guarantor, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the obligations of the Great Value Storage Portfolio Borrowers, the Great Value Storage Portfolio Sponsor, the guarantor, or the property manager under the applicable the Great Value Storage Portfolio Whole Loan documents or management agreement, as applicable, in regard to clause (iii) above, either (a) the Cumulative DSCR is at least 1.21x for two consecutive calendar quarters, or (b) the Great Value Storage Portfolio Borrowers deposit with the lender, either in cash or letter of credit, an amount that if applied to the reduction of the outstanding principal balances of the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, would result in a Cumulative DSCR of at least 1.16x, or in regard to clause (iv) above, the lender receives notice of the cure of such event of default and acceptance of such cure by the applicable lender of the Great Value Storage Portfolio Mezzanine Loan.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loans and Preferred Equity. The Great Value Storage Portfolio Mezzanine Loans are comprised of a mezzanine loan in the original principal amount of $103.0 million (the “Great Value Storage Portfolio Mezzanine A Loan”), which is secured by the direct equity ownership in the Great Value Storage Portfolio Borrowers, and a mezzanine loan in the outstanding principal amount of $82.0 million (the “Great Value Storage Portfolio Mezzanine B Loan”), which is subordinate to the Great Value Storage Portfolio Mezzanine A Loan. The Great Value Storage Portfolio Mezzanine A Loan and Great Value Storage Portfolio Mezzanine B Loan have a coupon of 5.5000% per annum and 8.7150% per annum, respectively, and are coterminous with the Great Value Storage Portfolio Whole Loan. Including the Great Value Storage Portfolio Whole Loan and the Great Value Storage Portfolio Mezzanine Loans, the cumulative Cut-off Date LTV Ratio, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 78.5%, 1.23x and 7.5%, respectively. The lenders of the Great Value Storage Portfolio Whole Loan and Great Value Storage Portfolio Mezzanine Loans have entered into an intercreditor agreement.

Release of Property. The Great Value Storage Portfolio Borrowers may partially defease the Great Value Storage Portfolio Whole Loan and obtain the release of any of the Great Value Storage Portfolio Properties securing the Great Value Storage Portfolio Whole Loan, at any time after the lockout period, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Great Value Storage Portfolio Borrowers prepays a portion of the Great Value Storage Portfolio Whole Loan equal to 110% of the allocated loan amount of the property being released, (iii) the Cumulative DSCR for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the Cumulative DSCR immediately preceding such release and (b) the Cumulative DSCR as of the origination date, (iv) the debt yield for the remaining properties is no less than the greater of (a) the debt yield immediately preceding such release and (b) the debt yield at origination of the Great Value Storage Portfolio Whole Loan, (v) the loan-to-value ratio for the remaining properties is no greater than the lesser of (a) the loan-to-value ratio (based on the appraisals obtained in connection with the origination of the Great Value Storage Portfolio Whole Loan) immediately preceding such release and (b) the loan-to-value ratio at origination of the Great Value Storage Portfolio Whole Loan, (vi) the property or properties being released will be conveyed to a third party that is not an affiliate of the Great Value Storage Portfolio Borrowers, (vii) the aggregate net operating income (“NOI”) of the remaining properties located

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 5 Great Value Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$30,000,000 29.3% 4.69x 20.1%

in the Houston, Texas metropolitan area will not exceed 40% of the aggregate NOI of the remaining properties and the aggregate NOI of the remaining properties located in the Dallas, Texas metropolitan area will not exceed 20% of the aggregate NOI of the remaining properties, (viii) the Great Value Storage Portfolio Borrowers deliver a REMIC opinion, (ix) the lender has obtained a rating agency confirmation, and (x) if any Great Value Storage Portfolio Mezzanine Loan is outstanding, the applicable Great Value Storage Portfolio Borrower prepays a portion of the Great Value Storage Portfolio Mezzanine Loan equal to 110% of the allocated loan amount of the property being released. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The Great Value Storage Portfolio Borrowers are required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 FIGO Multi-State MF Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,200,000 69.8% 1.35x 9.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 FIGO Multi-State MF Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,200,000 69.8% 1.35x 9.5%

Lake Erie
CLEVELAND
Lakewood
Parma
Strongsville
Euclid
Mentor
Painesville
Cleveland Heights
Solon
Aurora
Streetsboro
Hudson
Stow
Cuyahoga Falls
Kent
Ravenna
AKRON
Barberton
Wadsworth
Medina
Green
OHIO
PA
Warren
Youngstown
Austintown
Boardman
Canfield
Ashtabula
Conneaut
Geneva
Jefferson
Chardon
Middlefield
Garrettsville
Salem
Alliance
Columbiana
Ohio Tpke
PA Tpke

Powell
Orange Township
Westerville
Dublin
Upper Arlington
COLUMBUS
Hilliard
New Albany
Gahanna
Pataskala
Reynoldsburg
Whitehall
Bexley
Grandview Heights
Lincoln Village
Lake Darby
Grove City
Obetz
Groveport
Blacklick Estates
Pickerington
Canal Winchester
DELAWARE COUNTY
UNION COUNTY
MADISON COUNTY
FRANKLIN COUNTY
LICKING COUNTY
FAIRFIELD COUNTY
PICKAWAY COUNTY

	FIGO Multi-State MF Portfolio II	
1	Woodlands - Streetsboro	Streetsboro, OH
2	West of Eastland	Columbus, OH
3	Valleybrook	Newnan, GA
4	Springwood	Columbus, OH
5	Sherbrook - Indianapolis	Indianapolis, IN
6	Link Terrace	Hinesville, GA
7	Stonehenge	Richmond, IN

Lake Michigan
CHICAGO
Elgin
Aurora
Joliet
Gary
Hammond
South Bend
Elkhart
MICHIGAN
TOLEDO
FORT WAYNE
Findlay
Lima
INDIANA
OHIO
ILLINOIS
Kokomo
Lafayette
Muncie
Anderson
Carmel
INDIANAPOLIS
Richmond
DAYTON
Springfield
Greenwood
Terre Haute
Bloomington
Columbus
CINCINNATI
Champaign
Decatur
LOUISVILLE
Frankfort
LEXINGTON
Evansville
Owensboro
KENTUCKY

CHATTANOOGA
CHARLOTTE
Greenville
Spartanburg
Rock Hill
Dalton
Rome
Roswell
Athens
ATLANTA
Decatur
Newnan
LaGrange
AUGUSTA
COLUMBIA
SOUTH CAROLINA
MACON
COLUMBUS
GEORGIA
Hinesville
SAVANNAH
Albany
Valdosta
TALLAHASSEE
JACKSONVILLE
FLORIDA
AL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 FIGO Multi-State MF Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,200,000 69.8% 1.35x 9.5%

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Multifamily
Original Balance:	$28,200,000			Detailed Property Type:	Garden
Cut-off Date Balance:	$28,200,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	4.1%			Year Built/Renovated:	Various/Various
Loan Purpose:	Refinance			Size:	567 Units
Borrower Sponsor:	Arbor Realty SR, Inc.			Cut-off Date Balance per Unit:	$49,735
Mortgage Rate:	5.3050%			Maturity Date Balance per Unit:	$43,367
Note Date:	3/6/2019			Property Manager:	Elon Property Management Company, L.L.C. (borrower-related)
First Payment Date:	4/6/2019
Maturity Date:	3/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,682,961
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	9.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	N/A			UW NCF DSCR:	1.68x (IO)	1.35x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,593,436 (11/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,497,817 (12/31/2017)
Reserves(2)				3rd Most Recent NOI:	$2,406,734 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.9% (12/31/2018)
RE Tax:	$129,000	$23,667	N/A	2nd Most Recent Occupancy:	90.7% (12/31/2017)
Insurance:	$38,433	$4,804	N/A	3rd Most Recent Occupancy:	93.2% (12/31/2016)
Replacements:	$0	$41,813(2)	N/A	Appraised Value (as of)(3):	$40,400,000 (Various)
Required Repairs:	$115,725	$0	N/A	Cut-off Date LTV Ratio(3):	69.8%
Roof Replacement:	$445,416	$0	N/A	Maturity Date LTV Ratio(3):	60.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,200,000	93.6%	Loan Payoff(4):	$28,945,322	96.0%
Borrower Equity:	$1,943,125	6.4%	Reserves:	$728,574	2.4%
			Closing Costs:	$469,230	1.6%
Total Sources:	$30,143,125	100.0%	Total Uses:	$30,143,125	100.0%

(1)	The FIGO Multi-State MF Portfolio II Mortgage Loan (as defined below) was originated by Cantor Commercial Real Estate Lending, L.P. and acquired by UBS AG. UBS AG has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—UBS AG, New York Branch” in the Preliminary Prospectus.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The portfolio appraisal provided a portfolio value for the FIGO Multi-State MF Portfolio II Properties (as defined below) of $40,400,000, which includes a portfolio premium of $2,020,000 over the aggregate of the “as-is” appraised values for the individual FIGO Multi-State MF Portfolio II Properties. The aggregate of the “as-is” appraised values for the individual FIGO Multi-State MF Portfolio II Properties is $38,380,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 73.5% and 64.1%, respectively.
(4)	Loan Payoff includes $2.0 million in preferred equity.

The Mortgage Loan. The sixth largest mortgage loan (the “FIGO Multi-State MF Portfolio II Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $28,200,000, which is secured by first priority fee mortgages encumbering seven multifamily properties totaling 567 units throughout Ohio, Indiana, and Georgia (the “FIGO Multi-State MF Portfolio II Properties”). The proceeds of the FIGO Multi-State MF Portfolio II Mortgage Loan, along with approximately $1.9 million in borrower sponsor equity, were used to refinance existing debt on the FIGO Multi-State MF Portfolio II Properties, fund upfront reserves and pay closing costs.

The Borrowers and Borrower Sponsor. The borrowers are West of Eastland Apartments of Columbus, Ltd., an Ohio limited partnership, Stonehenge Apartments of Richmond, Limited Partnership, an Indiana limited partnership, Sherbrook Apartments of Marion County, Ltd., an Ohio limited partnership, Springwood Apartments of Columbus, Ltd., an Ohio limited partnership, Link Terrace Apartments, Ltd. (L.P.), a Georgia limited partnership, Valleybrook Cardinal, LLC, a Georgia limited partnership, Woodlands Apartments of Streetsboro, Ltd., an Ohio limited partnership, and Woodlands Apartments of Streetsboro, II, Ltd., an Ohio limited partnership (collectively, the “FIGO Multi-State MF Portfolio II Borrowers”), each structured to be a single-purpose bankruptcy remote entity with one independent director. Legal counsel to the FIGO Multi-State MF Portfolio II Borrowers delivered a non-consolidation opinion in connection with the origination of the FIGO Multi-State MF Portfolio II Mortgage Loan.

The borrower sponsor and nonrecourse carve-out guarantor for the FIGO Multi-State MF Portfolio II Mortgage Loan is Arbor Realty SR, Inc. Arbor Realty SR, Inc. is a subsidiary of Arbor Realty Trust Inc. (“Arbor”), a real estate investment trust that invests in a diversified portfolio of multifamily and commercial real estate-related bridge and mezzanine loans, preferred equity investments, and other real estate-related assets. Arbor began operations in 2003 and is externally managed and advised by Arbor Commercial Mortgage, LLC. Additionally, the FIGO Multi-State MF Portfolio II Properties will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 FIGO Multi-State MF Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,200,000 69.8% 1.35x 9.5%

managed by Elon Property Management Company, L.L.C. (“Elon”), an affiliate of the borrower sponsor. Elon currently manages Arbor’s portfolio of approximately 15,000 units in 20 U.S. markets.

The Property. The FIGO Multi-State MF Portfolio II Properties are comprised of seven multifamily properties totaling 567 units located throughout Ohio (three properties totaling 307 units), Indiana (two properties totaling 135 units), and Georgia (two properties totaling 125 units). The FIGO Multi-State MF Portfolio II Properties were built between 1978 and 1986. Amenities at the FIGO Multi-State MF Portfolio II Properties include high-speed internet access, on-site management, a leasing center, 24/7 emergency maintenance, and common laundry facilities. Each unit provides for a private patio/balcony, nine feet ceiling heights, and washer/dryer hookup. From 2014 to 2018, the borrower sponsor invested approximately $1.9 million in capital expenditures, including roof repairs, exterior repairs and painting, new signage, asphalt repairs, interior unit upgrades, and landscaping.

The following table presents detailed information with respect to each of the FIGO Multi-State MF Portfolio II Properties.

FIGO Multi-State MF Portfolio II Properties Summary
Property Name	Location	Units	Occupancy (%)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	UW NCF	% of UW NCF
Woodlands - Streetsboro	833 Frost Road, Streetsboro, Ohio	120	95.8%	$7,685,649	27.3%	$9,320,000	$692,584	27.3%
West of Eastland	3752 Knightsway Lane, Columbus, Ohio	123	88.6%	$4,719,405	16.7%	$6,210,000	$425,284	16.7%
Valleybrook	169 Roscoe Road, Newnan, Georgia	71	91.5%	$3,867,072	13.7%	$5,580,000	$348,477	13.7%
Springwood	5470 Yellowbud Drive, Columbus, Ohio	64	93.8%	$3,770,269	13.4%	$4,360,000	$339,753	13.4%
Sherbrook - Indianapolis	8026 Mcfarland Court, Indianapolis, Indiana	76	93.4%	$2,981,077	10.6%	$4,690,000	$268,636	10.6%
Link Terrace	110 Link Street, Hinesville, Georgia	54	96.3%	$2,821,837	10.0%	$4,350,000	$254,287	10.0%
Stonehenge	3735 South A Street, Richmond, Indiana	59	93.2%	$2,354,691	8.3%	$3,870,000	$212,190	8.3%
Total/Wtd. Avg.		567	92.9%	$28,200,000	100.0%	$38,380,000	$2,541,211	100.0%

(1)	The portfolio appraisal provided a portfolio value for the FIGO Multi-State MF Portfolio II Properties of $40,400,000, which includes a portfolio premium of $2,020,000 over the aggregate of the “as-is” appraised values for the individual FIGO Multi-State MF Portfolio II Properties. The aggregate of the “as-is” appraised values for the individual FIGO Multi-State MF Portfolio II Properties is $38,380,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 73.5% and 64.1%, respectively.

Woodlands - Streetsboro (120 Units, 21.2% of Units, 27.3% ALA). The Woodlands - Streetsboro property is a 120-unit multifamily property located in Streetsboro, Ohio. The Woodlands - Streetsboro property is situated on an 8.0-acre parcel with 90 surface parking spaces, resulting in a parking ratio of approximately 0.75 spaces per unit. Built in 1985, the Woodlands - Streetsboro property unit mix includes one-bedroom and two-bedroom units with an average of 634 SF per unit. As of December 31, 2018, the Woodlands - Streetsboro property was 95.8% occupied.

West of Eastland (123 Units, 21.7% of Units, 16.7% ALA). The West of Eastland property is a 123-unit multifamily property located in Columbus, Ohio. The West of Eastland property is situated on a 3.0-acre parcel with 250 surface parking spaces, resulting in a parking ratio of approximately 2.03 spaces per unit. Built in 1978 and renovated in 1986, the West of Eastland property unit mix ranges from studios to three-bedroom units with an average of 503 SF per unit. As of December 31, 2018, the West of Eastland property was 88.6% occupied.

Valleybrook (71 Units, 12.5% of Units, 13.7% ALA). The Valleybrook property is a 71-unit multifamily property located in Newnan, Georgia. The Valleybrook property is situated on a 10.0-acre parcel with 103 surface parking spaces, resulting in a parking ratio of approximately 1.45 spaces per unit. Built in 1986, the Valleybrook property unit mix ranges from studios to two-bedroom units with an average of 544 SF per unit. As of December 31, 2018, the Valleybrook property was 91.5% occupied.

Springwood (64 Units, 11.3% of Units, 13.4% ALA). The Springwood property is a 64-unit multifamily property located in Columbus, Ohio. The Springwood property is situated on a 4.2-acre parcel with 90 surface parking spaces, resulting in a parking ratio of approximately 1.41 spaces per unit. Built in 1982, the Springwood property unit mix ranges from studios to two-bedroom units with an average of 599 SF per unit. As of December 31, 2018, the Springwood property was 93.8% occupied.

Sherbrook - Indianapolis (76 Units, 13.4% of Units, 10.6% ALA). The Sherbrook - Indianapolis property is a 76-unit multifamily property located in Indianapolis, Indiana. The Sherbrook - Indianapolis property is situated on a 5.5-acre parcel with 118 surface parking spaces, resulting in a parking ratio of approximately 1.55 spaces per unit. Built in 1986, the Sherbrook - Indianapolis property unit mix ranges from studios to two-bedroom units with an average of 508 SF per unit. As of December 31, 2018, the Sherbrook - Indianapolis property was 93.4% occupied.

Link Terrace (54 Units, 9.5% of Units, 10.0% ALA). The Link Terrace property is a 54-unit multifamily property located in Hinesville, Georgia. The Link Terrace property is situated on a 3.0-acre parcel with 79 surface parking spaces, resulting in a parking ratio of approximately 1.46 spaces per unit. Built in 1984, the Link Terrace property unit mix ranges from studios to two-bedroom units with an average of 597 SF per unit. As of December 31, 2018, the Link Terrace property was 96.3% occupied.

Stonehenge (59 Units, 10.4% of Units, 8.3% ALA). The Stonehenge property is a 59-unit multifamily property located in Richmond, Indiana. The Stonehenge property is situated on a 4.5-acre parcel with 85 surface parking spaces, resulting in a parking ratio of approximately 1.44 spaces per unit. Built in 1984, the Stonehenge property unit mix ranges from studios to two-bedroom units with an average of 605 SF per unit. As of December 31, 2018, the Stonehenge property was 93.2% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 FIGO Multi-State MF Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,200,000 69.8% 1.35x 9.5%

The Market.

The FIGO Multi-State MF Portfolio II Properties are located throughout Ohio (three properties totaling 307 units), Indiana (two properties totaling 135 units), and Georgia (two properties totaling 125 units).

The following table presents detailed information with respect to each of the FIGO Multi-State MF Portfolio II Properties.

Market Overview
Property Name	Units(1)	Submarket(2) / Market	In-Place Vacancy(1)	Submarket Vacancy(2)	Appraisal Concluded Vacancy	UW Base Rent Per Unit(1)	Submarket Rent Per Unit	Appraisal Concluded Market Rent Per Unit
Woodlands - Streetsboro	120	Northwest Portage County / Akron	4.2%	3.4%	8.0%	$721	N/A	$744
West of Eastland	123	Southern Columbus / Columbus	11.4%	6.9%	9.0%	$590	$848	$597
Valleybrook	71	Coweta County / Atlanta	8.5%	6.6%	6.0%	$725	$1,095	$731
Springwood	64	Northeast Columbus / Columbus	6.3%	5.6%	5.0%	$691	$728	$705
Sherbrook - Indianapolis	76	South Marion County / Indianapolis	6.6%	6.6%	5.0%	$616	$768	$638
Link Terrace	54	Liberty County / Savannah	3.7%	7.6%	7.5%	$739	N/A	$762
Stonehenge	59	N/A / Wayne County	6.8%	N/A	5.0%	$631	N/A	$692
Total/Wtd. Avg.	567		7.1%	5.9%	6.9%	$668	$859	$688

Source: Appraisal

(1)	Based on the underwritten rent roll.

(2)	Based on third party market research reports.

The following table presents demographic information with respect to each of the FIGO Multi-State MF Portfolio II Properties.

Demographics Overview

Property Name	Allocated Loan Amount	% of Allocated Loan Amount	Estimated 2019 Population 3-mile Radius	Estimated 2019 Population 5-mile Radius	Estimated 2019 Median Household Income 3-mile Radius	Estimated 2019 Median Household Income 5-mile Radius
Woodlands - Streetsboro	$7,685,649	27.3%	22,692	52,966	$68,044	$82,729
West of Eastland	$4,719,405	16.7%	94,937	249,747	$44,065	$45,896
Valleybrook	$3,867,072	13.7%	32,109	62,076	$51,974	$62,837
Springwood	$3,770,269	13.4%	118,821	291,279	$55,069	$62,057
Sherbrook - Indianapolis	$2,981,077	10.6%	78,549	217,849	$54,607	$59,605
Link Terrace	$2,821,837	10.0%	29,856	49,604	$47,298	$46,750
Stonehenge	$2,354,691	8.3%	25,300	41,560	$42,273	$43,588
Total/Wtd. Avg.	$28,200,000	100.0%	55,765	135,151	$54,444	$61,760

Source: Third Party Market Research Reports

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 FIGO Multi-State MF Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,200,000 69.8% 1.35x 9.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the FIGO Multi-State MF Portfolio II Properties:

Cash Flow Analysis
	2015	2016	2017	11/30/2018 TTM	UW	UW Per Unit
Gross Potential Rent(1)	$3,886,534	$4,048,326	$4,227,100	$4,427,048	$4,545,468	$8,017
Other Income(2)	$535,537	$526,226	$583,385	$618,672	$626,322	$1,105
Less Concessions(3)	($52,537)	($49,421)	($46,388)	($54,347)	($65,700)	($116)
Less Vacancy & Credit Loss(3)	($367,933)	($332,786)	($447,304)	($530,178)	($566,642)	($999)
Effective Gross Income	$4,001,601	$4,192,345	$4,316,793	$4,461,195	$4,539,449	$8,006
Total Operating Expenses	$1,725,842	$1,785,611	$1,818,976	$1,867,759	$1,856,488	$3,274
Net Operating Income	$2,275,759	$2,406,734	$2,497,817	$2,593,436	$2,682,961	$4,732
Capital Expenditures	$0	$0	$0	$0	$141,750	$250
Net Cash Flow	$2,275,759	$2,406,734	$2,497,817	$2,593,436	$2,541,211	$4,482

Occupancy %(3)	95.4%	93.2%	90.7%	88.6%	86.1%
NOI DSCR (P&I)	1.21x	1.28x	1.33x	1.38x	1.43x
NCF DSCR (P&I)	1.21x	1.28x	1.33x	1.38x	1.35x
NOI Debt Yield	8.1%	8.5%	8.9%	9.2%	9.5%
NCF Debt Yield	8.1%	8.5%	8.9%	9.2%	9.0%

(1)	UW Gross Potential Rent is underwritten to the December 31, 2018 rent roll, and includes the gross up of vacant space based on the appraisal’s concluded market rents of $323,592.

(2)	Other Income includes utilities fees, rent premium fees, application fees, move-in fees, pet rent and late fees.

(3)	UW Concessions and Vacancy & Credit Loss are underwritten to net rental income from the trailing six-month period ending in November 30, 2018. UW Occupancy % is based on underwritten economic vacancy of 13.9%. As of December 31, 2018, the FIGO Multi-State MF Portfolio II Properties were 92.9% occupied.

Escrows and Reserves. The FIGO Multi-State MF Portfolio II Borrowers deposited at origination (i) $129,000 for tax reserves, (ii) $38,433 for insurance reserves, (iii) $445,416 for roof replacement reserves, which represents 100% of the estimated roof repairs during the term of the FIGO Multi-State MF II Mortgage Loan as determined by an engineering consultant, and (iv) $115,725 for deferred maintenance. The FIGO Multi-State MF Portfolio II Borrowers are generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $23,667), (ii) 1/12 of the estimated annual insurance premiums (currently estimated to be $4,804) and (iii) approximately $11,813 for capital expenditures, provided, however, that prior to April 6, 2021, monthly deposits for capital expenditures will be $41,813.

Lockbox and Cash Management. The FIGO Multi-State MF Portfolio II Mortgage Loan is structured with a soft lockbox and springing cash management. During the continuance of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and will be disbursed in accordance with the FIGO Multi-State MF Portfolio II Mortgage Loan documents to pay taxes and insurance, debt service, reserves and operating expenses, among other things. During the continuance of a Cash Management Period, all excess cash flow will be required to be held as additional security for the FIGO Multi-State MF Portfolio II Mortgage Loan until the discontinuance of the Cash Management Period. If no Cash Management Period is continuing, all funds in the lockbox account will be disbursed to the FIGO Multi-State MF Portfolio II Borrowers.

A “Cash Management Period” means the period commencing upon (i) an event of default under the FIGO Multi-State MF Portfolio II Mortgage Loan documents or (ii) the debt service coverage ratio of the FIGO Multi-State MF Portfolio II Mortgage Loan being less than 1.10x after any calendar quarter and ending upon (a) with respect to clause (i), the lender accepting a cure of the event of default giving rise to such Cash Management Period (and no other event gives rise to any other Cash Management Period that is continuing) and (b) with respect to clause (ii), the debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Following the second anniversary of the closing date of the UBS 2019-C16 securitization transaction, the FIGO Multi-State MF Portfolio II Borrowers may obtain the release of one or more of the FIGO Multi-State MF Portfolio II Properties, provided that among other conditions, (i) no event of default under the FIGO Multi-State MF Portfolio II Mortgage Loan is continuing, (ii) the FIGO Multi-State MF Portfolio II Borrowers partially defease the FIGO Multi-State MF Portfolio II Mortgage Loan in an amount equal to the greater of (1) 115% of the allocated loan amount for the applicable FIGO Multi-State MF II Property or FIGO Multi-State MF II Properties being released and (2) an amount that would cause the debt service coverage ratio based on the remaining FIGO Multi-State MF Portfolio II Properties to be no less than 1.35x and the loan-to-value ratio based on the aggregate appraised values of the remaining FIGO Multi-State MF Portfolio II Properties to be no more than 69.8%, and (iii) satisfaction of customary REMIC requirements. Notwithstanding the foregoing, no FIGO Multi-State MF Portfolio II Property may be released prior to (or simultaneously with) the release of the West of Eastland property. See, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the Preliminary Prospectus.

Terrorism Insurance. The FIGO Multi-State MF Portfolio Mortgage Loan documents provide that the “all risk” insurance policy required to be maintained by the FIGO Multi-State MF Portfolio II Borrowers include coverage for terrorism in an amount equal to the full replacement cost of the FIGO Multi-State MF Portfolio II Properties plus the loss of rents and/or business income insurance required under the FIGO Multi-State MF Portfolio II Mortgage Loan documents for a period of 12 months; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect and continues to cover both domestic and foreign acts of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 6 FIGO Multi-State MF Portfolio II	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$28,200,000 69.8% 1.35x 9.5%

terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA. The terrorism insurance coverage is required to be maintained so long as the lender determines that either (a) prudent owners of real estate comparable to the FIGO Multi-State MF Portfolio II Properties are maintaining same or (b) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various
				General Property Type:	Various
Original Balance(1):	$25,000,000			Detailed Property Type:	Various
Cut-off Date Balance(1):	$24,871,001			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.6%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	962,501 SF
Borrower Sponsor:	Richard Eugene Workman			Cut-off Date Balance per SF(1):	$187
Mortgage Rate:	5.7000%			Maturity Date Balance per SF(1):	$158
Note Date:	10/26/2018			Property Manager:	Self-managed
First Payment Date:	12/6/2018
Maturity Date:	11/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months
Seasoning:	5 months			Underwriting and Financial Information
Prepayment Provisions(2):	LO (12); YM1 (104); O (4)			UW NOI:	$21,164,378
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	11.8%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	14.0%
Additional Debt Balance(1):	$154,697,626			UW NCF DSCR(1):	1.59x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(4):	$20,451,419 (6/30/2018 TTM)
Reserves(3)				2nd Most Recent NOI(4):	$17,428,719 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(4):	$13,960,122 (12/31/2016)
RE Tax:	$250,000	Springing	N/A	Most Recent Occupancy:	96.8% (9/13/2018)
Insurance:	$384,109	Springing	N/A	2nd Most Recent Occupancy:	97.0% (12/31/2017)
Replacements:	$0	$16,042	$385,000	3rd Most Recent Occupancy:	97.0% (12/31/2016)
Deferred Maintenance:	$316,121	$0	N/A	Appraised Value (as of):	$325,235,000 (Various)
TI/LC:	$109,315	$80,208	$1,925,002	Cut-off Date LTV Ratio(1):	55.2%
Rent Concession:	$62,050	$0	N/A	Maturity Date LTV Ratio(1):	46.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$180,500,000	100.0%	Loan Payoff:	$149,277,510	82.7%
			Reserves:	$1,121,595	0.6%
			Closing Costs:	$8,087,845	4.5%
			Return of Equity:	$22,013,050	12.2%
Total Sources:	$180,500,000	100.0%	Total Uses:	$180,500,000	100.0%

(1)	The Heartland Dental Medical Office Portfolio Mortgage Loan (as defined below) is part of the Heartland Dental Medical Office Portfolio Whole Loan (as defined below), which is comprised of ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Heartland Dental Medical Office Portfolio Whole Loan.
(2)	Partial Release is permitted. See “Release of Property” below for further discussion of release requirements.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements and caps.
(4)	Several of the Heartland Dental Medical Office Portfolio Properties (as defined below) were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, the 3rd Most Recent NOI includes full-year financial reporting for only 121 of the 169 Heartland Dental Medical Office Portfolio Properties and the 2nd Most Recent NOI includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. Most Recent NOI includes full-year financial reporting for 168 of the 169 Heartland Dental Medical Office Portfolio Properties.

The Mortgage Loan. The seventh largest mortgage loan (the “Heartland Dental Medical Office Portfolio Mortgage Loan”) is part of a whole loan (the “Heartland Dental Medical Office Portfolio Whole Loan”) evidenced by ten pari passu promissory notes with an aggregate original principal balance of $180,500,000. The Heartland Dental Medical Office Portfolio Whole Loan is secured by the fee interests in a 169-property portfolio totaling 962,501 SF, geographically distributed throughout 24 states, with the largest concentrations in Illinois (237,545 SF; 24.7% of NRA), Florida (179,190 SF; 18.6% of NRA) and Georgia (72,239 SF; 7.5% of NRA) (collectively, the “Heartland Dental Medical Office Portfolio Properties” or “Heartland Dental Medical Office Portfolio”). Promissory Notes A-7 and A-8, with an aggregate original principal balance of $25,000,000, represent the Heartland Dental Medical Office Portfolio Mortgage Loan and will be included in the UBS 2019-C16 Trust. The Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2018-C14 Trust until the controlling pari passu Promissory Note A-2 is securitized, whereupon the Heartland Dental Medical Office Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the Heartland Dental Medical Office Portfolio Whole Loan, including the remaining promissory notes, which are currently held by UBS AG and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

Heartland Dental Medical Office Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$40,000,000	$39,793,601	UBS 2018-C14	No
Note A-2	$30,000,000	$29,845,201	UBS AG	Yes
Note A-3	$20,000,000	$19,896,801	UBS AG	No
Note A-4	$20,000,000	$19,896,801	UBS 2018-C15	No
Note A-5	$20,000,000	$19,896,801	UBS 2018-C15	No
Note A-6	$15,000,000	$14,922,601	UBS 2018-C15	No
Note A-7	$15,000,000	$14,922,601	UBS 2019-C16	No
Note A-8	$10,000,000	$9,948,400	UBS 2019-C16	No
Note A-9	$6,500,000	$6,466,460	UBS AG	No
Note A-10	$4,000,000	$3,979,360	UBS 2018-C14	No
Total	$180,500,000	$179,568,626

The proceeds of the Heartland Dental Medical Office Portfolio Whole Loan were used to refinance existing debt on the Heartland Dental Medical Office Portfolio Properties, fund reserves, pay closing costs, and return equity to the borrower sponsor.

The Borrower and the Borrower Sponsor. The borrower is PRD Owner, LLC (the “Heartland Dental Medical Office Portfolio Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. A non-consolidation opinion was delivered in connection with the origination of the Heartland Dental Medical Office Portfolio Whole Loan. The Heartland Dental Medical Office Portfolio Borrower is wholly owned by PRD Mezz Owner, LLC, which is wholly owned by Professional Resource Development, Inc. (“PRDI”). PRDI is owned by Richard E. Workman 2001 Trust with Richard, Angela, Jordan, Jared, Meredith, and Madison Workman as the beneficiaries (33.33%), Workman Irrevocable Trust, with Jordan M. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Jared R. Workman as the beneficiary (16.66%), Workman Irrevocable Trust, with Meredith A. Workman as the beneficiary (16.66%), and Workman Irrevocable Trust, with Madison A. Workman as the beneficiary (16.66%). The borrower sponsor and non-recourse carveout guarantor is Dr. Richard Eugene Workman.

Richard Eugene Workman founded PRDI in 2003 and currently serves as its President. PRDI, based in Effingham, Illinois, is a full-service real estate investment and development company that owns and develops commercial real estate throughout the United States. PRDI’s services include market analysis, site selection, site acquisition, site planning and design, leasing, permitting and zoning approvals, construction management, build-to-suits, and acquisition of existing assets and notes. As of December 31, 2017, PRDI reported total assets of approximately $298.4 million and stockholders’ equity of approximately $24.4 million. PRDI’s investment portfolio includes 212 single and multitenant medical office properties primarily occupied by dental offices affiliated with Heartland Dental, LLC (“Heartland Dental”) and its affiliates. Heartland Dental is 100.0% beneficially owned by Heartland Dental Holding Corporation, a Delaware corporation, which is majority-owned and controlled by affiliates of KKR & Co. LP.

Richard Eugene Workman founded Heartland Dental in 1997 and currently retains a 4.28% ownership interest in the company. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” in the Preliminary Prospectus. Heartland Dental is a dental service organization (“DSO”) that develops and manages the administrative functions of dental practices through Administrative Service Agreements (“ASAs”) with multiple professional corporations (“PCs”) located throughout the United States. Heartland Dental, through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. See “Major Tenant” below for more information on Heartland Dental.

The Properties. The Heartland Dental Medical Office Portfolio Properties are comprised of 169 properties totaling 962,501 SF of space across 24 states, with no state representing more than 24.7% of NRA or 23.0% of UW NCF. Sixty-two (62) of the Heartland Dental Medical Office Portfolio Properties, representing 284,718 SF (29.6% of NRA), were built between 2013 and 2018 and 134 of the Heartland Dental Medical Office Portfolio Properties, representing 680,377 SF (70.7% of NRA), were built between 2000 and 2018. Eleven (11) of the 169 Heartland Dental Medical Office Portfolio Properties, totaling approximately 42,782 SF or 4.4% of NRA, are subject to condominium structures and represent approximately $8.1 million (4.5%) of the Allocated Original Balance (as shown in the Portfolio Summary table below) of the Heartland Dental Medical Office Portfolio Whole Loan. See “Description of the Mortgage Pool—Condominium Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

The following table presents certain information relating to the Heartland Dental Medical Office Portfolio Properties:

Portfolio Summary
State	No. of Properties	Net Rentable Area (SF)(1)	Approximate % of SF	UW NCF	% of UW NCF	Allocated Original Balance(2)	% of Whole Loan Original Balance	Appraised Value	Allocated Original Balance LTV Ratio(2)
Florida	39	179,190	18.6%	$4,609,359	23.0%	$41,664,150	23.1%	$75,565,000	55.1%
Illinois	23	237,545	24.7%	$3,646,754	18.2%	$32,720,160	18.1%	$59,600,000	54.9%
South Carolina	17	69,247	7.2%	$1,502,059	7.5%	$13,708,420	7.6%	$25,080,000	54.7%
Missouri	8	68,201	7.1%	$1,472,593	7.4%	$13,280,570	7.4%	$22,350,000	59.4%
Georgia	13	72,239	7.5%	$1,357,863	6.8%	$12,489,450	6.9%	$24,610,000	50.7%
Indiana	12	62,211	6.5%	$1,328,830	6.6%	$11,891,670	6.6%	$22,110,000	53.8%
Texas	10	50,597	5.3%	$1,260,308	6.3%	$11,363,270	6.3%	$20,040,000	56.7%
Tennessee	11	50,674	5.3%	$1,210,481	6.1%	$10,749,150	6.0%	$19,730,000	54.5%
Oklahoma	5	24,949	2.6%	$491,555	2.5%	$4,506,800	2.5%	$8,145,000	55.3%
Kentucky	4	25,175	2.6%	$402,499	2.0%	$3,597,810	2.0%	$5,840,000	61.6%
Maryland	2	10,539	1.1%	$344,196	1.7%	$2,921,440	1.6%	$4,300,000	67.9%
Arizona	3	9,892	1.0%	$283,930	1.4%	$2,578,680	1.4%	$5,310,000	48.6%
Wisconsin	3	15,166	1.6%	$296,839	1.5%	$2,562,750	1.4%	$3,950,000	64.9%
Alabama	3	13,300	1.4%	$270,712	1.4%	$2,521,770	1.4%	$4,400,000	57.3%
Ohio	3	14,233	1.5%	$271,449	1.4%	$2,494,200	1.4%	$4,150,000	60.1%
Virginia	2	10,129	1.1%	$240,010	1.2%	$2,202,970	1.2%	$3,825,000	57.6%
Arkansas	2	13,994	1.5%	$227,141	1.1%	$2,138,570	1.2%	$3,670,000	58.3%
Nebraska	2	8,067	0.8%	$214,648	1.1%	$1,967,830	1.1%	$3,620,000	54.4%
Michigan	2	9,026	0.9%	$177,105	0.9%	$1,626,450	0.9%	$2,710,000	60.0%
Colorado	1	4,150	0.4%	$166,696	0.8%	$1,520,860	0.8%	$2,770,000	54.9%
Kansas	1	4,207	0.4%	$94,528	0.5%	$814,290	0.5%	$1,400,000	58.2%
Minnesota	1	3,600	0.4%	$52,922	0.3%	$495,020	0.3%	$950,000	52.1%
New Hampshire	1	3,270	0.3%	$41,823	0.2%	$343,000	0.2%	$490,000	70.0%
New Mexico	1	2,900	0.3%	$38,443	0.2%	$340,720	0.2%	$620,000	55.0%
Total/Wtd. Avg.	169	962,501	100.0%	$20,002,741	100.0%	$180,500,000	100.0%	$325,235,000	55.5%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance and Allocated Original Balance LTV Ratio are based on the Heartland Dental Medical Office Portfolio Whole Loan.

As of September 13, 2018 the Heartland Dental Medical Office Portfolio Properties were 96.8% occupied across 244 leases. A total of 104 Heartland Dental Medical Office Portfolio Properties, representing approximately 544,419 SF (56.6% of NRA) of space at the Heartland Dental Medical Office Portfolio, are single tenant and 100.0% leased by Heartland Dental and its affiliates. In total, Heartland Dental and its affiliates lease approximately 796,231 SF (82.7% of NRA) of space at 168 Heartland Dental Medical Office Portfolio Properties, 166 of which are medical offices and two of which are corporate offices located in Effingham, Illinois. The remainder of the Heartland Dental Medical Office Portfolio’s net rentable area is leased by unaffiliated medical office tenants (14.1% of NRA).

Eighty-nine (89) of the Heartland Dental Medical Office Portfolio Properties (44.9% of NRA) were originally built and leased by Heartland Dental (built-to-suit for Heartland Dental as the intended user and tenant and first generation space in under-serviced areas) (collectively, the “De Novo Properties”). Seventy-seven (77) of the Heartland Dental Medical Office Portfolio Properties (39.9% of NRA) were acquired with existing medical office practices in place and have since been leased by Heartland Dental and its affiliates (collectively, the “Affiliate Properties”). Twenty-seven (27) of the De Novo Properties (11.9% of NRA) are newly constructed with operations commencing after January 1, 2016 and therefore are represented with non-stabilized operations (collectively, the “De Novo Model Properties”). Sixty-two (62) of the De Novo Properties (32.9% of NRA) are properties with operations commencing prior to January 1, 2016 and therefore are represented with stabilized operations (collectively, the “De Novo Base Properties”).

The 166 De Novo Properties and Affiliate Properties collectively generate total revenues of approximately $321.9 million with EBITDAR of approximately $79.2 million and average EBITDAR margins of 24.6% as of June 30, 2018, all of which are related to Heartland Dental leased buildings and units. Excluding the 27 recently opened De Novo Model Properties, the 139 De Novo Base Properties and Affiliate Properties collectively generate total revenues of approximately $293.8 million with EBITDAR of $76.8 million and average EBITDAR margins of 26.1% as of June 30, 2018. The De Novo Base Properties have a weighted average EBITDAR margin of 25.9% and a weighted average revenue of $555 PSF as of the June 30, 2018 trailing 12-month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

The following tables present certain information relating to the tenant type distributions at the Heartland Dental Medical Office Portfolio Properties:

Distribution by Tenant Type(1)
Tenant Type	No. of Properties	Net Rentable Area (SF)(2)	Approximate % of SF	UW NOI	% of UW NOI	UW NOI Debt Yield(3)	Allocated Original Balance(3)	% of Whole Loan Original Balance	Appraised Value
De Novo Base	62	317,104	32.9%	$8,115,799	38.3%	11.6%	$69,957,170	38.8%	$126,055,000
Affiliate	77	384,489	39.9%	$7,732,434	36.5%	11.8%	$65,338,670	36.2%	$113,440,000
De Novo Model	27	114,930	11.9%	$3,705,053	17.5%	11.4%	$32,492,330	18.0%	$62,220,000
Corporate	2	127,152	13.2%	$1,319,696	6.2%	12.9%	$10,266,760	5.7%	$19,820,000
Other	1	18,826	2.0%	$291,396	1.4%	11.9%	$2,445,070	1.4%	$3,700,000
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	11.7%	$180,500,000	100.0%	$325,235,000

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Information is based on the underwritten rent roll.

(3)	UW NOI Debt Yield and Allocated Original Balance are based on the original principal balance of the Heartland Dental Medical Office Portfolio Whole Loan.

Distribution by Tenant Type(1)
Tenant Type	Allocated Original Balance(2)	UW Base Rent(3)	% of UW Base Rent	UW Base Rent PSF(4)	6/30/2018 TTM Revenue(5)	6/30/2018 EBITDAR(5)	EBITDAR %(5)	UW Total Rent(5)	EBITDAR/ UW Base Rent(5)(6)	EBITDAR/ UW Total Rent(5)(6)
De Novo Base	$69,957,170	$8,426,917	37.8%	$28.21	$124,307,274	$32,240,003	25.9%	$8,313,624	4.90x	3.88x
Affiliate	$65,338,670	$8,163,101	36.6%	$21.82	$169,530,613	$44,574,432	26.3%	$9,122,128	5.98x	4.89x
De Novo Model	$32,492,330	$3,962,543	17.8%	$34.48	$28,014,107	$2,392,341	8.5%	$3,872,166	0.77x	0.62x
Corporate	$10,266,760	$1,404,132	6.3%	$11.04	N/A	N/A	N/A	N/A	N/A	N/A
Other	$2,445,070	$363,222	1.6%	$21.15	N/A	N/A	N/A	N/A	N/A	N/A
Total/Wtd. Avg.	$180,500,000	$22,319,914	100.0%	$23.95	$321,851,994	$79,206,776	24.6%	$21,307,918	4.62x	3.72x

(1)	Tenant Type is based on the profile of the space leased to Heartland Dental at each related property.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	UW Base Rent includes all spaces leased to affiliated and unaffiliated third party tenants at the Heartland Dental Medical Office Portfolio Properties.

(4)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

(5)	Information excludes spaces leased to unaffiliated third party tenants.

(6)	De Novo Model properties are newly constructed with operations commencing after January 1, 2016 and are represented with non-stabilized operations. EBITDAR/UW Base Rent and EBITDAR/UW Total Rent excluding the De Novo Model tenants is 5.47x and 4.41x, respectively.

The borrower sponsor acquired or constructed the Heartland Dental Medical Office Portfolio Properties at various times since November 1999 with land acquisition costs totaling approximately $61.5 million, building costs totaling approximately $162.3 million, and total costs totaling approximately $223.8 million as of June 30, 2018.

Major Tenant.

Heartland Dental (796,231 SF, 82.7% of NRA, 86.8% of underwritten base rent). Heartland Dental (Moody’s/S&P: B3/B-), through its wholly owned subsidiaries and supported PCs, is a dental practice management and dental practice operating company that develops, consolidates, and manages multispecialty dental practices throughout the United States. Heartland Dental provides a full range of management and financial services to its supported PCs in the multispecialty dental services system and has ASAs with 67 PCs located in 35 different states. The ASAs represent Heartland Dental’s right to manage the administrative functions of the supported PCs and their dental group practices during the five- to 25-year terms of the agreements, which enable Heartland Dental to control substantially all nonprofessional activities of each dental practice. The ASAs also provide PCs with the right to operate in space leased directly by Heartland Dental.

Heartland Dental’s competitors include American Dental Partners, Great Expressions, InterDent, Aspen Dental, and Western Dental, which are regionally- or nationally-branded DSOs or health maintenance organization dental providers. In comparison to its competitors, Heartland Dental operates and supports locally-branded dental offices, lending to a doctor-centric and neighborhood-provider approach.

Heartland Dental has an integration team that leverages the Heartland Dental platform and expertise to maximize the success of its De Novo (new offices in under-serviced areas) strategy. When considering potential locations, Heartland Dental’s De Novo team uses demographic analyses to optimize locations within its existing markets. Heartland Dental utilizes its network of brokers and developers to seek out potential locations. In addition, Heartland Dental utilizes a healthcare site selection analytics firm to assist in continuing to identify site locations. Heartland Dental’s analytics include patient demographics, population statistics, recruiting conditions, and competitive environment. Heartland Dental supports a network of over 1,300 dentists and the company has approximately 11,000 team members in more than 875 supported dental practices across 37 states.

As of June 30, 2018, Heartland Dental Holding Corporation reported total assets of approximately $3.0 billion, total shareholders’ equity of approximately $1.4 billion, and cash of approximately $19.2 million, compared to December 31, 2017, when Heartland Dental Holding Corporation reported total assets of approximately $1.6 billion, total shareholders’ equity of approximately $428.2 million, and cash of approximately $11.0 million. Heartland Dental, as a subsidiary of Heartland Dental Holding Corporation, only has annual financial statements available as part of the parent company’s annual audited financials/supplemental schedules. As of December 31, 2017, Heartland Dental reported total assets of approximately $1.7 billion, total shareholders’ equity of $493.3 million, and cash of approximately $6.6 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

On April 30, 2018, KKR & Co. Inc. (“KKR”) acquired a majority interest in Heartland Dental from Ontario Teachers’ Pension Plan, while Ontario Teachers’ Pension Plan retained a significant minority stake in Heartland Dental. KKR, founded in 1976 and led by Henry Kravis and George Roberts, is a global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate, credit, and hedge funds worldwide. As of June 30, 2018, KKR reported $191.3 billion of assets under management.

The Heartland Dental Medical Office Portfolio Properties are subject to individual leases between PRDI, as landlord, and Heartland Dental and its affiliates, as tenant. The dental practice leases are unaffiliated with one another apart from their relationship to Heartland Dental. The leases with Heartland Dental are primarily structured with an initial lease term of 10 years, with two, 10-year renewal options with annual base rent increasing annually by the greater of (i) 2.5% or (ii) the percentage change in the CPI factor from the lease commencement date to the anniversary date. At the commencement of each renewal period, rent resets to fair market value.

The following table presents certain information relating to the lease rollover schedule at the Heartland Dental Medical Office Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	2	2,879	0.3%	0.3%	$20.39	$58,702	0.3%	0.3%
2018	2	3,251	0.3%	0.6%	$18.82	$61,197	0.3%	0.5%
2019	14	28,138	2.9%	3.6%	$27.01	$760,078	3.4%	3.9%
2020	11	26,235	2.7%	6.3%	$18.91	$496,029	2.2%	6.2%
2021	22	78,278	8.1%	14.4%	$25.58	$2,002,576	9.0%	15.1%
2022	32	101,830	10.6%	25.0%	$25.59	$2,606,067	11.7%	26.8%
2023	21	71,584	7.4%	32.4%	$27.03	$1,934,828	8.7%	35.5%
2024	30	116,242	12.1%	44.5%	$24.92	$2,896,366	13.0%	48.5%
2025	27	90,934	9.4%	54.0%	$24.67	$2,243,051	10.0%	58.5%
2026	29	141,688	14.7%	68.7%	$20.69	$2,931,606	13.1%	71.6%
2027	26	85,443	8.9%	77.6%	$24.67	$2,107,904	9.4%	81.1%
2028	20	154,705	16.1%	93.6%	$20.59	$3,184,638	14.3%	95.4%
2029 & Beyond	8	30,850	3.2%	96.8%	$33.61	$1,036,873	4.6%	100.0%
Vacant	0	30,444	3.2%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	244	962,501	100.0%		$23.95	$22,319,914	100.0%

(1)	Information is based on the underwritten rent roll as of September 13, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Heartland Dental Medical Office Portfolio Properties are located across the United States, with the three largest property concentrations, based on UW NOI, in the Orlando, Florida metropolitan statistical area (“MSA”), the Chicago-Naperville-Elgin, IL-IN-WI MSA, and the Effingham, Illinois MSA.

The following tables present certain market information relating to the Heartland Dental Medical Office Portfolio Properties’ major MSAs:

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	UW NOI	% of UW NOI	6/30/2018 TTM Revenue	6/30/2018 EBITDAR(2)	Appraised Value	Allocated Original Balance(3)	UW NOI Debt Yield(3)
Orlando, FL	10	51,922	5.4%	$1,433,828	6.8%	$20,107,920	$4,734,341	$23,570,000	$12,536,510	11.4%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$1,352,945	6.4%	$17,572,995	$3,964,218	$21,650,000	$11,561,800	11.7%
Effingham, IL	2	127,152	13.2%	$1,319,696	6.2%	N/A	N/A	$19,820,000	$10,266,760	12.9%
St. Louis, MO-IL	8	61,042	6.3%	$1,137,858	5.4%	$14,964,631	$4,406,835	$16,350,000	$9,619,610	11.8%
Jacksonville, FL	8	40,553	4.2%	$1,112,796	5.3%	$14,814,522	$3,998,083	$17,440,000	$9,546,220	11.7%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$1,054,028	5.0%	$14,880,713	$3,947,235	$16,630,000	$8,988,560	11.7%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$832,949	3.9%	$19,983,508	$4,798,324	$13,160,000	$7,231,450	11.5%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$925,905	4.4%	$19,581,993	$4,335,894	$15,650,000	$8,033,850	11.5%
Indianapolis-Carmel-Anderson, IN	5	30,839	3.2%	$663,767	3.1%	$7,102,490	$842,781	$10,640,000	$5,585,800	11.9%
Kansas City, MO-KS	3	19,559	2.0%	$607,038	2.9%	$4,400,935	$1,011,673	$8,450,000	$5,153,450	11.8%
Other	101	454,444	47.2%	$10,723,567	50.7%	$188,442,287	$47,167,392	$161,875,000	$91,975,990	11.7%
Total/Wtd. Avg.	169	962,501	100.0%	$21,164,378	100.0%	$321,851,994	$79,206,776	$325,235,000	$180,500,000	11.7%

(1)	Information is based on the underwritten rent roll.

(2)	Total 6/30/2018 EBITDAR excludes spaces leased to unaffiliated third party tenants.

(3)	Allocated Original Balance and UW NOI Debt Yield are based on the original principal balance of the Heartland Dental Medical Office Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

Distribution by MSA
MSA	No. of Prop	NRA (SF)(1)	% of SF	Allocated Original Balance(2)	% of Whole Loan Original Balance	Wtd. Avg. Market Rent PSF	Wtd. Avg. Market Vacancy	Wtd. Avg. UW Base Rent PSF(1)(3)	Wtd. Avg. Vacancy
Orlando, FL	10	51,922	5.4%	$12,536,510	6.9%	$29.95	4.2%	$30.01	0.0%
Chicago-Naperville-Elgin, IL-IN-WI	11	55,538	5.8%	$11,561,800	6.4%	$26.62	2.4%	$26.65	0.0%
Effingham, IL	2	127,152	13.2%	$10,266,760	5.7%	$11.13	0.0%	$11.04	0.0%
St. Louis, MO-IL	8	61,042	6.3%	$9,619,610	5.3%	$23.83	7.2%	$22.14	7.3%
Jacksonville, FL	8	40,553	4.2%	$9,546,220	5.3%	$29.62	5.6%	$29.79	0.0%
Nashville-Davidson-Murfreesboro-Franklin, TN	8	40,227	4.2%	$8,988,560	5.0%	$28.78	3.3%	$28.25	0.0%
Dallas-Fort Worth-Arlington, TX	6	30,246	3.1%	$7,231,450	4.0%	$30.59	1.2%	$30.62	7.6%
Atlanta-Sandy Springs-Roswell, GA	7	50,979	5.3%	$8,033,850	4.5%	$23.25	5.0%	$19.75	9.4%
Indianapolis-Carmel-Anderson, IN	5	30,839	3.2%	$5,585,800	3.1%	$23.93	2.0%	$24.08	12.6%
Kansas City, MO-KS	3	19,559	2.0%	$5,153,450	2.9%	$33.58	4.0%	$35.00	12.4%
Other	101	454,444	47.2%	$91,975,990	51.0%	$25.03	3.3%	$25.49	2.8%
Total/Wtd. Avg.	169	962,501	100.0%	$180,500,000	100.0%	$24.05	3.2%	$23.95	3.2%

(1)	Information is based on the underwritten rent roll.

(2)	Allocated Original Balance is based on the Heartland Dental Medical Office Portfolio Whole Loan.

(3)	Wtd. Avg. UW Base Rent PSF excludes vacant space.

Orlando, FL MSA:

There are 10 Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA totaling approximately 51,922 SF (5.4% of NRA) in the aggregate, which collectively generate $1,433,828 in UW NOI (6.8% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Orlando, Florida MSA:

Orlando, FL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 9625 Lake Nona Village Place	9625 Lake Nona Village Place Orlando, FL	70,364	$78,212	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 4999 North Tanner Road	4999 North Tanner Road Orlando, FL	166,275	$77,161	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 7551 Osceola Polk Line Road	7551 Osceola Polk Line Road Davenport, FL	36,483	$75,278	6	2003 - 2017	4,596 - 6,576 / 34,165	100.0% - 100.0% / 100.0%	$22.00 - $39.00 / $31.17
Heartland Dental Medical Office Portfolio - 13816 Narcoossee Road	13816 Narcoossee Road Orlando, FL	56,686	$87,701	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 8624 Lee Vista Boulevard	8624 Lee Vista Boulevard Orlando, FL	155,636	$63,549	5	2008 - 2017	5,050 - 46,400 / 71,848	100.0% - 100.0% / 100.0%	$28.75 - $37.00 / $32.95
Heartland Dental Medical Office Portfolio - 609 Front Street	609 Front Street Celebration, FL	39,321	$76,952	4	1994 - 2018	4,838 - 8,782 / 29,411	100.0% - 100.0% / 100.0%	$21.50 - $31.50 / $26.30
Heartland Dental Medical Office Portfolio - 2301 Old Canoe Creek Road	2301 Old Canoe Creek Road St. Cloud, FL	60,366	$64,892	4	2008 - 2017	6,070 - 10,392 / 32,443	100.0% - 100.0% / 100.0%	$26.00 - $35.00 / $31.81
Heartland Dental Medical Office Portfolio - 13851 North US Highway 441	13851 North US Highway 441 Lady Lake, FL	81,304	$63,831	6	2004 - 2017	3,600 - 14,894 / 43,911	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 2620 East Highway 50	2620 East Highway 50 Clermont, FL	80,483	$81,197	6	2015 - 2017	3,600 - 46,400 / 71,817	100.0% - 100.0% / 100.0%	$28.00 - $36.00 / $32.76
Heartland Dental Medical Office Portfolio - 1381 Citrus Tower Boulevard	1381 Citrus Tower Boulevard Clermont, FL	84,471	$80,640	6	2008 - 2018	5,243 - 85,500 / 138,346	67.0% - 100.0% / 97.3%	$17.50 - $31.55 / $23.76

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

Chicago-Naperville-Elgin, IL-IN-WI MSA:

There are 11 Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA totaling approximately 55,538 SF (5.8% of NRA) in the aggregate, which collectively generate $1,352,945 in UW NOI (6.4% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Chicago-Naperville-Elgin, IL-IN-WI MSA:

Chicago-Naperville-Elgin, IL-IN-WI - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 1010 West U.S. Route 6	1010 West U.S. Route 6 Morris, IL	18,648	$80,981	5	1950 - 2007	4,000 - 70,023 / 100,734	4.0% - 50.0% / 15.1%	$18.00 - $24.00 / $22.00 - $22.80
Heartland Dental Medical Office Portfolio - 12222 Route 47	12222 Route 47 Huntley, IL	71,343	$114,601	5	2004 - 2017	7,420 - 70,122 / 126,632	41.1% - 100.0% / 75.3%	$24.00 - $33.00 / $26.20 - $27.20
Heartland Dental Medical Office Portfolio - 450 South Weber Road	450 South Weber Road Romeoville, IL	154,985	$86,159	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 16620 West 159th Street	16620 West 159th Street Lockport, IL	97,516	$92,356	5	1977 - 2014	12,329 - 115,000 / 237,510	84.0% - 100.0% / 95.5%	$22.00 - $36.00 / $25.80 - $28.80
Heartland Dental Medical Office Portfolio - 561 East Lincoln Highway	561 East Lincoln Highway New Lenox, IL	90,036	$114,628	6	2005 - 2014	3,732 - 15,088 / 60,717	71.2% - 100.0% / 94.4%	$16.00 - $20.00 / $16.00 - $20.00
Heartland Dental Medical Office Portfolio - 692 Essington Road	692 Essington Road Joilet, IL	90,036	$114,628	6	1979 - 2009	6,026 - 70,023 / 164,128	80.0% - 100.0% / 90.0%	$17.00 - $28.00 / $19.50 - $22.67
Heartland Dental Medical Office Portfolio - 1840 Dekalb Avenue	1840 Dekalb Avenue Sycamore, IL	69,156	$66,213	9	1968 - 2017	4,533 - 15,848 / 89,368	43.3% - 100.0% / 93.7%	$21.00 - $25.00 / $21.00 - $25.00
Heartland Dental Medical Office Portfolio - 1402 U.S. Route 12	1402 U.S. Route 12 Fox Lake, IL	99,785	$85,485	4	1949 - 2007	2,700 - 22,440 / 46,066	80.0% - 100.0% / 89.9%	$18.00 - $38.00 / $21.50 - $26.50
Heartland Dental Medical Office Portfolio - 2707 Sycamore Road	2707 Sycamore Road DeKalb, IL	69,156	$66,213	5	1995 - 2017	5,000 - 12,950 / 36,591	65.7% - 100.0% / 87.9%	$16.00 - $16.00 / $16.00 - $16.00
Heartland Dental Medical Office Portfolio - 309 West Ogden Avenue	309 West Ogden Avenue Naperville, IL	207,802	$127,038	4	1954 - 2005	1,900 - 11,790 / 23,690	91.5% - 100.0% / 95.8%	$17.00 - $32.80 / $21.69 - $27.20
Heartland Dental Medical Office Portfolio - 1515 West 45th Avenue	1515 West 45th Avenue Griffith, IN	144,526	$54,876	4	1982 - 2018	14,000 - 30,000 / 92,484	90.0% - 100.0% / 96.8%	$17.00 - $26.00 / $19.25 - $22.75

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

Effingham, IL MSA:

There are two Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA totaling approximately 127,152 SF (13.2% of NRA) in the aggregate, which collectively generate $1,319,696 in UW NOI (6.2% of UW NOI).

The following table presents certain market information relating to the Heartland Dental Medical Office Portfolio Properties located in the Effingham, Illinois MSA:

Effingham, IL - Competitive Property Overview(1)
Property	Location	Population(2)	Average Household Income(2)	# of Comp Properties	Year Built Range(3)	NRA Range / Total(3)	Occupancy Range / Average(3)	Base Rent Range / Average(3)
Heartland Dental Medical Office Portfolio - 2202 Althoff Drive	2202 Althoff Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A
Heartland Dental Medical Office Portfolio - 1200 Network Centre Drive	1200 Network Centre Drive Effingham, IL	19,097	$70,177	7	1890 - 2011	11,646 - 79,000 / 292,841	100.0% - 100.0% / 100.0%	N/A

(1)	Information is based on the appraisals.

(2)	Based on the five-mile radius as of 2017.

(3)	Year Built Range, NRA Range / Total, Occupancy Range / Average and Base Rent Range / Average are based on the appraisals’ rent comparables.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heartland Dental Medical Office Portfolio Properties:

Cash Flow Analysis
	2015(1)	2016(1)	2017(1)	6/30/2018 TTM(1)	UW	UW PSF
Gross Potential Rent(2)	N/A	$14,283,247	$17,803,474	$20,739,670	$22,884,716	$23.78
Total Recoveries	N/A	$3,102,923	$3,363,302	$4,157,544	$5,783,035	$6.01
Other Income	N/A	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,433,388)	($1.49)
Effective Gross Income	N/A	$17,386,169	$21,166,775	$24,897,214	$27,234,364	$28.30
Total Operating Expenses	N/A	$3,426,047	$3,738,057	$4,445,794	$6,069,986	$6.31
Net Operating Income	N/A	$13,960,122	$17,428,719	$20,451,419	$21,164,378	$21.99
Tenant Improvements	N/A	$0	$0	$0	$481,251	$0.50
Leasing Commissions	N/A	$0	$0	$0	$481,251	$0.50
Replacement Reserves	N/A	$0	$0	$0	$199,135	$0.21
Net Cash Flow	N/A	$13,960,122	$17,428,719	$20,451,419	$20,002,741	$20.78

Occupancy %(3)	N/A	97.0%	97.0%	97.0%	95.0%
NOI DSCR(4)	N/A	1.11x	1.39x	1.63x	1.68x
NCF DSCR(4)	N/A	1.11x	1.39x	1.63x	1.59x
NOI Debt Yield(4)	N/A	7.8%	9.7%	11.4%	11.8%
NCF Debt Yield(4)	N/A	7.8%	9.7%	11.4%	11.1%

(1)	Several of the Heartland Dental Medical Office Portfolio Properties were acquired/developed by the borrower sponsor in 2016 (18 properties), 2017 (25 properties) and 2018 (10 properties); as such, 2015 cash flow figures are not available, 2016 includes full-year financial reporting for only 121 of the 169 Heartland Dental Medical Office Portfolio Properties and 2017 includes full-year financial reporting for only 143 of the 169 Heartland Dental Medical Office Portfolio Properties. 6/30/2018 TTM includes full-year financial reporting for 168 of the 169 Heartland Dental Medical Office Portfolio Properties.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) rent steps of $401,117 through November 2019 and (ii) vacancy gross up of $564,802.

(3)	UW Occupancy % is based on underwritten economic vacancy of 5.0%. The Heartland Dental Medical Office Portfolio Properties were 96.8% occupied as of September 13, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Heartland Dental Medical Office Portfolio Whole Loan.

Escrows and Reserves. At origination of the Heartland Dental Medical Office Portfolio Whole Loan, the Heartland Dental Medical Office Portfolio Borrower deposited (i) $250,000 for real estate taxes (the “Closing Tax Deposit”), (ii) $384,109 for insurance premiums, (iii) $316,121 for deferred maintenance, (iv) $109,315 for tenant allowances, tenant improvements and leasing commissions (“TI/LC”) and (v) $62,050 for outstanding free rents, rent abatements or other rent concessions under the North Port Area Chamber of Commerce lease ($12,050) and the Mercy Clinic East Communities leases ($50,000). On a monthly basis, the Heartland Dental Medical Office Portfolio Borrower is required to deposit (i) an amount equal to 1/12 of the product of $0.20 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $16,042, into a replacement reserve, subject to a cap of an amount equal to $0.40 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $385,000 and (ii) an amount equal to 1/12 of the product of $1.00 and the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $80,208, into a TI/LC reserve, subject to a cap of an amount equal to $2.00 per the aggregate net rentable SF in the Heartland Dental Medical Office Portfolio, initially equal to $1,925,002. Monthly escrows for real estate taxes are waived, provided that (i) no Cash Management Trigger Event (as defined below) has occurred, (ii) an amount equal to the Closing Tax Deposit is on deposit in a real estate tax reserve and (iii) the Heartland Dental Medical Office Portfolio Borrower provides evidence of payment of taxes and other charges for each of the Heartland Dental Medical Office Portfolio Properties no later than 20 days prior to the date of delinquency (collectively, the “Monthly Tax Waiver Conditions”). If at any time any of the Monthly Tax Waiver Conditions are not satisfied with respect to any individual property, then (i) for the first five individual properties where such conditions are not satisfied, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for such individual properties and (ii) for any individual property where such Monthly Tax Waiver Conditions are not satisfied thereafter, the Heartland Dental Medical Office Portfolio Borrower is required to make all monthly tax escrows for all Heartland Dental Medical Office Portfolio Properties. Monthly escrows for insurance premiums are waived, provided that the Heartland Dental Medical Office Portfolio Properties are insured under an acceptable blanket insurance policy.

Lockbox and Cash Management. The Heartland Dental Medical Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from Material Tenants (as defined below) to be delivered directly to the lockbox account, or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Upon the occurrence and continuance of a Cash Management Trigger Event, the Heartland Dental Medical Office Portfolio Borrower is required to cause all rents from all tenants to be delivered directly to the lockbox account or if received by the Heartland Dental Medical Office Portfolio Borrower or property manager, the rents are required to be deposited into the lockbox account within two business days after receipt. Pursuant to the Heartland Dental Medical Office Portfolio Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payment and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) is continuing, to the Material Tenant rollover reserve, subject to a cap of $15,000,000, (b) if a Cash Sweep Trigger Event (as defined below) is continuing, to the lender-controlled excess cash flow account and (c) if neither a Material Tenant Trigger Event nor a Cash Sweep Trigger Event exists, to the Heartland Dental Medical Office Portfolio Borrower.

A “Cash Management Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured or waived, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the property manager, such property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.25x and will continue until such time as (x) the debt service

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

coverage ratio for the immediately preceding 12-month period is at least 1.30x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to an amount that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio of 1.25x (the “DSCR Cash Management Trigger Cure Deposit”), (iv) an indictment for fraud or misappropriation of funds by the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager or a director or an officer of the Heartland Dental Medical Office Portfolio Borrower, borrower sponsor or property manager and continue until (a) the dismissal of the applicable indictment, (b) the acquittal of each applicable person with respect to the related charge(s) or (c) with respect to a third party manager, such third party manager is replaced with a qualified manager under a replacement agreement, or (v) the occurrence of a Material Tenant Trigger Event and continue until such event is cured.

A “Cash Sweep Trigger Event” will commence upon (i) the occurrence of an event of default and continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the Heartland Dental Medical Office Portfolio Borrower, the borrower sponsor or the affiliated property manager and continue until any such bankruptcy action is discharged or dismissed, or in the case of the affiliated property manager, such affiliated property manager is replaced with a qualified property manager under a replacement agreement or the bankruptcy action is discharged or dismissed, or (iii) the date the debt service coverage ratio for the immediately preceding 12-month period is less than 1.20x and will continue until such time as (x) the debt service coverage ratio for the immediately preceding 12-month period is at least 1.25x for two consecutive calendar quarters or (y) the Heartland Dental Medical Office Portfolio Borrower deposits with the lender in the form of cash or a letter of credit in an amount, as calculated by the lender, equal to either (A) without duplication, the DSCR Cash Management Trigger Cure Deposit or (B) that if applied to repay the Heartland Dental Medical Office Portfolio Whole Loan would result in a debt service coverage ratio greater than 1.20x.

A “Material Tenant Trigger Event” will commence upon (i) any Material Tenant or any guarantor of the applicable Material Tenant lease becoming insolvent or a debtor in any bankruptcy action, (ii) any time when the adjusted Material Tenant EBITDA is not positive in the lender’s reasonable determination, provided that the Heartland Dental Medical Office Portfolio Borrower may suspend such Material Tenant Trigger Event for 12 months by depositing $7,500,000 with the lender for each such 12-month period (such deposit to be returned to the Heartland Dental Medical Office Portfolio Borrower upon a cure of the Material Tenant Trigger Event without such deposit being taken into effect), (iii) the lender determining based on the applicable annual HD Entity Reporting Items (as defined below) (x) the net worth of Heartland Dental, Neibauer Dental Corporation, Inc. or any of their respective affiliates (collectively, the “HD Tenant”) for the prior calendar year is less than $443,987,100 and (y) the Material Tenant does not have at least 90% of the total assets and total revenues that Heartland Dental had for the prior calendar year or (iv) the lender failing to receive the applicable HD Entity Reporting Items within (A) five business days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver a financial statement including a balance sheet, statement of cash flows, reconciliation of net loss to EBITDA and adjusted EBITDA, profit and loss statement, and statement of changes of Heartland Dental and its subsidiaries and affiliates (collectively, the “HD Entity Reporting Items”) or (B) 30 calendar days of the Heartland Dental Medical Office Portfolio Borrower’s failure to deliver such items required in (A) above, if the Heartland Dental Medical Office Portfolio Borrower fails to deliver, as the result of the Material Tenant’s failure to deliver, such items to the Heartland Dental Medical Office Portfolio Borrower. A Material Tenant Trigger Event will continue until, in regard to clause (i) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding), provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, in regard to clause (ii) above, the adjusted Material Tenant EBITDA is positive in the lender’s reasonable determination for two consecutive quarters, in regard to clause (iii) above, if (A) on the next applicable annual HD Entity Reporting Items the net worth of the HD Tenant for the prior calendar year is greater than $443,987,100 and/or the Material Tenant has at least 90% of the total assets and total net revenues that Heartland Dental had for the prior calendar year or (B) the Heartland Dental Medical Office Portfolio Borrower provides other evidence acceptable to the lender that the tenant has achieved the net worth and/or total assets and total net revenue thresholds set forth above in clause (A) for two consecutive calendar quarters, in regard to clause (iv) above, the delivery of all HD Entity Reporting Items that are due and outstanding, or in regard to clause (i), (ii) or (iii) above, the leasing of all the applicable Material Tenant space to a replacement tenant reasonably acceptable to the lender, which lease is comparable in terms to the existing Material Tenant lease being replaced, provided that such lease is a triple net lease and has an initial term of no less than five years.

A “Material Tenant” means (i) each HD Tenant or (ii) any lease which, either individually or when taken together with any other lease with the same tenant, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease or leases (x) covers no less than 10% of the NRA at the Heartland Dental Medical Office Portfolio Properties or (y) requires the payment of base rent that is no less than 10% of the total in-place base rent at the Heartland Dental Medical Office Portfolio Properties.

Mezzanine Loan and Preferred Equity. None.

Release of Property. The Heartland Dental Medical Office Portfolio Borrower may obtain the release of any of the Heartland Dental Medical Office Portfolio Properties included in the Heartland Dental Medical Office Portfolio Whole Loan, at any time on or after December 6, 2019, provided that, among other things, (i) no event of default has occurred and is continuing, (ii) the Heartland Dental Medical Office Portfolio Borrower prepays a portion of the Heartland Dental Medical Office Portfolio Whole Loan equal to or exceeding 120% of the allocated loan amount of the property being released to a third party (the “Release Amount”) along with the applicable yield maintenance premium (or 130% of the allocated loan amount of the property being released to an affiliate under specified circumstances under the Heartland Dental Medical Office Portfolio Whole Loan documents in connection with specified condominium, title or zoning defaults that can be cured by releasing such property), (iii) the debt service coverage ratio for the remaining properties following the release based on the trailing 12 months is no less than the greater of (a) the debt service coverage ratio immediately preceding such release and (b) 1.54x, and (iv) if as of the date of its calculation, the ratio of (i) the sum of the outstanding principal amount of the Heartland Dental Medical Office Portfolio Whole Loan as of the date of such calculation to (ii) the fair market value of the Heartland Dental Medical Office Portfolio Properties (the “REMIC LTV”) exceeds 125% immediately after the property being released, no release will be permitted unless the balance of the Heartland Dental Medical Office Portfolio Whole Loan is paid down by the greater of (a) the Release Amount or (b) the least of the following amounts: (x) if the released property is sold, the net proceeds of the sale of the released property, (y) the fair market value of the released property at the time of such release, or (z) an amount such that the REMIC LTV after such release is not greater than the REMIC LTV of the Heartland Dental Medical Office Portfolio Properties immediately prior to such release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 7 Heartland Dental Medical Office Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$24,871,001 55.2% 1.59x 11.8%

Terrorism Insurance. The Heartland Dental Medical Office Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a subsequent statute is not in effect, the Heartland Dental Medical Office Portfolio Borrower will not be required to pay annual premiums in excess of two times the premium in an amount equal to the property and business interruption insurance required under the Heartland Dental Medical Office Portfolio Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

ILPT HAWAII PORTFOLIO
MAPUNAPUNA INDUSTRIAL PARK
SAND ISLAND INDUSTRIAL PARK
Waipio
Pearl City
Village Park
Aiea
Waipahu
Halawa
Honolulu
Ewa Beach
PEARL HARBOR
HICKMAN FIELD
HONOLULU INTERNATIONAL AIRPORT
DOWNTOWN
ALA MOANA
Mamala Bay
KALIHI KAI
MAP © 2019 CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	BBB/A+/Baa1			Location:	Various
				General Property Type(4):	Various
Original Balance(1):	$23,000,000			Detailed Property Type(4):	Various
Cut-off Date Balance(1):	$23,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.4%			Year Built/Renovated:	Various/N/A
Loan Purpose:	Recapitalization			Size:	9,591,512 SF
Borrower Sponsor:	Industrial Logistics Properties Trust			Cut-off Date Balance per SF(1):	$68
Mortgage Rate:	4.3100%			Maturity Date Balance per SF(1):	$68
Note Date:	1/29/2019			Property Manager:	The RMR Group LLC
First Payment Date:	3/7/2019
Maturity Date:	2/7/2029
Original Term to Maturity	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(5):	$68,763,789
Seasoning:	2 months			UW NOI Debt Yield(1):	10.6%
Prepayment Provisions(2):	LO (26); DEF/YM1 (87); O (7)			UW NOI Debt Yield at Maturity(1):	10.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.40x
Additional Debt Type(1):	Pari Passu			Most Recent NOI(5):	$57,840,197 (10/31/2018 TTM)
Additional Debt Balance(1):	$627,000,000			2nd Most Recent NOI:	$56,877,354 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$55,544,563 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	99.9% (12/13/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.5% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(6):	$1,439,117,000 (Various)
Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(6):	45.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1)(6):	45.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$650,000,000	100.0%	Paydown of Corporate Revolver(7):	$380,000,000	58.5%
			Closing Costs:	$2,805,063	0.4%
			Return of Equity:	$267,194,938	41.1%
Total Sources:	$650,000,000	100.0%	Total Uses:	$650,000,000	100.0%

(1)	The ILPT Hawaii Portfolio Mortgage Loan (as defined below) is part of the ILPT Hawaii Portfolio Whole Loan (as defined below), which is comprised of 18 pari passu promissory notes with an aggregate original principal balance of $650,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the ILPT Hawaii Portfolio Whole Loan.

(2)	Following the lockout period, the ILPT Hawaii Portfolio Borrowers (as defined below) have the right to defease the entire ILPT Hawaii Portfolio Whole Loan, on any date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 29, 2022 (the “Lockout Expiration Date”). After the Lockout Expiration Date, prepayment in full is permitted with payment of a prepayment fee equal to the greater of (a) 1% of the outstanding principal amount of the ILPT Hawaii Portfolio Whole Loan or (b) the “Yield Maintenance Amount”, which is the present value as of the prepayment date of the remaining monthly interest only payments that would be due through August 7, 2028 (the “Open Prepayment Date”) based on the principal amount of the ILPT Hawaii Portfolio Whole Loan being prepaid, discounted at an interest rate equal to the difference between (i) 4.3100% and (ii) the yield maintenance treasury rate (as defined in the ILPT Hawaii Portfolio Whole Loan documents). The ILPT Hawaii Portfolio Whole Loan is prepayable in full without penalty on or after the Open Prepayment Date.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The ILPT Hawaii Portfolio Whole Loan is secured by the fee simple interests of the ILPT Hawaii Portfolio Borrowers (as defined below) in an approximately 9,591,512 SF portfolio of 177 leased fee parcels (the “Leased Fee Properties”) and nine fee simple properties (the “Fee Simple Properties”) located primarily in Honolulu, Hawaii.

(5)	The increase in UW NOI from Most Recent NOI is primarily attributed to UW NOI including (i) $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(6)	The Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio as of December 2018 of $1,439,117,000.

(7)	Prior to the origination of the ILPT Hawaii Portfolio Whole Loan, the assets securing the ILPT Hawaii Portfolio (as defined below) were unencumbered. According to the borrower sponsor, the proceeds of the ILPT Hawaii Portfolio Whole Loan were used to, among other things, repay all outstanding borrowings under its unsecured revolving credit facility. As of September 30, 2018, the balance of the unsecured revolving credit facility was $380,000,000.

The Mortgage Loan. The eighth largest mortgage loan (the “ILPT Hawaii Portfolio Mortgage Loan”) is part of a whole loan (the “ILPT Hawaii Portfolio Whole Loan”) evidenced by 18 pari passu promissory notes with an aggregate original principal balance of $650,000,000. The ILPT Hawaii Portfolio Whole Loan is secured by a first priority mortgage encumbering the ILPT Hawaii Portfolio Borrowers’ fee interest in an approximately 9,591,512 SF portfolio of 177 Leased Fee Properties and nine Fee Simple Properties located in submarkets adjacent to Honolulu International Airport and Honolulu Harbor, Hawaii (each, a “Property” and together, the “ILPT Hawaii Portfolio”). Promissory Note A-7-2 with an original principal balance of $23,000,000, represents the ILPT Hawaii Portfolio Mortgage Loan, and will be included in the UBS 2019-C16 Trust. The ILPT Hawaii Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for ILPT Trust 2019-SURF. The below table summarizes the pari passu promissory notes, which are included in ILPT Trust 2019-SURF and are currently held by UBS AG, Morgan Stanley Bank, N.A. (“MSBNA”), Citi Real Estate Funding Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

(“CREFI”) and JPMorgan Chase Bank, National Association (“JPMCB”) and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement”.

ILPT Hawaii Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece(1)
Note A-1	$162,500,000	$162,500,000	ILPT Trust 2019-SURF	Yes
Note A-2	$65,000,000	$65,000,000	ILPT Trust 2019-SURF	No
Note A-3	$35,000,000	$35,000,000	ILPT Trust 2019-SURF	No
Note A-4	$32,500,000	$32,500,000	ILPT Trust 2019-SURF	No
Note A-5-1	$32,500,000	$32,500,000	ILPT Trust 2019-SURF	No
Note A-5-2	$50,000,000	$50,000,000	MSBNA	No
Note A-5-3	$40,000,000	$40,000,000	MSBNA	No
Note A-5-4	$40,000,000	$40,000,000	MSBNA	No
Note A-6-1	$13,000,000	$13,000,000	ILPT Trust 2019-SURF	No
Note A-6-2	$22,000,000	$22,000,000	CREFI	No
Note A-6-3	$30,000,000	$30,000,000	CREFI	No
Note A-7-1	$13,000,000	$13,000,000	ILPT Trust 2019-SURF	No
Note A-7-2	$23,000,000	$23,000,000	UBS 2019-C16	No
Note A-8-1	$6,500,000	$6,500,000	ILPT Trust 2019-SURF	No
Note A-8-2	$26,000,000	$26,000,000	JPMCB	No
Note A-9	$30,000,000	$30,000,000	ILPT Trust 2019-SURF	No
Note A-10	$28,000,000	$28,000,000	UBS AG	No
Note A-11	$1,000,000	$1,000,000	UBS AG	No
Total	$650,000,000	$650,000,000

(1)	All notes held under ILPT Trust 2019-SURF together constitute the controlling noteholders for the ILPT Hawaii Portfolio Whole Loan.

The proceeds of the ILPT Hawaii Portfolio Whole Loan were used to pay down the borrower sponsor’s unsecured revolving credit facility, pay closing costs and return equity to the borrower sponsor.

The Borrowers and the Borrower Sponsor. The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TEDCAL Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the ILPT Hawaii Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT Hawaii Portfolio Whole Loan. The ILPT Hawaii Portfolio Borrowers are indirectly owned by the borrower sponsor, Industrial Logistics Properties Trust (“ILPT”).

ILPT is a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2018, ILPT owned 269 industrial and logistics properties with approximately 29.2 million rentable SF, which were approximately 99.3% leased to 245 tenants with a weighted average remaining lease term of approximately 10.9 years. Approximately 58.8% of ILPT’S annualized rental revenues as of September 30, 2018 come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million SF located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT.

The Properties. The ILPT Hawaii Portfolio consists of a total of 186 Properties that are wholly owned in fee by the borrower sponsor, consisting of 177 Leased Fee Properties that are ground leased (where the ILPT Hawaii Portfolio Borrowers own the land but not any of the related improvements, which improvements are owned by the applicable ground lessees) comprised of 9,266,124 SF of land and nine Fee Simple Properties (where the ILPT Hawaii Portfolio Borrowers own both the land and the related improvements) comprised of 325,388 SF of building square footage. References herein to “SF” mean square feet of land with respect of the Leased Fee Properties and building square feet with respect of the Fee Simple Properties. Of the Properties, 176 Properties, comprising approximately 91.7% of ILPT Hawaii Portfolio SF, are primarily improved with industrial/warehouse distribution facilities that contribute 91.1% of underwritten base rent. The remaining Properties are improved with (i) retail buildings, with six Properties comprising approximately 5.6% of ILPT Hawaii Portfolio SF and contributing 6.3% of underwritten base rent, and (ii) offices and an affiliated parking lot, with four Properties comprising approximately 2.7% of ILPT Hawaii Portfolio SF and 2.6% of underwritten base rent. The ILPT Hawaii Portfolio has an average historical occupancy of 99.5% from 2003 (when the ILPT Hawaii Portfolio was acquired by the borrower sponsor) through 2018. References herein to “occupancy” mean the percentage of the ILPT Hawaii Portfolio SF (including both land SF and building SF) that is occupied. During the same time period, ILPT has renewed ground leases with existing tenants at an annual rent increase of 20% above prior levels and has entered into ground leases with new tenants at an average rent premium of 28% above the prior comparable lease. Tenants of the ILPT Hawaii Portfolio have typically signed longer term leases and/or renewed their leases, with a weighted average tenancy of approximately 20.4 years as of the Cut-off Date.

Based on the rent roll as of December 13, 2018, the ILPT Hawaii Portfolio was approximately 99.9% leased by a diverse mix of both national and local tenants. The largest tenant, Servco Pacific, Inc., occupies 5.6% of the ILPT Hawaii Portfolio SF and contributes approximately 5.5% of underwritten base rent. The top 10 largest tenants by SF occupy 30.9% of the ILPT Hawaii Portfolio SF and contribute approximately 28.4% of underwritten base rent, and the top 20 largest tenants by SF occupy 43.9% of the ILPT Hawaii Portfolio SF and contribute approximately 42.7% of underwritten base rent. Overall, the ILPT Hawaii Portfolio has more than 170 tenants, with only one vacant suite totaling 900 SF. The ILPT Hawaii Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2022, when leases comprising 22.7% of the ILPT Hawaii Portfolio SF and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

22.3% of underwritten base rent expire. The weighted average remaining lease term at the ILPT Hawaii Portfolio is approximately 14.4 years as of March 2019, and approximately 52.9% of the ILPT Hawaii Portfolio SF and 50.2% of underwritten base rent rolls after the maturity of the ILPT Hawaii Portfolio Whole Loan.

ILPT Hawaii Portfolio Summary
Property Type	NRA (SF)	Approximate % of SF	Occupancy	Annual UW Base Rent(1)	Annual UW Base Rent PSF(1)	% of Annual UW Base Rent	Appraised Value(2)	Allocated Whole Loan Cut-off Date Balance
Leased Fee Industrial	8,498,906	88.6%	100.0%	$56,700,212	$6.67	85.2%	$1,227,695,000	$554,507,903
Fee Simple Industrial(3)	295,388	3.1%	99.7%	$3,946,788	$13.40	5.9%	$75,500,000	$34,100,772
Subtotal Industrial	8,794,294	91.7%	100.0%	$60,647,000	$6.90	91.1%	$1,303,195,000	$588,608,675
Leased Fee Retail	533,736	5.6%	100.0%	$4,204,900	$7.88	6.3%	$96,265,000	$43,479,613
Leased Fee Office(4)	263,482	2.7%	100.0%	$1,699,820	$6.45	2.6%	$39,657,000	$17,911,713
Total/Wtd. Avg.	9,591,512	100.0%	100.0%	$66,551,720	$6.94	100.0%	$1,439,117,000	$650,000,000

(1)	Annual UW Base Rent and Annual UW Base Rent PSF include $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020.

(2)	Appraised Value is based on the aggregate of the individual “as-is” appraised values of leased fee interests in the ILPT Hawaii Portfolio as of December 2018.

(3)	Fee Simple Industrial Annual UW Base Rent PSF excludes 900 SF of vacant space.

(4)	Leased Fee Office also includes a 30,000 SF fee simple-owned parking lot at 1052 Ahua Street, which serves as additional parking for the Leased Fee Office asset at 2828 Paa Street.

The following table presents certain information relating to the tenants at the ILPT Hawaii Portfolio:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent(3)	% of Total Annual UW Base Rent	Annual UW Base Rent PSF(3)	Lease Expiration
Servco Pacific, Inc.	NR/NR/NR	537,302	5.6%	$3,672,284	5.5%	$6.83	1/31/2064
Coca-Cola Bottling of Hawaii, LLC	NR/NR/NR	350,869	3.7%	$2,014,399	3.0%	$5.74	Various(4)
Manheim Remarketing, Inc.	BBB+/Baa2/BBB	337,734	3.5%	$2,450,346	3.7%	$7.26	4/30/2021(5)
Bradley Shopping Center Company	NR/NR/NR	333,887	3.5%	$1,515,847	2.3%	$4.54	4/22/2033
Honolulu Warehouse Co., Ltd.	NR/NR/NR	298,384	3.1%	$1,775,385	2.7%	$5.95	1/31/2044
Warehouse Rentals, Inc.	NR/NR/NR	277,830	2.9%	$1,877,409	2.8%	$6.76	12/31/2049
A.L. Kilgo Company, Inc.	NR/NR/NR	276,283	2.9%	$1,913,320	2.9%	$6.93	12/31/2028
Kaiser Foundation Health Plan, Inc.	NR/NR/AA-	217,264	2.3%	$1,393,324	2.1%	$6.41	Various(6)
Pahounui Partners, LLC	NR/NR/NR	190,836	2.0%	$1,269,059	1.9%	$6.65	6/30/2027
New Age Service Hawaii, Inc.	NR/NR/NR	147,444	1.5%	$1,039,548	1.6%	$7.05	Various(7)
Subtotal/Wtd. Avg.		2,967,833	30.9%	$18,920,921	28.4%	$6.38
Other Space		6,621,709	69.0%	$47,630,799	71.6%	$7.19
Vacant(8)		1,970	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		9,591,512	100.0%	$66,551,720	100.0%	$6.94

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(3)	Annual UW Base Rent and Annual UW Base Rent PSF include $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020.

(4)	Coca-Cola Bottling of Hawaii, LLC leases 34,755 SF through December 31, 2022 and 316,114 SF through July 31, 2039.

(5)	Manheim Remarketing, Inc. has one lease extension option through March 31, 2026, with an annual rent during the lease extension of the greater of (i) fair market rent and (ii) $7.40 PSF annually.

(6)	Kaiser Foundation Health Plan, Inc. leases 30,000 SF through April 30, 2026 and 187,264 SF through June 30, 2046. Kaiser Foundation Health Plan, Inc. has two, 10-year renewal options for its 30,000 SF lease through April 30, 2046 at fixed rent and two, 10-year lease renewal options for its 187,264 SF lease through June 30, 2066 at fixed rent.

(7)	New Age Service Hawaii, Inc. leases 52,250 SF through May 31, 2032, 38,294 SF through April 30, 2033 and 56,900 SF through June 30, 2035.

(8)	Vacant includes 1,070 of structurally non-rentable SF and 900 SF of rentable space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

The following table presents certain information relating to the lease rollover schedule at the ILPT Hawaii Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	3	15,075	0.2%	0.2%	$11.86	$178,748	0.3%	0.3%
2020	13	134,341	1.4%	1.6%	$10.01	$1,344,996	2.0%	2.3%
2021	18	423,540	4.4%	6.0%	$8.19	$3,468,102	5.2%	7.5%
2022	66	2,179,785	22.7%	28.7%	$6.80	$14,813,268	22.3%	29.8%
2023	9	158,095	1.6%	30.3%	$8.14	$1,286,858	1.9%	31.7%
2024	3	116,146	1.2%	31.6%	$8.19	$951,543	1.4%	33.1%
2025	5	96,154	1.0%	32.6%	$8.47	$814,396	1.2%	34.3%
2026	2	56,000	0.6%	33.1%	$9.53	$533,599	0.8%	35.1%
2027	3	338,166	3.5%	36.7%	$7.49	$2,534,423	3.8%	39.0%
2028	22	1,002,799	10.5%	47.1%	$7.20	$7,222,059	10.9%	49.8%
2029	3	122,819	1.3%	48.4%	$7.48	$918,544	1.4%	51.2%
2030 & Beyond	79	4,946,622	51.6%	100.0%	$6.57	$32,485,183	48.8%	100.0%
Vacant(4)	0	1,970	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.(5)	226	9,591,512	100.0%		$6.94	$66,551,720	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent PSF Rolling and Total UW Base Rent Rolling include $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020.

(4)	Vacant space includes 1,070 SF of structurally non-rentable SF and 900 SF of rentable space.

(5)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Markets. The Properties that comprise the ILPT Hawaii Portfolio are primarily located in the heart of Honolulu’s industrial/commercial district. Situated on approximately 220 contiguous acres adjacent to Honolulu International Airport, the Properties have direct access to the H-1 Freeway, Moanalua Freeway and Nimitz Highway and are a two-mile drive from Honolulu Harbor. The Properties are concentrated in two substantial infill locations and benefit from their proximity to Honolulu International Airport and Honolulu Harbor. Hawaii imports approximately 80% of what it consumes and approximately 95% of its imports enter through its commercial harbors.

According to the borrower sponsor, the ILPT Hawaii Portfolio’s location is a vital last-mile location for many institutional entities located in Oahu and is critical for many local businesses. The Oahu industrial market exhibited a 1.85% vacancy rate as of the third quarter of 2018 and has remained under 2% for the last three years. At the same time, rents have grown with the market achieving a 5.9% average annual rent increase from 2011 to 2017.

Oahu Industrial Market Statistics
Period	Number of Buildings	Building Area (SF)	Available Space (SF)	YTD Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent (Monthly)	Wtd. Avg. Asking Rent (Annually)	Avg. Net Op. Exp. (Monthly)	Avg. Net Op. Exp. (Annually)
2009	1,760	38,197,898	1,834,993	-210,641	4.80%	$0.99	$11.88	$0.32	$3.84
2010	1,777	38,530,034	1,828,951	6,042	4.75%	$0.99	$11.88	$0.32	$3.84
2011	1,798	38,896,094	1,860,883	-32,267	4.78%	$0.92	$11.04	$0.31	$3.72
3Q2012(1)	1,809	39,211,146	1,674,614	186,269	4.27%	$0.98	$11.76	$0.34	$4.08
2013	1,854	40,372,428	1,093,009	375,959	2.71%	$0.99	$11.88	$0.37	$4.44
2014	1,843	39,230,336	830,303	262,706	2.12%	$1.10	$13.20	$0.43	$5.16
2015	1,799	39,768,281	657,117	173,186	1.65%	$1.13	$13.56	$0.35	$4.20
2016	1,804	39,950,156	638,535	64,582	1.60%	$1.21	$14.52	$0.35	$4.20
2017	1,781	40,193,894	795,757	-157,222	1.98%	$1.30	$15.60	$0.37	$4.44
3Q2018	1,788	40,415,322	746,038	49,719	1.85%	$1.23	$14.76	$0.40	$4.80

Source: Appraisal

(1)	Year end 2012 figures were unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

170 of the 177 Leased Fee Properties, as well as all nine Fee Simple Properties, are in the Honolulu Industrial node, which consists of the Kalihi, Sand Island, Mapunapuna and Airport submarkets, which are comprised of a range of commercial and industrial uses. Market statistics as of the third quarter of 2018 for this submarket are highlighted in the tables below:

Oahu Industrial Market Statistics
Submarket	Number of Buildings	Building Area (SF)	Tenure	Available Space (SF)	3Q 2018 Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. PSF (Monthly)
Kalihi	707	9,612,549	Fee Simple	215,094	(9,129)	2.24%	$1.19	$0.42
Sand Island	74	663,005	Leasehold	1,125	1,240	0.17%	$1.40	$0.33
Mapunapuna	107	4,214,301	Leasehold	20,900	0	0.50%	$1.41	$0.31
Airport	125	4,641,933	Fee Simple	22,000	12,579	0.47%	$1.00	$0.28

Source: Appraisal

Kalihi Submarket Area					Sand Island Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,890	1.81%	$1.22	$0.36	1Q2016	(4,500)	2.56%	$0.82	$0.30
2Q2016	19,548	1.60%	$1.12	$0.33	2Q2016	0	2.56%	$0.82	$0.30
3Q2016	(22,471)	1.83%	$1.09	$0.38	3Q2016	(14,443)	0.00%	$0.00	$0.30
4Q2016	(32,539)	2.17%	$1.17	$0.41	4Q2016	(5,500)	0.97%	$1.36	$0.30
1Q2017	8,603	2.08%	$1.11	$0.40	1Q2017	0	0.97%	$1.36	$0.30
2Q2017	(73,547)	2.85%	$1.29	$0.48	2Q2017	(4,080)	1.68%	$1.36	$0.30
3Q2017	28,007	2.55%	$1.27	$0.50	3Q2017	9,580	0.00%	$1.36	$0.30
4Q2017	30,749	2.23%	$1.28	$0.38	4Q2017	(5,097)	0.77%	$1.36	$0.32
1Q2018	(23,764)	2.46%	$1.17	$0.40	1Q2018	3,857	0.19%	$1.40	$0.32
2Q2018	28,970	2.16%	$1.17	$0.40	2Q2018	(1,125)	0.36%	$1.40	$0.32
3Q2018	(9,129)	2.24%	$1.19	$0.42	3Q2018	1,240	0.17%	$1.40	$0.33
Mapunapuna Submarket Area					Airport Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,124	0.66%	$1.22	$0.43	1Q2016	29,527	0.11%	$1.20	$0.30
2Q2016	(6,852)	0.83%	$1.21	$0.40	2Q2016	0	0.11%	$1.20	$0.30
3Q2016	8,248	0.63%	$1.35	$0.40	3Q2016	(35,800)	0.88%	$1.20	$0.30
4Q2016	18,250	0.19%	$1.20	$0.35	4Q2016	5,300	0.77%	$1.02	$0.28
1Q2017	(3,020)	0.27%	$1.22	$0.35	1Q2017	13,300	0.48%	$0.85	$0.28
2Q2017	0	0.27%	$1.22	$0.35	2Q2017	0	0.48%	$0.85	$0.28
3Q2017	41,404	1.25%	$1.27	$0.40	3Q2017	22,500	0.00%	$0.85	$0.28
4Q2017	34,072	0.44%	$1.08	$0.33	4Q2017	0	0.00%	$0.85	$0.28
1Q2018	3,086	0.37%	$1.41	$0.26	1Q2018	(29,520)	0.64%	$1.08	$0.28
2Q2018	(5,480)	0.50%	$1.41	$0.31	2Q2018	(5,059)	0.74%	$1.08	$0.28
3Q2018	0	0.50%	$1.41	$0.31	3Q2018	12,579	0.47%	$1.00	$0.28

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

Summaries of the appraisal’s market ground rent conclusions for Mapunapuna and Sand Island are presented in the chart immediately below. The appraisal concluded market ground rent of $8.59 PSF for Mapunapuna and $7.75 PSF for Sand Island. The weighted average underwritten base rent for the 177 Leased Fee Properties is approximately $6.73.

Summary of Comparable Ground Rents - Mapunapuna
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
1000 Mapunapuna Street	Ground Rent Reset	July 2017	0.960	41,833	$8.23	$8.58
803 Ahua Street	Ground Rent Reset	May 2018	1.676	73,013	$8.88	$8.88
669 Ahua Street	Ground Rent Reset	June 2018	0.803	35,000	$8.25	$8.25
842 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
822 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
692 Mapunapuna Street	Ground Rent Reset	January 2023	0.803	35,000	$9.74	$8.63
819 Ahua Street	Ground Rent Reset	January 2023	2.411	105,013	$9.64	$8.54
Summary of Comparable Ground Rents – Sand Island
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF
158 Sand Island Access Road	Ground Rent Reset	January 2019	2.307	100,500	$7.58	$7.58
2250 Pahounui Drive	Ground Rent Reset	January 2019	1.736	75,627	$7.70	$7.70
2019 Kahai Street	Ground Rent Reset	January 2019	0.619	26,954	$7.73	$7.73
165 Sand Island Access Road	Ground Rent Reset	January 2019	0.359	15,677	$7.73	$7.73
218 Mohonua Place	Ground Rent Reset	January 2019	0.783	34,096	$7.75	$7.75
125 Puuhale Road	Ground Rent Reset	January 2019	0.712	31,006	$7.75	$7.75
2135 Auiki Street	Ground Rent Reset	January 2019	0.765	33,328	$7.75	$7.75
2264 Pahounui Drive	Ground Rent Reset	January 2019	0.760	33,103	$7.75	$7.75
2276 Pahounui Drive	Ground Rent Reset	January 2019	0.754	32,841	$7.75	$7.75
180 Sand Island Access Road	Ground Rent Reset	January 2019	1.534	66,828	$7.89	$7.89
2020 Auiki Street	Ground Rent Reset	January 2019	1.072	46,705	$7.62	$7.62
204 Sand Island Access Road	Ground Rent Reset	January 2019	0.759	33,078	$7.75	$7.75

Source: Appraisal

(1)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

The appraisal identified four recent comparable land property sales, ground rent reopenings and ground lease extensions for Mapunapuna and Sand Island, presented in the chart immediately below. The appraisal concluded an adjusted range of values per SF from $98.50 to $208.60 and a concluded value per SF of $141.00.

Comparable Land Sales
Property Location	Transaction Type	Date	Actual Sale Price	Size (Acres)	Size (SF)	Price Per SF
4461 Malaai Street Bougainville TMK (1) 9-9-71-44	Rent Reopening	July 2019	$2,347,288	0.586	25,514	$92.00
1932 Democrat Street Sand Island TMK (1) 1-2-8-56	Sale	May 2018	$2,200,000	0.230	10,000	$220.00
3033 North Nimitz Highway Airport TMK (1) 1-1-4-59 & 60	Sale	November 2017	$15,810,000	2.420	105,400	$150.00
Confidential Aiea TMK Confidential	Lease Extension	September 2017	$8,150,625	2.066	90,000	$90.56

Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ILPT Hawaii Portfolio:

Cash Flow Analysis
	2007	2008	2009	2010	2011	2012	2013	2014
Gross Potential Rent	$38,216,324	$40,927,586	$45,457,075	$47,164,200	$47,850,217	$48,819,498	$53,343,247	$54,346,279
Total Recoveries	$8,787,376	$9,280,610	$9,592,428	$10,069,688	$10,032,290	$10,177,012	$10,473,800	$11,016,641
Other Income	$141,288	$118,913	$21,520	($623,394)	($142,939)	($156,696)	$30,767	($127,647)
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0	$0
Effective Gross Income	$47,144,988	$50,327,109	$55,071,023	$56,610,494	$57,739,568	$58,839,814	$63,847,814	$65,235,273
Total Operating Expenses	$11,086,882	$12,011,311	$12,832,425	$13,018,839	$13,375,579	$12,708,444	$13,856,101	$14,365,926
Net Operating Income	$36,058,106	$38,315,798	$42,238,598	$43,591,655	$44,363,989	$46,131,370	$49,991,713	$50,869,347
Capital Expenditures	$0	$0	$0	$0	$0	$0	$0	$0
TI/LC	$0	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$36,058,106	$38,315,798	$42,238,598	$43,591,655	$44,363,989	$46,131,370	$49,991,713	$50,869,347

Occupancy %	99.8%	99.4%	99.5%	99.5%	98.1%	98.5%	98.5%	99.9%
NOI DSCR(1)	1.27x	1.35x	1.49x	1.53x	1.56x	1.62x	1.76x	1.79x
NCF DSCR(1)	1.27x	1.35x	1.49x	1.53x	1.56x	1.62x	1.76x	1.79x
NOI Debt Yield(1)	5.5%	5.9%	6.5%	6.7%	6.8%	7.1%	7.7%	7.8%
NCF Debt Yield(1)	5.5%	5.9%	6.5%	6.7%	6.8%	7.1%	7.7%	7.8%

(1)	Debt service coverage ratios and debt yields are based on the ILPT Hawaii Portfolio Whole Loan.

Cash Flow Analysis
	2015	2016	2017	10/31/2018 TTM	Year 1 Budget	UW	UW PSF
Gross Potential Rent(1)	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$65,199,846	$72,071,712	$7.51
Total Recoveries	$11,804,235	$12,418,670	$13,144,715	$13,907,140	$14,798,912	$14,798,912	$1.54
Other Income(2)	$194,061	$125,710	$152,497	$58,150	$0	$114,598	$0.01
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$79,998,758	$86,985,222	$9.07
Total Operating Expenses	$14,121,657	$16,049,950	$17,034,145	$18,588,609	$18,876,688	$18,221,433	$1.90
Net Operating Income	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$61,122,070	$68,763,789	$7.17
Capital Expenditures	$0	$0	$0	$0	$0	$59,078	$0.01
TI/LC	$0	$0	$0	$0	$0	$498,822	$0.05
Net Cash Flow	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$61,122,070	$68,205,889	$7.11

Occupancy %(3)	100.0%	99.5%	100.0%	99.9%	N/A	100.0%
NOI DSCR(4)	1.96x	1.96x	2.00x	2.04x	2.15x	2.42x
NCF DSCR(4)	1.96x	1.96x	2.00x	2.04x	2.15x	2.40x
NOI Debt Yield(4)	8.6%	8.5%	8.8%	8.9%	9.4%	10.6%
NCF Debt Yield(4)	8.6%	8.5%	8.8%	8.9%	9.4%	10.5%

(1)	UW Gross Potential Rent includes (i) $3,723,524 ($0.39 PSF) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(2)	UW Other Income includes miscellaneous income and service income.

(3)	As of the underwritten rent roll dated December 13, 2018, the ILPT Hawaii Portfolio was 99.9% occupied.

(4)	Debt service coverage ratios and debt yields are based on the ILPT Hawaii Portfolio Whole Loan.

Escrows and Reserves. During the continuance of a Cash Management Sweep Period (as defined below), the ILPT Hawaii Portfolio Borrowers are required to escrow monthly (i) 1/12 of the annual estimated tax payments and (ii) 1/12 of the annual insurance premiums, provided, however, that such monthly escrow requirements with respect to the annual insurance premiums will be waived so long as the ILPT Hawaii Portfolio is covered under a blanket insurance policy approved by the lenders and such blanket insurance policy is in full force and effect.

Lockbox and Cash Management. The ILPT Hawaii Portfolio Whole Loan provides for a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the ILPT Hawaii Portfolio Borrowers’ operating account on each business day. After the occurrence of a Cash Management Sweep Period and, provided that no event of default has occurred and is continuing, on each monthly payment date, the cash management bank will apply funds on deposit in the following order of priority: (a) funding of the tax reserve, (b) funding of the insurance reserve, (c) payment of default interest (if any), (d) funding of debt service, (e) payment of the cash management bank’s fees, (f) funding of late payment charges, other fees and other amounts due under the ILPT Hawaii Portfolio Whole Loan documents, (g) funding of approved operating expenses in accordance with the annual budget, (h) funding of extraordinary expenses approved by the lenders and (i)(A) during any Cash Management Sweep Period not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 8 ILPT Hawaii Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 45.2% 2.40x 10.6%

caused by a Partial Debt Yield Event (as defined below) depositing all excess cash flow into the cash trap account or (B) during a Cash Management Sweep Period caused only by a Partial Debt Yield Event, 50% of excess cash flow into the cash trap account, and distributing the remaining excess cash flow to the ILPT Hawaii Portfolio Borrowers, in each case only amounts deposited in the cash trap account to be held as additional collateral for the ILPT Hawaii Portfolio Whole Loan.

A “Cash Management Sweep Period” will commence upon the occurrence of (i) an event of default under the ILPT Hawaii Portfolio Whole Loan documents, (ii) a Debt Yield Event (as defined below) or (iii) a Partial Debt Yield Event. A Cash Management Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default, in regard to clause (ii) above, the termination of such Debt Yield Event, or in regard to clause (iii) above, the termination of such Partial Debt Yield Event.

A “Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 6.75% for two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is at least 6.75% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lenders a letter of credit in accordance with the ILPT Hawaii Portfolio Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 6.75%.

A “Partial Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 7.25% for two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is at least 7.25% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lenders a letter of credit in accordance with the ILPT Hawaii Portfolio Whole Loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 7.25%.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The ILPT Hawaii Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the ILPT Hawaii Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the ILPT Hawaii Portfolio and 24 months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof or substantially similar program (“TRIPRA”) is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

The Block Northway
6210-6300 Northway Drive
and 8003-8033 McKnight Road
Pittsburgh, PA 15237
Wexford
Franklin Park
McCandless Township
North Park
ALLEGHENY COUNTY
West View
Emsworth
Ben Avon
Avalon
Bellevue
Reserve Township
Etna
Millvale
PITTSBURGH
McKees Rocks
North Side
Morningside
East Liberty
Polish Hill
Strip District
Hill District
Downtown
Ingram
Thornburg
Robinson Township
Crafton
West End
Pittsburgh Intl. Airport 12 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Pittsburgh, PA 15237
				General Property Type:	Retail
Original Balance(2):	$23,000,000			Detailed Property Type:	Anchored
Cut-off Date Balance(2):	$23,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.4%			Year Built/Renovated:	1958/2018
Loan Purpose:	Refinance			Size:	354,400 SF
Borrower Sponsors:	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)			Cut-off Date Balance per SF(2):	$237
				Maturity Date Balance per SF(2):	$217
Mortgage Rate:	4.6495%			Property Manager:	LRC Realty, Inc. (borrower-related)
Note Date:	2/15/2019
First Payment Date:	4/6/2019
Maturity Date:	3/6/2029
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	60 months
Seasoning:	1 month
Prepayment Provisions(3):	LO (25); DEF (91); O (4)
Lockbox/Cash Mgmt Status:	Hard/Springing
Additional Debt Type(2):	Pari Passu			Underwriting and Financial Information
Additional Debt Balance(2):	$61,000,000			UW NOI:	$7,356,578
Future Debt Permitted (Type):	No (N/A)			UW NOI Debt Yield(2)(5):	9.0%
Reserves(4)				UW NOI Debt Yield at Maturity(2)(5):	9.8%
Type	Initial	Monthly	Cap	UW NCF DSCR(2):	1.84x (IO)	1.40x (P&I)
RE Tax:	$869,163	$131,691	N/A	Most Recent NOI(6):	N/A
Insurance:	$106,374	$11,081	N/A	2nd Most Recent NOI(6):	N/A
Replacements:	$0	$2,953	N/A	3rd Most Recent NOI(6):	N/A
TI/LC:	$3,500,000	Springing	$1,000,000	Most Recent Occupancy(7):	92.6% (2/14/2019)
Unfunded Tenant Obligations:	$5,110,999	$0	N/A	2nd Most Recent Occupancy:	67.6% (12/31/2017)
Rent Concession:	$19,397	$0	N/A	3rd Most Recent Occupancy:	62.1% (12/31/2016)
Contract Tenant Achievement:	$310,000	$0	N/A	Appraised Value (as of):	$122,500,000 (10/18/2018)
Skechers Lease Achievement:	$690,000	$0	N/A	Cut-off Date LTV Ratio(2):	68.6%
Debt Yield Achievement:	$2,200,000	$0	N/A	Maturity Date LTV Ratio(2):	62.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(2):	$84,000,000	100.0%	Loan Payoff:	$63,885,248	76.1%
			Reserves:	$12,805,933	15.2%
			Closing Costs:	$1,364,036	1.6%
			Return of Equity:	$5,944,783	7.1%
Total Sources:	$84,000,000	100.0%	Total Uses:	$84,000,000	100.0%

(1)	The Block Northway Whole Loan (as defined below) was originated by UBS AG. Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) acquired five pari passu notes, Promissory Notes A-2, A-4, A-5, A-7-2 and A-8, with an aggregate original principal balance of $42,000,000, from UBS AG and has re-underwritten such mortgage loan in accordance with the procedures described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC” in the Preliminary Prospectus.
(2)	The Block Northway Mortgage Loan (as defined below) is part of The Block Northway Whole Loan, which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $84,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising The Block Northway Whole Loan.
(3)	Defeasance is permitted on or after the date that is two years after the closing date of the securitization that includes the last The Block Northway Whole Loan promissory note to be securitized (the “Defeasance Lockout Expiration Date”). Open prepayment is permitted on or after December 6, 2028. In addition, if the Permitted Release Date (as defined below) has occurred, but the Defeasance Lockout Expiration Date has not occurred, The Block Northway Whole Loan can be prepaid in whole, but not in part, with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The “Permitted Release Date” means the earlier of (i) April 6, 2023 or (ii) the Defeasance Lockout Expiration Date.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	UW NOI Debt Yield and UW NOI Debt Yield at Maturity are based on The Block Northway Whole Loan net of a $2,200,000 debt yield achievement reserve (the “Debt Yield Achievement Reserve”). The UW NOI Debt Yield and UW NOI Debt Yield at Maturity without netting the Debt Yield Achievement Reserve are 8.8% and 9.5%, respectively.
(6)	The Block Northway Borrower (as defined below) purchased The Block Northway Property (as defined below) in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Delivery of the redeveloped shopping center occurred in stages over the last two years, and lease-up was not completed until 2018 (approximately two-thirds of the underwritten rent roll consists of new leases that commenced in 2017 or later). The strategic tenant mix includes two replacement anchors and additional new anchors, and prior long term anchor and other tenants have been relocated to different parts of the shopping center, have remodeled their spaces and/or now have non-anchor roles. Due to the nature and scope of such redevelopment, historical operating performance was not considered in underwriting The Block Northway Whole Loan and is therefore not provided herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

(7)	Most Recent Occupancy includes two executed leases (collectively, 12,183 SF; 3.4% of NRA) at The Block Northway Property with Lands’ End (6,182 SF; 1.7% of NRA) and Skechers (6,001 SF; 1.7% of NRA) as to which the related tenants are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers) (collectively, the “Contract Leases” and such tenants, “Contract Tenants”). At loan origination, a contract tenant achievement reserve with respect to Lands’ End in the amount of $310,000 (the “Contract Tenant Achievement Reserve”) and Skechers lease achievement reserve in the amount of $690,000 (the “Skechers Lease Achievement Reserve”) were escrowed. Excluding the Contract Leases, The Block Northway Property was 89.2% occupied as of February 14, 2019. Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019.

The Mortgage Loan. The ninth largest mortgage loan (“The Block Northway Mortgage Loan”) is part of a whole loan (“The Block Northway Whole Loan”) evidenced by nine pari passu promissory notes with an aggregate original principal balance of $84,000,000. The Block Northway Whole Loan is secured by a first priority fee mortgage encumbering a 354,400 SF anchored lifestyle power center located in Pittsburgh, Pennsylvania (“The Block Northway Property”). Promissory Notes A-2 and A-7-2, with an aggregate original principal balance of $23,000,000, represent The Block Northway Mortgage Loan and will be included in the UBS 2019-C16 Trust. The Block Northway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the UBS 2019-C16 Trust until the controlling pari passu Promissory Note A-6 is securitized, whereupon The Block Northway Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. The below table summarizes the remaining pari passu promissory notes, which are currently held by UBS AG and MSMCH and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Block Northway Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	UBS AG	No
Note A-2	$20,000,000	$20,000,000	UBS 2019-C16	No
Note A-3	$10,000,000	$10,000,000	UBS AG	No
Note A-4	$8,000,000	$8,000,000	MSMCH	No
Note A-5	$5,000,000	$5,000,000	MSMCH	No
Note A-6	$1,000,000	$1,000,000	UBS AG	Yes
Note A-7-1	$1,000,000	$1,000,000	UBS AG	No
Note A-7-2	$3,000,000	$3,000,000	UBS 2019-C16	No
Note A-8	$6,000,000	$6,000,000	MSMCH	No
Total	$84,000,000	$84,000,000

The proceeds of The Block Northway Whole Loan were used to pay off existing debt on The Block Northway Property, pay closing costs, fund reserves and return approximately $5.9 million in equity to the borrower sponsor.

The Borrower and the Borrower Sponsors. The borrower is LRC Northway Mall Acquisitions LLC (“The Block Northway Borrower”), a single purpose Ohio limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to The Block Northway Borrower delivered a non-consolidation opinion in connection with the origination of The Block Northway Whole Loan. The Block Northway Borrower is indirectly owned by Lawrence B. Levey, Trustee of the Lawrence B. Levey Trust (48.965%), Frank A. Licata (47.035%), Kevin Fallon (2.000%), George P. Matthews (1.500%), and directly by Northway Management LLC (0.500%). The borrower sponsors and non-recourse carveout guarantors of The Block Northway Whole Loan are, individually and collectively, Lawrence B. Levey, an individual, and Lawrence B. Levey Trust (First Restatement).

Lawrence B. Levey is the founder and principal of LRC Realty. LRC Realty is a full service real estate development company providing services to dozens of retailers. LRC Realty has developed over five million SF of single and multi-tenant retail properties as well as mixed use properties. Based in Akron, Ohio, LRC Realty has assets operating or under construction in Ohio, North Carolina, Pennsylvania and Florida and currently has 30 full-time associates.

The Property. The Block Northway Property is a 354,400 SF lifestyle power center anchored by Nordstrom Rack (40,346 SF), Dave & Buster’s (40,158 SF), Saks Off 5th (36,000 SF), Marshall’s (35,500 SF) and The Container Store (24,303 SF). Located on a 25.6-acre site, The Block Northway Property provides for 1,850 parking spaces (approximately 5.2 per 1,000 SF). The Block Northway Property was originally developed in 1958 and was the first enclosed mall in Pennsylvania. The Block Northway Borrower purchased The Block Northway Property in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Marshalls (35,500 SF), Aldi (17,298 SF) and America’s Best (3,000 SF) remained at The Block Northway Property during the redevelopment and have been at The Block Northway Property since 1995, 2007 and 1990, respectively. Other tenants at The Block Northway Property are retail, restaurant and lifestyle tenants, including DSW, PetSmart, Bassett Furniture, Ulta, David’s Bridal, Kirklands, Lands’ End, J. Crew Mercantile, Skechers, Carters Osh Kosh, and Jason’s Deli. As of February 14, 2019, The Block Northway Property was 92.6% leased by 30 tenants. Two tenants (12,183 SF) at The Block Northway Property have executed the Contract Leases and are expected to take occupancy and start paying full unabated rent between April 2019 and August 2019. Excluding these two Contract Leases, The Block Northway Property was 89.2% occupied by 28 tenants as of February 14, 2019.

Major Tenants.

Nordstrom Rack (40,346 SF, 11.4% of NRA, 10.8% of underwritten base rent). Founded in 1901 in Seattle, Washington, Nordstrom Inc. (Fitch/Moody’s/S&P: BBB+/Baa1/BBB+) (NYSE: JWN) is a fashion retailer of apparel, shoes, and accessories for men, women, and children. Nordstrom Inc. operates 363 U.S. stores across 40 states, including 235 off-price Nordstrom Rack stores, as well as six full-price stores in Canada as of March 2018. Nordstrom Rack is the off-price retail division of Nordstrom Inc. Nordstrom Rack occupies 40,346 SF at The Block Northway Property under a lease that expires in August 2026 and currently pays base rent of $20.50 PSF NNN, which increases to $22.55 PSF in September 2021. Nordstrom Rack has three, five-year renewal options, followed by one, four-year and six-month renewal option remaining and no termination options.

Dave & Buster’s (40,158 SF, 11.3% of NRA, 14.1% of underwritten base rent). Dave & Buster’s (NASDAQ: PLAY) is owned by Dave & Buster’s Entertainment, Inc., an owner and operator of entertainment and dining venues that operate under the name “Dave & Buster’s”. Dave and Buster’s provides customers with interactive entertainment options for adults and families while serving food and beverages. Dave & Buster’s occupies 40,158 SF

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

at The Block Northway Property under a lease that expires in February 2034 and currently pays base rent of $27.00 PSF. Dave & Buster’s has two, five-year renewal options, followed by one, four-year and six-month renewal option remaining and no termination options.

Saks Off 5th (36,000 SF, 10.2% of NRA, 10.2% of underwritten base rent). Saks Fifth Avenue is a subsidiary of Saks Incorporated, an American department store owned by Hudson’s Bay Company. Saks Fifth Avenue offers men’s and women’s fashions. Saks Fifth Avenue operates 41 stores across North America as of the end of fiscal year 2018. Saks Off 5th is the off-price retail division of Saks Fifth Avenue and operates 129 stores across North America as of the end of fiscal year 2018. Saks Off 5th occupies 36,000 SF at The Block Northway Property under a lease that expires in October 2026 and currently pays a base rent of $21.75 PSF, which increases to $23.92 PSF in November 2021. Saks Off 5th has three, five-year renewal options remaining and no termination options.

Marshall’s (35,500 SF, 10.0% of NRA, 4.2% of underwritten base rent). Marshall’s is owned by the TJX Companies, Inc. (Moody’s/S&P: A2/A+) (NYSE: TJX), is an off-price apparel and home fashions retailer in the United States and worldwide. The company offers a changing assortment of brand name and designer merchandise generally at discounted prices. TJ Maxx and Marshall’s chains collectively have a total of 2,285 stores, which includes 1,062 Marshall’s stores as of the end of fiscal year 2018. Marshall’s occupies 35,500 SF at The Block Northway Property under a lease that expires in January 2021 and currently pays a base rent of $9.10 PSF NNN. Marshall’s has three, five-year renewal options remaining and has no termination options.

The Container Store (24,303 SF, 6.9% of NRA, 7.1% of underwritten base rent). The Container Store Group, Inc. (S&P: B) (NYSE: TCS) is an American specialty retail chain company that operates The Container Store. The Container Store is a specialty retailer of storage and organization products and solutions in the United States and is the only national retailer solely devoted to the category. The Container Store operates 90 stores with an average size of approximately 25,000 SF in 32 states and the District of Columbia as of the end of fiscal year 2018. The Container Store occupies 24,303 SF at The Block Northway Property under a lease that expires in February 2027 and currently pays a base rent of $22.50 PSF. The Container Store has two, five-year renewal options remaining and no termination options.

The following table presents a summary regarding the largest tenants at The Block Northway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales(4)		Occ. Cost %(5)	Lease Expiration
							$	PSF
Anchor Tenants
Nordstrom Rack	BBB+/Baa1/BBB+	40,346	11.4%	$827,093	10.8%	$20.50	NAV	NAV	NAV	8/31/2026
Dave & Buster’s	NR/NR/NR	40,158	11.3%	$1,084,266	14.1%	$27.00	NAV	NAV	NAV	2/28/2034
Saks Off 5th	NR/NR/NR	36,000	10.2%	$783,000	10.2%	$21.75	$4,529,999	$126	21.7%	10/31/2026
Marshall’s	NR/A2/A+	35,500	10.0%	$323,050	4.2%	$9.10	NAV	NAV	NAV	1/31/2021
The Container Store	NR/NR/B	24,303	6.9%	$546,818	7.1%	$22.50	$4,364,010	$180	12.5%	2/28/2027
Total Anchor Tenants		176,307	49.7%	$3,564,227	46.4%	$20.22

Major Tenants
DSW(6)	NR/NR/NR	18,452	5.2%	$442,848	5.8%	$24.00	$3,603,605	$195	17.4%	1/31/2028
Aldi	NR/NR/NR	17,298	4.9%	$104,738	1.4%	$6.05	NAV	NAV	NAV	11/8/2027
PetSmart	NR/Caa3/CCC	14,102	4.0%	$239,734	3.1%	$17.00	NAV	NAV	NAV	9/30/2025
Bassett Furniture	NR/NR/NR	12,740	3.6%	$471,380	6.1%	$37.00	NAV	NAV	NAV	8/31/2027
Ulta	NR/NR/NR	10,636	3.0%	$294,724	3.8%	$27.71	NAV	NAV	NAV	5/31/2026
Total Major Tenants		73,228	20.7%	$1,553,424	20.2%	$21.21

Other Tenants(7)		78,712	22.2%	$2,563,428	33.4%	$32.57
Vacant		26,153	7.4%	$0	0.0%	$0.00
Total/Wtd. Avg.		354,400	100.0%	$7,681,078	100.0%	$23.40

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.
(4)	Most Recently Reported Sales reflects the trailing 12-month period ending (i) January 31, 2018 for Saks Off 5th, (ii) February 28, 2018 for The Container Store and (iii) January 31, 2018 for DSW.
(5)	Occ. Cost % is based on the underwritten rent as of the February 14, 2019 rent roll and underwritten recoveries divided by most recently reported sales.
(6)	DSW has a right to terminate its lease if DSW’s gross sales are less than $3,750,000 in the fifth lease year (the “Measuring Period”), within 90-days’ notice after the Measuring Period and a termination fee of $367,600.
(7)	Other Tenants includes two tenants, Lands’ End and Skechers (collectively, 12,183 SF; 3.4% of NRA) that have executed leases at The Block Northway Property and are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

The following table presents certain information relating to the lease rollover at The Block Northway Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(4)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	1	35,500	10.0%	10.0%	$9.10	$323,050	4.2%	4.2%
2022	1	3,000	0.8%	10.9%	$39.00	$117,000	1.5%	5.7%
2023	1	1,785	0.5%	11.4%	$40.00	$71,400	0.9%	6.7%
2024	0	0	0.0%	11.4%	$0.00	$0	0.0%	6.7%
2025	1	14,102	4.0%	15.3%	$17.00	$239,734	3.1%	9.8%
2026	3	86,982	24.5%	39.9%	$21.90	$1,904,817	24.8%	34.6%
2027	11	87,509	24.7%	64.6%	$25.99	$2,274,027	29.6%	64.2%
2028	5	35,124	9.9%	74.5%	$26.46	$929,393	12.1%	76.3%
2029	6	24,087	6.8%	81.3%	$30.61	$737,391	9.6%	85.9%
2030 & Beyond	1	40,158	11.3%	92.6%	$27.00	$1,084,266	14.1%	100.0%
Vacant	0	26,153	7.4%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	30	354,400	100.0%		$23.40	$7,681,078	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes two tenants (collectively, 12,183 SF) that have executed leases at The Block Northway Property and are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019.

(4)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Block Northway Property is located in Pittsburgh, Allegheny County, Pennsylvania, approximately 9.1 miles north of the Pittsburgh central business district. According to the appraisal, The Block Northway Property is situated along the McKnight Road corridor in Pittsburg’s northern suburb of North Hills, approximately one mile from U.S. Route 19. The five-mile corridor along McKnight Road is a premier shopping destination in Pittsburgh. This stretch is home to approximately three million SF of retail, 500,000 SF of office space, and approximately 1,500 apartment units. According to a third party market research report, The Block Northway Property experiences average daily traffic counts of 36,600 vehicles at its intersection with Browns Lane, approximately 0.4 miles southeast of The Block Northway Property.

Ross Park Mall is located on Ross Park Mall Drive, approximately one-mile south of The Block Northway Property. The approximate 1.2 million SF multi-level indoor mall is anchored by Macy’s, Nordstrom and JCPenney and has approximately 170 specialty shops including Tiffany & Co., Apple, Louis Vuitton, Burberry, Crate & Barrel, Kate Spade, Coach, and Michael Kors. Dining options such as The Cheesecake Factory, California Pizza Kitchen, and Chick-fil-a are located in the mall’s outdoor lifestyle component. Within a three-mile radius of The Block Northway Property, there are four other large, open-air shopping centers: (1) McIntyre Square, adjacent east of The Block Northway Property, which includes major tenants such as At Home, Stein Mart, OfficeMax, Giant Eagle, and Gabes; (2) McCandless Crossing, 1.2 miles north of The Block Northway Property, which is anchored by Lowe’s, LA Fitness, Dick’s Sporting Goods, and Cinemark Theatres; (3) North Hills Village, 2.3 miles north of The Block Northway Property, which includes national tenants such as Best Buy, Burlington, Kohl’s, Target, and Staples; and (4) Ross Town Center, 1.4 miles south of The Block Northway Property, which includes tenants such as Jo-Ann Fabrics, Pier 1 Imports, and Ross.

According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of The Block Northway Property is 7,900, 66,183 and 152,008, respectively. The 2018 estimated average household income within the same radius was $86,273, $96,888 and $97,885, respectively. Comparatively, the Pittsburgh, Pennsylvania metropolitan statistical area had a 2018 estimated average household income of $81,789.

According to a third party market research report, The Block Northway Property is located within the Pittsburgh retail market and North Pittsburgh/Route 19 retail submarket. As of the second quarter of 2018, the Pittsburgh retail market reported inventory of 154.3 million SF, an overall vacancy rate of 3.4%, and an average asking rental rate of $14.41 PSF. As of the second quarter of 2018, the North Pittsburgh/Route 19 retail submarket reported inventory of 13.7 million SF, an overall vacancy rate of 1.7%, an average asking rental rate of $16.33 PSF and net absorption of 142,802 SF. As of the second quarter of 2018, the North Pittsburgh retail sub-cluster reported inventory of 15.9 million SF, an overall vacancy rate of 1.6%, and an average asking rental rate of $16.04 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

The following table presents comparable anchor rental leases with respect to The Block Northway Property:

Comparable Anchor Leases
Property Name	Location	Year Built/ Renovated	Property Size (SF)(1)	Total Occupancy(1)	Tenant(1)	Lease Size (SF)(1)	Annual Rent PSF(1)	Distance to Subject
The Block Northway	Pittsburgh, PA	1958/2018	354,400	92.6%(2)	Nordstrom Rack	40,346	$20.50	—
Goodwill - Cranbury	Cranberry, PA	2017/NA	23,900	100.0%	Goodwill of Southwestern Pennsylvania	23,900	$17.50	10.3 mi
The Waterfront	Homestead, PA	2001/NA	764,691	90.0%	Ross Dress For Less	25,000	$14.94	11.4 mi
Settlers Ridge	Robinson, PA	2008/2011	472,572	100.0%	Ulta	10,308	$26.74	10.2 mi
Monroeville Plaza	Monroeville, PA	1970/NA	139,286	90.0%	Gander Mountain	80,746	$15.32	16.6 mi
Village at Pittsburgh Mills	Tarentum, PA	2007/NA	110,908	100.0%	Best Buy	30,000	$18.81	11.5 mi

Source: Appraisal

(1)	Information for The Block Northway Property is based on the underwritten rent roll.

(2)	Total Occupancy includes two tenants (12,183 SF) that have executed leases at The Block Northway Property and are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Block Northway Property:

Cash Flow Analysis
	2016(1)	2017(1)	2018(1)	UW	UW PSF
Base Rent(2)	N/A	N/A	N/A	$8,738,335	$24.66
Total Recoveries	N/A	N/A	N/A	$2,447,881	$6.91
Other Income	N/A	N/A	N/A	$40,000	$0.11
Less Vacancy & Credit Loss	N/A	N/A	N/A	($1,068,104)	($3.01)
Effective Gross Income	N/A	N/A	N/A	$10,158,112	$28.66
Total Expenses	N/A	N/A	N/A	$2,801,534	$7.91
Net Operating Income	N/A	N/A	N/A	$7,356,578	$20.76
Capital Expenditures	N/A	N/A	N/A	$35,440	$0.10
TI/LC	N/A	N/A	N/A	$31,571	$0.09
Net Cash Flow	N/A	N/A	N/A	$7,289,568	$20.57

Occupancy %(3)	N/A	N/A	N/A	90.5%
NOI DSCR (P&I)(4)	N/A	N/A	N/A	1.42x
NCF DSCR (P&I)(4)	N/A	N/A	N/A	1.40x
NOI Debt Yield(5)	N/A	N/A	N/A	9.0%
NCF Debt Yield(5)	N/A	N/A	N/A	8.9%

(1)	The Block Northway Borrower purchased The Block Northway Property in 2012 for $12.0 million (at a foreclosure sale), and has subsequently invested approximately $96.7 million from 2013 through 2018 to completely redevelop the shopping center. Delivery of the redeveloped shopping center occurred in stages over the last two years, and lease-up was not completed until 2018 (approximately two-thirds of the underwritten rent roll consists of new leases that commenced in 2017 or later). The strategic tenant mix includes two replacement anchors and additional new anchors, and prior long term anchor and other tenants have been relocated to different parts of the shopping center, have remodeled their spaces and/or now have non-anchor roles. Due to the nature and scope of such redevelopment, historical operating performance was not considered in underwriting The Block Northway Whole Loan and is therefore not provided herein.

(2)	UW Base Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $992,808, (ii) rent steps of $46,429 through March 2020 and (iii) $64,449 in straight-line rent associated with Nordstrom Rack.

(3)	UW Occupancy % is based on the underwritten economic vacancy of 9.5%. As of February 14, 2019, The Block Northway Property is 92.6% leased, including two tenants (collectively, 12,183 SF) with executed leases that are expected to take occupancy and start paying full unabated rent between April 2019 (Lands’ End) and August 2019 (Skechers). Excluding these two tenants, The Block Northway Property is 89.2% occupied. Skechers has the right to terminate its lease if The Block Northway Borrower does not deliver possession by September 30, 2019.

(4)	Debt service coverage ratios are based on The Block Northway Whole Loan.

(5)	Debt yields are based on The Block Northway Whole Loan net of the $2,200,000 Debt Yield Achievement Reserve. The NOI Debt Yield and NCF Debt Yield without netting the Debt Yield Achievement Reserve are 8.8% and 8.7%, respectively.

Escrows and Reserves. At origination, The Block Northway Borrower deposited (i) $869,163 for annual taxes, (ii) $106,374 for annual insurance premiums, (iii) $3,500,000 for tenant improvements and leasing commissions, (iv) $5,110,999 for unfunded tenant obligations, of which (A) $4,703,088 is associated with outstanding tenant improvements for Dave & Buster’s ($3,000,525), David’s Bridal ($720,000), Carter’s ($331,380), Lands’ End ($216,405), Skechers ($37,506), Stretch Lab ($31,350), Torrid ($255,000), Blaze Pizza ($57,422) and Le Creuset ($53,500) and (B) $407,911 is associated with outstanding leasing commissions for Dave & Buster’s ($134,078), David’s Bridal ($28,350), Carter’s ($36,612), Lands’ End ($82,778), Skechers ($70,887), Row House ($21,083), Stretch Lab ($14,123) and Torrid ($20,000), (v) $19,397 into a rent concessions reserve, (vi) $310,000 into a Contract Tenant Achievement Reserve, (vii) $690,000 into a Skechers Achievement Reserve, and (viii) $2,200,000 into a Debt Yield Achievement Reserve. The Block Northway Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments, (ii) 1/12 of the annual estimated insurance premiums, (iii) $2,953 for replacement reserves and (iv) $26,580 for tenant improvements and leasing commissions, subject to a cap of $1,000,000 (including the initial deposit therefor).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

Provided that no event of default, Material Tenant Trigger Event (as defined below), or Cash Sweep Event (as defined below) has occurred and is continuing, at any time prior to March 6, 2020, following the occurrence of an Occupying Event (as defined below) relating to (i) Lands’ End and/or (ii) Skechers, (a) $310,000 will be released from the Contract Tenant Achievement Reserve relating to Lands’ End and/or (b) $690,000 will be released from the Skechers Achievement Reserve, and deposited (1) during the continuation of a Cash Management Trigger Event (as defined below), into the cash management account, or (2) in the absence of a Cash Management Trigger Event, into a borrower-directed account. Notwithstanding the above, The Block Northway Borrower has the right to deliver to the lender a letter of credit in the amount of (i) $310,000 to substitute for the funds in the Contract Tenant Achievement Reserve and/or (ii) $690,000 to substitute for the funds in the Skechers Achievement Reserve. Notwithstanding the foregoing, if The Block Northway Borrower fails to obtain the release of all or any portion of the Contract Tenant Achievement Reserve funds and or the Skechers Achievement Reserve funds prior to March 6, 2020, the lender may require that The Block Northway Borrower partially defeases The Block Northway Whole Loan in the amount equal to the then remaining balance in the Contract Tenant Achievement Reserve account and/or the Skechers Achievement Reserve account, plus (i) all accrued interest on the amount to be prepaid, (ii) reasonable, out-of-pocket third party costs incurred by the lender, and (iii) all other sums due and payable under The Block Northway Whole Loan documents.

Additionally, provided that no event of default, Material Tenant Trigger Event, or Cash Sweep Event has occurred and is continuing, if The Block Northway Borrower has delivered written evidence to the lender that (i) the debt yield (as determined by the lender without taking into account an assumed 5% vacancy allowance) is not less than 9.0% and (ii) at least 90% of the net rentable area of The Block Northway Property is leased to tenants that (a) have taken occupancy, (b) are open for business to the public, and (c) are paying full, unabated contractual rent under their respective leases or The Block Northway Borrower has deposited into the rent concessions reserve, an amount equal to the sum of free rent in connection with such Debt Yield Achievement Reserve release, funds in the Debt Yield Achievement Reserve will be released and deposited (i) during the continuation of a Cash Management Trigger Event, into the cash management account, or (ii) in the absence of a Cash Management Trigger Event, into a borrower-directed account. Notwithstanding the above, The Block Northway Borrower has the right to deliver to the lender a letter of credit in the amount of $2,200,000 to substitute for the funds in the Debt Yield Achievement Reserve.

An “Occupying Event” will occur upon the lender’s receipt of (i) an estoppel stating that (a) the applicable Contract Tenant’s lease is in full force and effect, (b) all amounts due to such Contract Tenant from The Block Northway Borrower have been paid in full, including allowances, concessions, and tenant improvements, (c) all of The Block Northway Borrower’s obligations to such Contract Tenant have been completed, (d) such Contract Tenant is open for business to the public at The Block Northway Property and paying full, unabated contractual rent under such tenant’s lease in the following amounts: (A) $210,188 per annum with regards to Lands’ End and (B) $180,030 per annum with regards to Skechers, (ii) a copy of the permanent certificate of occupancy for the premises leased to such Contract Tenant, and (iii) written evidence that all work performed at the premises leased to such Contract Tenant has been completed in a good and workmanlike manner in accordance with all legal requirements on a lien-free basis.

A “Material Tenant Trigger Event” will occur (i) if a Material Tenant (as defined below) gives notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to 12 months prior to the expiration date of a Material Tenant’s lease, if the related Material Tenant fails to extend or renew its lease, (iii) on or prior to the date on which a Material Tenant is required under its lease to notify The Block Northway Borrower of its election to renew its lease, if such Material Tenant fails to give such notice, (iv) if an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and cure period, (v) if a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurs, (vi) if a Material Tenant lease is terminated or is no longer in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at The Block Northway Property or (y) the total in-place base rent at The Block Northway Property or (vii) if a Material Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at The Block Northway Property or a portion thereof constituting no less than 20% of the total net rentable square footage at The Block Northway Property (other than temporary cessation of operations in connection with remodeling, renovation or restoration of such tenant’s leased premises). A Material Tenant Trigger Event will end (a) with respect to clause (i) above, on the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clauses (ii) and (iii) above, on the date that (1) the applicable Material Tenant lease is extended or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iv) above, after a cure of the applicable event of default, (d) with respect to clause (v) above, after an affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, or (f) with respect to clause (vii) above, the Material Tenant re-commences its normal business operations at The Block Northway Property or a portion thereof constituting more than 20% of the total net rentable square footage at The Block Northway Property or all or substantially all of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means any tenant at The Block Northway Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage at The Block Northway Property or (b) accounts for no less than 20% of the total in-place base rent at The Block Northway Property.

Lockbox and Cash Management. The Block Northway Whole Loan provides for a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with The Block Northway Whole Loan documents. Pursuant to The Block Northway Whole Loan documents, all excess funds on deposit (after payment of monthly reserve deposits, debt service payments and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Cash Sweep Event has occurred and is continuing (but not a Material Tenant Trigger Event), to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Event has occurred and is continuing, to The Block Northway Borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of The Block Northway Borrower, the guarantor or property manager, (iii) the trailing 12-month period debt service coverage ratio based on The Block Northway Whole Loan and actual interest only or amortizing debt service, as then applicable, being less than 1.15x, (iv) an indictment for felony, fraud or misappropriation of funds by The Block Northway Borrower, guarantor, property manager, or any director or officer of The Block Northway Borrower, guarantor, or property manager or (v) a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6210-6300 Northway Drive and 8003-8033 McKnight Road Pittsburgh, PA 15237	Collateral Asset Summary – Loan No. 9 The Block Northway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$23,000,000 68.6% 1.40x 9.0%

Material Tenant Trigger Event. A Cash Management Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, if such bankruptcy was the result of an involuntary petition, such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for The Block Northway Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, The Block Northway Borrower has replaced the property manager with a qualified manager), in regard to clause (iii) above, the date on which the trailing 12-month period debt service coverage ratio based on The Block Northway Whole Loan and actual interest only or amortizing debt service, as then applicable, is equal to or greater than 1.20x for two consecutive calendar quarters, in regard to clause (iv) above, The Block Northway Borrower has replaced the property manager with a qualified manager or the dismissal of the indictment with prejudice, or the acquittal of each applicable person with respect to the related charge(s), or in regard to clause (v) above, the date on which a Material Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of The Block Northway Borrower, the guarantor or property manager, or (iii) the trailing 12-month period debt service coverage ratio based on The Block Northway Whole Loan and actual interest only or amortizing debt service, as then applicable, being less than 1.15x. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, if such bankruptcy was the result of an involuntary petition, such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for The Block Northway Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, The Block Northway Borrower has replaced the property manager with a qualified manager), or in regard to clause (iii) above, the date on which the trailing 12-month debt service coverage ratio based on The Block Northway Whole Loan and actual interest only or amortizing debt service, as then applicable, is equal to or greater than 1.20x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loans and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Block Northway Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

OAK TREE ROAD
ROUTE 604
PARK AVENUE
ROUTE 531
BIG LOTS!
SHOPPERS WORLD
HIBACHI GRILL & SUPREME BUFFET
PERFECT NAIL
VINA SALON
UNIQUE THRIFT STORE
TONY'S RESTAURANT PIZZERIA
Wendy's
LAUNDRY HUT
PRO BROW AND LASHES
DR. AMI PATEL
UCMAS USA
ShopRite
Anchor / Major
Inline
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

Golden Acres Shopping Center
686-698 Oak Tree Avenue
South Plainfield, NJ 07080
Mt. Bethel
SOMERSET COUNTY
Watchung
Watchung Square
Twin Brooks Country Club
Blue Star Shopping Ctr.
Watchung Square Mall
Watchung Commons
Plainfield Shopping Center
Fanwood
Westfield
Cranford
Garwood
Garwood Plaza
South Avenue Shopping Ctr.
UNION COUNTY
Linden
Central Plaza
Shackamaxon Country Club
Scotch Plains
Plainfield
North Plainfield
Ash Brook Golf Course
Oak Ridge Golf Course
RWJ Univ. Hospital Rahway
Rahway
Green Brook Shopping Ctr.
Dunellen
Clinton Corners
Spring Lake Park
Plainfield Country Club
Inman Plaza
Inman Grove Center
Colonia
Colonia Shopping Center
Lincoln Plaza
Avenel
South Plainfield
Edison Retail Center
Sandeep Plaza
Iselin
Middlesex
Hall's Warehouse Corporation
Stephenville Park Plaza
METROPARK
The Plaza at Woodbridge
Woodbridge
Woodbridge Center
Newark Intl. Airport 18 miles
Berry Plastics
Ferraro Foods
IBM
G & W Laboratories, Inc.
IPCA Pharmaceuticals
JFK Medical Center
MIDDLESEX COUNTY
Centennial Square
AT&T Global
Amneal Pharmaceuticals
Piscataway Towne Center
Middlesex Mall
Hadley Center
Menlo Park Mall
Metuchen
Fords
Piscataway
Woodbridge Plaza
Perth Amboy
Colgate Palmolive Company
Rutgers Univ. Busch Campus
Rutgers Univ. Livingston Campus
Rutgers Univ. GC
High Point Solutions Stadium
Maplewood Beverages
Edison
Festival Plaza
Wick Shopping Plaza
Middlesex Community College
Rutgers Univ. College Ave. Campus
Somerset
Johnson & Johnson
Robert Wood Johnson Univ. Hospital
Highland Park
Nippon Express USA, Inc.
Best Foods Inc.
NEW BRUNSWICK
Rutgers Univ. Douglas Campus
East Brunswick
Con-Way Trucking
J & J Dina Trucking Inc.
Bristol-Myers Squibb
North Village Shopping Ctr.
Shoppes at North Brunswick
Milltown
Midstate Mall
Sayreville
New Jersey Turnpike
Garden State Pkwy
NJ TRANSIT
RARITAN VALLEY LINE
NORTHEAST CORRIDOR
Raritan R.
Oak Tree Rd
NEW YORK
PENN
NEW JERSEY
Newark
Elizabeth
S. Plainfield
Edison
Jersey City
NEW YORK CITY
Paterson
Passaic
Yonkers
White Plains
Trenton
Princeton
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	South Plainfield, NJ 07080
				General Property Type:	Retail
Original Balance:	$22,500,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$22,500,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.3%			Year Built/Renovated:	1966, 1987, 2015/2016
Loan Purpose:	Refinance			Size:	220,073 SF
Borrower Sponsors:	Michael J. Polimeni, Milton B. Koenigsberg, and Bennet H. Grutman			Cut-off Date Balance per SF:	$102
				Maturity Date Balance per SF:	$102
Mortgage Rate:	4.8000%			Property Manager:	Skyline Management Corp. (borrower-related)
Note Date:	2/28/2019
First Payment Date:	4/6/2019
Maturity Date:	3/6/2029
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$2,125,497
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.4%
Additional Debt Type:	N/A			UW NCF DSCR:	1.82x
Additional Debt Balance:	N/A			Most Recent NOI(2):	$2,025,187 (12/31/2018)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	$2,139,147 (12/31/2017)
Reserves(1)				3rd Most Recent NOI(2):	$1,355,657 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.3% (1/1/2019)
RE Tax:	$250,861	$59,729	N/A	2nd Most Recent Occupancy:	92.1% (12/31/2017)
Insurance:	$55,586	$6,617	N/A	3rd Most Recent Occupancy:	96.8% (12/31/2016)
Replacements:	$0	$2,751	N/A	Appraised Value (as of):	$38,400,000 (1/22/2019)
TI/LC:	$125,000	$8,253	$250,000	Cut-off Date LTV Ratio:	58.6%
Deferred Maintenance:	$23,750	$0	N/A	Maturity Date LTV Ratio:	58.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,500,000	96.9%	Loan Payoff:	$22,492,322	96.8%
Borrower Equity:	$727,392	3.1%	Reserves:	$455,197	2.0%
			Closing Costs:	$279,873	1.2%
Total Sources:	$23,227,392	100.0%	Total Uses:	$23,227,392	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent NOI decreased from 2nd Most Recent NOI as the Golden Acres Shopping Center Borrower (as defined below) did not renew the 8,532 SF lease to NJ Motor Vehicle Commission in mid-2017, which space is currently vacant. 2nd Most Recent NOI increased from 3rd Most Recent NOI due to ShopRite taking occupancy in a 54,870 SF vacant building in early 2016 and expanding the premises to 76,340 SF. ShopRite commenced paying rent in November 2016.

The Mortgage Loan. The tenth largest mortgage loan (the “Golden Acres Shopping Center Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $22,500,000, which is secured by a first priority fee mortgage encumbering an anchored retail property known as the Golden Acres Shopping Center (the “Golden Acres Shopping Center Property”). The proceeds of the Golden Acres Shopping Center Mortgage Loan, together with $727,392 in borrower sponsors’ equity, were used to refinance the Golden Acres Shopping Center Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsors. The borrower is Plainfield Investors, LLC (the “Golden Acres Shopping Center Borrower”), a single purpose New Jersey limited liability company. The Golden Acres Shopping Center Borrower is 50% owned by Golden Partners LLC, a Delaware limited liability company (and a special purpose entity managing member of the Golden Acres Shopping Center Borrower) and 50% owned by Harvest Crop, L.L.C., a New Jersey limited liability company. The non-recourse carveout guarantors and borrower sponsors of the Golden Acres Shopping Center Mortgage Loan are Michael J. Polimeni, Milton B. Koenigsberg, and Bennet H. Grutman, on a joint and several basis.

Michael J. Polimeni is the President and CEO of Polimeni International, and owner of Skyline Management Corp. Polimeni International is a full service real estate firm specializing in the development, construction, management, brokerage and marketing of commercial properties throughout the United States and in selected global markets. Milton J. Koenigsberg is a retired syndicator and real estate owner, who is currently on the Advisory Committee for the Long Island Investment Group, which is a real estate investment firm that focuses on Long Island retail properties. Bennet H. Grutman is a certified public accountant and is a partner at Davis & Grutman, LLP, preparing projections, financial statements, tax estimates, and tax filings for individual, corporations, trusts, and non-profit clients. Mr. Koenigsberg and Mr. Grutman had an ownership interest in a property (not the collateral property) that secured a land loan that was subject to a maturity default in 2012, which loan was paid in full in connection with the sale of such property. Additionally, Mr. Koenigsberg and Mr. Grutman were non-managing members in an entity that filed bankruptcy proceedings in 2018. See “Description of the Mortgage Pool-Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

The Property. The Golden Acres Shopping Center Property is a 220,073 SF anchored retail center located in South Plainfield, New Jersey, within Middlesex County, which is approximately 40 miles south of Midtown Manhattan. The Golden Acres Shopping Center Property was developed in 1966, 1987, and 2015, renovated in 2016 and consists of three one-story retail buildings. The Golden Acres Shopping Center Property is situated on a 19.62-acre site with 1,135 surface parking spaces or approximately 5.2 spaces per 1,000 SF. As of January 1, 2019, the Golden Acres Shopping Center Property was 92.3% leased to 13 national, regional and local tenants. The Golden Acres Shopping Center Property is anchored by ShopRite (76,340 SF) and major tenants include: Shoppers World (43,528 SF), Unique Thrift Stores (31,179 SF) and Big Lots Stores (28,307 SF). The Golden Acres Shopping Center borrower sponsors acquired the Golden Acres Shopping Center Property in July 1988, and since the acquisition, the borrower sponsors have spent approximately $11.4 million on capital improvements, including façade renovations, sprinkler room renovations, and parking lot resurfacing and landscaping. In 2016, ShopRite leased a vacant 54,870 SF free standing building that was previously occupied by a prior grocer, A&P. ShopRite invested $12.0 million in a gut rehabilitation of the space, including new buildouts and an expansion that increased the square footage of the building to 76,340 SF.

Major Tenants.

ShopRite (76,340 SF, 34.7% of NRA, 32.8% of underwritten base rent). ShopRite is a subsidiary of Wakefern Food Corp. (“Wakefern”), the largest private employer in New Jersey and the largest retailer-owned cooperative in the United States, according to its website. ShopRite is a regional grocer with locations in Connecticut, Delaware, Maryland, New Jersey, New York, and Pennsylvania. Wakefern’s other subsidiaries include PriceRite, The Fresh Grocer, Dearborn Market, and Readington Farms. Wakefern has over 70,000 employees and operates 329 supermarkets in total. This ShopRite, along with approximately 30 ShopRites in central New Jersey, are owned and operated by Saker ShopRites, Inc., which is run by the Saker family, which has been operating grocery stores since 1916. ShopRite has been a tenant at the Golden Acres Shopping Center Property since 2016 under a lease that commenced on November 1, 2016 and expires on October 31, 2036, with eight, five-year renewal options remaining and no termination options.

Shoppers World (43,528 SF 19.8% of NRA, 14.5% of underwritten base rent). Shoppers World is a chain of department stores that carries casual and dress wear for men, women, and children. There are 40 locations throughout New York, New Jersey, Indiana, Maryland, Virginia, Georgia, Michigan, Ohio, Illinois, and Texas. It offers shoes, lingerie, accessories, school and work uniforms, housewares, linens, and home décor products. Shoppers World has been a tenant at the Golden Acres Shopping Center Property since 2006 under a lease that commenced on September 15, 2006 and expires on February 28, 2022, with one, five-year renewal option remaining and no termination options.

Unique Thrift Stores (31,179 SF, 14.2% of NRA, 18.9% of underwritten base rent). Unique Thrift Stores is part of the Savers’ family of stores. Savers’ is a global thrift retailer that offers used clothing, accessories, and household items. Savers’ operates over 300 location with 22,000 employees across the U.S., Canada, and Australia. Savers’ brands is comprised of Savers (United States and Australia), Value Village (United States and Canada), Unique (United States) and Village des Valeurs (Quebec). Unique Thrift Stores has been a tenant at the Golden Acres Shopping Center since 2007 under a lease that commenced on August 15, 2007 and expires on December 31, 2027, with one, 10-year renewal option remaining and no termination options.

Big Lots Stores (28,307 SF, 12.9% of NRA, 7.9% of underwritten base rent). Big Lots Stores is a discount retailer, offering products under various merchandising categories, such as furniture, seasonal items, home decor, electronics, jewelry, toys and groceries. Big Lots Stores was founded in 1967 by Sol Shenk and is headquartered in Columbus, Ohio. As of February 3, 2018, Big Lots Stores operated 1,416 stores in 47 states with approximately 34,800 associates. Big Lots Stores has been a tenant at the Golden Acres Shopping Center Property since 2006 under a lease that commenced on March 2, 2006 and expires on January 31, 2023 with three, five-year renewal options remaining and no termination options.

Hibachi Grill & Supreme Buffett (9,253 SF, 4.2% of NRA, 7.6% of underwritten base rent). Hibachi Grill & Supreme Buffett offers Chinese, Japanese, and American cuisine. The restaurant has two sushi bars, one hibachi grill, and a large private room for parties, meetings, and events. Hibachi Grill & Supreme Buffet has been a tenant at the Golden Acres Shopping Center Property since 2011 under a least that commenced on July 7, 2011 and expires on February 28, 2022 with two, five-year renewal options remaining and no termination options.

The following table presents a summary regarding the largest tenants at the Golden Acres Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Base Rent	% of Annual UW Base Rent	Annual UW Base Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(4)	Lease Expiration
							$	PSF
Anchor/Major Tenants
ShopRite(5)	NR/NR/NR	76,340	34.7%	$762,637	32.8%	$9.99	$58,500,000	$766	2.1%	10/31/2036
Shoppers World(6)	NR/NR/NR	43,528	19.8%	$337,342	14.5%	$7.75	$5,331,955	$122	12.0%	2/28/2022
Unique Thrift Stores(6)	NR/NR/NR	31,179	14.2%	$440,372	18.9%	$14.12	$5,257,488	$169	12.3%	12/31/2027
Big Lots Stores	NR/NR/BBB-	28,307	12.9%	$183,996	7.9%	$6.50	N/A	N/A	N/A	1/31/2023
Hibachi Grill & Supreme Buffett	NR/NR/NR	9,253	4.2%	$175,992	7.6%	$19.02	N/A	N/A	N/A	2/28/2022
Anchor/Major Tenants		188,607	85.7%	$1,900,338	81.6%	$10.08

Other Tenants		14,587	6.6%	$427,372	18.4%	$29.30
Vacant Space		16,879	7.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		220,073	100.0%	$2,327,711	100.0%	$11.46

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	Occ Cost % is based on the contractual rent as of the January 1, 2019 rent roll and Underwritten Reimbursements divided by most recently reported sales.

(5)	Most Recently Reported Sales are according to a third party report and reflect estimated annual sales ending December 31, 2018.

(6)	Most Recently Reported Sales reflect the 12 month period ending December 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

The following table presents historical sales information for the anchor tenants at the Golden Acres Shopping Center Property:

Historical Sales Summary
	3rd Most Recent Reported Sales			2nd Most Recent Reported Sales			Most Recent Reported Sales
Tenant	Sales ($)	Sales (PSF)	Occ. Cost(1)	Sales ($)	Sales (PSF)	Occ. Cost(1)	Sales ($)	Sales (PSF)	Occ. Cost(1)
ShopRite(2)	N/A	N/A	N/A	N/A	N/A	N/A	$58,500,000	$766	2.1%
Shoppers World(3)	$5,730,038	$132	11.1%	$5,672,582	$130	11.4%	$5,331,955	$122	12.0%
Unique Thrift Stores(4)	N/A	N/A	N/A	$5,394,198	$173	12.0%	$5,257,488	$169	12.3%
Total/Wtd. Avg.	$5,730,038	$132	11.1%	$11,066,780	$148	11.7%	$69,089,443	$457	3.6%

(1)	Occ Cost % is based on the base rent as of the January 1, 2019 rent roll and underwritten reimbursements divided by the respective year’s reported sales.

(2)	With respect to ShopRite, tenant sales information represents estimated annual sales ending December 31, 2018 according to a third party market research report.

(3)	With respect to Shoppers World, tenant sales information represents 12-month periods ending December 31, 2017, 2016 and 2015, respectively.

(4)	With respect to Unique Thrift Stores, tenant sales information represents 12-month periods ending December 31, 2017 and 2016, respectively.

The following table presents certain information relating to the lease rollover at the Golden Acres Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	5	59,164	26.9%	26.9%	$11.88	$702,932	30.2%	30.2%
2023	4	33,632	15.3%	42.2%	$10.16	$341,705	14.7%	44.9%
2024	0	0	0.0%	42.2%	$0.00	$0	0.0%	44.9%
2025	0	0	0.0%	42.2%	$0.00	$0	0.0%	44.9%
2026	0	0	0.0%	42.2%	$0.00	$0	0.0%	44.9%
2027	1	31,179	14.2%	56.3%	$14.12	$440,372	18.9%	63.8%
2028	2	2,879	1.3%	57.6%	$27.81	$80,065	3.4%	67.2%
2029	0	0	0.0%	57.6%	$0.00	$0	0.0%	67.2%
2030 & Beyond	1	76,340	34.7%	92.3%	$9.99	$762,637	32.8%	100.0%
Vacant	0	16,879	7.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	13	220,073	100.0%		$11.46	$2,327,711	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Golden Acres Shopping Center Property is located within New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (“New York MSA”), in Middlesex County, New Jersey. The Golden Acres Shopping Center Property is located on the east side of the Borough of South Plainfield, which is bordered by Edison to the east and Piscataway to the west. South Plainfield is located in the northern section of Middlesex County. Middlesex County is located in north central New Jersey approximately 40 miles south of Midtown Manhattan.

Primary access to the Golden Acres Shopping Center Property’s neighborhood is provided by Oak Tree Avenue, a major arterial on which the Golden Acres Shopping Center Property is located. It runs east/west and crosses Park Avenue at the Golden Acres Shopping Center Property’s site. Regional access is provided by I-287, which is about four miles southwest of the Golden Acres Shopping Center Property, and the Garden State Parkway, approximately 3.5 miles east. NJ Transit provides bus service between the borough and the Port Authority Bus Terminal in Midtown Manhattan on the 114 routes, to Newark on the 65 route and local service on the 819 line. NJ Transit provides train service from nearby Plainfield to Penn Station in New York.

The immediate area surrounding the Golden Acres Shopping Center Property is comprised of various retail and commercial uses as well as hotels, high rise residential and structured parking. A municipal parking deck is located adjacent to the Golden Acres Shopping Center Property. Putnam Park, a neighborhood playground, is located across the street from the Golden Acres Shopping Center Property. Oak Park Commons, a neighborhood shopping center, is located diagonally across from the Golden Acres Shopping Center Property. Residential development is located to the north, northwest, and southwest of the Golden Acres Shopping Center Property, with commercial development to the east towards Edison. There are two larger shopping centers in the area: one in South Plainfield and one in Edison. The Hadley Center, anchored by Target, Regal Cinemas, and Kohl’s, is located approximately 4.7 miles southwest of the Golden Acres Shopping Center Property in South Plainfield. Additionally, the Menlo Park Mall is super regional mall located approximately 4.5 miles southeast of the Golden Acres Shopping Center Property in Edison. The current population within three-miles of the Golden Acres Shopping Center Property is 115,829. Population in the area has grown since the 2010 census, and is projected to continue over the next five years. Compared to Middlesex County overall, the population within 3-miles is projected to grow at a slower rate. Median household income is $98,238, which is higher than the household income for Middlesex County at $85,912.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

According to the appraisal, the Golden Acres Shopping Center Property is located within the Central New Jersey retail market, which contained approximately 21.91 million SF of retail space as of the third quarter of 2018. The Central New Jersey retail market reported a vacancy rate of 12.1% with an effective rental rate of $21.77 per SF as of the third quarter of 2018. The Central New Jersey retail market reported positive absorption of 170,000 SF during the third quarter of 2018.

According to the appraisal, the Golden Acres Shopping Center Property is located within the North Middlesex retail submarket, which contained 2.9 million SF of retail space as of the third quarter of 2018. The North Middlesex retail submarket reported a vacancy rate 4.0% with an effective rental rate of $22.92 per SF as of the third quarter of 2018. The North Middlesex retail submarket reported no absorption or completions as of the third quarter of 2018.

The following table presents competitive retail properties with respect to the Golden Acres Shopping Center Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Anchor Tenants	Distance to Subject
Golden Acres Shopping Center	Anchored Retail	1966, 1987, 2015/2016	220,073	92.3%(1)	ShopRite, Shoppers World, Unique Thrift Store, Big Lots Store	N/A
Oak Park Commons	Neighborhood Center	1998/N/A	139,717	96.4%	CVS, Dollar Tree	0.5 miles
Oak Tree Shopping Center	Neighborhood Center	1985/2005	200,000	100.0%	India Grocers	3.1 miles
Inman Grove Shopping Center	Anchored Retail	1985/2013	112,404	96.5%	Big Lots, Stop & Shop, Walgreens	3.6 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Golden Acres Shopping Center Property:

Cash Flow Analysis
	2016	2017	2018	UW	UW PSF
Base Rent(1)	$1,731,373	$2,348,076	$2,240,349	$2,715,188	$12.34
Total Recoveries	$835,612	$1,333,270	$1,329,113	$1,459,604	$6.63
Other Income(2)	$13,666	$38,830	$21,255	$21,255	$0.10
Less Vacancy & Credit Loss	$0	$0	$0	($491,450)	($2.23)
Effective Gross Income	$2,580,651	$3,720,176	$3,590,717	$3,704,597	$16.83
Total Expenses	$1,224,994	$1,581,029	$1,565,530	$1,579,100	$7.18
Net Operating Income(3)	$1,355,657	$2,139,147	$2,025,187	$2,125,497	$9.66
Capital Expenditures	$0	$0	$0	$33,011	$0.15
TI/LC	$0	$0	$0	$99,033	$0.45
Net Cash Flow	$1,355,657	$2,139,147	$2,025,187	$1,993,453	$9.06

Occupancy %(4)	96.8%	92.1%	92.3%	92.3%
NOI DSCR	1.24x	1.95x	1.85x	1.94x
NCF DSCR	1.24x	1.95x	1.85x	1.82x
NOI Debt Yield	6.0%	9.5%	9.0%	9.4%
NCF Debt Yield	6.0%	9.5%	9.0%	8.9%

(1)	Underwritten Base Rent is based on the rent roll dated January 1, 2019 and includes (i) rent steps through January 1, 2020 totaling $12,425 and (ii) vacancy gross up totaling $387,477.

(2)	Other Income includes reimbursements from Hibachi Grill & Supreme Buffett for grease trap cleaning plus late fees billed to tenants.

(3)	The 2018 Net Operating Income decreased from the 2017 Net Operating Income as the Golden Acres Shopping Center Borrower did not renew the 8,532 SF lease to NJ Motor Vehicle Commission in mid-2017, which space is currently vacant. The 2017 Net Operating Income increased from the 2016 Net Operating Income due to ShopRite taking occupancy in a 54,870 SF vacant building in early 2016 and expanding the premises to 76,340 SF. ShopRite commenced paying rent in November 2016.

(4)	UW Occupancy % is based on underwritten economic vacancy of 11.8%. The Golden Acres Shopping Center Property was 92.3% occupied as of January 1, 2019.

Environmental Matters. According to the Phase I environmental assessment dated January 2019, there are two recognized environmental conditions at the Golden Acres Shopping Center Property: (i) a former dry cleaner with prior releases that were not reported to the New Jersey Department of Environmental Protection (“NJDEP”), and (ii) a spill incident from a PSE&G transformer, for which NJDEP commenced a case, and PSE&G has been identified as the responsible party. With respect to the unreported results of the 2016 Phase II, the Golden Acres Shopping Center Borrower has since reported the results to the NJDEP. In the event that, the NJDEP requires remediation, the Golden Acres Shopping Center Borrower will be required to immediately advise the lender of the same and either, (i) promptly after a notice from a Licensed Site Remediation Professional (“LSRP”) or from the NJDEP of the required remediation, post $200,000 in cash or an acceptable letter of credit into an environmental reserve to be held by the lender; or (ii) all excess cash will be swept into an environmental reserve capped at $200,000. Funds on deposit in the environmental reserve (or the posted letter of credit) will be required to be released once a no further action letter or its equivalent is delivered to the lender with respect to the former dry cleaner spill. With respect to the PSE&G transformer spill incident, the Golden Acres Shopping Center Borrower sent a registered letter to PSE&G demanding that the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

required clean-up related to the transformer spill be remedied in accordance with environmental laws. Lastly, an Asbestos Containing Materials Operations and Maintenance Plan was recommended by the Phase I environmental assessment and was in place at origination. See “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus.

Escrows and Reserves. At origination, the Golden Acres Shopping Center Borrower deposited (i) $250,861 into a real estate tax escrow, (ii) $55,586 into an insurance escrow, (iii) $125,000 into a tenant improvement and leasing commission escrow, and (iv) $23,750 into a deferred maintenance escrow. On a monthly basis the Golden Acres Shopping Center Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $59,729, (ii) 1/12 of the annual estimated insurance premiums, which currently equates to $6,617, (iii) $2,751 for replacement reserves, and (iv) $8,253 for tenant improvement and leasing commissions (“TI/LC”), subject to a cap of $250,000.

Lockbox and Cash Management. The Golden Acres Shopping Center Mortgage Loan documents provide for a springing lockbox and springing cash management. During the occurrence and continuance of a Cash Management Trigger Event (as defined below), the Golden Acres Shopping Center Borrower is required to instruct tenants to deposit rents and other amounts due into the lockbox account, and funds in the lockbox account are required to be transferred to the cash management account within one business day. All funds in the cash management account are required to be applied on each monthly payment date in accordance with the Golden Acres Shopping Center Mortgage Loan documents. Pursuant to the Golden Acres Shopping Center Mortgage Loan documents, all excess funds on deposit (after payment of monthly reserve deposits; debt service payment and cash management bank fees) will be applied as follows: (a) to the extent a Cash Sweep Event (as defined below) is not in effect, to the Golden Acres Shopping Center Borrower; (b) if a Cash Sweep Event is in effect due to the existence of an Environmental Trigger Event (as defined below), to the environmental reserve account until the applicable Environmental Trigger Event Cure (as defined below) has occurred; (c) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below), to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred; and (d) if a Cash Sweep Event is in effect but an Environmental Trigger Event or a Critical Tenant Trigger Event is not in effect, then to the lender controlled excess cash flow account.

A “Cash Management Trigger Event” and “Cash Sweep Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the Golden Acres Shopping Center Borrower, (iii) any bankruptcy action of the guarantor; provided, that a bankruptcy action will not result in a Cash Management Trigger Event so long as any other guarantor who is not subject to the bankruptcy action has a combined net worth of no less than $15,000,000 and combined liquid assets of no less than $1,000,000 without including the net worth and liquid assets of any individual guarantor subject to the bankruptcy action, (iv) any bankruptcy action of the property manager, unless within 30 days of such bankruptcy action the Golden Acres Shopping Center Borrower replaces the property manager with a qualified manager acceptable to the lender, (v) the debt service coverage ratio based on the trailing 12-month period falling below 1.40x, (vi) a Critical Tenant Trigger Event, or (vii) an Environmental Trigger Event. A Cash Management Event and a Cash Sweep Event will continue until, in regard to clause (i) above, when such event of default has been cured or waived, in regard to clause (ii), (iii) or (iv) above, when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Golden Acres Shopping Center Borrower or guarantor and within 120 days for the property manager (or, solely with respect to the bankruptcy of the property manager, when the Golden Acres Shopping Center Borrower has replaced the property manager with a qualified property manager acceptable to the lender), in regard to clause (v) above, the date on which the net operating income debt service coverage ratio is greater than 1.40x for two consecutive calendar quarters; in regard to clause (vi) above, the date on which a Critical Tenant Trigger Event Cure (as defined below) has occurred and in regard to (vii) above, the date on which an Environmental Trigger Event Cure (as defined below) has occurred.

A “Critical Tenant” means Saker ShopRites, Inc. or any other tenant occupying the space currently occupied by such tenant (and each related lease, a “Critical Tenant Lease”).

A “Critical Tenant Trigger Event” will occur upon the occurrence of any of the following (i) the date on which the Critical Tenant gives notice of its intention to not extend or renew its lease, (ii) on or prior to 12 months prior to the expiration date under the Critical Tenant Lease, the Critical Tenant failing to give notice of its election to renew its lease, (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, if the Critical Tenant failing to give such notice, (iv) an event of default under the Critical Tenant Lease exists, (v) any bankruptcy action of the Critical Tenant or any guarantor of the Critical Tenant Lease, (vi) the Critical Tenant discontinuing its normal business operations or going dark, or (vii) the Critical Tenant electing to pay reduced rent (including percentage rent in lieu of fixed rent). A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii), or (iii) above, on the date that (1) a Critical Tenant Lease extension is executed and delivered by the Golden Acres Shopping Center Borrower and the Critical Tenant, and all related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Premises Re-tenanting Event (as defined below) has occurred, (b) with respect to clause (iv) above after a cure of the applicable event of default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease, (d) with respect to clause (vi) above, if the Critical Tenant re-commences its normal business operations or a Critical Tenant Premises Re-tenanting Event has occurred, and (e) with respect to clause (vii) above, if the Critical Tenant resumes payment of full unabated monthly rent pursuant to the Critical Tenant Lease or a Critical Tenant Premises Re-Tenanting Event has occurred.

A “Critical Tenant Premises Re-tenanting Event” will occur if all of the following conditions have been satisfied (i) the Critical Tenant space is leased to one or more replacement tenants for a term of at least ten (10) years on terms that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant as evidenced by the applicable estoppel certificate.

An ”Environmental Trigger Event” will occur upon ten (10) days following notice from a LSRP or the NJDEP advising the Golden Acres Shopping Center Borrower that environmental work or action with respect to the former dry cleaner premises as described within the loan documents is required; provided that an Environmental Trigger Event will not occur if within the 10 day notice period, the Golden Acres Shopping Center Borrower satisfies clause (ii) or (iii) of the Environmental Trigger Event Cure.

An “Environmental Trigger Event Cure” will end upon the earliest of (i) the date on which the balance of the environmental reserve account equals or exceeds $200,000 by accumulation of the monthly deposits of excess cash flow, (ii) the date on which the Golden Acres Shopping Center Borrower deposits funds in the environmental reserve account such that the balance of the environmental reserve funds equals or exceeds $200,000, (iii) the date on which the Golden Acres Shopping Center Borrower deposits a $200,000 letter of credit, or (iv) the date on which the environmental reserve Release Condition (as defined below) has occurred.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

686-698 Oak Tree Avenue South Plainfield, NJ 07080	Collateral Asset Summary – Loan No. 10 Golden Acres Shopping Center	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,500,000 58.6% 1.82x 9.4%

An “Environmental Reserve Release Condition” will occur upon the issuance by a LSRP and the approval by the NJDEP of a no further action letter, unrestricted response action outcome or equivalent letter with respect to the release by the former dry cleaners as described within the Golden Acres Shopping Center Loan documents.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Terrorism Insurance. The Golden Acres Shopping Center Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1515 North Flagler Drive West Palm Beach, FL 33401	Collateral Asset Summary – Loan No. 11 1515 N. Flagler Drive	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,165,000 65.0% 2.16x 12.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	West Palm Beach, FL 33401
				General Property Type:	Office
Original Balance:	$22,165,000			Detailed Property Type:	CBD
Cut-off Date Balance:	$22,165,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	3.2%			Year Built/Renovated:	1998/2014
Loan Purpose:	Refinance			Size:	165,599 SF
Borrower Sponsor:	Ivor Braka			Cut-off Date Balance per SF:	$134
Mortgage Rate:	5.1155%			Maturity Date Balance per SF:	$134
Note Date:	1/24/2019			Property Manager:	U.S. Realty Management Company LLC (borrower-related)
First Payment Date:	3/6/2019
Maturity Date:	2/6/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	2 months			Underwriting and Financial Information
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI(2):	$2,754,640
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	12.4%
Additional Debt Type(1):	N/A			UW NOI Debt Yield at Maturity:	12.4%
Additional Debt Balance(1):	N/A			UW NCF DSCR:	2.16x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(2)(3):	$1,905,876 (10/31/2018 TTM)
Reserves				2nd Most Recent NOI(3):	$1,418,340 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(3):	$2,082,415 (12/31/2016)
RE Tax:	$215,753	$53,938	N/A	Most Recent Occupancy(3):	83.3% (12/28/2018)
Insurance:	$38,415	$23,785	N/A	2nd Most Recent Occupancy(3):	56.5% (12/31/2017)
Replacements:	$0	$2,070	N/A	3rd Most Recent Occupancy(3):	63.9% (12/31/2016)
TI/LC:	$0	$27,600	$870,000	Appraised Value (as of):	$34,100,000 (12/6/2018)
Rent Concession Funds:	$100,641	$0	N/A	Cut-off Date LTV Ratio:	65.0%
Healthcare District of Palm Beach Rent Abatement Funds:	$22,805	$11,403	$752,571	Maturity Date LTV Ratio:	65.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,165,000	68.1%	Loan Payoff:	$31,652,268	97.3%
Borrower Equity:	$10,380,432	31.9%	Reserves:	$377,615	1.2%
			Closing Costs:	$515,548	1.6%
Total Sources:	$32,545,432	100.0%	Total Uses:	$32,545,432	100.0%

(1)	At the origination of the 1515 N. Flagler Drive Mortgage Loan (as defined below), 1515 Flagler New Limited LLC (the “Subordinate Borrower”), which is the 99% limited partner of the related 1515 N. Flagler Drive Borrower, assumed liability for payment of an unsecured subordinate loan in the principal amount of approximately $3,246,858 (the “Subordinate Loan”) bearing interest at 3.26% per annum and having a maturity co-terminous with the 1515 N. Flagler Drive Mortgage Loan. The Subordinate Loan is now held by Centurian Family Credit LLC (the “Subordinate Lender”), which entity is 51% owned by Michele Needle, an executive-level employee of the 1515 N. Flagler Drive Borrower’s (as defined below) affiliated management company, and 49% by an affiliate of Ivor Braka, the borrower sponsor of the 1515 N. Flagler Drive Mortgage Loan. The Subordinate Loan evidences an unpaid portion of a loan made in 2007 to the 1515 N. Flagler Drive Borrower in the amount of $37,500,000 (the “Prior Mortgage Loan”). The Prior Mortgage Loan was securitized in the COBALT CMBS Commercial Mortgage Trust 2007-C2 securitization. In a July, 2016 modification of the Prior Mortgage Loan, the Prior Mortgage Loan was modified to sever the Prior Mortgage Loan into a $32,000,000 senior note (“Prior Note A”) and a $3,246,858 subordinate note (“Prior Note B”). As part of the origination of the 1515 N. Flagler Drive Mortgage Loan: (1) the Prior Note A was repaid in full through a combination of proceeds and borrower sponsor equity; (2) Prior Note B was assigned by the Prior Mortgage Loan to Subordinate Lender; (3) Prior Note B was released from all security and guaranties previously securing the Prior Mortgage Loan; (4) the obligations of the maker of Prior Note B were assumed by Subordinate Borrower; (5) the 1515 N. Flagler Drive Borrower was released from all liability under Prior Note B; and (6) the Subordinate Borrower and Subordinate Lender amended and restated Prior Note B into the Subordinate Loan defined above. As of the origination of the 1515 N. Flagler Drive Mortgage Loan, the Subordinate Loan is an unsecured obligation of the Subordinate Borrower and is subordinate to the 1515 N. Flagler Drive Mortgage Loan pursuant to a Standstill and Subordination Agreement.

(2)	The increase in UW NOI is mainly attributed to (i) $610,148 in vacancy gross up, (ii) contractual rent steps through March 2020 totaling $107,916 and (iii) straight line rent for investment grade tenants totaling $105,228.

(3)	The decrease in historical financial information and historical occupancy from 2016 to 2017 is due to a period of high vacancy due to several tenants vacating, which was mainly attributed to (i) Triple O Medical vacating 4,510 SF on the second floor at the end of its lease term in March 2017, (ii) General Services Administration giving back 2,141 SF of unutilized space on the eighth floor at its renewal in June 2017 and (iii) the then-largest tenant at the 1515 N. Flagler Drive Property (as defined below), Fairbanks (33,852 SF), paying its last month of rental payments in January 2017. Most Recent NOI and Most Recent Occupancy increased in 2018 as the 1515 N. Flagler Drive Borrower (as defined below) signed three new leases totaling 48,010 SF and accounting for $874,357 in annual underwritten base rent.

The Mortgage Loan. The eleventh largest mortgage loan (the “1515 N. Flagler Drive Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $22,165,000, which is secured by a first priority fee mortgage encumbering a nine-story Class A- office building totaling 165,599 SF located in West Palm Beach, Florida (the “1515 N. Flagler Drive Property”). The proceeds of the 1515 N. Flagler Drive Mortgage Loan, along with approximately $10.4 million in borrower sponsor equity, were used to refinance existing debt on the 1515 N. Flagler Drive Property, fund reserves and pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1515 North Flagler Drive West Palm Beach, FL 33401	Collateral Asset Summary – Loan No. 11 1515 N. Flagler Drive	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,165,000 65.0% 2.16x 12.4%

The Borrower and Borrower Sponsor. The borrower is 1515 Flagler Property LP (the “1515 N. Flagler Drive Borrower”), a single purpose Delaware limited partnership structured to be bankruptcy remote with one independent director at the general partner level. Legal counsel to the 1515 N. Flagler Drive Borrower delivered a non-consolidation opinion in connection with the origination of the 1515 N. Flagler Drive Mortgage Loan. The 1515 N. Flagler Drive Borrower is owned by 1515 Flagler New General LLC (1%), its general partner, and 1515 Flagler New Limited LLC (99%), its limited partner. 1515 Flagler New General LLC is wholly owned by 1515 Flagler New Limited LLC. 1515 Flagler New Limited LLC is owned by GSH 520 8th Avenue LLC (74.9%), Chicago West Palm Associates LLC (25%), and S.I.B. Partnership, Ltd (0.1%). GSH 520 8th Avenue LLC is owned by Centurian Family Trust (1.89%), Robert Braka (3.77%), and Ivor Braka (94.34%). The borrower sponsor and non-recourse guarantor of the 1515 N. Flagler Drive Mortgage Loan is Ivor Braka.

Ivor Braka is the President of Aetna Realty, which is a privately owned, fully integrated real estate investment company. Aetna Realty commits its own funds for transactions, and has invested in over 20 million SF of real estate deals in major markets. Headquartered in New York City, Aetna Realty has regional offices in Chicago, Florida, New Jersey, North Carolina, Texas, Wisconsin and Montreal Canada. Aetna Realty currently has a portfolio of over 10 million SF in 12 states.

The Property. The 1515 N. Flagler Drive Property is comprised of a nine-story Class A- office building totaling 165,599 SF in West Palm Beach, Florida. The 1515 N. Flagler Drive Property was constructed in 1998 and is situated on an approximately 2.14-acre site. In addition, the 1515 N. Flagler Drive Property has a parking garage with 624 parking spaces resulting in a parking ratio of 3.8 spaces per 1,000 SF. The 1515 N. Flagler Drive Property is an Energy Star Certified building and has views of the Intracostal waterway and the Atlantic Ocean, complimentary valet parking, on-site security and a Walgreens pharmacy.

The 1515 N. Flagler Drive Property was 83.3% leased as of December 28, 2018 to 16 tenants, with approximately 57.3% of NRA and 69.6% of underwritten base rent leased to the following investment grade tenants: Health Care District of Palm Beach County (Moody’s: Aaa), State of Florida Dept. of Legal Affairs (Moody’s: Aaa), General Services Administration (Moody’s: Aaa) and Walgreens (Fitch/Moody’s/S&P: BBB/Baa2/BBB). The top three tenants at the 1515 N. Flagler Drive Property are Health Care District of Palm Beach County (25.6% of NRA), State of Florida Dept. of Legal Affairs (15.8% of NRA) and General Services Administration (15.0% of NRA). No other tenant at the 1515 N. Flagler Drive Property represents more than 4.7% of NRA or 5.6% of underwritten base rent.

Major Tenants.

Health Care District of Palm Beach County (42,386 SF, 25.6% of NRA, 22.1% of underwritten base rent). The Health Care District of Palm Beach County (Moody’s: Aaa) is an independent taxing district that provides an array of health care services, such as Trauma System, School Health, Health Coverage, Hospital, Skilled Nursing Care, C. L. Brumback Primary Care Clinics. Health Care District of Palm Beach County currently occupies 42,386 SF with a lease that commenced in January 2018 and expires in July 2025. Health Care District of Palm Beach County currently pays base rent of $17.00 PSF NNN, which will increase to $18.04 PSF in January 2020 and by 3% of the then-current rent on an annual basis thereafter. Health Care District of Palm Beach County has two, three-year renewal options remaining. Health Care District of Palm Beach County may terminate at the end of each then-current fiscal year if the State of Florida fails to budget appropriate funds to pay the rent and other costs under its lease. Health Care District of Palm Beach County is required to deliver notice to the landlord within five days following the date it becomes aware of such failure to appropriate such funds.

State of Florida Dept. of Legal Affairs (26,212 SF, 15.8% of NRA, 25.6% of underwritten base rent). State of Florida Dept. of Legal Affairs (Moody’s: Aaa) is specifically associated with the Criminal Appeals Division. The agencies located at the 1515 N. Flagler Drive Property include the Attorney General, Consumer Protection, Criminal/Capital Appeals, Medicaid Fraud, and Statewide Prosecution. State of Florida Dept. of Legal Affairs currently occupies 26,212 SF with a lease that commenced in February 2017 and expires in January 2022. State of Florida Dept. of Legal Affairs currently pays base rent of $31.93 PSF, which will increase to $33.87 PSF in February 2020 and $34.89 PSF in February 2021. State of Florida Dept. of Legal Affairs has no renewal options. State of Florida Dept. of Legal Affairs may terminate at the end of each then-current fiscal year if the State of Florida fails to budget appropriate funds to pay the rent and other costs under its lease. State of Florida Dept. of Legal Affairs may also terminate with six months’ written notice in the event a state-owned building becomes available to the State of Florida Dept. of Legal Affairs for occupancy. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in the Preliminary Prospectus.

General Services Administration (24,770 SF, 15.0% of NRA, 20.7% of underwritten base rent). The General Services Administration (Moody’s: Aaa) operates a Bankruptcy Court at the 1515 N. Flagler Drive Property and currently occupies 24,770 SF pursuant to a lease that commenced January 2017 and expires in January 2027. General Services Administration currently pays base rent of $29.00 PSF, which will increase to $31.90 PSF in January 2022. General Services Administration has no renewal options. General Services Administration may terminate without penalty, in whole or in part, at any time after January 7, 2022 by providing 90 days’ written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1515 North Flagler Drive West Palm Beach, FL 33401	Collateral Asset Summary – Loan No. 11 1515 N. Flagler Drive	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,165,000 65.0% 2.16x 12.4%

The following table presents certain information relating to the leases at the 1515 N. Flagler Drive Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration
Health Care District of Palm Beach County	NR/Aaa/NR	42,386	25.6%	$764,643	22.1%	$18.04	7/10/2025(3)
State of Florida Dept. of Legal Affairs	NR/Aaa/NR	26,212	15.8%	$887,800	25.6%	$33.87	1/31/2022(4)
General Services Administration	NR/Aaa/NR	24,770	15.0%	$718,377	20.7%	$29.00	1/7/2027(5)
1515 North Flagler Drive	NR/NR/NR	7,764	4.7%	$193,789	5.6%	$24.96	6/30/2020
Palm Beach Diabetes & Endocrine	NR/NR/NR	6,538	3.9%	$176,563	5.1%	$27.01	12/31/2020
Subtotal		107,670	65.0%	$2,741,173	79.2%	$25.46
Other Tenants		30,195	18.2%	$722,078	20.8%	$23.91
Vacant		27,734	16.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		165,599	100.0%	$3,463,251	100.0%	$25.12

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company or government entity whether or not the parent guarantees the lease.

(3)	Health Care District of Palm Beach County may terminate at the end of each then-current fiscal year if the State of Florida fails to budget appropriate funds to pay the rent and other costs under its lease. Health Care District of Palm Beach County is required to deliver notice to the landlord within five days following the date it becomes aware of such failure to appropriate such funds.

(4)	State of Florida Dept. of Legal Affairs may terminate (i) if the state legislature fails to budget appropriate funds to pay the costs associated with the lease and (ii) with six months’ written notice in the event a state-owned building becomes available to the State of Florida Dept. of Legal Affairs for occupancy.

(5)	General Services Administration may terminate without penalty, in whole or in part, at any time after January 7, 2022 by providing 90 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the 1515 N. Flagler Drive Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	2	4,313	2.6%	2.6%	$21.85	$94,238	2.7%	2.7%
2020	3	16,397	9.9%	12.5%	$25.65	$420,591	12.1%	14.9%
2021	4	9,312	5.6%	18.1%	$24.94	$232,287	6.7%	21.6%
2022	4	36,373	22.0%	40.1%	$31.67	$1,152,012	33.3%	54.8%
2023	0	0	0.0%	40.1%	$0.00	$0	0.0%	54.8%
2024	0	0	0.0%	40.1%	$0.00	$0	0.0%	54.8%
2025	1	42,386	25.6%	65.7%	$18.04	$764,643	22.1%	76.9%
2026	0	0	0.0%	65.7%	$0.00	$0	0.0%	76.9%
2027	1	24,770	15.0%	80.6%	$29.00	$718,377	20.7%	97.7%
2028	1	4,314	2.6%	83.3%	$18.80	$81,103	2.3%	100.0%
2029	0	0	0.0%	83.3%	$0.00	$0	0.0%	100.0%
2030 & Beyond	0	0	0.0%	83.3%	$0.00	$0	0.0%	100.0%
Vacant	0	27,734	16.7%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	16	165,599	100.0%		$25.12	$3,463,251	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The 1515 N. Flagler Drive Property is located in West Palm Beach, Florida along the Intracoastal Waterway, approximately 1.0 mile north of the West Palm Beach central business district, approximately 72.7 miles north of downtown Miami, and 170 miles south of Orlando. West Palm Beach is one of the largest cities in South Florida and is the county seat of Palm Beach County, the third largest county in Florida. The 1515 N. Flagler Drive Property is in close proximity to the Good Samaritan Medical Center. Good Samaritan Medical Center is located adjacent to the 1515 N. Flagler Drive Property and includes a five-floor, 22-bay emergency department with 333 acute care beds that offer a range of services including internal medicine, general surgery, cardiology, orthopedics, delivery and surgical weight loss.

The 1515 N. Flagler Drive Property is located approximately 3.2 miles east of Interstate 95 and east of Florida’s Turnpike. Direct access to the 1515 N. Flagler Drive Property is provided by N. Flagler Drive, which experiences an average daily traffic count of 13,822 vehicles at its intersection with 14th Street, adjacent south, while Palm Beach Lakes Boulevard, less than 0.5 miles south of the 1515 N. Flagler Drive Property experiences an average daily traffic count of 20,900 at its intersection with N. Dixie Highway, according to a third party market research report. The 1515 N. Flagler Drive Property is served by Palm Beach International Airport (“PBIA”), located approximately 4.7 miles southwest of the 1515 N. Flagler Drive Property. According to the Florida Department of Transportation, PBIA contributed 34,048 total jobs and nearly $3.5 billion in total economic output through direct, indirect, and induced impacts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1515 North Flagler Drive West Palm Beach, FL 33401	Collateral Asset Summary – Loan No. 11 1515 N. Flagler Drive	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,165,000 65.0% 2.16x 12.4%

The 1515 N. Flagler Drive Property’s neighborhood is comprised of office, medical facilities, retail space, universities, restaurants, golf courses, a zoo, residential, and the beach. The main employment sectors in West Palm Beach include tourism, healthcare, construction, and manufacturing. Major retail developments within 2.5 miles of the 151 N. Flagler Drive Property include (i) Palm Beach Outlets, featuring over 100 stores with numerous national retailers and (ii) Marketplace at the Outlets, an adjacent shopping center that features a mix of national tenants. CityPlace in Downtown West Palm Beach is the area’s premiere outdoor mall shopping, dining, and nightlife district, with more than 100 retailers, expanding several blocks, along Rosemary Avenue. CityPlace also offers downtown living with multifamily developments, condos, and 80,300 SF of office space.

According to a third party market research report, the 1515 N. Flagler Drive Property is located in the South Florida office market and the West Palm Beach central business district office submarket. The South Florida office market contains approximately 232.8 million SF of office space with a vacancy rate of 8.9% and average asking rental rate of $31.95 PSF as of the third quarter of 2018. The South Florida office market experienced positive year to date net absorption of 527,622 SF as of the end of the third quarter of 2018. The West Palm Beach central business district office submarket contains approximately 5.4 million SF of office space with a vacancy rate of 11.5% and an average asking rental rate of $34.30 PSF as of the third quarter of 2018. The West Palm Beach central business district office submarket experienced positive year to date net absorption of 119,930 SF at the end of the third quarter of 2018. According to a third party market research report, the estimated 2018 population within a one-, three- and five-mile radius of the 1515 N. Flagler Drive Property was 8,507, 61,357 and 187,220, respectively, and the 2018 estimated average household income within the same one-, three- and five-mile radius was $96,747, $93,797 and $82,319, respectively.

The appraisal identified five competitive properties built between 1981 and 1987 with comparable leases ranging in size from approximately 1,640 SF to 25,678 SF. The appraisal’s competitive set reported rent from $17.75 PSF to $27.50 PSF, with an average rent of $22.85 PSF. The appraisal concluded a market rent of $22.00 PSF for office space and $24.00 PSF for medical office space.

The following table presents recent leasing data at competitive office buildings with respect to the 1515 N. Flagler Drive Property:

Comparable Office Leases
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
1515 N. Flagler Drive Property 1515 North Flagler Drive West Palm Beach, FL	1998/2014	165,599(1)	General Services Administration(1)	24,770(1)	Jan 2007(1)	20.0(1)	$29.00	Modified Gross
One Clearlake Centre 250 S. Australian Ave West Palm Beach, FL	1986/2008	218,461	INTECH	25,678	Sept 2018	5.0	$27.50	NNN
Clearlake Plaza 500 S. Australian Ave. West Palm Beach, FL	1985/1992	102,087	To be determined	2,809	Dec 2018	5.0	$23.50	NNN
625 Flagler 625 N. Flagler Dr. West Palm Beach, FL	1984/NAV	108,482	Ultima Fitness	4,463	May 2018	5.0	$27.50	NNN
Sabadell Building 1645 Palm Beach Lakes West Palm Beach, FL	1981/NAV	113,862	Confidential	2,393	Dec 2018	5.0	$18.00	NNN
1700 Palm Beach Lakes 1700 Palm Beach Lakes West Palm Beach, FL	1987/NAV	113,953	Confidential	1,640	Sept 2018	5.0	$17.75	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1515 North Flagler Drive West Palm Beach, FL 33401	Collateral Asset Summary – Loan No. 11 1515 N. Flagler Drive	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$22,165,000 65.0% 2.16x 12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1515 N. Flagler Drive Property:

Cash Flow Analysis
	2015	2016(1)	2017(1)	10/31/2018 TTM(1)	UW(1)	UW PSF
Gross Potential Rent(2)	$3,199,207	$2,951,436	$2,858,479	$3,202,969	$4,178,627	$25.23
Total Recoveries	$1,548,310	$1,416,891	$1,206,735	$1,340,388	$1,842,469	$11.13
Other Income	$6,402	$6,330	$6,360	$6,360	$6,000	$0.04
Less Vacancy & Credit Loss	($155,077)	($173,243)	($494,438)	($379,551)	($1,015,521)	($6.13)
Effective Gross Income	$4,598,842	$4,201,414	$3,577,135	$4,170,166	$5,011,575	$30.26
Total Operating Expenses	$2,270,143	$2,118,999	$2,158,796	$2,264,290	$2,256,935	$13.63
Net Operating Income	$2,328,700	$2,082,415	$1,418,340	$1,905,876	$2,754,640	$16.63
Capital Expenditures	$0	$0	$0	$0	$24,840	$0.15
TI/LC	$0	$0	$0	$0	$242,474	$1.46
Net Cash Flow	$2,328,700	$2,082,415	$1,418,340	$1,905,876	$2,487,327	$15.02

Occupancy %(3)	68.5%	63.9%	56.5%	85.5%	83.1%
NOI DSCR	2.03x	1.81x	1.23x	1.66x	2.40x
NCF DSCR	2.03x	1.81x	1.23x	1.66x	2.16x
NOI Debt Yield	10.5%	9.4%	6.4%	8.6%	12.4%
NCF Debt Yield	10.5%	9.4%	6.4%	8.6%	11.2%

(1)	The decrease in historical financial information and historical occupancy from 2016 to 2017 is due to a period of high vacancy due to several tenants vacating, which was mainly attributed to (i) Triple O Medical vacating 4,510 SF on the second floor at the end of its lease term in March 2017, (ii) General Services Administration giving back 2,141 SF of unutilized space on the eighth floor at its renewal in June 2017 and (iii) the then-largest tenant, Fairbanks (33,852 SF), paying its last month of rental payments in January 2017. 10/31/2018 TTM Net Operating Income and Occupancy % increased in 2018 as the 1515 N. Flagler Drive Borrower signed three new leases totaling 48,010 SF and accounting for $874,357 in annual underwritten base rent.

(2)	UW Gross Potential Rent includes (i) $610,148 in vacancy gross up, (ii) contractual rent steps through March 2020 totaling $107,916 and (iii) straight line rent for investment grade tenants totaling $105,228.

(3)	UW Occupancy % is based on underwritten economic vacancy of 16.9%. The 1515 N. Flagler Drive Property was 83.3% physically occupied as of December 28, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

14039 Minuteman Drive, Draper UT and 4895 West 3500 South, West Valley City, UT	Collateral Asset Summary – Loan No. 12 Prime UT Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,200,000 68.4% 1.23x 8.6%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Various, UT
				General Property Type:	Self Storage
Original Balance:	$19,200,000			Detailed Property Type:	Self Storage
Cut-off Date Balance:	$19,200,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	Various
Loan Purpose:	Refinance			Size:	188,345 SF
Borrower Sponsor:	Robert Moser			Cut-off Date Balance per SF:	$102
Mortgage Rate:	5.5100%			Maturity Date Balance per SF:	$89
Note Date:	2/15/2019			Property Manager:	Prime Group Holdings LLC (borrower-related)
First Payment Date:	4/6/2019
Maturity Date:	3/6/2029
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,646,451
IO Period:	24 months			UW NOI Debt Yield:	8.6%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.8%
Prepayment Provisions(1):	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.51x (IO) 1.23x (P&I)
Lockbox/Cash Mgmt Status(2):	Springing/Springing			Most Recent NOI:	$1,543,743 (1/31/2019 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI(4):	$1,535,043 (2017 Annualized)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,511,939 (12/31/2016)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			Most Recent Occupancy:	89.8% (1/31/2019)
Reserves				2nd Most Recent Occupancy:	89.4% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	91.0% (12/31/2016)
RE Tax:	$85,248	$17,050	N/A	Appraised Value (as of)(5):	$28,060,000 (1/17/2019)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(5):	68.4%
Replacements:	$0	$2,459	N/A	Maturity Date LTV Ratio(5):	60.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,200,000	98.9%	Loan Payoff:	$19,099,044	98.4%
Borrower Equity:	$208,068	1.1%	Reserves:	$85,248	0.4%
			Closing Costs:	$223,776	1.2%
Total Sources:	$19,408,068	100.0%	Total Uses:	$19,408,068	100.0%

(1)	Following the lockout period and prior to December 6, 2028, the Prime UT Self Storage Portfolio Borrowers (as defined below) are permitted to obtain the release of any individual property in connection with a partial defeasance, subject to certain conditions, including (i) no event of default has occurred; (ii) the Prime UT Self Storage Portfolio Borrowers pay a release price of 115% of the released property’s allocated loan amount; (iii) the debt service coverage ratio based on the trailing twelve month period immediately preceding the date of determination with respect to the remaining property will be no less than the greater of (a) 1.21x and (b) the amortizing debt service coverage ratio immediately prior to the release; and (iv) the loan to value with respect to the remaining property will be no greater than the lesser of (a) 68.4%, and (b) the loan to value ratio immediately prior to the release.

(2)	A “Cash Management Trigger Event” will occur upon (i) an event of default; (ii) the Prime UT Self Storage Portfolio Borrowers second late debt service payment within a twelve month period; (iii) any bankruptcy action of the Prime UT Self Storage Portfolio Borrowers, the guarantor or the property manager; (iv) a debt service coverage ratio based on the trailing twelve month period falling below 1.15x for the Prime UT Self Storage Portfolio Mortgage Loan (as defined below); or (vi) the making of a mezzanine loan. A “Cash Sweep Event” will occur upon (i) an event of default; (ii) any bankruptcy action of the Prime UT Self Storage Portfolio Borrowers, the guarantor or the property manager; or (iii) a debt service coverage ratio based on the trailing twelve month period falling below 1.15x.

(3)	The Prime UT Self Storage Portfolio Borrowers are permitted to obtain a mezzanine loan upon satisfaction of certain conditions including, among others, (i) no event of default has occurred; (ii) the combined loan-to-value ratio does not exceed 68.4%; (iii) the combined debt service coverage ratio based on the trailing twelve month period immediately preceding the date of determination is not less than 1.21x; (iv) the mezzanine lender enters into an intercreditor agreement acceptable to lender, and (v) the Prime UT Self Storage Portfolio Borrowers delivers a rating agency confirmation.

(4)	The Prime UT Self Storage Portfolio Properties (as defined below) were purchased in two separate transactions in September and November 2017. During the transaction period, the sellers did not provide complete monthly statements. The Draper Property (as defined below) is missing monthly statements from April 2017 to November 2017, and the West Valley City Property (as defined below) is missing monthly statements from April 2017 to September 2017.

(5)	The As-Is Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio is based on the “as-is” bulk portfolio value of $28,060,000. The combined “as-is” appraised values is $25,750,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the combined “as-is” individual appraised values is 74.6% and 65.3%, respectively.

The Mortgage Loan. The twelfth largest mortgage loan (the “Prime UT Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $19,200,000. The Prime UT Self Storage Portfolio Mortgage Loan is secured by a first priority fee mortgage encumbering a 188,345 SF (1,554 units) storage portfolio of two self storage properties located in Draper (the “Draper Property”) and West Valley City (the “West Valley City Property”) in Utah (each a “Prime UT Self Storage Portfolio Property”, and collectively, the “Prime UT Self Storage Portfolio Properties”). The proceeds of the Prime UT Self Storage Portfolio Mortgage Loan, together with borrower equity contribution of approximately $208,068, were used to pay off existing debt on the Prime UT Self Storage Portfolio Properties, fund reserves and pay closing costs.

The Borrowers and the Borrower Sponsor. The borrowers are Prime Storage Draper, LLC and Prime Storage West Valley City, LLC (collectively, the “Prime UT Self Storage Portfolio Borrowers”), each a single purpose Delaware limited liability company with one independent director. The non-recourse carveout guarantor and borrower sponsor for the Prime UT Self Storage Portfolio Mortgage Loan is Robert Moser. Prime Storage Draper, LLC and Prime Storage West Valley City, LLC are each, 90.75% owned by Prime Storage Fund II, LP (The Fund), 6.50% by Prime Storage Fund II IDF, LP, and 2.75% by Prime Storage Midwest-West SPV, LLC. Prime Storage Fund II LP and Prime Storage Fund II IDF, LP are both 96.28% owned by limited

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14039 Minuteman Drive, Draper UT and 4895 West 3500 South, West Valley City, UT	Collateral Asset Summary – Loan No. 12 Prime UT Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,200,000 68.4% 1.23x 8.6%

partnership investors (with no individual investor, together with its affiliates and/or family members, owning 20% or more, in the aggregate, of Prime Storage Draper, LLC and Prime Storage West Valley City, LLC), and 3.72% by Prime Storage Fund II GP, LLC. Prime Storage Midwest-West SPV, LLC, is 100% owned by Prime Storage Midwest-West Blocker, LLC, both of which are Delaware limited liability companies. Prime Storage Midwest-West Blocker, LLC is further 100% owned by Prime Storage Fund II (Cayman), LP a Cayman Islands exempted limited partnership. Prime Storage Fund II (Cayman), LP is further 96.28% owned by limited partnership investors (with no individual investor, together with its affiliates and/or family members, owning 20% or more, in the aggregate, of Prime Storage Draper, LLC and Prime Storage West Valley City, LLC), and 3.72% by Prime Storage Fund II GP, LLC. Prime Storage Fund II GP, LLC, a New York limited liability company, manages the Prime UT Self Storage Portfolio Borrowers and is 100.0% owned by Robert Moser.

Robert Moser is the founder, owner and principal of Prime Group Holdings that was founded in 2013. Mr. Moser has over 20 years’ experience as an owner, operator and developer of institutional-grade real estate. He oversees all operations, strategic initiatives and investment activities of Prime Group Holdings, and is a member of the firm’s investment committee. Over the past few years, Prime Group Holdings has become the largest private owner-operator of self storage in the United States. Robert Moser has been the subject of foreclosure proceedings. Please see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Prime UT Self Storage Portfolio Mortgage Loan is secured by two self storage properties located in Draper, Utah and West Valley City, Utah with an aggregate of 1,554 units totaling 188,345 SF, which include climate controlled and non-climate controlled units. The self storage unit mix consists of 349 climate controlled units (22.5% of self storage units) and 1,205 non-climate controlled units (77.5% of self storage units). The Prime UT Self Storage Portfolio Properties also includes three office spaces (8,345 SF), five RV parking spaces, two apartment units and a billboard. According to the rent roll dated February 7, 2019, the occupancy rates for the Prime UT Self Storage Portfolio Properties were 87.8% on a SF basis and 84.6% on a per unit basis.

The following table presents certain information relating to the Prime UT Self Storage Portfolio Properties:

Property Summary
Property Name	Location	Year Built/ Renovated	Net Rentable Area (SF)(1)	Net Rentable Area (Units)(1)	Occupancy(1)(2)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value(3)	UW NCF
Draper	Draper, UT	2002/NAP	118,345	1,014	87.5%	$13,200,000	68.8%	$17,720,000	$1,083,304
West Valley City	West Valley City, UT	2000/NAP	70,000	540	87.4%	$6,000,000	31.3%	$8,030,000	$533,644
Total/Wtd. Avg.			188,345	1,554	87.8%	$19,200,000	100.0%	$28,060,000	$1,616,948

(1)	Information is based on the underwritten rent roll.

(2)	Occupancy is based on the net rentable square footage at each Prime UT Self Storage Portfolio Properties.

(3)	The Appraised Value is based on the “as-is” bulk portfolio value of $28,060,000. The combined “as-is” appraised values is $25,750,000.

The Market. The Prime UT Self Storage Portfolio Properties are located in Draper and West Valley City, Utah in Salt Lake County, within the Salt Lake City, Utah metropolitan statistical area (the “Salt Lake MSA”). The Salt Lake MSA is the largest metropolitan area in Utah and is comprised of Salt Lake and Tooele Counties. The Salt Lake MSA constitutes 38.7% of Utah’s total population and includes the principal city of Salt Lake City, which is the Utah state capital. The largest industries of employment in the Salt Lake MSA are trade & transportation, finance and technology, education & healthcare, and manufacturing, with a large presence of local, state, and federal governments. According to a third party government agency, the unemployment rate in the Salt Lake MSA was 2.7% as of November 2018, compared to the state and national unemployment rates of 2.8%, and 3.5%, respectively, for the same period.

Draper Property, Draper, UT

According to a third party market research report, the Draper Property is located in the South submarket, within the Salt Lake City market. As of the third quarter of 2018, the Salt Lake City market recorded a vacancy of 10.8% and rental rates for 10x10 units were recorded at $114.95 for climate controlled units and $97.67 for non-climate controlled units. As of the third quarter of 2018, the South submarket recorded a vacancy of 13.2%, and rental rates for 10x10 units were $111.09 for climate controlled units and $109.20 for non-climate controlled units.

West Valley Property, West Valley City, UT

According to a third party market research report, the West Valley City Property is located in the West/West Salt Lake submarket, within the Salt Lake City market. As of the third quarter of 2018, the Salt Lake City market recorded a vacancy of 10.8% and rental rates for 10x10 units were recorded at $114.95 for climate controlled units and $97.67 for non-climate controlled units. As of the third quarter of 2018, the West/West Salt Lake submarket recorded a vacancy of 8.7%, and rental rates for 10x10 units were $118.98 for climate controlled units and $98.21 for non-climate controlled units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14039 Minuteman Drive, Draper UT and 4895 West 3500 South, West Valley City, UT	Collateral Asset Summary – Loan No. 12 Prime UT Self Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,200,000 68.4% 1.23x 8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prime UT Self Storage Portfolio Properties:

Cash Flow Analysis
	2016	2017 Annualized(1)	1/31/2019 TTM	UW	UW PSF
Gross Potential Rent	$1,875,583	$1,984,201	$2,527,320	$2,588,828	$13.75
Other Income(2)	$172,704	$170,086	$104,559	$112,138	$0.60
Less Vacancy & Credit Loss	$0	($61,644)	($433,109)	($405,684)	($2.15)
Effective Gross Income	$2,048,287	$2,092,643	$2,198,770	$2,295,282	$12.19
Total Operating Expenses	$536,348	$557,600	$655,027	$648,831	$3.44
Net Operating Income	$1,511,939	$1,535,043	$1,543,743	$1,646,451	$8.74
Capital Expenditures	$0	$0	$0	$29,504	$0.16
Net Cash Flow	$1,511,939	$1,535,043	$1,543,743	$1,616,948	$8.59

Occupancy %	91.0%	89.4%	89.8%	84.3%(3)
NOI DSCR (P&I)	1.15x	1.17x	1.18x	1.26x
NCF DSCR (P&I)	1.15x	1.17x	1.18x	1.23x
NOI Debt Yield	7.9%	8.0%	8.0%	8.6%
NCF Debt Yield	7.9%	8.0%	8.0%	8.4%

(1)	The borrower sponsor purchased the Prime UT Self Storage Portfolio Properties in two separate transactions in September and November 2017. During the transaction period, the sellers did not provide complete monthly statements. The Draper Property is missing monthly statements from April 2017 to November 2017, and the West Valley City Property is missing monthly statements from April 2017 to September 2017.

(2)	Other Income includes income from insurance income, late fees, application fees, point of sale and other miscellaneous income.

(3)	UW Occupancy % is based on economic vacancy of 15.7%. The Prime UT Self Storage Portfolio Properties were 87.8% physically occupied as of February 7, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

489 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 13 489 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 60.7% 2.07x 9.4%

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	New York, NY 10012
				General Property Type:	Mixed Use
Original Balance:	$19,000,000			Detailed Property Type:	Multifamily/Retail
Cut-off Date Balance:	$19,000,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.8%			Year Built/Renovated:	1900/2014-2016
Loan Purpose:	Acquisition			Size:	10,000 SF
Borrower Sponsor:	Sherr Equities / Milestone Equities JV			Cut-off Date Balance per SF:	$1,900
Mortgage Rate:	4.3450%			Maturity Date Balance per SF:	$1,900
Note Date:	2/22/2019			Property Manager:	HSRE LLC (borrower-related)
First Payment Date:	4/5/2019
Maturity Date:	3/5/2029
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,778,233
Seasoning:	1 month			UW NOI Debt Yield:	9.4%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.07x
Additional Debt Type:	N/A			Most Recent NOI:	$1,898,222 (12/31/2018)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,685,406 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	N/A
Reserves				Most Recent Occupancy(3):	92.0% (12/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$30,727	$15,363	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance(1):	$0	Springing	N/A	Appraised Value (as of):	$31,300,000 (1/9/2019)
Replacements:	$0	$1,764	N/A	Cut-off Date LTV Ratio:	60.7%
Deferred Maintenance:	$7,687	$0	N/A	Maturity Date LTV Ratio:	60.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	91.3%	Purchase Price(4):	$19,340,714	92.9%
Borrower Equity:	$1,810,694	8.7%	Closing Costs:	$1,431,567	6.9%
			Reserves:	$38,413	0.2%
Total Sources:	$20,810,694	100.0%	Total Uses:	$20,810,694	100.0%

(1)	On a monthly basis, the 489 Broadway Borrower (as defined below) is required to deposit 1/12 of annual estimated insurance premiums, provided, however, that such obligation will be suspended so long as a blanket insurance policy is in full force and effect.
(2)	Full year NOI prior to 2017 is unavailable due to the 489 Broadway Property renovation between 2014 and 2016

(3)	Most recent occupancy represents retail occupancy of 100% and multifamily occupancy of 90%.

(4)	The 489 Broadway Borrower purchased the Mortgaged Property pursuant to a five-year purchase option ending February 28, 2019 in favor of the borrower’s managing member. Pursuant to the option agreement, during the option period the borrower’s managing member was responsible for operations at the Mortgaged Property and was entitled to all net operating income in exchange for an annual option fee. In anticipation of the eventual purchase, the managing member invested approximately $2.05 million into the Mortgaged Property, including tenant improvements, renovations to the roof and façade, tenant buyouts, and operating shortfall during lease up, and paid aggregate option fees of approximately $3.32 million. During the option period, the managing member leased the three retail units (which were vacant when the option was granted) and converted four of six rent-stabilized units to market rate rentals.

The Mortgage Loan. The thirteenth largest mortgage loan (the “489 Broadway Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $19,000,000, which is secured by a first priority fee mortgage encumbering a five-story mixed use retail and multifamily building totaling 10,000 SF located in New York, New York (the “489 Broadway Property”). The proceeds of the 489 Broadway Mortgage Loan, along with approximately $1.8 million in borrower sponsor’s equity, were used to acquire the 489 Broadway Property, pay closing costs and fund reserves.

The Borrower and the Borrower Sponsor. The borrower is 489 Broadway SoHo LLC (the “489 Broadway Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote with no independent directors. The borrower sponsor is Sherr Equities / Milestone Equities JV and the non-recourse carveout guarantor is Joseph E. Betesh. The 489 Broadway Borrower is 100% owned by Broadway Space PR LLC, which is owned 25.00% by Harold Sherr, 25.00% by Joseph E. Betesh, 25.00% by Hymie Betesh, 8.34% by Joseph R. Betesh, 8.33% by Isadore Betesh, and 8.33% by Marc Betesh.

Harold Sherr is the founder of Sherr Equities, a privately held real estate investment and development company. Headquartered in New York City, the firm actively acquires, develops, and leases commercial and residential properties. Joseph E. Betesh is a principal of Milestone Equities, which has operated a retail chain called Dr. Jays. These stores, which now number 22 locations, service millions of customers a year throughout the Tri-State area, with an average square footage of over 20,000 SF per location. Sherr Equities has established a joint venture platform with Milestone Equities to continue to accumulate properties along their shared investment criteria.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

489 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 13 489 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 60.7% 2.07x 9.4%

The Property. The 489 Broadway Property is a five-story, 10,000 SF mixed use building containing eight residential units totaling 8,000 SF and 2,000 SF of retail space on the ground floor. Two of the residential units are rent stabilized. The rent regulated units achieve an aggregate monthly rent of $2,285, equivalent to $27,420 per annum. The building was constructed in 1900 and renovated between 2014 and 2016. As of January 30, 2019 the 489 Broadway Property was 92.0% leased. The residential units consist of four front lofts, with an average unit size of 1,200 SF, and four rear lofts, with an average unit size of 800 SF. The residential units are 90.0% occupied with one vacant unit. The retail space is 100.0% occupied by three commercial tenants, Rituals, Daniel Wellington and Zee.Dog. Amenities at the 489 Broadway Property multifamily units include hard wood floors, in-unit washer/dryer, loft-style layouts, and 12-foot ceiling heights. The residential units are heated with electric baseboard heaters and window-mounted units provide cooling. The retail suites are heated and cooled by forced air HVAC systems. The units identified as front lofts face Broadway, benefit from two exposures for light and air, and have two bathrooms. The rear loft units are loft apartments that have only one exposure on Broome Street. Three of the multifamily apartments are leased to Apt. 212, a short-term furnished rental company. The units leased to Apt. 212 are currently leased within the appraiser’s concluded market rents.

Major Retail Tenants.

Rituals (1,200 SF, 12.0% of NRA, 56.8% of underwritten base rent). Rituals is a Dutch cosmetics brand that provides affordable cosmetic products for home and body. Rituals has been a tenant at the 489 Broadway Property since 2016, has a lease expiration of September 30, 2026, and has one, five-year renewal options remaining. The current base rent is $1,000 PSF, which is set to increase by 9.0% in October 2021 and October 2024.

Daniel Wellington (400 SF, 4.0% of NRA, 13.6% of underwritten base rent). Daniel Wellington is a watch company that is focused primarily in Europe. Daniel Wellington has been a tenant at the 489 Broadway Property since June 2016 and has extended its lease twice, has a lease expiration of June 30, 2022 and has no renewal options remaining.

Zee.Dog (400 SF, 4.0% of NRA, 9.6% of underwritten base rent). Zee.Dog specializes in pet products and accessories for dogs and cats. Zee.Dog has been a tenant at the 489 Broadway Property since October 2016, has a lease expiration of June 30, 2022, and has no renewal options remaining.

The following table presents certain information relating to the leases at the 489 Broadway Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(2)	% of Total Annual UW Rent	Lease Expiration
Tenant
Rituals	NR/NR/NR	1,200	12.0%	$1,200,000	$1,000.00	56.8%	9/30/2026
Daniel Wellington	NR/NR/NR	400	4.0%	$288,000	$720.00	13.6%	6/30/2022
Zee.Dog	NR/NR/NR	400	4.0%	$204,000	$510.00	9.6%	6/30/2022
Subtotal/Wtd. Avg.		2,000	20.0%	$1,692,000	$846.00	80.0%

Loft Units		7,200	72.0%	$422,220	$58.64	20.0%
Vacant Space		800	8.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		10,000	100.0%	$2,114,220	$229.81	100.0%

(1)	Information is based on the underwritten rent rolls.

(2)	Annual UW Rent PSF excludes vacant space.

The Market. The 489 Broadway Property is located in New York, New York, within the SoHo neighborhood in New York City. The 489 Broadway Property is located within a neighborhood known for its artistic population and for being a retail location showcasing well known retailers. Major retailers with a presence along Broadway include Kenneth Cole, Prada, Guess, Nine West, Victoria’s Secret, H&M, Zale Jewelers, Lechters and Sephora. Primary access to the 489 Broadway Property is provided by Broadway, a major thoroughfare running the length of Manhattan and by West Broadway and Sixth Avenue, which run along the western boundary. The B, F and D subway lines stop at Broadway and Houston Street and the 6 train stops at Lafayette and Bleecker and Canal Streets. Subway access is also provided by the N and R lines with stops at Broadway and Prince Streets as well as the C and E at Spring Street.

According to the appraisal, the 489 Broadway Property is in the SoHo retail submarket of the Manhattan retail market. As of the third quarter of 2018, the SoHo retail submarket consisted of 648 retail units and had average asking rents of $417 per unit. According to a third party report, the 489 Broadway Property is located in the West Village/Downtown multifamily submarket of the New York Metro multifamily market. As of the fourth quarter of 2018, the West Village/Downtown multifamily submarket was comprised of 26,640 total units, the overall vacancy rate for the submarket was 3.5%, and average asking rental rate was $4,610 per unit. As of the fourth quarter of 2018, the New York Metro multifamily market was comprised of 216,314 total units, the overall vacancy rate for the market was 4.8%, and the average asking rental rate was $3,704 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

489 Broadway New York, NY 10012	Collateral Asset Summary – Loan No. 13 489 Broadway	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$19,000,000 60.7% 2.07x 9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 489 Broadway Property:

Cash Flow Analysis
	2016(1)	2017	2018	UW	UW PSF
Gross Potential Rent(2)	N/A	$1,945,714	$2,172,714	$2,176,620	$217.66
Total Recoveries	N/A	$0	$0	$24,940	$2.49
Other Income	N/A	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	($110,078)	($11.01)
Effective Gross Income	N/A	$1,945,714	$2,172,714	$2,091,482	$209.15
Total Operating Expenses	N/A	$260,308	$274,492	$313,249	$31.32
Net Operating Income	N/A	$1,685,406	$1,898,222	$1,778,233	$177.82
TI/LC	N/A	$0	$0	$46,800	$4.68
Replacement Reserves	N/A	$0	$0	$2,987	$0.30
Net Cash Flow	N/A	$1,685,406	$1,898,222	$1,728,446	$172.84

Occupancy %	N/A	100.0%	92.0%(3)	95.0%(3)
NOI DSCR	N/A	2.01x	2.27x	2.12x
NCF DSCR	N/A	2.01x	2.27x	2.07x
NOI Debt Yield	N/A	8.9%	10.0%	9.4%
NCF Debt Yield	N/A	8.9%	10.0%	9.1%

(1)	Full year NOI prior to 2017 is unavailable due to the 489 Broadway Property renovation between 2014 and 2016.

(2)	UW Gross Potential Rent is based on the underwritten rent rolls.

(3)	Retail occupancy was 100% and multifamily occupancy was 90%. UW occupancy is economic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

8861 Greenback Lane Orangevale, CA 95662	Collateral Asset Summary – Loan No. 14 Cable Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,200,000 61.5% 1.33x 9.3%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Orangevale, CA 95662
				General Property Type:	Retail
Original Balance:	$18,200,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$18,200,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	1961/2017
Loan Purpose:	Refinance			Size:	161,310 SF
Borrower Sponsors:	John P. Walsh; Jay Kerner			Cut-off Date Balance per SF:	$113
Mortgage Rate:	5.4100%			Maturity Date Balance per SF:	$101
Note Date:	12/10/2018			Property Manager:	Jones Lang LaSalle Americas, Inc.
First Payment Date:	2/6/2019
Maturity Date:	1/6/2029
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI(2):	$1,684,818
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield:	9.3%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.63x (IO)	1.33x (P&I)
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI(2):	$784,342 (9/30/2018 TTM)
Reserves				2nd Most Recent NOI(2):	$642,227 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(2):	$1,104,118 (12/31/2016)
RE Tax:	$66,888	$22,296	N/A	Most Recent Occupancy(2):	90.1% (11/30/2018)
Insurance:	$26,510	$2,104	N/A	2nd Most Recent Occupancy(2):	82.5% (12/31/2017)
Replacements:	$0	$2,689	$96,786	3rd Most Recent Occupancy(2):	95.6% (12/31/2016)
TI/LC(1):	$600,000	Springing	$403,275	Appraised Value (as of):	$29,600,000 (11/18/2018)
Deferred Maintenance:	$144,645	$0	N/A	Cut-off Date LTV Ratio:	61.5%
Unfunded Obligations Reserve Fund:	$60,703	$0	N/A	Maturity Date LTV Ratio:	54.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,200,000	100.0%	Payoff:	$16,301,859	89.6%
			Reserves:	$898,745	4.9%
			Closing Costs:	$866,009	4.8%
			Return of Equity:	$133,386	0.7%
Total Sources:	$18,200,000	100.0%	Total Uses:	$18,200,000	100.0%

(1)	The Cable Park Borrower (as defined below) is required to escrow monthly approximately $6,721 for tenant improvements and leasing commissions (“TI/LC”), provided however, such monthly deposit will not be required if the amount in the TI/LC reserve exceeds $403,275.

(2)	The increase in UW NOI from Most Recent NOI is primarily attributed to (i) recent leases in 2018 with Ross Dress for Less (12.4% of UW base rent), Goodwill (16.4% of UW base rent), Grocery Outlet (9.2% of UW base rent), Cricket Wireless (1.6% of UW base rent) and Boost Mobile (0.7% of UW base rent), (ii) vacancy gross up of $351,098, (iii) rent steps of $27,761 through March 2020 and (iv) percentage rent associated with Mountain Mike’s Pizza percentage rent in lieu of $15,555 based on 6% of sales over a breakpoint of $375,000 for August 2018 TTM. The prior anchor tenant, Save Mart, vacated the Cable Park Property (as defined below) in 2016 and sold its space to the borrower sponsors. The borrower sponsors subsequently spent approximately $5.7 million in capital improvements, primarily converting the former Save Mart space into three new suites, which are now occupied by Ross Dress for Less (21,937 SF, 13.6% of NRA), Goodwill (21,909 SF, 13.6% of NRA) and Grocery Outlet (18,125 SF, 11.2% of NRA), as well as reconfiguring all HVAC, electrical and plumbing systems, and providing new store fronts, upgrades to the parking lot, and new signage.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Cable Park Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $18,200,000, secured by a first priority fee mortgage encumbering an anchored retail property known as Cable Park (the “Cable Park Property”). The proceeds of the Cable Park Mortgage Loan were used to pay off existing debt on the Cable Park Property, fund reserves, pay closing costs and return equity to the borrower sponsors.

The Borrower and the Borrower Sponsors. The borrower is Cable Park Property Owner, LLC (the “Cable Park Borrower”), a Delaware limited liability company structured to be bankruptcy remote with one independent director. The Cable Park Borrower is wholly owned by Cable Park Retail Partners LLC, which is owned by Jay Kerner (21.6%) and Walsh Trust (21.6%), with the remaining 56.8% owned by 37 passive investors with no single investor owning more than approximately 7.1% ownership. The borrower sponsors and non-recourse carveout guarantors for the Cable Park Mortgage Loan are John P. Walsh and Jay Kerner.

Jay Kerner is the President and CEO of U.S. Realty Partners, a regional commercial real estate operating company and consulting firm focused on properties located in the western U.S. He has over 30 years of experience in the acquisition, operation, development, leasing and management of retail, multifamily, office and mixed use properties. John P. Walsh is a founding principal of Compass Acquisition Partners, a privately-capitalized real estate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8861 Greenback Lane Orangevale, CA 95662	Collateral Asset Summary – Loan No. 14 Cable Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,200,000 61.5% 1.33x 9.3%

investment firm focused on the acquisition and development of multifamily, land, retail, industrial, and office properties in select markets in the U.S. Mr. Walsh has 30 years of experience in multifamily, retail, and industrial property acquisitions, brokerage, financing, operations and development.

The Property. The Cable Park Property is a 161,310 SF anchored retail property located in Orangevale, California. Built in 1961 and renovated in 2017, the Cable Park Property consists of four buildings, two of which are outparcel pads leased to Denny’s (5,500 SF) and Taco Bell (1,989 SF), respectively. The Cable Park Property is situated on an approximately 15.6-acre site with 992 surface parking spaces (approximately 6.1 spaces per 1,000 SF). As of November 30, 2018, the Cable Park Property was 90.1% leased to 27 national, regional and local tenants. The Cable Park Property is anchored by CVS (19.3% of NRA; 3.7% of underwritten base rent), Ross Dress for Less (13.6% of NRA; 12.4% of underwritten base rent) and Goodwill (13.6% of NRA; 16.4% of underwritten base rent). No other tenant at the Cable Park Property accounts for more than 11.2% of NRA and 10.7% of underwritten base rent. Other tenants at the Cable Park Property include Grocery Outlet, USPS, Denny’s, Taco Bell, Subway, UPS and H&R Block. Goodwill (21,909 SF), Ross Dress for Less (21,937 SF), Grocery Outlet (18,125 SF), Cricket Wireless (1,300 SF) and Boost Mobile (800 SF) recently signed leases at the Cable Park Property in March 2018, July 2018, August 2018, December 2018 and October 2018, respectively.

The prior anchor tenant, Save Mart, vacated the Cable Park Property in 2016 and sold its space to the borrower sponsors. The borrower sponsors have subsequently spent approximately $5.7 million in capital improvements, primarily converting the former Save Mart space into three new suites, now occupied by Ross Dress for Less (21,937 SF), Goodwill (21,909 SF) and Grocery Outlet (18,125 SF), as well as reconfiguring all HVAC, electrical and plumbing systems, and providing new store fronts, upgrades to the parking lot, and new signage.

Major Tenants.

CVS (31,180 SF, 19.3% of NRA, 3.7% of underwritten base rent). CVS Health Corporation and its subsidiaries (Moody’s/S&P: Baa1/BBB) (NYSE: CVS) together comprise the largest pharmacy health care provider in the U.S. based on revenues and prescriptions filled. As of September 30, 2018, their retail segment had approximately 9,905 stores located in 49 states, the District of Columbia, Puerto Rico and Brazil. CVS sells prescription drugs and a wide assortment of general merchandise, including over-the-counter drugs, beauty products and cosmetics, film and photo finishing services, seasonal merchandise, greeting cards, and convenience foods through their CVS Pharmacy and Longs Drugs retail stores and online through CVS.com. CVS has been a tenant at the Cable Park Property for more than 32 years under a lease that commenced May 23, 1986 and expires July 31, 2022. CVS reported sales at the Cable Park Property totaling approximately $5.1 million ($164 PSF) as of the 12-month period ending October 31, 2018, a 4.8% increase from the year-end of 2017, and represents a 3.8% occupancy cost. CVS owns its improvements and pays ground rent of $2.12 PSF NNN with six, five-year renewal options remaining. CVS has an ongoing right to terminate its lease with 270 days’ written notice. If CVS terminates its lease, the improvements become property of the Cable Park Borrower and collateral for the Cable Park Mortgage Loan.

Ross Dress for Less (21,937 SF, 13.6% of NRA, 12.4% of underwritten base rent). Ross Dress for Less (Moody’s: A3) (NASDAQ: ROST) is owned by Ross Stores, Inc., which is headquartered in Dublin, California and operates Ross Dress for Less and dd’s DISCOUNTS. Ross Dress for Less and dd’s DISCOUNTS offer name brand apparel, accessories, footwear, and home fashions. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States, with 1,409 locations in 37 states, the District of Columbia, and Guam, as of February 3, 2018. Ross Stores, Inc. reported approximately $14.1 billion in revenue as of year-end February 3, 2018. Ross Dress for Less has been a tenant at the Cable Park Property under a lease that commenced July 19, 2018 and expires January 31, 2029. Ross Dress for Less currently pays a base rent of $10.00 PSF NNN with four, five-year renewal options remaining and no termination options.

Goodwill (21,909 SF, 13.6% of NRA, 16.4% of underwritten base rent). Goodwill is a 501(c)(3) nonprofit that strives to enhance the dignity and quality of life of individuals and families by helping people reach their full potential through education, skills training and the power of work. In 2017, Goodwill helped approximately 288,000 people train for careers in industries such as banking, IT and health care, as well as provide support services such as English language training, additional education, or access to transportation and child care. Goodwill has been a tenant at the Cable Park Property since 2018 under a lease that commenced March 11, 2018 and expires March 31, 2028. Goodwill currently pays a base rent of $13.25 PSF NNN with two, five-year renewal options remaining and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8861 Greenback Lane Orangevale, CA 95662	Collateral Asset Summary – Loan No. 14 Cable Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,200,000 61.5% 1.33x 9.3%

The following table presents a summary regarding the largest tenants at Cable Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
CVS(6)	NR/Baa1/BBB	31,180	19.3%	$66,000(7)	3.7%	$2.12(7)	$5,118,050	$164	3.8%	7/31/2022
Ross Dress for Less	NR/A3/NR	21,937	13.6%	$219,370	12.4%	$10.00	N/A	N/A	N/A	1/31/2029
Goodwill	NR/NR/NR	21,909	13.6%	$290,294	16.4%	$13.25	N/A	N/A	N/A	3/31/2028
Total Anchor Tenants		75,026	46.5%	$575,664	32.6%	$7.67

Major Tenants
Grocery Outlet	NR/NR/NR	18,125	11.2%	$163,134	9.2%	$9.00	N/A	N/A	N/A	8/31/2028
USPS	AAA/Aaa/AA+	15,771	9.8%	$188,226	10.7%	$11.93	N/A	N/A	N/A	8/31/2022
Denny’s	NR/NR/NR	5,500	3.4%	$117,535	6.7%	$21.37	N/A	N/A	N/A	12/31/2019
Total Major Tenants		39,396	24.4%	$468,895	26.5%	$11.90

Other Tenants		30,929	19.2%	$722,096	40.9%	$23.35
Vacant		15,959	9.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		161,310	100.0%	$1,766,655	100.0%	$12.15

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending October 31, 2018 for CVS.

(5)	Occ. Cost % is based on the contractual rent as of the underwritten rent roll and underwritten reimbursements divided by the respective year’s reported sales.

(6)	CVS has an ongoing right to terminate its lease with 270 days’ written notice. If CVS terminates its lease, the improvements become property of the Cable Park Borrower and collateral for the Cable Park Mortgage Loan.

(7)	CVS owns its improvements and pays ground rent of $2.12 PSF NNN.

The following table presents certain information relating to the lease rollover at Cable Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	3	7,735	4.8%	4.8%	$20.33	$157,236	8.9%	8.9%
2020	3	3,770	2.3%	7.1%	$28.03	$105,667	6.0%	14.9%
2021	4	4,087	2.5%	9.7%	$19.62	$80,174	4.5%	19.4%
2022	6	54,140	33.6%	43.2%	$8.01	$433,444	24.5%	44.0%
2023	7	12,348	7.7%	50.9%	$22.84	$281,989	16.0%	59.9%
2024	1	1,300	0.8%	51.7%	$27.19	$35,347	2.0%	61.9%
2025	0	0	0.0%	51.7%	$0.00	$0	0.0%	61.9%
2026	0	0	0.0%	51.7%	$0.00	$0	0.0%	61.9%
2027	0	0	0.0%	51.7%	$0.00	$0	0.0%	61.9%
2028	2	40,034	24.8%	76.5%	$11.33	$453,428	25.7%	87.6%
2029	1	21,937	13.6%	90.1%	$10.00	$219,370	12.4%	100.0%
2030 & Beyond	0	0	0.0%	90.1%	$0.00	$0	0.0%	100.0%
Vacant	0	15,959	9.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	27	161,310	100.0%		$12.15	$1,766,655	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Cable Park Property is located in Orangevale, California, approximately 20 miles northeast of Sacramento, California, in the Sacramento-Roseville-Arden-Arcade, CA metropolitan statistical area (“Sacramento MSA”). The Sacramento MSA is 5,094 square miles in size, and is the 27th most populous metropolitan statistical area in the U.S. Major employers in the Sacramento MSA include the University of California, Davis (20,100 employees), Kaiser Permanente (16,100 employees) and Suter Health (15,200 employees). University of California, Davis received $230 million in philanthropic funding and helped to start 16 companies in the fiscal year of 2017, according to the appraisal. Applications at the University of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8861 Greenback Lane Orangevale, CA 95662	Collateral Asset Summary – Loan No. 14 Cable Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,200,000 61.5% 1.33x 9.3%

California, Davis for the fall 2018 semester were up approximately 9% year-over-year. In addition, the Sacramento MSA is a healthcare hub and is home to one of the nation’s top research hospitals, UC Davis Health System, which is funded by the National Institutes of Health.

The Cable Park Property is located in eastern Sacramento County within Orangevale. Orangevale is an area that consists of both suburban residential and rural residential development, with retail/commercial development located along the major arterials. Orangevale is located just north of the community of Fair Oaks, west of the city of Folsom, and east of the city of Citrus Heights. The surrounding area includes major retail development including a Walmart Supercenter, Winco Foods, Bank of America, Big Lots and an Ace Hardware.

The Cable Park Property is located north of Greenback Lane and Hazel Avenue, which provide direct access to both I-80 (approximately 6.0 miles to the west) and Lincoln Highway (“I-50”) (approximately 3.7 miles to the south). According to a third party market research report, Greenback Lane, the major thoroughfare directly south of the Cable Park Property, has a traffic count of approximately 40,450 vehicles per day. According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the Cable Park Property was 13,701, 97,651 and 256,883, respectively. The 2018 estimated average household income within the same radii was $93,511, $100,186 and $103,749, respectively.

According to a third party market research report, the Cable Park Property is located within the Sacramento retail market, which contained approximately 43.9 million SF of retail space as of the third quarter of 2018. The Sacramento retail market reported a vacancy rate of 3.4%, with an average rental rate of $16.04 PSF NNN. The Sacramento retail market reported positive net absorption of 371,124 SF during the third quarter of 2018. According to a third party market research report, the Cable Park Property is located within the Orangevale/Citrus Heights retail submarket, which contained approximately 8.2 million SF of retail space as of the third quarter of 2018. The Orangevale/Citrus Heights retail submarket reported a vacancy rate of 12.5%, with an average rental rate of $16.55 PSF. There was 11,000 SF of retail space under construction at the end of the third quarter of 2018 and year-to-date deliveries totaling 6,050 SF.

The following table presents recent leasing data at competitive retail properties with respect to Cable Park Property:

Comparable Retail Leases
Property Name	Year Built/ Renovated	Size (SF)	Tenant Type	Tenant	Tenant SF	Lease Start Date	Lease Term (Mos.)	Base Rent PSF	Lease Type
Cable Park 8861 Greenback Lane Orangevale, CA	1961/2017	161,310(1)	Anchor	Ross Dress for Less	21,937(1)	July 2018(1)	127(1)	$10.00(1)	NNN
Retail Center 8501 Auburn Boulevard Citrus Heights, CA	1972/NAV	89,300	Anchor	Big Lots	34,300	Sept 2019	120	$12.48	NNN
American River Plaza 9500 Greenback Lane Folsom, CA	1982/NAV	114,220	Anchor	Ace Hardware	17,272	July 2018	24	$9.12	NNN
Ross Center 7342 Greenback Lane Citrus Heights, CA	2002/NAV	31,927	Anchor	Ross Dress for Less	29,027	Feb 2018	60	$15.96	NNN
Briggs Ranch Plaza 25000 Blue Ravine Road Folsom, CA	1994/NAV	78,081	Anchor	Ranch 99	30,849	April 2016	120	$10.92	Net
Del Taco 4601 Watt Avenue North Highlands, CA	2017/NAV	2,240	Inline	Del Taco	2,240	Jan 2018	240	$49.11	NNN
6215 Sunrise Boulevard 6215 Sunrise Boulevard Citrus Heights, CA	1976/NAV	5,425	Inline	Perko’s	5,425	Nov 2017	120	$24.60	NNN
Capital Nursery Plaza 7925 Madison Avenue Citrus Heights, CA	2017/N/A	45,674	Inline	Cricket Wireless	1,070	Sept 2017	121	$34.80	NNN
Howe ‘Bout Arden Center 2100 Arden Way Sacramento, CA	1987/NAV	268,422	Inline	Ahi Poki Bowl	1,717	Aug 2017	84	$40.20	NNN
Natomas Town Center 270-2861 Del Paso Road Sacramento, CA	2004/NAV	129,870	Inline	Burgerim Gourmet	2,640	Sept 2017	120	$28.80	NNN
Creekside Shopping 6029 Greenback Lane Citrus Heights, CA	1974/NAV	78,230	Inline	Georgia’s Treasures	1,862	April 2017	36	$15.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8861 Greenback Lane Orangevale, CA 95662	Collateral Asset Summary – Loan No. 14 Cable Park	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,200,000 61.5% 1.33x 9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cable Park Property:

Cash Flow Analysis
	2015	2016(1)	2017(1)	9/30/2018 TTM(1)	UW(1)	UW PSF
Base Rent(2)	$1,319,481	$1,438,520	$1,466,179	$1,334,642	$2,133,308	$13.22
Total Recoveries	$335,534	$297,376	$263,041	$332,187	$621,419	$3.85
Other Income	$14,577	$4,473	$10,669	$12,775	$12,775	$0.08
Less Vacancy & Credit Loss	$0	($137,263)	($422,109)	($273,129)	($415,991)	($2.58)
Effective Gross Income	$1,669,592	$1,603,105	$1,317,780	$1,406,475	$2,351,511	$14.58
Total Expenses	$485,967	$498,987	$675,553	$622,133	$666,694	$4.13
Net Operating Income	$1,183,625	$1,104,118	$642,227	$784,342	$1,684,818	$10.44
Capital Expenditures	$0	$0	$0	$0	$32,262	$0.20
TI/LC	$0	$0	$0	$0	$20,777	$0.13
Net Cash Flow	$1,183,625	$1,104,118	$642,227	$784,342	$1,631,779	$10.12

Occupancy %(3)	94.5%	95.6%	82.5%	90.1%	84.9%
NOI DSCR (P&I)	0.96x	0.90x	0.52x	0.64x	1.37x
NCF DSCR (P&I)	0.96x	0.90x	0.52x	0.64x	1.33x
NOI Debt Yield	6.5%	6.1%	3.5%	4.3%	9.3%
NCF Debt Yield	6.5%	6.1%	3.5%	4.3%	9.0%

(1)	The increase in UW Net Operating Income from 9/30/2018 TTM Net Operating Income is primarily attributed to (i) recent leases in 2018 with Ross Dress for Less (12.4% of UW base rent), Goodwill (16.4% of UW base rent), Grocery Outlet (9.2% of UW base rent), Cricket Wireless (1.6% of UW base rent) and Boost Mobile (0.7% of UW base rent), (ii) vacancy gross up of $351,098, (iii) rent steps of $27,761 through March 2020 and (iv) percentage rent associated with Mountain Mike’s Pizza percentage rent in lieu of $15,555 based on 6% of sales over a breakpoint of $375,000 for August 2018 TTM. The prior anchor tenant, Save Mart, vacated the Cable Park Property (as defined below) in 2016 and sold its space to the borrower sponsors. The borrower sponsors spent approximately $5.7 million in capital improvements, primarily converting the former Save Mart space into three new suites, now occupied by Ross Dress for Less (21,937 SF, 13.6% of NRA), Goodwill (21,909 SF, 13.6% of NRA) and Grocery Outlet (18,125 SF, 11.2% of NRA) as well as reconfiguring all HVAC, electrical and plumbing systems, and providing new store fronts, upgrades to the parking lot, and new signage.

(2)	UW Base Rent includes (i) contractual rent steps through March 2020 totaling $27,761, (ii) percentage rent associated with Mountain Mike’s Pizza percentage rent in lieu of $15,555 based on 6% of sales over a breakpoint of $375,000 for August 2018 TTM and (iii) vacancy gross up totaling $351,098.

(3)	UW Occupancy % is based on the economic vacancy of 15.1%. As of November 30, 2018, the Cable Park Property was 90.1% occupied.\

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

5100 - 5167 Kyle Center Drive Kyle, TX 78640	Collateral Asset Summary – Loan No. 15 Kyle Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,100,000 62.1% 2.00x 11.8%

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	UBS AG			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Location:	Kyle, TX 78640
				General Property Type:	Retail
Original Balance:	$18,100,000			Detailed Property Type:	Anchored
Cut-off Date Balance:	$18,100,000			Title Vesting:	Fee Simple
% of Initial Pool Balance:	2.7%			Year Built/Renovated:	2009/N/A
Loan Purpose:	Acquisition			Size:	121,485 SF
Borrower Sponsor:	Michael Montgomery			Cut-off Date Balance per SF:	$149
Mortgage Rate:	5.4630%			Maturity Date Balance per SF:	$149
Note Date:	12/14/2018			Property Manager:	Weitzman Management Corporation
First Payment Date:	2/6/2019
Maturity Date:	1/6/2029
Original Term to Maturity	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$2,138,164
Prepayment Provisions(1):	LO (27); DEF (89); O (4)			UW NOI Debt Yield:	11.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.8%
Additional Debt Type:	N/A			UW NCF DSCR:	2.00x
Additional Debt Balance:	N/A			Most Recent NOI:	$2,231,192 (8/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,215,433 (12/31/2017)
Reserves				3rd Most Recent NOI:	$2,150,328 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	96.0% (12/5/2018)
RE Tax:	$83,131	$51,957	N/A	2nd Most Recent Occupancy(2):	N/A
Insurance:	$16,890	$6,496	N/A	3rd Most Recent Occupancy(2):	N/A
Replacements:	$0	$1,519	N/A	Appraised Value (as of):	$29,160,000 (5/20/2018)
TI/LC:	$300,000	$6,000	$300,000	Cut-off Date LTV Ratio:	62.1%
Seton Healthcare Funds:	$550,000	$0	N/A	Maturity Date LTV Ratio:	62.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$18,100,000	62.4%	Purchase Price:	$27,600,000	95.2%
Borrower Equity:	$10,885,274	37.6%	Reserves:	$950,021	3.3%
			Closing Costs:	$435,253	1.5%
Total Sources:	$28,985,274	100.0%	Total Uses:	$28,985,274	100.0%

(1)	The Kyle Crossing Property (as defined below) includes three non-income producing outparcel pads (“Pad Sites”) with an aggregate allocated loan amount of $1,464,883 (8.1% of the Kyle Crossing Mortgage Loan (as defined below)). Following the second anniversary of the closing date of the UBS 2019-C16 securitization transaction, the Kyle Crossing Borrower (as defined below) may obtain the release of one or more Pad Sites, provided, that, among other conditions as described in the Kyle Crossings Mortgage Loan documents, (i) no event of default has occurred and is continuing, (ii) the Pad Site being released is a vacant, non-income producing property at the time of the proposed partial released and either is unimproved or improved only by landscaping and/or surface parking, (iii) the Pad Site is conveyed to a third party, (iv) the release of such Pad Site will not have a material adverse effect on the Kyle Crossing Borrower or the remaining collateral, (v) the remaining collateral and Pad Site are bound by any necessary easement, operating agreement, or shared facility agreement, (vi) the Kyle Crossing Borrower posts defeasance collateral equal to a portion of the outstanding loan balance equal to the Adjusted Release Amount (as defined herein), and (vii) satisfaction of customary REMIC requirements. “Adjusted Release Amount” means the greater of (i) the allocated loan amount of such Pad Site and (ii) an amount such that the loan-to-value ratio (“LTV”) based on the remaining collateral and outstanding principal balance of the Kyle Crossing Mortgage Loan will not be greater than (a) 62.1% and (b) the LTV for the Kyle Crossing Property immediately preceding the released of such Pad Site.

(2)	During the acquisition of the Kyle Crossing Property, the seller did not provide historical occupancy.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Kyle Crossing Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $18,100,000, secured by a first priority fee mortgage encumbering an anchored retail property known as Kyle Crossing (the “Kyle Crossing Property”). The proceeds of the Kyle Crossing Mortgage Loan, together with approximately $10.9 million in borrower sponsor equity, were used to acquire the Kyle Crossing Property, fund reserves and pay closing costs.

The Borrower and the Borrower Sponsor. The borrower is Kyle Crossing Holdings, LLC (the “Kyle Crossing Borrower”), a Delaware limited liability company. The Kyle Crossing Borrower is owned by Kyle Crossing Holdings Manager, LLC (80.0%) and 356 Development, LLC (20.0%). Kyle Crossing Holdings Manager, LLC is indirectly owned by Karl Douglas Williams, Edward Chalupa, James Michael Montgomery, and Monty Hugh Rial. 356 Development, LLC is indirectly owned by Jeffrey Wayne Strong and Sean Michael Porter. No individual indirect owner of the Kyle Crossing Borrower owns more than 26.7% of the Kyle Crossing Borrower. The borrower sponsor and non-recourse carveout guarantor for the Kyle Crossing Mortgage Loan is Michael Montgomery.

Michael Montgomery is a partner at TCJ Ventures. Founded in 2008 and headquartered in Dallas, Texas, TCJ Ventures is a private firm that participates in investing, venture capital, and asset acquisition across all industries, with focuses in medical technology, energy, financial services, real estate, and the automotive industry.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 - 5167 Kyle Center Drive Kyle, TX 78640	Collateral Asset Summary – Loan No. 15 Kyle Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,100,000 62.1% 2.00x 11.8%

The Property. The Kyle Crossing Property is a 121,485 SF anchored retail property located in Kyle, Texas. Built in 2009, the Kyle Crossing Property consists of four multi-tenant buildings and three non-income producing outparcel pads situated on approximately 15.5 acres. The Kyle Crossing Property provides for 756 parking spaces (approximately 6.2 space per 1,000 SF). As of December 5, 2018, the Kyle Crossing Property was 96.0% leased to 26 national, regional and local tenants. The Kyle Crossing Property is anchored by Ross Dress for Less (20.6% of NRA), Seton Healthcare (12.7% of NRA) and Petco (11.1% of NRA) and is shadow anchored by Target and Kohl’s (not part of the collateral). Other outparcel pads located in the retail development center are occupied by national retailers and service providers, such as McDonald’s, Applebee’s, Chick Fil A, IHOP, and Bank of America, but are not collateral for the Kyle Crossing Mortgage Loan. No other tenant at the Kyle Crossing Property accounts for more than 7.8% of NRA and 4.9% of underwritten base rent. Four investment grade tenants occupy 32.7% of NRA and account for 23.1% of underwritten base rent at the Kyle Crossing Property.

Major Tenants.

Ross Dress for Less (25,000 SF, 20.6% of NRA, 12.1% of underwritten base rent). Ross Dress for Less (Moody’s/S&P: A3/A-) (NASDAQ: ROST) is owned by Ross Stores, Inc., which is headquartered in Dublin, California and operates Ross Dress for Less and dd’s DISCOUNTS. Ross Dress for Less and dd’s DISCOUNTS offer name brand apparel, accessories, footwear, and home fashions. Ross Dress for Less is the largest off-price apparel and home fashion chain in the United States, with 1,409 locations in 37 states, the District of Columbia, and Guam. Ross Stores, Inc. reported approximately $14.1 billion in revenue as of February 3, 2018. Ross Dress for Less has been a tenant at the Kyle Crossing Property since 2013 under a lease that expires on January 31, 2024. Ross Dress for Less currently pays base rent of $10.50 PSF NNN with four, five-year renewal options remaining and no termination options.

Seton Healthcare (15,403 SF, 12.7% of NRA, 18.0% of underwritten base rent). Seton Healthcare is a nonprofit health care system founded in 1902 by the Daughters of Charity. Seton Healthcare operates more than 100 clinical locations, including four teaching hospitals that are training sites for Dell Medical School at The University of Texas, and employs approximately 12,800 employees. Seton Healthcare utilizes its space at the Kyle Crossing Property for outpatient procedures, preventive care, routine lab and radiology services to its patients, as an extension of its main medical facility, Seton Medical Center Hays. Seton Medical Center Hays, which is located 0.8 miles east of the Kyle Crossing Property, announced a $14.1 million expansion in 2018. Seton Healthcare has been a tenant at the Kyle Crossing Property since 2009 under a lease that expires on August 31, 2019. Seton Healthcare currently pays base rent of $26.50 PSF NNN with no termination options. At loan origination, the Kyle Crossing Borrower escrowed $550,000 into the Seton Healthcare Reserve account, which will be used to cover any leasing costs associated with a lease renewal or new lease for the Seton Healthcare space.

Petco (13,488 SF, 11.1% of NRA, 8.6% of underwritten base rent). Petco is a specialty pet retailer founded in 1965 in San Diego, California. Petco sells pet products and services, as well as certain types of live animals with more than 1,500 locations across the United States, Mexico, and Puerto Rico. Petco has been a tenant at the Kyle Crossing Property since 2010 under a lease that expires on January 31, 2021. Petco currently pays a base rent of $14.50 PSF NNN with four, five-year renewal options remaining and no termination options.

The following table presents a summary regarding the largest tenants at Kyle Crossing Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	% of Collateral SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF(3)	Most Recently Reported Sales		Occ. Cost %(5)	Lease Expiration
							$(4)	PSF
Anchor Tenants
Ross Dress for Less	NR/A3/A-	25,000	20.6%	$275,000	12.1%	$11.00	N/A	N/A	N/A	1/31/2024
Seton Healthcare	NR/NR/NR	15,403	12.7%	$408,180	18.0%	$26.50	N/A	N/A	N/A	8/31/2019
Petco	NR/B3/CCC+	13,488	11.1%	$195,576	8.6%	$14.50	N/A	N/A	N/A	1/31/2021
Total Anchor Tenants		53,891	44.4%	$878,756	38.8%	$16.31

Major Tenants
Dollar Tree	NR/Baa3/BBB-	9,501	7.8%	$99,761	4.4%	$10.50	$1,834,582	$193	9.1%	10/31/2019
Rack Room Shoes	NR/NR/NR	5,549	4.6%	$110,980	4.9%	$20.00	$1,383,832	$249	11.9%	1/31/2023
Mattress Firm	NR/NR/NR	4,084	3.4%	$106,184	4.7%	$26.00	N/A	N/A	N/A	1/31/2020
Trudy’s Hallmark	NR/NR/NR	3,750	3.1%	$58,125	2.6%	$15.50	$524,187	$140	17.7%	2/28/2022
MOD Pizza	NR/NR/NR	3,391	2.8%	$91,557	4.0%	$27.00	$1,428,389	$421	9.3%	1/31/2026
Total Major Tenants		26,275	21.6%	$466,607	20.6%	$17.76

Other Tenants		36,419	30.0%	$921,020	40.6%	$25.29
Vacant		4,900	4.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		121,485	100.0%	$2,266,382	100.0%	$19.44

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recently Reported Sales $ reflects the 12-month period ending January 31, 2017 for Dollar Tree, the 12-month period ending August 31, 2018 for Rack Room Shoes and Trudy’s Hallmark, and the 12-month period ending February 28, 2018 for MOD Pizza.

(5)	Occ. Cost % is based on the contractual rent as of the underwritten rent roll and underwritten reimbursements divided by the respective year’s reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 - 5167 Kyle Center Drive Kyle, TX 78640	Collateral Asset Summary – Loan No. 15 Kyle Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,100,000 62.1% 2.00x 11.8%

The following table presents certain information relating to the lease rollover at Kyle Crossing Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Base Rent PSF Rolling(3)	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	5	31,268	25.7%	25.7%	$21.85	$683,240	30.1%	30.1%
2020	5	12,661	10.4%	36.2%	$24.50	$310,212	13.7%	43.8%
2021	3	16,088	13.2%	49.4%	$16.08	$258,686	11.4%	55.2%
2022	3	7,893	6.5%	55.9%	$19.02	$150,164	6.6%	61.9%
2023	2	7,349	6.0%	61.9%	$20.76	$152,560	6.7%	68.6%
2024	3	29,850	24.6%	86.5%	$13.84	$412,980	18.2%	86.8%
2025	3	6,219	5.1%	91.6%	$26.38	$164,065	7.2%	94.1%
2026	2	5,257	4.3%	96.0%	$25.58	$134,475	5.9%	100.0%
2027	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2029	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
2030 & Beyond	0	0	0.0%	96.0%	$0.00	$0	0.0%	100.0%
Vacant	0	4,900	4.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	121,485	100.0%		$19.44	$2,266,382	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Kyle Crossing Property is located in Kyle, Texas, in Hays County, approximately 19.9 miles southwest of Austin, 177 miles northwest of Houston, and 226 miles southwest of Dallas. The Kyle Crossing Property is located within the Austin-Round Rock metropolitan statistical area (“Austin MSA”). Austin is the 11th largest city in the United States by population size. The compounded average growth rate of Hays County and Austin MSA’s population between 2000 and 2018 was 4.5% and 3.0%, respectively, compared to Texas and United States which saw growth of 1.8% and 0.8%, respectively, over the same period. According to a third party market research report, the 2018 estimated population within a one-, three- and five-mile radius of the Kyle Crossing Property was 7,294, 43,234, and 71,115, respectively. The 2018 estimated average household income within the same radii was $92,540, $84,852, and $82,981, respectively.

The Kyle Crossing Property is located at the southwest corner of FM 1626 and Interstate Highway 35, which connects Kyle to Austin to the north and San Antonio to the south. There are two exit ramps in each direction off of Interstate Highway 35 servicing Kyle, Texas. All four corners of the intersection of FM 1626 and Interstate Highway 35 are occupied by retail developments anchored by Walmart, Lowe’s Home Improvement, and H-E-B Plus!

Additional demand generators within two miles of the Kyle Crossing Property include Evo Entertainment (located 1.9 miles north) and Austin Community College District Hays (“ACC Hays”) (located 1.4 miles northwest). Evo Entertainment is an amusement event center featuring a 14-lane bowling center, a movie theatre, arcade games, interactive photo booths, and rental facilities for kids and adult events. ACC Hays is the first community college campus to be built in Hays County. It is part of the Austin Community College District serving Hays County and neighboring communities. The Hays Campus, which opened in 2014, enrolls nearly 1,700 students in transferable core curriculum courses, college-readiness classes, and the Pathway co-enrollment program with Texas State University. The Hays campus is constructing phase II, a 38-acre expansion to include two buildings totaling 40,000 SF, a 19-acre emergency training facility, and firing range.

According to a third party market research report, the Kyle Crossing Property is located within the Austin retail market, which contained approximately 112.2 million SF of retail space as of the third quarter of 2018. The Austin retail market reported a vacancy rate of 3.7%, with an average rental rate of $22.22 PSF NNN, which represents a compounded annual growth rate of 5.6% over the last three years. The Austin retail market reported positive net absorption of 347,716 SF during the third quarter of 2018. There was 897,942 SF of retail space under construction at the end of the third quarter of 2018.

According to a third party market research report, the Kyle Crossing Property is located within the Hays County retail submarket, which contained approximately 10.9 million SF of retail space as of the third quarter of 2018. The Hays County retail submarket reported a vacancy rate of 2.8%, with an average rental rate of $22.36 PSF NNN, which represents a compounded annual growth rate of 5.3% over the last three years. There was 105,457 SF of retail space under construction at the end of the third quarter of 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5100 - 5167 Kyle Center Drive Kyle, TX 78640	Collateral Asset Summary – Loan No. 15 Kyle Crossing	Cut-off Date Balance: Cut-off Date LTV Ratio: UW NCF DSCR: UW NOI Debt Yield:	$18,100,000 62.1% 2.00x 11.8%

The following table presents recent leasing data at competitive retail properties with respect to Kyle Crossing Property:

Comparable Retail Leases
Property Name	Year Built	Size (SF)	Total Occupancy	Tenants	Rental Rate (PSF)	Lease Size (SF)	Lease Term	Distance to Subject (miles)
Kyle Crossing 5100 - 5167 Kyle Center Drive, Kyle, TX	2009	121,485(1)	96.0%(1)	Wingstop	$23.00(1)	1,866(1)	10 years(1)	—
Goforth Square 147 Elmhurst Drive, Kyle, TX	2006	28,384	100.0%	Hands on Healing	$20.52	1,625	5 years	1.6 miles
Kyle Marketplace 5401 S. FM 1626, Kyle, TX	2007	226,465	99.0%	Larsen’s Black Belt	$23.00	2,485	5 years	0.2 miles
Buda Town Center 1567 Main Street, Buda, TX	2006	11,391	76.0%	Growler Express T-Mobile	$22.91 $22.00	1,400 1,283	5 years 5 years	6.2 miles
Buda Crossing 640 Old San Antonio Rd., Buda, TX	2008	10,400	100.0%	Thundercloud Subs Cedar Park Medical Uniforms	$27.00 $22.00	1,275 1,575	5 years 5 years	6.3 miles
Proposed Buda Retail Center 15570 S. IH-35, Buda, TX	2018	11,000	100.0%	Mattress Store Jersey Mike’s	$32.00 $32.00	1,650 1,800	5 years 10 years	5.7 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kyle Crossing Property:

Cash Flow Analysis
	2016	2017	8/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$2,226,062	$2,291,328	$2,317,630	$2,398,682	$19.74
Total Recoveries	$1,003,399	$1,092,514	$1,164,494	$1,111,967	$9.15
Other Income	$18,076	$23,623	$23,089	$23,089	$0.19
Less Vacancy & Credit Loss	$0	$0	$0	($175,295)	($1.44)
Effective Gross Income	$3,247,537	$3,407,466	$3,505,214	$3,358,444	$27.64
Total Expenses	$1,097,209	$1,192,033	$1,274,021	$1,220,281	$10.04
Net Operating Income	$2,150,328	$2,215,433	$2,231,192	$2,138,164	$17.60
Capital Expenditures	$0	$0	$0	$18,223	$0.15
TI/LC	$0	$0	$0	$119,456	$0.98
Net Cash Flow	$2,150,328	$2,215,433	$2,231,192	$2,000,485	$16.47

Occupancy %(2)	N/A	N/A	100.0%	95.0%
NOI DSCR	2.14x	2.21x	2.23x	2.13x
NCF DSCR	2.14x	2.21x	2.23x	2.00x
NOI Debt Yield	11.9%	12.2%	12.3%	11.8%
NCF Debt Yield	11.9%	12.2%	12.3%	11.1%

(1)	UW Gross Potential Rent includes (i) contractual rent steps through March 2020 totaling $25,630 and (ii) vacancy gross up totaling $132,300.

(2)	During the acquisition of the Kyle Crossing Property, the seller did not provide historical occupancy. UW Occupancy % is based on the economic vacancy of 5.0%. As of December 5, 2018, the Kyle Crossing Property was 96.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

UBS 2019-C16

TRANSACTION CONTACT INFORMATION

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

Morgan Stanley

Jane Lam Brandon Atkins	Tel. (212) 296-8567 Tel. (212) 761-4846